                                  SCHEDULE 14C

                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14c-5(d)(2))
     [X] Definitive Information Statement

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [X] Fee computed on table below per Rules 14c-5(g) and 0-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (1) Title of each class of securities to which transaction applies: Class B Common Stock ("Class B Stock"), par value $0.01 per share.
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

       24,676,099, being the minimum number of shares of Class B Stock to be acquired by Fox Kids Worldwide, Inc. in the Merger.
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $35.00
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

        $863,663,465.00
--------------------------------------------------------------------------------
     (5) Total fee paid:

        $172,733.00
--------------------------------------------------------------------------------

     [X] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     (3) Filing Party:
--------------------------------------------------------------------------------
     (4) Date Filed:
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

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.
                             ---------------------

                             INFORMATION STATEMENT
                             ---------------------

                                AUGUST 12, 1997
                             ---------------------

     This Information Statement is furnished by the Board of Directors (the "Board of Directors") of International Family Entertainment, Inc., a Delaware corporation (the "Company"), to holders of the outstanding shares of Class B common stock, $.01 par value per share, of the Company (the "Class B Stock" and, together with the Class A common stock, $.01 par value per share (the "Class A Stock"), and the Class C common stock, $.01 par value per share (the "Class C Stock"), of the Company, the "Common Stock") in connection with an Agreement and Plan of Merger, dated as of June 11, 1997 (the "Merger Agreement"), by and among the Company, Fox Kids Worldwide, Inc., a Delaware corporation ("FKWW"), and Fox Kids Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of FKWW ("FKW Sub"), providing for the merger (the "Merger") of FKW Sub with and into the Company. As a result of the Merger, the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), will become a wholly-owned subsidiary of FKWW, and each issued and outstanding share of Common Stock (other than shares owned by FKWW, FKW Sub, the Company or any of their respective subsidiaries, or by stockholders who have validly perfected their appraisal rights under the Delaware General Corporation Law (the "DGCL")) will be converted into the right to receive $35.00 in cash, without interest, subject to adjustment as provided in the Merger Agreement (the "Merger Consideration") (see "THE MERGER AGREEMENT -- Consideration to be Paid in the Merger"). The total aggregate amount of consideration to be received by the Company's stockholders in the Merger (including the holders of outstanding options) is approximately $846.1 million. The total aggregate amount of consideration to be received by the Company's stockholders in connection with the Merger, including the consideration received by certain stockholders pursuant to purchase or exchange agreements with FKWW, as described below and under "THE
MERGER -- Ancillary Agreements," and to be received by the Company's stockholders in the Merger, is approximately $1.715 billion. A copy of the Merger Agreement is attached hereto as Annex I.

     Concurrently with the parties' execution of the Merger Agreement, pursuant to separate Stock Purchase Agreements with FKWW (collectively, the "Stock Purchase Agreements"), M.G. "Pat" Robertson, the Company's Chairman, Timothy B. Robertson, the Company's President and Chief Executive Officer, and related trusts and family members (such persons and entities, collectively, the "Robertson Sellers") agreed to sell all shares of the Company's Class A Stock (in the form of Class B Stock into which such shares were convertible) and Class B Stock held by them or issuable to them upon exercise of outstanding stock options, and each of The Christian Broadcasting Network, Inc. ("CBN"), and Regent University ("Regent") agreed to sell all their shares of Class B Stock, to FKWW for $35.00 per share in cash, subject to adjustment in the same manner as the Merger Consideration. In a separate transaction intended to be a tax-free exchange, Liberty IFE, Inc. ("LIFE"), a subsidiary of Liberty Media Corporation ("Liberty") that held non-voting Class C Stock and $23 million principal amount of 6% Convertible Notes due 2004 (the "Convertible Notes") of the Company, convertible into Class C Stock, agreed, pursuant to a Contribution and Exchange Agreement with FKWW (the "Contribution and Exchange Agreement"), to contribute its Class C Stock and Convertible Notes to FKWW, in exchange for a new series of nonconvertible preferred stock of FKWW with a liquidation preference equivalent to $35.00 per share or share equivalent of Class C Stock, subject to adjustment in the same manner as the Merger Consideration, plus an amount designed to compensate LIFE for foregone interest on the Convertible Notes and for partial compensation for certain tax consequences. The Stock Purchase Agreements and the Contribution and Exchange Agreement were consummated on August 1, 1997, and FKWW presently owns a majority of the Company's outstanding voting Common Stock, assuming FKWW converts all Class C Stock and Convertible Notes to Class B Stock. See "THE MERGER -- Ancillary Agreements."

     Immediately following execution of the Merger Agreement, the Robertson Sellers, CBN and Regent, which then held of record, in the aggregate, 5,000,000 shares of Class A Stock (entitled to ten votes per share) and 9,337,427 shares of Class B Stock (entitled to one vote per share), representing a majority of the votes entitled to be cast at a meeting to consider the Merger Agreement and the Merger, executed and delivered to the Company, on June 11, 1997, a written consent in lieu of a meeting of stockholders (the "Consent") approving the Merger Agreement and the Merger and adopting the Merger Agreement. THE MERGER AGREEMENT PROVIDES THAT THE MERGER WILL BECOME EFFECTIVE NO EARLIER THAN 20 CALENDAR DAYS AFTER THIS INFORMATION STATEMENT IS FIRST SENT OR GIVEN TO STOCKHOLDERS OF THE COMPANY. THE EFFECTIVE DATE OF THE MERGER WILL BE ON SEPTEMBER 2, 1997 UNLESS YOU ARE OTHERWISE NOTIFIED.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES AT THIS TIME.

     This Information Statement is first being mailed to stockholders on or about August 12, 1997.

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       -----
Summary..............................................................................      1
General..............................................................................      7
Required Vote; Written Consent in Lieu of Meeting....................................      7
Procedure for Receipt of Merger Consideration........................................      8
Appraisal Rights.....................................................................      8
The Merger...........................................................................     10
  Background of the Merger...........................................................     10
  Opinions of the Company's Financial Advisors.......................................     18
  Interests of Certain Persons in the Merger.........................................     22
  Purpose of the Merger..............................................................     24
  Certain Effects of the Merger......................................................     24
  Certain Federal Income Tax Consequences of the Merger..............................     24
  Accounting Treatment...............................................................     25
  Regulatory Matters.................................................................     25
  Ancillary Agreements...............................................................     25
The Merger Agreement.................................................................     27
  Consideration to be Paid in the Merger.............................................     27
  Treatment of Options...............................................................     27
  Representations and Warranties.....................................................     28
  Conduct of Business Pending the Merger.............................................     29
  Other Agreements...................................................................     29
  Board Representation...............................................................     30
  Costs and Expenses.................................................................     30
  Conditions to the Merger...........................................................     30
  Termination........................................................................     31
  Amendment..........................................................................     31
  No Liability for Breaches of Representations and Warranties........................     31
  Delaware Law.......................................................................     31
  Specific Performance...............................................................     31
  Guaranty...........................................................................     31
Estimated Fees and Expenses; Sources of Funds........................................     31
Certain Information Regarding the Company............................................     32
  Introduction.......................................................................     32
  Business Segments..................................................................     33
  Production and Distribution........................................................     36
  Live Entertainment.................................................................     38
  Other Opportunities................................................................     38
  Competition........................................................................     38
  Satellite Distribution.............................................................     39
  Regulation and Legislation.........................................................     39
  Patents, Trademarks & Licenses.....................................................     43
  Employees..........................................................................     43
  Properties.........................................................................     44
  Legal Proceedings..................................................................     44
Information Concerning FKWW, FKW Sub and News Corp...................................     44
Selected Financial Data of News Corporation..........................................     46
Selected Consolidated Historical Financial Data......................................     47
Management's Discussion and Analysis of Financial Condition and Results of
  Operations.........................................................................     48
Principal Stockholders and Stock Ownership of Management.............................     49

                                                                                       PAGE
                                                                                       -----
Market Price and Dividends...........................................................     52
Available Information................................................................     53
Index to Financial Statements........................................................    F-1
Annex I -- Agreement and Plan of Merger..............................................    I-1
Annex II -- Section 262 of the General Corporation Law of the State of Delaware......   II-1
Annex III -- Opinion of Goldman, Sachs & Co..........................................  III-1
Annex IV -- Opinion of Bear, Stearns & Co. Inc.......................................   IV-1

                                    SUMMARY

     The following is a summary of the more detailed information contained in this Information Statement with respect to the Merger and certain related transactions which are discussed herein. This Summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Information Statement, in the Annexes hereto and other documents referred to herein. Terms used but not defined in this Summary have the meanings ascribed to them elsewhere in this Information Statement. Cross references in this Summary are to the captions of sections in the Information Statement. Stockholders are urged to read this Information Statement and the Annexes hereto in their entirety. This Information Statement, including the Annexes hereto, contains "forward-looking statements" within the meaning of the Private Securities Reform Act of 1995, which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, without limitation, actual and potential competition, risks associated with acquisitions and international expansion, and certain technology and regulatory risks.

GENERAL.

     This Information Statement is being delivered in connection with the Merger of FKW Sub with and into the Company pursuant to the Merger Agreement. As a result of the Merger, the Company will become a wholly-owned subsidiary of FKWW, and each issued and outstanding share of Common Stock (other than shares that are owned by FKWW, FKW Sub, the Company or any of their respective subsidiaries, or by stockholders who have validly perfected their appraisal rights under the
DGCL) will be converted into the right to receive the Merger Consideration (i.e., $35.00 in cash, as the same may be adjusted as provided in the Merger Agreement), and the equity interest of all pre-Merger stockholders in the Company (other than FKWW, if applicable) will be terminated.

     Concurrently with the parties' execution of the Merger Agreement, pursuant to the Stock Purchase Agreements, the Robertson Sellers agreed to sell all shares of the Company's Class A Stock (in the form of Class B Stock into which such shares are convertible) and Class B Stock held by them or issuable to them upon exercise of outstanding stock options, and each of CBN and Regent agreed to sell all their shares of Class B Stock, to FKWW for $35.00 per share in cash, subject to adjustment in the same manner as the Merger Consideration. In a separate transaction intended to be a taxfree exchange, LIFE, which held non-voting Class C Stock and $23 million principal amount of Convertible Notes of the Company, convertible into Class C Stock, agreed, pursuant to the Contribution and Exchange Agreement, to contribute its Class C Stock and Convertible Notes to FKWW, in exchange for a new series of nonconvertible preferred stock of FKWW with a liquidation preference equivalent to $35.00 per share or share equivalent of Class C Stock, subject to adjustment in the same manner as the Merger Consideration, plus an amount designed to compensate LIFE for foregone interest on the Convertible Notes and for partial compensation for certain tax consequences. The Stock Purchase Agreements and the Contribution and Exchange Agreement were consummated on August 1, 1997, and FKWW presently owns a majority of the Company's outstanding voting Common Stock, assuming FKWW converts all Class C Stock and Convertible Notes to Class B Stock. See "THE MERGER -- Ancillary Agreements."

THE PARTIES.

     The Company. The Company produces, exhibits and distributes entertainment and informational programming, as well as related products, targeted at families worldwide. The Company's principal business is The Family Channel, an advertiser-supported cable television network that provides family-oriented entertainment and informational programming in the United States. In addition, the Company owns MTM Entertainment, Inc. ("MTM"), a producer and worldwide distributor of television series and made-for-television movies and the owner of a significant library of television programming. The Company also owns a majority interest in FiT TV, an advertiser-supported health and fitness cable network which operates principally in the United States, and Calvin Gilmore Productions, Inc. ("Calvin Gilmore Productions"), a producer of live musical variety shows. See "INFORMATION CONCERNING THE COMPANY."

     FKWW and FKW Sub. FKWW is a fully integrated global children's television entertainment company which develops, acquires, produces, broadcasts and distributes quality animated and live action children's television programs. FKWW's principal operations are conducted by (i) Fox Children's Network, Inc. ("FCN"), which operates the Fox Kids Network -- the top rated children's (ages 2-11) oriented broadcast television network in the United States, and (ii) Saban Entertainment, Inc. ("Saban"), whose library of more than 3,700 half hours of children's programming is among the largest in the world. FKWW is the result of the joint venture launched in 1995 by Fox Broadcasting Company ("Fox Broadcasting"), an indirect wholly owned subsidiary of The News Corporation Limited ("News Corp."), and Saban to match the complementary programming and broadcasting strengths of the Fox Kids Network and the international reach of News Corp. with the development, production, distribution and merchandising strengths of Saban. This combination has created a company with the ability to manage children's properties and brands from the initial creative concept through production, broadcast and the merchandising of related consumer products.

     FKW Sub was organized in May 1997 by FKWW to acquire all the outstanding shares of Common Stock of the Company pursuant to the Merger Agreement, the Contribution and Exchange Agreement and the Stock Purchase Agreements and has not conducted any unrelated activities since its organization. All of the outstanding capital stock of FKW Sub is owned by FKWW.

     News Corp., which indirectly holds 49.9% of the voting rights of FKWW and has the right to designate 50% of its board of directors, has given a guaranty to the Company (the "Guaranty") and to each of the Robertson Sellers, CBN and Regent guaranteeing performance of FKWW's and FKW Sub's obligations under the Merger Agreement and the Stock Purchase Agreements, respectively, and, together with News Publishing Australia Limited, the primary U.S. holding company for News Corp. ("NPAL"), has entered into a Funding Agreement supporting the obligations of FKWW and NPAL under the preferred stock issued or issuable to LIFE pursuant to the Contribution and Exchange Agreement.

     See "INFORMATION CONCERNING FKWW, FKW SUB AND NEWS CORP." and "ESTIMATED FEES AND EXPENSES; SOURCES OF FUNDS."

REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING.

     Under the DGCL and the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), the affirmative vote of holders of a majority of the voting power of the outstanding shares of Class A Stock (having 10 votes per share) and Class B Stock (having one vote per share), voting as a single class, is required to approve and adopt the Merger Agreement and Merger. On June 11, 1997, immediately following execution of the Merger Agreement, the Robertson Sellers, CBN and Regent, which then held of record, in the aggregate, 5,000,000 shares of Class A Stock and 9,337,427 shares of Class B Stock, representing a majority of the votes entitled to be cast at a meeting to consider the Merger Agreement and the Merger, executed and delivered to the Company the Consent in lieu of a meeting of stockholders approving the Merger Agreement and the Merger and adopting the Merger Agreement. On June 11, 1997, there were issued and outstanding 5,000,000 shares of Class A Stock and 32,781,545 shares of Class B Stock. The Merger Agreement provides that the Merger will become effective no earlier than 20 calendar days after this Information Statement is first sent or given to stockholders of the Company. See "REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING."

PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION.

     Upon consummation of the Merger, each holder of a certificate or certificates representing shares of Common Stock of the Company ("Certificates") outstanding immediately prior to the Effective Time will, upon the surrender thereof, duly endorsed, if required, to a bank or trust company to be designated by FKW Sub and reasonably acceptable to the Company (the "Exchange Agent"), be entitled to receive the Merger Consideration into which such shares of Common Stock of the Company represented thereby will have been automatically converted as a result of the Merger. The Merger Agreement provides that FKW Sub will deposit with the Exchange Agent, at or prior to the Effective Time, the amount necessary to enable the

Exchange Agent to exchange the Merger Consideration for Certificates received by the Exchange Agent. A Letter of Transmittal with instructions will be sent to all stockholders of the Company of record as of the Effective Time (as defined below) under separate cover, promptly after the Effective Time for use in surrendering their Common Stock. The Letter of Transmittal must be completed and returned as directed therein, along with certificates representing the Common Stock covered thereby, or the Common Stock covered thereby must be delivered by book entry transfer. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. Checks representing the Merger Consideration payable to each stockholder will be sent to such stockholder as soon as practicable after the receipt of Letters of Transmittal and certificates for Common Stock, as applicable. Detailed instructions concerning the procedure for completing the Letter of Transmittal, surrendering certificates and receiving payment of Merger Consideration will be set forth in the Letter of Transmittal. See "PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION."

APPRAISAL RIGHTS.

     Under Section 262 of the DGCL, holders of Common Stock at the Effective Time who strictly comply with the applicable requirements of the DGCL may dissent from the Merger and demand payment in cash from the Company of the fair value of their Common Stock. See "APPRAISAL RIGHTS" and Annex II hereto.

THE MERGER.

     Background to the Merger. For a description of the events leading to the approval of the Merger Agreement by the Board of Directors of the Company, see "THE MERGER -- Background to the Merger."

     Approval of the Board of Directors. On June 11, 1997, the Board of Directors of the Company determined that the Merger Agreement and the Merger are fair to and in the best interests of the stockholders of the Company and approved and adopted the Merger Agreement. See "THE MERGER -- Background to the Merger."

  Opinions of the Company's Financial Advisors.

     At the June 11, 1997 meeting of the Company's Board of Directors, Goldman, Sachs & Co. ("Goldman Sachs") delivered its oral opinion (which was subsequently confirmed by written opinion dated June 11, 1997) that, as of such date, the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair to such holders. The full text of the written opinion of Goldman Sachs, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex III and is incorporated herein by reference. Holders of shares of Common Stock are urged to, and should, read such opinion in its entirety.

     At the June 11, 1997 meeting of the Company's Board of Directors, Bear, Stearns & Co. Inc. ("Bear Stearns" and, together with Goldman Sachs, the "Financial Advisors") delivered its oral opinion (which was subsequently confirmed by written opinion dated June 11, 1997) to the effect that, as of the date thereof, and subject to the assumptions and qualifications set forth therein, the Merger Consideration is fair, from a financial point of view, to the stockholders of the Company ("Bear Stearns' Opinion"). The full text of Bear Stearns' Opinion, which is set forth as Annex IV to this Information Statement, describes the assumptions made, matters considered and limits on the review undertaken by Bear Stearns in connection with its opinion. The Company's stockholders are urged to, and should, read the opinion in its entirety.

     See "THE MERGER -- Opinions of the Company's Financial Advisors."

     Interests of Certain Persons in the Merger. Certain members of the Company's management and the Board of Directors have certain interests in the Merger in addition to the interests of the Company's stockholders generally. The Board of Directors considered these interests in evaluating the Merger Agreement and the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger."

     Purpose of the Merger. The principal purposes for the Merger are for FKWW to acquire all of the equity interests in the Company and to obtain the benefits available under the Ancillary Agreements (as defined below). See "THE
MERGER -- Purpose of the Merger."

     Certain Effects of the Merger. Following the Effective Time, FKWW will own 100% of the Surviving Corporation's outstanding capital stock. FKWW will be the sole beneficiary of any future earnings and growth of the Surviving Corporation (until shares of capital stock, if any, are issued to other stockholders) and will have the ability to benefit from any divestitures, strategic acquisitions or other corporate opportunities that may be pursued by the Surviving Corporation in the future. Upon consummation of the Merger, the holders of the Common Stock of the Company immediately prior to the Effective Time ("Existing Stockholders") will cease to have ownership interests in the Company or rights as stockholders. The Existing Stockholders will no longer benefit from any increases in the value of the Company or any payment of dividends on the Common Stock and will no longer bear the risk of any decreases in the value of the Company. No cash dividends have ever been paid on the Company's Common Stock.

     As a result of the Merger, the Surviving Corporation will be privately held and there will be no public market for its Common Stock. Upon consummation of the Merger, the Class B Stock will cease to be quoted on the New York Stock Exchange ("NYSE"). In addition, registration of the Class B Stock under the Exchange Act will be terminated, and, accordingly, the Company will no longer be required to file periodic reports with the Securities and Exchange Commission (the "Commission").

     As provided in the Merger Agreement, the Company has reached agreements with the holders of all outstanding stock options providing that such options will be cancelled at the Effective Time for an amount in cash equal to the Merger Consideration, less the per share option exercise price. See "THE MERGER AGREEMENT -- Treatment of Options."

     Conditions to the Merger. The obligation of each party to effect the Merger is subject to the satisfaction prior to the Effective Time of certain conditions. See "THE MERGER AGREEMENT -- Conditions to the Merger."

     Regulatory Matters. The Company does not believe that any material federal or state regulatory approvals, filings or notices are required by the Company in connection with the Merger other than (i) such approvals, filings or notices required pursuant to federal and state securities laws, (ii) such filings required pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), and (iii) the filing of the certificate of merger with the Secretary of State of the State of Delaware. The applicable waiting period under the HSR Act expired at 11:59 p.m., New York City time, on July 19, 1997. See "THE MERGER -- Regulatory Matters."

     Effective Time. As used in this Information Statement, the "Effective Time" means the date and time a certificate of merger is filed with the Secretary of State of the State of Delaware in accordance with the DGCL or such later time as may be mutually agreed by the parties and designated in such filing. The Merger Agreement provides that the certificate of merger will be filed on the later of
(i) two business days after the satisfaction or waiver of the conditions then applicable to the Merger or (ii) the 20th calendar day after this Information Statement is first sent or given to the Company's stockholders.

     Termination, Amendment and Waiver. Notwithstanding the approval by the stockholders of the Merger Agreement and the Merger by execution and delivery of the Consent, under certain circumstances the Merger Agreement may be terminated and the Merger abandoned prior to the Effective Time. At any time prior to the Effective Time, the Company, FKWW and FKW Sub may (i) extend the time for the performance of any of the obligations or other acts to be performed by any other party or (ii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations, but only by an instrument in writing signed on behalf of such party agreeing to such extension or waiver. The Merger Agreement may be amended by a written instrument signed by all of the parties thereto. No waiver or amendment will require approval of the stockholders of the Company unless otherwise required by the DGCL. Any action taken by the Company, if taken after the election or appointment of FKWW's designees to the Company's Board of Directors as permitted by the Merger Agreement, shall require the approval of the directors of the Company not then designated by FKWW. See "THE MERGER AGREEMENT -- Termination,"
"-- Amendment" and "-- Board Representation."

     Certain Income Tax Consequences. The receipt of cash by a stockholder of the Company in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and also may be a taxable transaction under applicable state, local, foreign and other tax laws. See "THE MERGER -- Certain Federal Income Tax Consequences of the Merger." Each stockholder is urged to consult his, her or its own tax advisor with respect to the tax consequences of the Merger in his, her or its individual circumstances, including the applicability and the effect of federal, state, local, foreign and other tax laws.

     Accounting Treatment. The Merger will be accounted for under the "purchase" method of accounting.

     Ancillary Agreements. The Company and certain other parties entered into certain ancillary agreements (collectively, the "Ancillary Agreements") in connection with the transactions contemplated by the Merger Agreement. See "THE MERGER -- Ancillary Agreements."

                 SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

     The summary consolidated financial data presented below for, and, as of the end of, each of the years in the five-year period ended December 31, 1996 are derived from the consolidated financial statements of the Company, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The consolidated financial statements of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, are included herein.

     The summary consolidated financial data presented below for the three-month periods ended March 31, 1997 and 1996 and as of March 31, 1997 are derived from the unaudited consolidated financial statements of the Company included herein. In management's opinion, the unaudited information has been prepared on a basis consistent with the audited consolidated financial statements of the Company. The results of operations for the three months ended March 31, 1997 are not indicative of results which may be expected for the entire year.

                                                     QUARTER ENDED
                                                       MARCH 31,                      YEARS ENDED DECEMBER 31,
                                                  -------------------   ----------------------------------------------------
                                                    1997       1996       1996       1995       1994       1993       1992
                                                  --------   --------   --------   --------   --------   --------   --------
STATEMENT OF OPERATIONS DATA
Operating Revenues..............................  $ 97,183   $ 74,492   $332,810   $294,858   $242,050   $208,216   $133,301
                                                  --------   --------   --------   --------   --------   --------   --------
Operating Expenses
  Production and programming....................    55,820     37,664    178,762    155,685    137,294    112,269     57,393
  Selling and marketing.........................    17,926     15,733     64,544     61,122     49,819     43,281     28,140
  New business development......................       594        488      2,317      9,908      4,991      7,868      2,258
  General and administrative....................     7,946      7,588     28,745     27,088     21,967     14,615      6,838
  Amortization of goodwill......................       570        609      2,278      2,657      2,532      1,562          0
                                                  --------   --------   --------   --------   --------   --------   --------
        Total operating expenses................    82,856     62,082    276,646    256,460    216,603    179,595     94,629
                                                  --------   --------   --------   --------   --------   --------   --------
        Operating income........................    14,327     12,410     56,164     38,398     25,447     28,621     38,672
Investment income (loss)........................       105        891      2,843      1,883     (2,522)     8,037      1,219
Interest expense................................    (3,194)    (3,639)   (12,551)   (12,989)   (11,034)   (11,792)   (10,315)
Minority interests in losses....................       402      1,028      2,359      4,916      5,277      3,475          0
Gain on disposition of assets...................         0          0     13,685          0          0          0          0
Other income (expense)..........................    (3,218)    (2,347)    (5,640)       522      7,789          0          0
Provision for income taxes......................    (3,684)    (3,655)   (24,735)   (14,066)   (10,165)   (11,048)   (11,228)
                                                  --------   --------   --------   --------   --------   --------   --------
    Income before extraordinary item............     4,738      4,688     32,125     18,664     14,792     17,293     18,348
Extraordinary item
    Loss on early extinguishment of debt........         0          0          0          0          0    (52,087)         0
                                                  --------   --------   --------   --------   --------   --------   --------
        Net income (loss).......................     4,738      4,688     32,125     18,664     14,792    (34,794)    18,348
Dividend requirement on Preferred Stock.........         0          0          0          0     (2,200)    (2,197)    (2,203)
Distribution -- exchange of Preferred Stock.....         0          0          0    (12,163)         0          0          0
                                                  --------   --------   --------   --------   --------   --------   --------
        Net income (loss) available for Common
          Stock.................................  $  4,738   $  4,688   $ 32,125   $  6,501   $ 12,592   $(36,991)  $ 16,145
                                                  ========   ========   ========   ========   ========   ========   ========
PER SHARE DATA:
Primary earnings (loss) per common share
  Income before extraordinary item..............  $   0.10   $   0.10   $   0.69   $   0.16   $   0.30   $   0.39   $   0.56
  Extraordinary item............................      0.00       0.00       0.00       0.00       0.00      (1.05)      0.00
                                                  --------   --------   --------   --------   --------   --------   --------
                                                  $   0.10   $   0.10   $   0.69   $   0.16   $   0.30   $  (0.66)  $   0.56
                                                  ========   ========   ========   ========   ========   ========   ========
Fully diluted earnings (loss) per common share
  Income before extraordinary item..............  $   0.10   $   0.10   $   0.69   $   0.16   $   0.30   $   0.39   $   0.55
  Extraordinary item............................      0.00       0.00       0.00       0.00       0.00      (1.05)      0.00
                                                  --------   --------   --------   --------   --------   --------   --------
                                                  $   0.10   $   0.10   $   0.69   $   0.16   $   0.30   $  (0.66)  $   0.55
                                                  ========   ========   ========   ========   ========   ========   ========
OTHER FINANCIAL DATA
Operating income before depreciation and
  amortization of property and equipment,
  goodwill, and other assets....................  $ 17,363   $ 15,272   $ 67,434   $ 49,238   $ 35,058   $ 35,855   $ 40,210
Capital expenditures............................     1,869      2,225      9,851     15,562      9,443     11,012     26,493
BALANCE SHEET DATA (AT END OF PERIOD)
Cash and cash equivalents.......................  $ 14,961   $ 29,075   $  4,997   $ 32,865   $ 38,716   $ 74,117   $ 32,249
Total assets....................................   563,813    492,495    568,683    481,427    468,272    497,416    253,272
Long-term film rights payable...................    37,040     31,119     50,643     32,714     34,530     43,109     19,733
Long-term debt (excluding current maturities)...   172,745    154,854    171,251    153,752    120,720    146,509     27,282
Convertible Notes...............................    23,000     23,000     23,000     23,000     23,000     23,000    123,000
Stockholders' equity............................   205,574    173,818    201,192    171,303    171,108    153,217     41,674

                                    GENERAL

     This Information Statement is being delivered in connection with the Merger of FKW Sub with and into the Company pursuant to the Merger Agreement. As a result of the Merger, the Company will become a wholly-owned subsidiary of FKWW, each issued and outstanding share of Common Stock (other than shares that are owned by FKWW, FKW Sub, the Company or any of their respective subsidiaries, or by stockholders who have validly perfected their appraisal rights under the
DGCL) will be converted into the right to receive the Merger Consideration, and the equity interest of all pre-Merger stockholders in the Company (other than FKWW) will be terminated.

     Concurrently with the parties' execution of the Merger Agreement, pursuant to the Stock Purchase Agreements, the Robertson Sellers agreed to sell all shares of the Company's Class A Stock (in the form of Class B Stock into which such shares are convertible) and Class B Stock held by them or issuable to them upon exercise of outstanding stock options, and each of CBN and Regent agreed to sell all their shares of Class B Stock, to FKWW for $35.00 per share in cash, subject to adjustment in the same manner as the Merger Consideration. In a separate transaction intended to be a tax-free exchange, LIFE, which held non-voting Class C Stock and $23 million principal amount of Convertible Notes of the Company, convertible into Class C Stock, agreed, pursuant to the Contribution and Exchange Agreement, to contribute its Class C Stock and Convertible Notes to FKWW, in exchange for a new series of nonconvertible 8.5% preferred stock of FKWW with a liquidation preference equivalent to $35.00 per share or share equivalent of Class C Stock, subject to adjustment in the same manner as the Merger Consideration, plus an amount designed to compensate LIFE for foregone interest on the Convertible Notes and for partial compensation for certain tax consequences. The Stock Purchase Agreements and the Contribution and Exchange Agreement were consummated on August 1, 1997, and FKWW presently owns a majority of the Company's outstanding voting Common Stock, assuming FKWW converts all Class C Stock and Convertible Notes to Class B Stock. See "THE MERGER -- Ancillary Agreements."

     The information contained in this Information Statement with respect to FKWW, FKWW Sub, News Corp. and their respective affiliates has been furnished to the Company by FKWW, and the Company assumes no responsibility for the accuracy or completeness of such information.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MERGER AND RELATED TRANSACTIONS DESCRIBED HEREIN, OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

               REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING

     Under the DGCL and the Company's Certificate of Incorporation, the affirmative vote of holders of a majority of the voting power of the outstanding shares of Class A Stock (having 10 votes per share) and Class B Stock (having one vote per share), voting as a single class, is required to approve and adopt the Merger Agreement and Merger at a duly convened meeting of the stockholders of the Company called for such purpose.

     Pursuant to Section 228(a) of the DGCL, any action required by the DGCL to be taken at any meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote of the stockholders of the Company if a written consent, setting forth the action to be taken, is signed by the holders of a majority of the votes entitled to be cast at such meeting of stockholders. On June 11, 1997, immediately following execution of the Merger Agreement, the Robertson Sellers, CBN and Regent, which then held of record, in the aggregate, 5,000,000 shares of Class A Stock and 9,337,427 shares of Class B Stock, representing a majority of the votes entitled to be cast at a meeting to consider the Merger Agreement and the Merger, executed and delivered to the Company the Consent in lieu of a meeting of stockholders, approving the Merger Agreement and the Merger and adopting the Merger Agreement.

     As used in this Information Statement, the "Effective Time" means the date and time a certificate of merger is filed with the Secretary of State of the State of Delaware in accordance with the DGCL or such later time as may be mutually agreed by the parties and designated in such filing. The Merger Agreement provides that the certificate of merger will be filed on the later of
(i) two business days after the satisfaction or waiver of the conditions then applicable to the Merger or (ii) the 20th calendar day after this Information Statement is first sent or given to the Company's stockholders, in accordance with Rule 14c-2(b) under the Exchange Act.

                 PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION

     Upon consummation of the Merger, each holder of a Certificate or Certificates representing shares of Common Stock of the Company outstanding immediately prior to the Effective Time will, upon the surrender thereof, duly endorsed, if required, to the Exchange Agent, be entitled to receive the Merger Consideration into which such shares of Common Stock of the Company represented thereby will have been automatically converted as a result of the Merger. The Merger Agreement provides that FKW Sub will deposit with the Exchange Agent, at or prior to the Effective Time, the amount necessary to enable the Exchange Agent to exchange the Merger Consideration for Certificates received by the Exchange Agent. A Letter of Transmittal will be sent to all stockholders of the Company of record as of the Effective Time under separate cover, promptly after the Effective Time for use in surrendering their Common Stock. Detailed instructions concerning the procedure for completing the Letter of Transmittal, surrendering certificates and the payment of Merger Consideration will be set forth in the Letter of Transmittal. For Common Stock to be validly surrendered pursuant to the Merger, a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, must be received by the Exchange Agent at one of its addresses set forth in the Letter of Transmittal and either (i) certificates representing Common Stock must be received by the Exchange Agent or (ii) such Common Stock must be delivered by book-entry transfer. Checks representing the Merger Consideration payable to each stockholder will be sent to such stockholder as soon as practicable after the receipt of the Letters of Transmittal and certificates for Common Stock, as applicable. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED.

                                APPRAISAL RIGHTS

     Stockholders of the Company are entitled to appraisal rights under Section 262 of the DGCL ("Section 262") as to shares of Common Stock owned by them. Set forth below is a summary description of Section 262, which is reprinted in its entirety as Annex II to this Information Statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the Common Stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Common Stock that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

     THE FULL TEXT OF SECTION 262 OF THE DGCL, RELATING TO APPRAISAL RIGHTS, IS ATTACHED HERETO AS ANNEX II. THIS SUMMARY AND ANNEX II SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO BECAUSE FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH HEREIN AND THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

     This Information Statement constitutes notice to stockholders of appraisal rights pursuant to Section 262(d)(2). In accordance with Section 262, any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of this Information Statement, demand in writing from the Company, the appraisal of the fair value of such stockholder's Common Stock. Such demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of the fair value of such stockholder's Common Stock. A stockholder who elects to exercise appraisal rights must mail or deliver such stockholder's written demand to the Secretary of the Company at 2877 Guardian Lane, Virginia Beach, Virginia 23452.

     A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the certificate or certificates representing his, her or its shares of Common Stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

     A record owner, such as a broker, who holds Common Stock as a nominee for others, may exercise appraisal rights with respect to shares held for all or less than all beneficial owners of Common Stock as to which such person is the record owner. In such case, the written demand must set forth the number of shares of Common Stock covered by such demand. Where the number of shares of Common Stock is not expressly stated, the demand will be presumed to cover all shares of Common Stock outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights.

     Within 120 days after the Effective Time, either the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), or any stockholder who has complied with the required conditions of Section 262, may file a petition in the Delaware Court of Chancery (the "Delaware Chancery Court") demanding a determination of the fair value of the shares of Common Stock of the dissenting stockholders. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the shares of Common Stock formerly owned by such stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest from the Effective Time to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Chancery Court is to take into account all relevant factors. Accordingly, such determination could be based upon consideration other than or in addition to the market value of the shares of Common Stock, including, among other things, asset values of the shares of Common Stock. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in an appraisal proceeding and that "elements of future value, including the nature of the enterprise which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In Cede & Co. v. Technicolor, the Delaware Supreme Court stated: "The 'accomplishment or expectation' of the merger exception in Section 262 is very narrow, 'designed to eliminate use of pro forma data and projections of a speculative variety relating to the completion of a merger.' [citing Weinberger] That narrow exclusion does not encompass elements of value, including those which exist on the date of the merger because of a majority acquiror's interim action in a 2-step cash-out transaction." The value determined in any appraisal proceeding could be more than, the same as or less than the Merger Consideration. The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of Common Stock entitled to appraisal.

     From and after the Effective Time, no stockholder who has duly demanded appraisal in compliance with Section 262 will be entitled to vote for any purpose the shares of Common Stock subject to such demand or to receive payment of dividends or other distributions on such shares of Common Stock, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

     At any time within 60 days after the Effective Time, any stockholder who has demanded appraisal of his, her or its shares of Common Stock has the right to withdraw such demand for appraisal and to accept the Merger Consideration; after this period, a stockholder may withdraw such demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all stockholders who had previously demanded appraisal shall thereafter be entitled to receive the Merger Consideration in cash, without interest thereon, upon surrender of the certificates that formerly represented their Common Stock. The Company has no obligation to file such a petition, and has no present intention to do so; thus, any stockholder who desires such a petition to be filed is advised to file it on a timely basis. However, no petition timely filed in the Delaware Chancery Court demanding appraisal shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just.

                                   THE MERGER

BACKGROUND OF THE MERGER.

     Set forth below is a description of the background of the Merger, including a brief description of the material contacts between the Company, FKWW and FKW Sub, and a summary of material meetings of the Board of Directors of the Company, regarding the transactions described herein.

     Commencing in January 1996, members of the Company's senior management and Goldman Sachs discussed possible strategic alternatives to enable the Company to meet and respond to major shifts in its industry. Vertical and horizontal integration within the industry was increasing through mergers and strategic alliances as a result of the changing regulatory and technological framework for, and globalization of the delivery of, entertainment and information. In particular, vertical integration between content providers, packagers and distributors was continuing, raising concerns that the Company would be at a disadvantage without an affiliation with a strong global partner. The Company's management and the Board of Directors were also concerned that the development of an increasingly competitive multichannel environment, under which there would be increased competition for high-quality programming, could result in a reduction of The Family Channel viewership and an erosion of the value of its programming assets. In addition, CBN and Regent, which owned Class B Stock representing approximately 8.6% and 9.4%, respectively, of the currently outstanding economic interest in the Company, had indicated to the Company an interest in diversifying their investment portfolios through the sale of at least a portion of such holdings.

     Following such discussions, the Company retained Goldman Sachs in early February to advise on strategic alternatives. Goldman Sachs, together with members of the Company's senior management, held preliminary discussions with four potential strategic partners that had been identified as potential partners by Goldman Sachs and the Company (including News Corp., whose Chairman had contacted the Company's Chairman in early January and expressed an interest in an investment in The Family Channel). At a meeting on February 19, 1996, Goldman Sachs discussed with the Company's Board of Directors and members of the Company's senior management possible strategic and financial scenarios to respond to the changing environment, including the following: (i) maintain and enhance, through internal growth, the Company's programming business and globalize its existing family-oriented brand names, without the assistance of a strategic partner, (ii) aggressively grow by means of an alliance with a strategic partner or a merger with or acquisition of one or more companies that complemented, through either horizontal or vertical integration, the Company's current business, (iii) pursue an outright sale of the Company, or (iv) engage in a recapitalization, to allow current stockholders to monetize all or a portion of their holdings or to purchase and redistribute all or a portion of the Class B Stock held by CBN and Regent.

     Goldman Sachs discussed with the Board of Directors potential strategic fits with a number of identified programming providers and studios and broadcast and cable networks, focusing on the strategic objectives identified by both management in its 1996 goals and by the Board: to continue to strengthen the "Family Channel" brand identity, to fortify the Company's programming position through new channels and production, to enhance the Company's access to content, to globalize its existing products and to expand both its channels of distribution and categories of media. Representatives of Goldman Sachs also discussed possible structures for a strategic alliance with each of such identified entities, through such entity's purchase of newly issued Class B Common Stock, all or a portion of CBN's and Regent's holdings, or both, and the entry into various strategic arrangements, depending upon the identity of the investor. In addition to such an alliance, Goldman Sachs discussed with the Board a possible acquisition by the Company of a mid-size entertainment company involved in cable network programming, utilizing the funding provided by a strategic investor.

     Goldman Sachs also discussed with the Board that a decision to seek to grow the Company internally without the benefit of any acquisitions or strategic alliance might confront significant hurdles in the form of increasing competition and industry consolidation and that a sale of the Company or a "drive for growth" strategy through acquisition or alliance was the alternative most likely to maximize value. However, a strategic alliance might be the preferred approach, inasmuch as the existing holders of Class A Stock had indicated that they were not prepared to give up their current control of the Company, and LIFE had indicated it was not prepared to give up its rights under the Shareholder Agreement (as defined herein, see "-- Ancillary Agreements"), including rights of first refusal on sales of Class A Stock and preemptive rights, which could impact the timing or availability of certain strategies, including those involving a change of control. The Board ratified the retention of Goldman Sachs and also retained Bear Stearns to assist in identifying potential strategic relationships and the steps necessary to remove impediments to growth in order to enhance the value of the Company, along the lines discussed with the Board.

     Following the Board meeting and through late March 1996, the Financial Advisors discussed a variety of possible transaction structures with the holders of Class A Stock and with LIFE, held additional discussions with the four potential strategic partners previously contacted and, with the Company's senior management, held preliminary discussions with three additional potential strategic partners. The Financial Advisors reported to certain members of senior management and to the Company's outside counsel at a meeting on April 15, 1996, that, based upon the information provided to the Financial Advisors during such discussions, the interest of any new strategic investor in pursuing an investment in the Company would be dependent upon such party's being able to acquire a significant economic stake. In addition, LIFE had stated its desire to increase its ownership to a 40% economic interest and its unwillingness, in any event, to support a transaction in which it was not able to increase its stake to the level of any new investor. The Class A stockholders had indicated that they were unwilling to consider a transaction in which they did not continue to control the Company, although they indicated a willingness to negotiate certain governance provisions which would afford LIFE and any new strategic investor certain additional protections with respect to extraordinary board actions and issuances of additional equity following their investment. Based upon this understanding of the views of the various parties necessary to consummate a transaction, the Financial Advisors were instructed to continue discussions with potential strategic partners on the basis of one of the structures previously discussed with the Company's Board of Directors: a "going private" merger of a newly formed entity ("Newco") with and into the Company, in which (i) the public stockholders (as well as CBN and Regent) would receive cash for their shares of Class B Stock and (ii) shares of Newco to be held by the Class A stockholders, LIFE and the new strategic investor would be converted to shares of the Company, as the surviving corporation, resulting in LIFE and the new strategic investor each owning 40%, and the holders of Class A Stock owning an aggregate of 20%, of the economic interest in the surviving corporation, with the Class A stockholders maintaining voting control through supermajority voting stock (the "Newco Transaction"). A possible Newco Transaction was discussed whereby a new strategic partner would contribute $350 million for its equity stake, LIFE would invest $110 million in addition to its present investment in Class C Stock and Convertible Notes, and the Company would borrow approximately $183 million in connection with the merger. Although neither the Class A stockholders nor LIFE stated a firm intention to engage in such a transaction, each indicated to the Company that it was prepared to undertake discussions to determine whether an acceptable transaction could be negotiated.

     From April into June 1996, the Financial Advisors, with members of the Company's senior management, engaged in discussions with various of the potential investors with respect to the strategic, structural, valuation and governance aspects of such a transaction. Contacts between Company management, alone or with the Financial Advisors, and three of the potential investors, including News Corp., intensified during June and

July, following the withdrawal of the other potential investors over issues of price, control or strategic direction for the Company. Following a discussion of the Company's progress, and a review of the three potential investors, by senior management with the Board of Directors at its meeting on July 15, 1996, it was determined that News Corp., through its recently formed joint venture FKWW, offered the best opportunity for the Company to achieve the types of strategic benefits it was seeking from a transaction within parameters believed acceptable to the Class A stockholders and LIFE.

     The Company and its legal counsel and the Financial Advisers thus commenced negotiations with FKWW in early August on documentation for a Newco Transaction involving FKWW, including a strategic agreement that would govern the business relationships between the Company and FKWW and various affiliates of News Corp. following the Newco merger. Such strategic agreement would have provided for, among other things, FKWW's right to program a "children's block" on The Family Channel from 6 a.m. to 6 p.m., Mondays through Fridays, and 6 a.m. to noon on Saturdays and Sundays, cross promotion of networks, production of programming by the Company, access by the Company to the Fox library and certain agreements with respect to new channels and international distribution. In addition, the parties discussed a stand-by capital agreement under which FKWW would agree to provide up to $150 million of additional capital to the Company, after the Newco merger, in the form of subordinated debt or convertible preferred stock, and a shareholders agreement governing the rights of the Class A stockholders, FKWW and LIFE, as the stockholders of the Company, as the surviving corporation in the Newco merger. The proposed shareholders agreement included provisions as to board composition and action, restrictions on transferability of stock, and purchase rights with respect to new issuances of stock and sales of certain types of assets. It was contemplated, but not discussed with CBN and Regent at that time, that CBN and Regent would agree to vote their Class B Stock in favor of the Newco merger, in which they would receive the same per share consideration as the public stockholders. Negotiation and revision of such documents continued among representatives of the Company, FKWW and LIFE, and their respective counsels, through the fall of 1996, with the Board of Directors remaining apprised of the process of such negotiations at meetings or through informal telephone conferences over such period.

     Management and the Financial Advisors updated the Board of Directors on the status of negotiations at its meeting on December 3, 1996. They discussed with the Board the Company's stated objectives and the continuation of the industry trends which had precipitated the Company's interest in pursuing a transaction along the lines being negotiated, the various potential investors considered and contacted and the various transaction structures considered, and discussed the reasons why the indicated objectives of the Class A stockholders, LIFE, CBN, Regent and FKWW had led to the focus on the Newco Transaction. The perceived potential strategic benefits of a transaction with FKWW were also discussed. Although a number of significant open issues remained, it was determined that the various parties (the Company, the Class A stockholders, LIFE and FKWW) were sufficiently close to reaching agreement that receipt of a formal proposal was likely. Since a condition to any proposal by FKWW to engage in a transaction would be that such transaction was acceptable to and approved by the Company's Board of Directors prior to any public announcement thereof, the Board of Directors appointed the three directors elected by the holders of Class B Stock, William L. Armstrong, Lowell W. Morse and Robert M. Wallace (collectively, the "Class B Directors"), to serve on a special committee of the Board (the "Special Committee"). The Special Committee was authorized to retain its own legal counsel and financial advisor, and to commence review of existing documentation, in order to be able to respond promptly and on a fully informed basis once a proposal was received. The Special Committee met, appointed Mr. Morse as chairman, and selected legal counsel and a financial advisor after interviewing several alternatives for each. The Special Committee, together with its counsel and financial advisor, met with the Company's outside counsel and Financial Advisors on December 20, 1996, at which meeting certain members of management were available by telephone, to discuss the status and terms, as negotiated to date, of a possible Newco Transaction.

     For the remainder of the year and continuing through early February 1997, the Company, FKWW and LIFE continued to negotiate the terms of a Newco Transaction, while the Special Committee and its counsel reviewed drafts of the transaction documents and negotiated changes to certain terms affecting the public stockholders, and its financial advisor performed a financial due diligence review of the Company. Although, based upon the status of discussions with potentially interested parties, a price to the public for the Class B Stock in the range of $20.00-21.00 per share had been discussed by the Financial Advisors with the Special Committee and its financial advisor (which had expressed preliminary concerns with respect thereto), no party ever made a proposal, with or without a specific price, to the Special Committee or the Board of Directors for their consideration. By mid-February, it had become apparent to the various parties to the possible Newco Transaction that they would not be able to reach agreement as to the terms of the investment and merger and the subsequent relationship among the stockholders of the surviving corporation. However, management of the Company and the Class A stockholders continued to believe that the Company should pursue a strategic alliance with FKWW providing the benefits incorporated in the proposed strategic agreement negotiated with FKWW in connection with the possible Newco Transaction. In furtherance of such an alliance, the Company's Chairman spoke with the Chairman of LIFE's ultimate parent, Tele-Communications, Inc. ("TCI"), who then indicated that LIFE would be prepared to consider a sale of its Class C Stock and Convertible Notes in a tax-free transaction.

     In a telephone conversation during mid-February, 1997, between M.G. Robertson, Chairman of the Company and trustee of the charitable trust holding a majority of the Class A Stock, and K. Rupert Murdoch, Chairman of News Corp., the parties discussed whether FKWW would be prepared to enter into the strategic agreement in connection with a significant investment in the Company, through the purchase of the Class B Stock owned by CBN and Regent and the Class C Stock and Convertible Notes owned by LIFE. In connection therewith, the Class A stockholders would negotiate certain governance rights for FKWW, similar to but not as extensive as those previously being negotiated in connection with the Newco Transaction, and some arrangement for the future purchase, for consideration of $350 million (or $70.00 per share), of the Class A Stock. FKWW indicated that it was prepared to consider such a transaction, provided that LIFE's affiliate, Satellite Services, Inc. ("SSI"), would agree to enter into an amendment to its agreement with respect to carriage of The Family Channel guaranteeing a minimum number of subscribers.

     Discussions proceeded on such a transaction on the basis of the following:
CBN would receive $26.00 per share of Class B Stock in cash; LIFE would receive $26.00 per share of Class C Stock that it owned or had the right to acquire upon conversion of the Convertible Notes, in the form of preferred stock of FKWW or another entity affiliated with News Corp.; Regent would receive $24.00 per share of Class B Stock in cash; and the holders of the Class A Stock would have a right for three years to put their stock to FKWW at a per share price of $24.00 in the first year, $35.00 in the second year and $70.00 in the third year. The possibility was also discussed of FKWW making a cash offer to purchase all or a portion of the Class B Stock held by the public at $24.00 per share. At about the same time as such discussions were continuing, the Company's Chairman and President had discussions with another potential investor who had shown interest in the Newco Transaction to ascertain whether such entity would be interested in a transaction similar to that then being discussed with FKWW. Negotiations then proceeded with both parties through the end of March, at which time the second potential investor determined that it was not interested in pursuing an investment on the terms being discussed.

     On April 8, 1997, the Board of Directors met with members of the Company's senior management and its outside counsel and the Financial Advisors to discuss the status of discussions on a revised transaction. The Company's Chief Financial Officer presented information concerning management's view of the value to the Company of the proposed strategic arrangements with FKWW. M.G. Robertson reviewed the proposed transaction from the perspective of the Class A stockholders, indicating that they were not prepared to sell their Class A Stock, and thus relinquish control of the Company, at that time, but required the protection of the put in order to agree to the corporate governance arrangements required by FKWW as part of its investment and the strategic agreement. It was noted that the Company's involvement was not required, and no Board approval was necessary, to consummate the contemplated stock sales, other than with respect to the Company's entry into the strategic agreement. Senior members of FKWW's management were invited into the meeting to present FKWW's view of the strategic arrangements and related plans for the relationship between FKWW and its affiliates and the Company. The meeting was then recessed to allow Messrs. Armstrong and Wallace (two of the three members of the Special Committee, Mr. Morse having recused himself due to the fact that the contemplated transaction involved the purchase of all shares held by

Regent, of whose Board of Trustees Mr. Morse serves as Chairman, at a premium which might not be offered for all shares held by the public) to discuss the transaction with the Special Committee's counsel, who had also been present at the meeting. Upon reconvening, Messrs. Armstrong and Wallace expressed concern over the structure of the proposed stock sales and the potential premium attached to the put, but indicated a willingness to consider (as a reconstituted Special Committee, once a transaction were closer to being proposed), as a separate matter, the entry by the Company into a strategic agreement with FKWW along the lines being negotiated.

     Through April, the parties continued to discuss a proposed FKWW investment and strategic agreement, including a new form of shareholder agreement between FKWW and the Class A stockholders. As a result of such discussions and the Class A stockholders' stated desire to be fair to all stockholders of the Company, the holders of the Class A Stock considered several alternative transaction structures providing for the outright sale of the Class A Stock at varying premiums and subject to varying terms and conditions. One alternative contemplated that the Class A stockholders would receive $40.00 per share in cash, plus an additional $30.00 in the form of an earn-out over a period of time based on subscriber levels for The Family Channel; Regent would receive $24.00 per share in cash for its Class B Stock; and CBN would receive $26.00 per share in cash for its Class B Stock, and LIFE would receive $26.00 per share or share equivalent in preferred stock for its Class C Stock and Convertible Notes, due to certain rights which they would relinquish as part of the transaction. As part of the transaction, the Class A stockholders also demanded that FKWW make a cash offer, structured to be non-coercive, to purchase the public's shares of Class B Stock at $24.00 per share, assuming that the Special Committee found such price to be fair to the public stockholders. On May 2, 1997, a meeting was held among FKWW, the holders of the Class A Stock and CBN and their respective counsel to attempt to finalize the structure of a transaction. At the meeting, the Class A stockholders offered to forego the $30.00 per share earn-out for their Class A Stock in exchange for a commensurate ($150 million in the aggregate) increase in the per share price to be paid to the other stockholders of the Company, including the public stockholders (although it was still contemplated that the holders of Class B Stock would receive cash while LIFE would receive equivalent value per share or share equivalent in preferred stock for its Class C Stock and Convertible Notes).

     During the week of May 12, 1997, several news articles reported rumors of a possible transaction with FKWW. The Class A stockholders determined that, rather than receiving a control premium for the Class A Stock, they would prefer that all stockholders receive the same per share value. After further discussions among the parties, the Company issued a press release on May 16, 1997 confirming that it was in discussions with respect to a possible transaction and stating, at the request of the holders of the Class A Stock, that in the event a transaction was proposed the Class A Stock would receive equivalent treatment to that of the Class B Stock held by the public. As a result of this determination by the holders of Class A Stock to give up any control premium upon a sale of their shares, the parties agreed to seek to negotiate a merger in which FKWW would acquire all of the Company for a price of $28.50 per share or share equivalent, representing a sharing of the premium previously proposed for the Class A Stock. As negotiations continued, four other companies, three of which had previously been contacted by the Financial Advisors with respect to a possible Newco Transaction, expressed possible interest in an acquisition of the Company at a price in excess of the $28.50 per share being discussed with FKWW. Based upon preliminary discussions with such parties, two of the companies (including the one which had not previously been contacted), were provided with access to the Company's documents and management for the purpose of conducting a due diligence review commencing the week of May 19.

     As a result of the foregoing events, all potential bidders were informed that the Company was prepared to consider, on an exclusive basis, the first unconditional proposal to acquire all of the capital stock of the Company at a price at or above $35.00 per share which provided for the waiver by LIFE and CBN of their relevant rights under the Shareholder Agreement. In order to induce an offer at such level, the Robertson Sellers indicated that they would be prepared to support a structure whereby they, together with CBN and Regent, would approve the necessary merger agreement by written consent immediately following its execution, thereby assuring the winning bidder that the transaction could be completed, subject only to the limited conditions contained in such agreement. The Company and the Class A stockholders noted, however, that any such transaction would require the concurrence of LIFE, by reason of its right of first refusal on the Class A Stock, and that LIFE had earlier indicated that it would sell its Class C Stock and Convertible Notes only in a tax-free transaction. While negotiations continued between FKWW and each of the parties to the contemplated merger agreement and the various other documents required for such a transaction (see " -- Ancillary Agreements") on the terms thereof, the Company provided the two other potential bidders with suggested documentation to assist them in preparing a bid.

     Given the status of the negotiations with FKWW, which had indicated a willingness to consider making an offer at the $35.00 price and an intention to complete negotiation of the documents as quickly as possible and to make a firm proposal on June 2, 1997, the Company requested FKWW and the other two potential bidders to provide fully negotiated documents (other than as to price) by 5:00 p.m. on May 30, in order to facilitate Board review and action, and to provide their final bids prior to 5:00 p.m. on June 2. As a result of the changes in the structure of the potential transaction, a reconstituted Special Committee with its own financial advisor was no longer considered necessary, although the Board of Directors determined that it would nevertheless make its decision only with the support of Messrs. Armstrong and Wallace. Thereafter, one of the potential bidders, although expressing a continuing interest in a transaction, indicated that it would not be prepared to make a bid at the $35.00 level. The other, after suggesting that it might be prepared to consider a price above $35.00 per share if given an exclusive period in which to negotiate, informed the Company that, in light of the stage of the Company's negotiations with FKWW, it would wait to proceed with negotiations on documents or preparation of a bid to see whether the Company reached an agreement with FKWW on June 2. The Board considered and rejected entering into exclusive negotiations with such party as not being in the best interests of the Company and its stockholders in light of all of the circumstances then existing, including the advanced status of negotiations between the Company and FKWW, and between FKWW and each of CBN and LIFE, and concerns regarding the ability of such party to reach separate agreements with CBN and LIFE on a timely basis. Both potential bidders also indicated a continuing interest in an acquisition of the Company if agreement were not reached with FKWW at the suggested price level.

     The Board convened informally with its legal counsel and the Financial Advisors at 6:30 p.m. on June 2, 1997, at which time the Board was informed that FKWW had indicated that it was not yet in a position to make an unconditional offer. While the various parties and their counsel continued to work on documents for a transaction with FKWW, the Company and its advisers resumed discussions with the remaining potential bidder, who also proceeded to speak with LIFE about the terms of the consideration to be exchanged for its Class C Stock and Convertible Notes, and with CBN about a buy-out of CBN's program time under the Program Time Agreement providing for carriage of The 700 Club with Pat Robertson and related telethons. Discussions with the remaining potential bidder were again terminated by such party, due to concerns about reaching agreement with CBN and LIFE. Such party reiterated its interest in an acquisition of the Company but indicated that it would likely be at a price of no more than $35.00 per share, despite having earlier suggested the possibility of a higher price.

     On June 11, 1997, the Company received an unconditional offer from FKWW to acquire the Company at $35.00 per share pursuant to the terms and subject to the conditions set forth in the draft Merger Agreement, as previously negotiated. The Company was advised that the Robertson Sellers, CBN and Regent were prepared to enter into the Stock Purchase Agreements and to execute a written consent approving the Merger Agreement and the Merger, if recommended by the Board of Directors, that LIFE was prepared to enter into the Contribution and Exchange Agreement and the Amended Affiliation Agreement, and that the parties to the other Ancillary Agreements were prepared to enter into such agreements.

     The Board of Directors met, commencing at 12 noon on June 11, to consider the FKWW offer, having previously received copies of the various agreements proposed to be entered into by the parties and analyses by the Financial Advisors in connection with the fairness of the $35.00 per share Merger price. Counsel to the Company reviewed with the Board the structure and components of the transaction and the terms of the various agreements, and the Financial Advisors discussed their analyses as to the fairness of the $35.00 price to stockholders and delivered their respective oral fairness opinions (subsequently confirmed by delivery of their respective written opinions dated June 11, 1997) as described under " -- Opinion of the Company's Financial Advisors." The meeting was then recessed in order for Messrs. Armstrong and Wallace to speak separately with their counsel. Upon reconvening and after further discussion, during which Messrs. Armstrong and Wallace indicated their support for the Merger, the Board of Directors approved and adopted the Merger Agreement and approved its execution and delivery by the Company, as fair to and in the best interests of the Company and its stockholders, directed that the Merger Agreement and the Merger be submitted to the Company's stockholders for their approval and recommended adoption of the Merger Agreement and approval of the Merger. In addition, the Board approved and authorized execution and delivery by the Company of the Termination to Shareholder Agreement, Amendment to Program Time Agreement and Amended Affiliation Agreement. In recognition of the contribution of the holders of the Class A Stock and their counsel to the negotiation of, and the consideration to be received by the Company's stockholders under, the Merger Agreement for the benefit of the Company and all of its stockholders, the Board also approved the payment of the reasonable fees and expenses of such holders' separate legal counsel, in an amount to be determined by the Class B Directors, after consultation with the Company's General Counsel, but not to exceed $500,000. The Board's actions were taken by vote of all directors other than M.G. Robertson and Tim Robertson, who stated that they supported approval of the Merger but were abstaining on the vote in light of their positions at the Company and the ancillary agreements to which one or both or their affiliates would be a party. See "-- Interests of Certain Persons in the Merger." Immediately following Board approval, the various agreements were executed by the parties thereto, and the Consent was executed and delivered to the Company.

     The Board of Directors, in approving the Merger Agreement and the Merger and adopting the Merger Agreement, considered a number of factors, including, but not limited to, the following, all of which they believe support such approval and adoption:

          (i) the Company's business, its current financial condition and results of operations, its future prospects and the current and anticipated developments in the Company's industry. In particular, the Board noted the trend toward vertical integration among content providers, packagers and distributors in the Company's industry. It was expected that this trend would place the Company at a competitive disadvantage if an affiliation with a strong global partner could not be achieved, resulting in a reduction in The Family Channel's viewership and an erosion in the value of its programming assets due to the emergence of an increasingly competitive multi-channel environment and the development of increased competition for high-quality programming. The Board further noted that an affiliation with FKWW and its affiliated companies would support the Company's strategic objectives identified by management and the Board: to strengthen the "Family Channel" brand identity, fortify the Company's programming positions through new channels and production, enhance the Company's access to content, globalize its existing products and expand its existing channels of distribution.

          (ii) the relationship between the Merger Consideration and the historical market prices and recent trading activity of the Class B Stock, including the fact that the $35.00 per share price represents a premium of more than 190% over the initial public offering ("IPO") price of the Class B Stock in April 1992 of $12.00 per share, as adjusted for the Company's five-for-four stock split (or a compound annual growth rate of over 23%), a premium of more than 130% over the market price of the Class B Stock at the time the Company commenced discussions with possible strategic partners in mid-February 1996 and an approximately 59% premium over the average market price of the Class B Stock for the 90 trading days prior to receipt of FKWW's offer (See "MARKET PRICE AND DIVIDENDS");

          (iii) the oral opinion of Goldman Sachs delivered to the Board on June 11, 1997 (and subsequently confirmed by delivery of a written opinion dated June 11, 1997) to the effect that, as of such date, the Merger Consideration to be received by the holders of the Company's Common Stock pursuant to the Merger Agreement is fair to such holders, and the oral opinion of Bear Stearns delivered to the Board on June 11, 1997 (and subsequently confirmed by delivery of a written opinion dated June 11,
     1997) to the effect that, as of such date, the Merger Consideration to be received by the holders of the Company's Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (see " -- Opinions of the Company's Financial Advisors" and Annexes III and IV hereto);

          (iv) the fact that the holders of a majority of the voting power of the Company were prepared to support the Merger and to receive $35.00 per share for their Common Stock, including the Class A Stock. In that connection, the Board reviewed the terms of the preferred stock to be received by LIFE in exchange for its Class C Stock and Convertible Notes, assuming consummation of the Contribution and Exchange Agreement, and the fact that LIFE would receive preferred stock having an aggregate liquidation preference equal to $35.00 per share times the number of shares of Class C Stock owned, or receivable upon conversion of the Convertible Notes owned, by LIFE plus $6.33 million to compensate LIFE for foregone interest on the Convertible Notes and for partial compensation for certain tax consequences. The Board noted that LIFE's agreement to waive certain rights under the Shareholder Agreement, including rights of first refusal on the Class A Stock, was a condition to the Company being able to negotiate a transaction acceptable to the Class A stockholders, whose approval was required for any merger (see " -- Ancillary Agreements");

          (v) the other terms and conditions of the Merger Agreement, including the facts that (a) the Merger Agreement was structured as much as possible to be the equivalent of the immediate sale of the Company, with limited representations and warranties by the Company and limited conditions to FKWW's obligation to consummate the Merger, including no "material adverse change" condition, most of which representations, warranties and conditions would no longer be applicable once FKWW purchased Class A Stock (in the form of the Class B Stock into which it was convertible) pursuant to the Robertson Stock Purchase Agreement, and (b) FKWW's and FKW Sub's obligations to consummate the Merger would not be subject to any financing condition, and all of FKWW's and FKW Sub's obligations would be guaranteed by News Corp. In considering the terms of the Merger Agreement, the Board noted that the Agreement did not provide for any "fiduciary out" for a higher proposal, in light of the fact that stockholder approval by written consent would be received by the Company concurrently with or immediately following execution of the Merger Agreement by FKWW (See "THE MERGER AGREEMENT -- Representations and Warranties, " -- Conditions to the Merger," " -- Guaranty" and " -- Other Agreements" and "REQUIRED VOTE; WRITTEN CONSENT IN LIEU OF MEETING");

          (vi) the fact that the Merger Consideration is all cash, and the amount will be adjusted if FKWW or any of its affiliates pays or agrees to pay any greater amount for shares of Common Stock or securities convertible into Common Stock from the Robertson Sellers, CBN, Regent or LIFE (through an amendment of the terms of the Stock Purchase Agreements or Contribution and Exchange Agreement, as applicable, as in effect on the date of the Merger Agreement) or from certain other holders (see "THE MERGER
     AGREEMENT -- Consideration to be Paid in the Merger");

          (vii) the fact that the Company and its Financial Advisors had previously identified and contacted the parties believed most likely to be interested in a transaction with the Company in connection with a Newco Transaction; that thereafter it was widely reported that a change of control transaction was available; and that several other parties, including companies previously contacted, did emerge as possible bidders, but that no firm proposal at $35.00 per share or higher was received from any other party; and

          (viii) the fact that stockholders at the Effective Time (other than those executing the Consent if the Stock Purchase Agreements are not consummated prior thereto) have the right to dissent from the Merger and to demand appraisal of the fair value of their Common Stock under the DGCL (see "APPRAISAL RIGHTS").

     In view of the wide variety of factors considered, neither the Class B Directors nor the Board found it practicable to, and did not, quantify, or otherwise attempt to assign relative weights to, the specific factors considered.

     On June 3, 1997, in recognition of the substantial time committed and additional duties and responsibilities performed and to be performed by the Company's Class B Directors in connection with their consideration of various strategic alternatives, including the transaction then being negotiated with FKWW and potentially with other parties, the Board of Directors (with such Class B Directors abstaining) voted additional compensation in the amount of $100,000 to each such Class B Director for his services through the consummation of any transaction recommended by the Board. All of the Directors of the Company are indemnified under the Company's Certificate of Incorporation and by-laws and, in addition, have separate indemnification agreements with the Company as permitted by Delaware law. See "--Interests of Certain Persons in the Merger."

OPINIONS OF THE COMPANY'S FINANCIAL ADVISORS.

     Goldman Sachs. At the June 11, 1997 meeting of the Company's Board of Directors, Goldman Sachs delivered its oral opinion (which was subsequently confirmed by written opinion dated June 11, 1997) that, as of such date, the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair to such holders.

     The full text of the written opinion of Goldman Sachs dated June 11, 1997, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex III to this Information Statement and is incorporated herein by reference. Stockholders of the Company are urged to, and should, read such opinion in its entirety.

     In connection with its opinion, Goldman Sachs reviewed, among other things,
(i) the Merger Agreement; (ii) the Stock Purchase Agreements; (iii) the Contribution and Exchange Agreement; (iv) the Amended and Restated Certificate of Incorporation of the Company; (iv) the Restated By-laws of the Company; (v) the Shareholders Agreement; (vi) Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1996;
(vii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q; (viii) certain other communications from the Company to its stockholders; and (ix) certain other internal financial analyses and forecasts for the Company prepared by its management. Goldman Sachs also held discussions with members of the senior management of the Company regarding its past and current business operations, financial condition, and future prospects. In addition, Goldman Sachs reviewed the reported price and trading activity for the Class B Stock, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the cable programming industry specifically and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs did not opine as to the fairness of the Stock Purchase Agreements or the Contribution and Exchange Agreement or the consideration to be paid thereunder to the stockholders of the Company party thereto. In addition, certain rights held by and obligations of certain of such stockholders may have had an impact on the sale process. Goldman Sachs' opinion is directed only to the fairness of the Merger Consideration to be received by the holders of the shares of Common Stock in the Merger pursuant to the Merger Agreement and its opinion does not address the relative merits of the Merger as compared to any alternative business transactions that might be available to the Company.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and has assumed such accuracy and completeness for purposes of rendering its opinion. Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and has not been furnished with any such evaluation or appraisal. In addition, Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. Goldman Sachs' advisory services and opinion are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote with respect to such transaction.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth below, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the below analyses as a comparison is directly comparable to the

Company or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Company's Board of Directors as to the fairness of the Merger Consideration and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control the parties or their respective advisors, none of the Company, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs' opinion to the Board of Directors of the Company was one of many factors taken into consideration by the Company's Board of Directors in making its determination to approve the Merger. The summary below does not purport to be a complete description of the analyses performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex III hereto and the above summary of such opinion. Stockholders are urged to read the full opinion of Goldman Sachs in its entirety.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. It is familiar with the Company having acted as its financial advisor in connection with the Merger. It also has provided certain investment banking services to the Company from time to time. Goldman Sachs has also provided certain investment banking services to affiliates of FKWW from time to time, including acting as underwriter in the offering of public securities issued by certain of FKWW's affiliates, and may provide investment banking services to FKWW and its affiliates in the future.

     Bear Stearns. At the June 11, 1997 meeting of the Company's Board of Directors, Bear Stearns delivered its oral opinion (which was subsequently confirmed by written opinion dated June 11, 1997) to the effect that, as of the date thereof, and subject to the assumptions and qualifications set forth therein, the Merger Consideration is fair, from a financial point of view, to the stockholders of the Company.

     THE FULL TEXT OF BEAR STEARNS' OPINION, WHICH IS SET FORTH AS ANNEX IV TO THIS INFORMATION STATEMENT, DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY BEAR STEARNS IN CONNECTION WITH ITS OPINION. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY.

     In the course of performing its reviews and analyses for rendering its opinion, Bear Stearns: (i) reviewed the Merger Agreement; (ii) reviewed drafts of the Stock Purchase Agreements and Contribution and Exchange Agreement among FKWW and certain stockholders of the Company (the "Other Transaction Agreements") pursuant to which, among other things, such stockholders agreed to sell or contribute to FKWW Class B Stock and securities convertible into Class B Stock representing a majority of the outstanding voting securities of the Company; (iii) reviewed drafts of certain other Ancillary Agreements proposed to be executed by the parties to the Merger Agreement, the Other Transaction Agreements and their respective affiliates in connection with the transactions contemplated by the Merger Agreement and the Other Transaction Agreements; (iv) reviewed the Company's Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the period ended March 31, 1997; (v) reviewed certain operating and financial information, including estimates and projections, provided to it by the senior management of the Company, relating to the Company's business and prospects; (vi) met with certain members of the Company's senior management to discuss the Company's operations, historical financial statements and future prospects; (vii) reviewed the historical price, trading volume and valuation parameters of the Common Stock; (viii) reviewed publicly available financial data, stock market performance data and valuation parameters of companies which Bear Stearns deemed generally comparable to the Company; (ix) reviewed the terms of recent mergers and acquisitions involving companies which Bear Stearns deemed generally comparable to the Company; and (x) conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

     Bear Stearns' Opinion is intended for the benefit and use of the Board of Directors of the Company and does not constitute a recommendation to any holder of shares of Common Stock. Bear Stearns' Opinion does not address the relative merits of the Merger and any other proposals or offers discussed or considered by the Board of Directors and the holders of Class A Stock as alternatives to the Merger or the decisions by the Board of Directors and the holders of Class A Stock with respect to the Merger. Further, Bear Stearns' Opinion does not address the fairness of the terms of the Other Transaction Agreements and Ancillary Agreements to the stockholders of the Company or the positive or negative impact of such agreements on the terms of the Merger.

     In the course of its review, Bear Stearns has relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to it by the Company. With respect to the Company's projected financial results, Bear Stearns has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company as to the expected future performance of the Company. Bear Stearns has not assumed any responsibility for the independent verification of any such information or of the projections provided to it and it has further relied upon the assurances of the senior management of the Company that they are unaware of any facts that would make the information or projections provided to it incomplete or misleading. In arriving at its opinion, Bear Stearns has not performed or obtained any independent appraisal of the assets or liabilities of the Company, nor has it been furnished with such appraisals. Bear Stearns' Opinion does not address the Company's underlying business decision to pursue the Merger. Bear Stearns' Opinion was necessarily based on economic, market and other conditions, and the information made available to it, as of the date thereof.

     In connection with preparing and rendering its opinion, Bear Stearns performed a variety of valuation, financial and comparative analyses. The summary of such analyses, as set forth below, does not purport to be a complete description of the analyses underlying Bear Stearns' Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to summary description. Bear Stearns believes that its analyses must be considered as a whole, and that selecting portions of this analyses and the factors considered by it, without considering all such factors and analyses, could create an incomplete view of the processes underlying Bear Stearns' Opinion. Moreover, the estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Accordingly, such estimates are inherently subject to substantial uncertainties.

     Bear Stearns is an internationally recognized investment banking firm and was selected as financial advisor to the Company in connection with the Merger and asked to render its opinion based on Bear Stearns' qualifications, expertise and reputation in providing advice to companies in the media and entertainment industries as well as its familiarity with the Company and FKWW. As part of its investment banking business, Bear Stearns is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     Financial Analyses. The following is a summary of the material financial analyses used by each of the Financial Advisors in connection with providing their respective written opinions dated June 11, 1997 to the Company's Board of Directors.

     (i) Stock Price Performance. The Financial Advisors reviewed the historical trading prices for the Class B Stock from February 1, 1996 through June 9, 1997, which ranged during the period from $14.00 to $32.00. In addition, the Financial Advisors reviewed the historical trading prices for the Class B Stock from the first day of trading during the period after the Company's IPO on April 29, 1992 (the "IPO Date"), through June 9, 1997, which ranged from $7.60 to $32.00. The Financial Advisors also compared the relative indexed stock price performance of the Class B Stock with the Large Capitalization Entertainment Index (which includes The Walt Disney Company, News Corp., Time Warner Inc. and Viacom Inc.) and the S&P 400 index from the IPO Date through June 9, 1997.

     (ii) Valuation. The Financial Advisors calculated the aggregate equity consideration (the "Equity Value") for the Company to be approximately $1.715 billion based on a cash price per share of $35.00 to be paid in the Merger and assuming, among other things, 5,000,000 outstanding shares of Class A Stock,

34,334,602 outstanding shares of Class B Stock (assuming exercise of all outstanding options on a treasury stock basis), 7,088,732 outstanding shares of Class C Stock and 2,587,500 shares of Class C Stock issuable upon conversion of the Convertible Notes and taking into account certain interest foregone upon the conversion of the Convertible Notes. The Financial Advisors also calculated the adjusted levered aggregate consideration (the "Enterprise Value") to be approximately $1.820 billion by adding to the Equity Value the amount of outstanding net debt of the Company equal to $151.1 million as of March 31, 1997, and then subtracting $46.5 million representing the approximate after-tax value of the Common Stock of Flextech PLC held by the Company as of June 9, 1997.

     (iii) Selected Precedent Cable Programming M&A Transactions. The Financial Advisors analyzed certain information relating to the following four selected transactions in the cable programming industry (the "Selected Transactions"):
Westinghouse Electric Corporation's acquisition of The Nashville Network; Time Warner Inc.'s acquisition of certain cable programming businesses of Turner Broadcasting System Inc. (including CNN, CNN International, Headline News, TBS Superstation and TNT); Hearst Corporation's and CapCities/ABC, Inc.'s acquisition of 33.3% of Lifetime Television; and Cablevision Systems Corporation's acquisition of 50% of American Movie Classics. Such analysis indicated that for the Selected Transactions: (i) levered aggregate consideration as a multiple of latest twelve months ("LTM") earnings before interest, taxes, depreciation and amortization ("EBITDA") ranged from 10.8x to 14.2x, with a mean of 12.9x, as compared to a multiple of LTM March 31, 1997 EBITDA of 24.3x for the Enterprise Value in the Merger and of 16.3x for the adjusted Enterprise Value (the "AEV") in the Merger of approximately $1.720 billion, calculated by subtracting from the Enterprise Value an assumed value of $100 million for the Company's assets that do not currently generate EBITDA; and
(ii) the value of levered aggregate consideration paid per subscriber ranged from $9.07 to $42.30, with a mean of $22.06, as compared to a value paid per March 31, 1997 subscribers of $25.38 for the Enterprise Value in the Merger and of $25.07 for the AEV in the Merger. The multiples and values (a) for LTM March 31, 1997 EBITDA and March 31, 1997 subscribers were based on public filings of the Company, as adjusted to reflect the Company's 72% ownership in FiT TV; and
(b) for projected 1997 EBITDA were based on the Company's management estimates. The Financial Advisors also compared the projected five-year compound annual EBITDA growth rate for the Company provided by the Company's management and the EBITDA transaction multiple in the Merger to similar information derived from publicly available sources for the Selected Transactions and the acquired entities therein.

     (iv) Discounted Cash Flow Analysis. The Financial Advisors performed a discounted cash flow analysis using the Company's management projections in two scenarios: (i) the first case (the "Consolidated Case") was for the consolidated Company; and (ii) the second case (the "Family Channel Case") was for the consolidated Company excluding its current non-EBITDA generating assets (the "Family Channel"), which non-EBITDA generating assets included MTM, FiT TV, United Family Communications LLC and Calvin Gilmore Productions. The Financial Advisors calculated a net present value of free cash flows for the years 1997 through 2001 using discount rates ranging from 9.0% to 13.0%. The Financial Advisors calculated the terminal values in the year 2001 based on multiples ranging from 8.0x projected 2001 EBITDA to 10.0x projected 2001 EBITDA. These terminal values were then discounted to present value using discount rates from 9.0% to 13.0% The various ranges for discount rates and terminal value multiples were chosen to reflect theoretical analyses of the Company's cost of capital.

     In the Consolidated Case, these analyses indicated aggregate Enterprise Values ranging from approximately $935 million to approximately $1.331 billion, multiples of aggregate Enterprise Values to LTM March 31, 1997 consolidated EBITDA ranging from 12.5x to 17.8x, values of Enterprise Value paid per consolidated Company subscriber (including full-time equivalent subscribers) ranging from $13.04 to $18.57 and implied per share values ranging from $16.00 to $24.08.

     In the Family Channel Case, these analyses indicated enterprise values for the Family Channel ranging from approximately $927 million to approximately $1.291 billion, multiples of Family Channel enterprise values to LTM March 31, 1997 Family Channel EBITDA ranging from 8.8x to 12.3x and values of Family Channel enterprise value paid per Family Channel subscriber ranging from $13.52 to $18.83.

     (v) Valuation Comparison. The Financial Advisors calculated and compared various financial multiples and ratios for the Company using the Equity Value, the Enterprise Value and the AEV. The Financial Advisors compared the per share Equity Value of $35.00 to a calculated per share discounted cash flow value of $19.76; the Enterprise Value of approximately $1.820 billion to a calculated discounted cash flow value for the consolidated Company of approximately $1.119 billion; and the AEV of approximately $1.720 billion to a calculated discounted cash flow value for the Family Channel of approximately $1.097 billion. The calculated discounted cash flow values were mid-points of the discounted cash flow values noted in (iv) above and were based on five-year projected cash flows provided by Company management and an exit multiple of 9.0x projected terminal EBITDA and used a discount rate of 11.0%.

     (vi) Multiples at Various Assumed Private Market Values. The Financial Advisors calculated alternative values for the Equity Value, the Enterprise Value and the AEV based upon per share values for the Merger Consideration ranging from $30.00 to $40.00 per share, including the $35.00 per share to be paid the Merger. The multiples and values for LTM March 31, 1997 EBITDA and March 31, 1997 subscribers were based on public filings of the Company as adjusted to reflect the Company's 72% ownership in FiT TV and for projected 1997 EBITDA were based on the Company's management estimates.

     The Financial Advisors considered the Enterprise Values as a multiple of LTM March 31, 1997 consolidated EBITDA and of projected 1997 consolidated EBITDA. The Financial Advisors also considered the Enterprise Values as a value paid per consolidated Company subscriber. The Financial Advisors' analyses indicated a multiple to LTM March 31, 1997 consolidated EBITDA of 24.3x and to projected 1997 consolidated EBITDA of 22.3x for the Enterprise Value in the Merger. The Financial Advisors' analyses also indicated a value paid per consolidated Company subscriber of $25.41 for the Enterprise Value in the Merger. In addition, the Financial Advisors considered the AEVs as a multiple of LTM March 31, 1997 Family Channel EBITDA and of projected 1997 Family Channel EBITDA. The Financial Advisors also considered the AEVs as a value paid per Family Channel subscriber. The Financial Advisors' analyses indicated a multiple to LTM March 31, 1997 Family Channel EBITDA of 16.3x and to projected 1997 Family Channel EBITDA of 15.7x for the AEV in the Merger. The Financial Advisors' analyses also indicated a value paid per Family Channel subscriber of $25.10 for the AEV in the Merger.

     Engagement Letter. Pursuant to a letter agreement dated June 6, 1997, amending and supplementing an engagement letter among the Financial Advisors and the Company dated July 3, 1996 (the "Engagement Letter"), the Company agreed to pay the Financial Advisors, upon consummation of an acquisition of the Company, a transaction fee equal to 0.5% of the value of the total consideration paid by the acquiror. If the acquisition is consummated in one or more steps, including a second-step merger, any additional consideration paid in or to be paid in subsequent steps is included for purposes of calculating the transaction fee. The Company has agreed to reimburse the Financial Advisors for their reasonable out-of-pocket expenses, including attorney's fees, of up to $300,000 (of which not more than $100,000 may be applied to legal expenses), and to indemnify the Financial Advisors against certain liabilities, including certain liabilities under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER.

     Information with respect to certain contracts, agreements, arrangements, or understandings with certain of the Company's executive officers, directors or affiliates is set forth below. See, also, "-- Ancillary Agreements" and "-- Background of the Merger."

     Consulting Agreement. As a condition to FKWW entering into the Merger Agreement, FKWW and M.G. Robertson, the Company's Chairman, executed a letter agreement (the "Robertson Letter Agreement") by and between FKWW and M.G. Robertson, providing for termination of the existing employment agreement between the Company and M.G. Robertson upon consummation of the Merger and the waiver by M.G. Robertson of all severance pay thereunder, and providing for M.G. Robertson to thereafter serve as a consultant to the Company for a term of 5 years for compensation of $400,000 in the first year, reducing in each subsequent year by a specified commitment percentage to $160,000 in the fifth year. His duties as a consultant will include (i) serving as Co-Chairman of the Company, (ii) advising the Company on its strategic direction, (iii) serving, on an occasional basis, as spokesperson for The Family Channel with its cable affiliates and other business partners, (iv) using reasonable efforts to assist the Company in maintaining and expanding its subscriber base, (v) continuing to serve as host of The 700 Club with Pat Robertson, subject to certain conditions, and (vi) appearing on The 700 Club with Pat Robertson as frequently as in the past, with such appearances decreasing in each subsequent year by the same commitment percentage as his compensation.

     Treatment of Stock Options. The Company has outstanding options to purchase shares of Class B Stock which are held by officers of the Company. Pursuant to the Merger Agreement, the Company agreed to use its reasonable good faith efforts to cause all outstanding stock options to be cancelled at the Effective Time for an amount in cash equal to the Merger Consideration, less the per share option exercise price, except as otherwise agreed. Pursuant thereto, the Company has entered into an agreement with each holder of outstanding options providing for such cancellation. See "THE MERGER AGREEMENT -- Conditions to the Merger." Pursuant to the Robertson Stock Purchase Agreement, M.G. Robertson and Tim Robertson each exercised their respective options to purchase 625,000 shares of Class B Stock and sold such shares to FKWW at the same per share price as, and following the initial sale of Common Stock by, the Robertson Sellers on August 1, 1997. See "-- Ancillary Agreements."

     Director Liability and Indemnification. Under the DGCL, a corporation may adopt a provision in its certificate of incorporation that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision may not eliminate or limit director monetary liability for:
(i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of laws; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit. The Company's Certificate of Incorporation includes such a provision. The Company's by-laws provide that the Company shall indemnify each present and former director and officer of the Company or any of its subsidiaries to the fullest extent permitted by applicable law.

     Under the DGCL, a corporation has the power to indemnify any director or officer against expenses, judgments, fines, and settlements incurred in a proceeding, other than an action by or in the right of the corporation, if the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the corporation or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In the case of an action by or in the right of the corporation, the corporation has the power to indemnify any officer or director against expenses incurred in defending or settling the action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification may be made when a person is adjudged liable to the corporation, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent such court shall determine. The DGCL requires that to the extent an officer or director of a corporation is successful on the merits or otherwise in defense of any third-party or derivative proceeding, or in defense of any claim, issue, or matter therein, the corporation must indemnify the officer or director against expenses incurred in connection therewith.

     The Merger Agreement provides that the indemnification and exculpation provisions in favor of the past and present directors or officers of the Company currently in effect will remain in effect for at least six years from the Effective Time and that the current directors' and officers' liability insurance policies (or other policies providing, subject to certain conditions, at least the same coverage as the current policies), or as much coverage as may be available upon payment of 200% of current premiums, will be maintained in effect for six years from the Effective Time. Effective December 3, 1996, the Company entered into Indemnification Agreements with each of its directors providing for indemnification to the fullest extent permitted by the DGCL and containing provisions with respect to continuation of directors' and officers' liability insurance that are comparable to such provisions in the Merger Agreement.

PURPOSE OF THE MERGER.

     The principal purposes for the Merger are for FKWW to acquire all of the equity interests in the Company and to obtain the benefits available under the Ancillary Agreements.

CERTAIN EFFECTS OF THE MERGER.

     Following the Merger, FKWW will own 100% of the Surviving Corporation's outstanding capital stock. FKWW will be the sole beneficiary of any future earnings and growth of the Surviving Corporation (until shares of capital stock, if any, are issued to other stockholders) and will have the ability to benefit from any divestitures, strategic acquisitions or other corporate opportunities that may be pursued by the Surviving Corporation in the future. Upon the consummation of the Merger, the Existing Stockholders will cease to have any ownership interests in the Company or rights of shareholders. The Existing Stockholders will no longer benefit from any increases in the value of the Company or any payment of dividends on the Common Stock of the Company and will no longer bear the risk of any decreases in value of the Company. No cash dividends have ever been paid on the Company's Common Stock.

     As a result of the Merger, the Surviving Corporation will be privately held and there will be no public market for its Common Stock. Upon consummation of the Merger, the Class B Stock of the Company will cease to be quoted on the NYSE. In addition, registration of the Class B Stock of the Company under the Exchange Act will be terminated, and, accordingly, the Company will no longer be required to file periodic reports with the Commission.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.

     The following is a summary of certain federal income tax consequences of the Merger to stockholders who receive the Merger Consideration for their shares of Common Stock pursuant to the Merger. This summary is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations (including Proposed Regulations and Temporary Regulations) promulgated thereunder, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This summary does not purport to discuss all tax consequences of the Merger to all stockholders. In particular, the summary does not discuss the tax consequences of the Merger to any stockholder that is an insurance company, tax-exempt organization, financial institution, foreign person or broker dealer or who has acquired his, her or its shares upon the exercise of options or otherwise as compensation.

     The receipt of cash by a stockholder of the Company in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. In general, a stockholder will recognize a gain or loss equal to the difference, if any, between the amount of cash received for his, her or its stock in the Merger (i.e., $35.00 per share, subject to adjustment as provided in the Merger Agreement) and the stockholder's adjusted tax basis in such stock. A stockholder will recognize such gain or loss as of the Effective Time. In general, such gain or loss will be a capital gain or loss, provided the stock is a capital asset in the hands of the holder at the Effective Time, and will be a long-term capital gain or loss if the stock has been held for more than one year at such time.

     Backup Withholding. The Company or the Exchange Agent will be required to withhold 31% of the gross proceeds payable to a stockholder or other payee in the Merger unless the stockholder or payee provides, in a properly completed substitute Form W-9 included with the Letter of Transmittal (see "PROCEDURE FOR RECEIPT OF MERGER CONSIDERATION"), his, her or its taxpayer identification number and certifies under penalties of perjury that such number is correct and that the stockholder is not subject to backup withholding, unless an exemption applies under applicable law and regulations. Therefore, unless such an exemption exists and is demonstrated in a manner satisfactory to the Company or the Exchange Agent, in accordance with the instructions that will accompany the substitute Form W-9, each stockholder should complete and sign the substitute Form W-9 that will be made available to the stockholder with the Letter of Transmittal, so as to provide the information and certification necessary to avoid backup withholding.

     EACH STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN HIS, HER OR ITS INDIVIDUAL CIRCUMSTANCES AND WITH RESPECT TO THE STATE, LOCAL OR OTHER INCOME TAX CONSEQUENCES OF THE MERGER. FURTHER, ANY STOCKHOLDER WHO IS A CITIZEN OF A COUNTRY OTHER THAN THE UNITED STATES SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX TREATMENT IN SUCH COUNTRY OF THE MERGER AND WITH RESPECT TO THE QUESTION OF WHETHER THE TAX CONSEQUENCES DESCRIBED ABOVE MAY BE ALTERED BY REASON OF THE PROVISIONS OF THE INTERNAL REVENUE CODE APPLICABLE TO FOREIGN PERSONS OR THE PROVISIONS OF ANY TAX TREATY APPLICABLE TO SUCH STOCKHOLDER.

ACCOUNTING TREATMENT.

     The Merger will be accounted for under the "purchase" method of accounting.

REGULATORY MATTERS.

     General. The Company does not believe that any material federal or state regulatory approvals, filings or notices are required by the Company in connection with the Merger other than (i) such approvals, filings or notices required pursuant to federal and state securities laws, (ii) such filings required pursuant to the HSR Act and (iii) the filing of the certificate of merger with the Secretary of State of the State of Delaware.

     Antitrust. Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission ("FTC"), certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC and certain waiting period requirements have been satisfied. The consummation of the Merger, the purchase of Common Stock by FKWW pursuant to the Stock Purchase Agreements, and the acquisition by FKWW of the Class C Stock and Convertible Notes from LIFE pursuant to the Contribution and Exchange Agreement were conditioned upon the expiration or termination of all applicable HSR waiting periods. See "THE MERGER AGREEMENT -- Conditions to the Merger" and "THE MERGER -- Ancillary Agreements."

     Pursuant to the HSR Act, on June 19, 1997, Haim Saban and K. Rupert Murdoch, as the "ultimate parent entities" of FKWW under the HSR Act, and the Company (collectively, the "Filers"), filed Premerger Notification and Report Forms with the Antitrust Division and the FTC in connection with the acquisition by FKWW of voting securities of the Company (the Class B Stock) pursuant to the Merger and the Stock Purchase Agreements and FKWW's conversion of the Class C Stock and Convertible Notes acquired from LIFE pursuant to the Contribution and Exchange Agreement into shares of Class B Stock. Under the provisions of the HSR Act applicable thereto, such transactions could not be consummated until the expiration of a 30-calendar day waiting period following such filings. Such waiting period expired at 11:59 p.m., New York City time, on July 19, 1997.

     The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions such as FKWW's acquisition of the Company. At any time, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking the divestiture of Common Stock acquired by FKWW or the divestiture of substantial assets of one or more of the Filers or their respective affiliates. Private parties may also bring legal action under certain circumstances. Although FKWW and the Company do not believe that the acquisition of voting securities of the Company by FKWW as contemplated by the Merger Agreement, the Stock Purchase Agreements and the Contribution and Exchange Agreement, will violate the antitrust laws, there can be no assurance that a challenge to the Merger or such other transactions on antitrust grounds will not be made or, if such a challenge is made, of the result thereof.

ANCILLARY AGREEMENTS.

     Amendment to Affiliation Agreement. As a condition to FKWW's entering into the Merger Agreement, the Company and SSI, an affiliate of LIFE, entered into an amendment to the Affiliation Agreement dated

December 28, 1989, as such agreement was previously amended, by and between SSI and The Family Channel, a division of the Company, providing for specified guarantees as to carriage of The Family Channel and specifying certain content restrictions for programming on The Family Channel. The amendment to the Affiliation Agreement became effective upon the closing under the Contribution and Exchange Agreement on August 1, 1997.

     Amendment to Program Time Agreement. The Program Time Agreement between the Company and CBN requires the Company to carry certain programming produced by CBN. See "CERTAIN INFORMATION REGARDING THE COMPANY--Introduction." As a condition to FKWW's entering into the Merger Agreement and the CBN Stock Purchase Agreement, the Company and CBN entered into Amendment No. 1 to Program Time Agreement, to amend the Program Time Agreement to (i) allow extension of the Program Time Agreement irrespective of CBN's ownership of Common Stock, (ii) require CBN to deliver, pursuant to specified terms and conditions, episodes of The 700 Club with Pat Robertson or a program with similar content hosted by M.G. Robertson, and provides for exclusivity of such program with respect to cable broadcasts (with certain exceptions) and (iii) clarify the rights of the parties to pre-empt certain programming. The amendment to the Program Time Agreement became effective upon the closing under the CBN Stock Purchase Agreement on August 1, 1997.

     Waiver and Termination of Shareholder Agreement. In connection with the execution of the Merger Agreement and the Stock Purchase Agreement, CBN and LIFE executed a waiver of their rights, including rights of first refusal and tag along rights, under the current Amended and Restated Shareholder Agreement dated September 1, 1995 (the "Shareholder Agreement"), and all parties to the Shareholder Agreement, including certain of the Robertson Sellers, CBN, LIFE and the Company, entered into a Termination to Shareholder Agreement dated as of June 11, 1997, which terminated the Shareholder Agreement upon the closing under the Contribution and Exchange Agreement on August 1, 1997.

     Stock Purchase Agreements. Concurrently with the parties' execution of the Merger Agreement, the Robertson Sellers executed a Stock Purchase Agreement dated as of June 11, 1997, with FKWW (the "Robertson Stock Purchase Agreement") pursuant to which the Robertson Sellers agreed, subject to the terms and conditions thereof, to sell to FKWW all 5,000,000 shares of Class A Stock owned by them, in the form of the 5,000,000 shares of Class B Stock into which such Class A Stock was convertible, and 1,231,981 shares of Class B Stock for $35.00 per share in cash, subject to adjustment in the same manner as the Merger Consideration. Pursuant to the Robertson Stock Purchase Agreement, FKWW agreed to lend to M.G. Robertson and Tim Robertson sufficient funds to permit each of them to exercise options to purchase 625,000 shares of Class B Common Stock held by each of them following the sale described above, and, upon receiving such funds, each of M.G. Robertson and Tim Robertson agreed immediately to exercise his options and sell to FKWW the shares of Class B Stock received upon such exercise for a cash purchase price equal to $35.00 per share, subject to adjustment in the same manner as the Merger Consideration, less the amount of such loan.

     In addition, concurrently with the parties' execution of the Merger Agreement, CBN, pursuant to a Stock Purchase Agreement dated as of June 11, 1997, with FKWW (the "CBN Stock Purchase Agreement") and Regent, pursuant to a Stock Purchase Agreement dated as of June 11, 1997, with FKWW, each agreed, subject to the terms and conditions thereof, to sell to FKWW all shares of Class B Common Stock held by them (3,891,121 shares and 4,214,325 shares, respectively) for $35.00 per share in cash, subject to adjustment in the same manner as the Merger Consideration.

     News Corp. has given a guaranty to each of the Robertson Sellers, CBN and Regent guaranteeing performance of FKWW's and FKW Sub's obligations under the Stock Purchase Agreements. The purchase of Common Stock by FKWW pursuant to each Stock Purchase Agreement (including the purchase of Class B Stock received by M.G. Robertson and Tim Robertson upon exercise of their options as described above) was consummated on August 1, 1997.

     Contribution and Exchange Agreement. Concurrently with the parties' execution of the Merger Agreement, LIFE agreed, in a separate transaction pursuant to the Contribution and Exchange Agreement, to contribute its 7,088,732 shares of Class C Stock and $23 million in aggregate principal amount of Convertible Notes, convertible into 2,587,500 shares of Class C Stock, to FKWW in exchange for a new series of preferred stock of FKWW, in a transaction intended to constitute a tax free exchange. Such FKWW preferred stock is exchangeable at the holder's option, upon the happening of certain events, into shares of a new series of preferred stock of NPAL. Such FKWW preferred stock has, and such series of NPAL preferred stock will have a liquidation preference of $35.00 per share or share equivalent of Class C Stock, subject to adjustment in the same manner as the Merger Consideration, plus $6.33 million representing interest income foregone on the Convertible Notes and partial compensation for certain tax consequences. It was originally agreed by the parties that each such series would be entitled to receive cumulative dividends at a rate of 8.5% per annum of the liquidation price, payable quarterly, increasing to 11% if any quarterly dividend is not declared and paid in full when due and was mandatorily redeemable on June 30, 2027 and redeemable at the option of the issuer at any time after June 30, 2007 or, at the option of the holder, for a thirty day period every five years commencing on June 30, 2002. The terms of each such series was amended on August 1, 1997, as provided in the Contribution and Exchange Agreement, in response to proposed changes in applicable tax laws, to provide for cumulative dividends at a rate of 9% per annum, increasing to 11.5% as noted, mandatory redemption on August 1, 2027, redemption at the option of the issuer at any time after August 1, 2007, and redemption at the option of the holder for the thirty-day period commencing on August 20, 2017 and 2022. As provided in the Contribution and Exchange Agreement, each such series, as revised, is intended to have a value equivalent to the respective series as originally negotiated. News Corp., together with NPAL, has entered into a Funding Agreement supporting the obligations of FKWW and NPAL under the preferred stock issuable to LIFE pursuant to the Contribution and Exchange Agreement.

     The contribution of Class C Stock and Convertible Notes pursuant to the Contribution and Exchange Agreement in exchange for the new series of FKWW preferred stock was consummated on August 1, 1997.

                              THE MERGER AGREEMENT

     The following is a summary of the material terms of the Merger Agreement. This summary is not a complete description of the terms and conditions thereof, and stockholders are urged to read the Merger Agreement which is attached hereto as Annex I.

     CONSIDERATION TO BE PAID IN THE MERGER. Each share of Class A Stock, Class B Stock and Class C Stock of the Company (other than shares held by FKWW, FKW Sub, the Company or any of their respective subsidiaries and shares held by stockholders who have validly perfected their appraisal rights under the DGCL) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration, without interest. Upon conversion, each such share of Common Stock will no longer be outstanding and will automatically be cancelled and retired and cease to exist, and Certificates previously evidencing such shares of Common Stock immediately prior to the Effective Time will thereafter represent only the right to receive the Merger Consideration. Shares of Common Stock held by FKWW, FKW Sub, the Company or any of their respective subsidiaries will be cancelled and extinguished, and all shares of capital stock of FKW Sub, in the aggregate, will be converted into a total number of shares of Class B Stock of the Surviving Corporation equal to the total number of shares of Class A Stock and Class B Stock (on a fully diluted basis) of the Company outstanding prior to the Merger. The Merger Consideration will be increased to equal the highest amount, if any, paid or agreed to be paid by FKWW or any of its affiliates between January 1, 1997 and the Effective Time to purchase shares of Common Stock or securities convertible into shares of Common Stock from any of the Robertson Sellers, LIFE, CBN, Regent, any other holder of more than 2.5% of the outstanding shares of Class B Stock, or any other holder or holders if the purchases from such holder or holders by FKWW or its affiliates after the date hereof and through the Effective Time aggregate more than 5% of the shares of Common Stock of the Company outstanding at such time.

     TREATMENT OF OPTIONS. The Company has outstanding options to purchase shares of Class B Stock which are held by officers of the Company. Pursuant to the Merger Agreement, the Company agreed to use its reasonable good faith efforts to cause all outstanding stock options to be cancelled at the Effective Time for an amount in cash equal to the Merger Consideration, less the per share option exercise price, except as otherwise agreed. Pursuant thereto, the Company has entered into agreements with each holder of outstanding options providing for such cancellation. Pursuant to the Robertson Stock Purchase Agreement, M.G. Robertson and Tim Robertson each agreed to exercise their respective options to purchase 625,000 shares of Class B

Stock and to sell such shares to FKWW at the same per share price as, and following the initial sale of Common Stock by, the Robertson Sellers. Such options were exercised and the shares of Class B Stock received upon such exercise were sold to FKWW on August 1, 1997. See THE MERGER--Ancillary Agreements."

REPRESENTATIONS AND WARRANTIES.

     FKWW. The Merger Agreement provides for various representations and warranties with respect to FKWW (which representations and warranties are subject, in certain cases, to specified exceptions, and, generally, apply to facts and circumstances existing at the date of the Merger Agreement), including representations pertaining to: (i) the due organization of FKWW and due authorization, execution, delivery and enforceability of the Merger Agreement,
(ii) no required consents of appropriate governmental regulatory authorities, domestic or foreign (each, a "Government Entity"), (iii) the compliance of the Merger Agreement with the charter, by-laws, organizational documents and material agreements of, and laws applicable to, FKWW, (iv) the absence of material litigation, (v) the truthfulness and completeness of information supplied by FKWW to the Company for inclusion in this Information Statement,
(vi) the due organization of News Corp. and (vii) the execution, delivery and enforceability of News Corp.'s Guaranty of FKWW's and FKW Sub's obligations under the Merger Agreement. The accuracy of these representations and warranties is no longer a condition to the Company's obligation to effect the Merger as a result of FKWW's purchase of the Class A Stock from the Robertson Sellers pursuant to the Robertson Stock Purchase Agreement on August 1, 1997.

     FKW Sub. The Merger Agreement provides for various representations and warranties with respect to FKW Sub (which representations and warranties are subject, in certain cases, to specified exceptions, and, generally, apply to facts and circumstances existing at the date of the Merger Agreement), including representations pertaining to: (i) the due organization of FKW Sub and due authorization, execution, delivery and enforceability of the Merger Agreement,
(ii) no required consents of Government Entities, (iii) the compliance of the Merger Agreement with the charter, by-laws, organizational documents and material agreements of, and laws applicable to, FKW Sub, (iv) the absence of material litigation, (v) the truthfulness of information supplied by FKW Sub to the Company for inclusion in this Information Statement and (vi) the solvency of the Surviving Corporation immediately following the Effective Time. The accuracy of these representations and warranties is no longer a condition to the Company's obligation to effect the Merger as a result of FKWW's purchase of the Class A Stock from the Robertson Sellers pursuant to the Robertson Stock Purchase Agreement on August 1, 1997.

     The Company. The Merger Agreement provides for various representations and warranties with respect to the Company (which representations and warranties are subject, in certain cases, to specified exceptions, and, generally, apply to facts and circumstances existing at the date of the Merger Agreement), including representations pertaining to: (i) the due organization of the Company and due authorization, execution, delivery and enforceability of the Merger Agreement,
(ii) the ownership, organization and valid conduct of business of the subsidiaries of the Company, (iii) the approval by the Board of Directors of the Merger Agreement and the Merger, (iv) the capitalization of the Company, (v) no required consents of Government Entities, (vi) the proper and timely filing and accuracy of SEC Reports and financial statements for the period January 1, 1994 through the date of the Merger Agreement, (vii) the absence of material changes or events from December 31, 1996 through the date of the Merger Agreement,
(viii) the absence, to the actual knowledge of specified officers of the Company, of breaches of material contracts and commitments through the date of the Merger Agreement, (ix) the absence of related party agreements over a certain dollar threshold, (x) the absence of notices of certain cancellations or terminations of, or intentions to reduce carriage under, any of the top 25 agreements with cable carriers relating to carriage of The Family Channel (determined by reference to subscriber count) through the date of the Merger Agreement and (xi) the truthfulness and completeness of information supplied to the Company for inclusion in the Information Statement. The accuracy of these representations and warranties other than as to capitalization (with exceptions as provided) is no longer a condition to FKW Sub's obligation to effect the Merger as a result of FKWW's purchase of the Class A Stock from the Robertson Sellers pursuant to the Robertson Stock Purchase Agreement on August 1, 1997.

     CONDUCT OF BUSINESS PENDING THE MERGER. The Merger Agreement provides that, unless FKWW and FKW Sub otherwise consent in writing or unless otherwise previously disclosed to FKWW, the Company and its subsidiaries will: (i) continue to conduct their business in the ordinary course, (ii) refrain from authorizing or selling additional shares of capital stock of the Company, (iii) refrain from changing certain compensation arrangements or hiring additional new employees with salaries above $100,000, (iv) refrain from intentionally and knowingly breaching any of the Company's representations and warranties or failing to perform any of its covenants under the Merger Agreement, (v) refrain from submitting any matters, other than the Merger, to the stockholders of the Company prior to the Merger, (vi) refrain from selling or disposing any material portion of the assets of the Company and its subsidiaries taken as a whole, except in the ordinary course of business and consistent with past practice,
(vii) refrain from acquiring any corporation, partnership or other business organization or division thereof or any material interest therein other than marketable securities in the ordinary course of business consistent with past practice, (viii) refrain from incurring additional indebtedness (as defined therein) beyond refinancing of current indebtedness, additional indebtedness under the Company's existing revolving credit facilities and other indebtedness aggregating no more than $1 million, (ix) refrain from making material capital expenditures in excess of $10 million in the aggregate over expenditures as contemplated in the Company's existing business plan without approval from FKWW, subject to specified exceptions, (x) refrain from making any expenditures in excess of $10 million in the aggregate for television or motion picture productions or programming other than expenditures included in the Company's programming budget, (xi) refrain from entering into related party transactions other than in the ordinary course of business consistent with past practice, or under existing agreements, (xii) refrain, subject to certain exceptions, from entering into programming arrangements that would grant to others the right to program any block of time on The Family Channel, (xiii) refrain from launching a new cable channel without consulting with FKWW and (xiv) refrain from cancelling, revoking or failing to renew any of its affiliation agreements.

OTHER AGREEMENTS.

     Preparation of Information Statement. The Company agreed to prepare and file this Information Statement with the Commission and to respond to comments from the Commission and to cause this Information Statement to be mailed to the Company's stockholders at the earliest practicable time.

     Other Filings. The Company, FKWW and FKW Sub agreed to file notification reports under the HSR Act and request early termination of the waiting period under the HSR Act. Such notification reports were filed on June 19, 1997 and the applicable waiting period expired at 11:59 p.m., New York City time, on July 19, 1997. See "THE MERGER -- Regulatory Matters."

     Further Assurances. The Company, FKWW and FKW Sub have agreed to use reasonable good faith efforts to (i) obtain all necessary waivers and consents from third parties necessary to consummate the Merger, (ii) defend all lawsuits challenging the Merger Agreement or the transactions contemplated thereby, (iii) lift or rescind any injunction adversely affecting the parties' ability to consummate the transactions contemplated by the Merger Agreement, (iv) effect all necessary filings with respect to the transactions contemplated by the Merger Agreement and (v) fulfill all conditions in the Merger Agreement. In addition, each of the parties has agreed not to take any action with the intention and knowledge that such action would make any of their representations and warranties untrue or would prevent or disable it from performing any of their obligations under the Merger Agreement.

     Acquisition Proposals. The Merger Agreement provides that the Company (i) will not initiate any proposals or offers with respect to a merger, acquisition or purchase of any significant portion of the assets or any equity securities of the Company (an "Acquisition Proposal"), (ii) will cease any existing discussions (other than with FKWW and FKW Sub) and (iii) will inform FKWW of any proposals received by it; provided that, the Company may furnish information to or enter into discussions or negotiations with any person or entity that makes an unsolicited bona fide proposal to acquire the Company pursuant to a merger, purchase of a substantial portion of its assets or other similar transaction, if, and only to the extent that the Board of Directors determines in good faith that the failure to take such action would involve a substantial risk of breach of fiduciary duty to the Company's stockholders imposed by applicable law, subject to providing FKWW and FKW Sub certain information with respect thereto, and may comply with Rules 14d-9 and 14e-2 under the Exchange Act, if applicable; provided, further that the foregoing rights shall not (a) permit any party to the Merger Agreement to terminate the Merger Agreement other than as otherwise specified therein, (b) permit any party to enter into any other agreement with respect to an Acquisition Proposal during the term of the Merger Agreement or (c) affect any other obligation of any party under the Merger Agreement.

     BOARD REPRESENTATION. The Merger Agreement provides that after the purchase of Class A Stock from the Robertson Sellers pursuant to the Robertson Stock Purchase Agreement, FKWW will be entitled to designate, subject to certain conditions, up to the number of directors equal to the aggregate voting power of the shares then held by it (assuming conversion of the Class C Stock and Convertible Notes acquired from LIFE). FKWW has also agreed that, prior to the Effective Time or the termination of the Merger Agreement, the Company will continue to have at least two directors who are Class B Directors as of the date of the Merger Agreement (such directors, the "Continuing Directors") and that it will not exercise any rights which it may have as a stockholder to otherwise change the composition of the Board of Directors. Following the election or appointment of FKWW's designees and prior to the Effective Time, any amendment, or waiver of any term or condition, of the Merger Agreement or the Certificate of Incorporation or by-laws of the Company, any termination of the Merger Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of FKWW or FKW Sub or waiver or assertion of any of the Company's rights thereunder, or any other consents or actions by the Board of Directors with respect to the Merger Agreement or News Corp.'s related Guaranty, will require, and will require only, the concurrence of a majority of the Continuing Directors, except to the extent that applicable law requires that such action be acted upon by the full Board of Directors, in which case such action will require the concurrence of a majority of the Directors, which majority shall include each of the Continuing Directors.

     COSTS AND EXPENSES. The Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring such cost or expense, except that the prevailing party in any litigation to enforce or seek damages for breach of the Merger Agreement shall recover all costs and reasonable attorneys' fees.

     CONDITIONS TO THE MERGER. The obligations of each party to effect the Merger are subject to the following conditions: (i) the absence of any temporary or permanent injunction that would prohibit the consummation of the Merger, (ii) the absence of any banking moratorium or general limitation on the extension of credit by lending institutions in the United States, (iii) the expiration or termination of HSR Act waiting periods relating to (A) FKWW's acquisition of shares of Common Stock from the Robertson Sellers, CBN and Regent, (B) the conversion by FKWW into shares of Class B Stock of the Class C Stock and Convertible Notes to be acquired from LIFE and (C) the Merger (which periods expired on July 19, 1997 at 11:59, New York City time), (iv) the receipt by the Company of all consents and approvals from Government Entities required to be obtained by the Company and (v) the absence of any statute, rule, regulation or order that would make the Merger illegal.

     In addition, the obligation of the Company to effect the Merger is subject to the following conditions: (i) the representations and warranties of FKWW and FKW Sub being true in all material respects on and as of the Effective Time (except those made as of another date which shall be true and correct as of such date) and (ii) FKWW and FKW Sub having performed all of their respective obligations required to be performed on or before the Effective Time. PURSUANT TO THE MERGER AGREEMENT, FOLLOWING FKWW'S PURCHASE OF SHARES OF CLASS A STOCK PURSUANT TO THE ROBERTSON STOCK PURCHASE AGREEMENT ON AUGUST 1, 1997, THE CONDITION SET FORTH IN CLAUSE (I) IS NO LONGER APPLICABLE.

     In addition, the obligation of FKW Sub to effect the Merger is subject to the following conditions: (i) the representations and warranties of the Company being true in all material respects on and as of the Effective Time (except those made as of another date which shall be true and correct as of such date),
(ii) the Company having performed all of its obligations required to be performed on or before the Effective Time and (iii) the capitalization of the Company having remained unchanged, except as a result of exercise of options or conversion of securities. PURSUANT TO THE MERGER AGREEMENT, FOLLOWING FKWW'S PURCHASE OF SHARES OF CLASS A STOCK PURSUANT TO THE ROBERTSON STOCK PURCHASE AGREEMENT ON AUGUST 1, 1997, THE CONDITIONS SET FORTH IN CLAUSES (I) AND (II) ARE NO LONGER APPLICABLE.

     TERMINATION. The Merger Agreement can be terminated: (i) by written consent of FKW Sub, FKWW and the Company, (ii) by FKW Sub or FKWW if the Merger has not been consummated on or prior to November 30, 1997 due to a failure of any of the conditions to closing applicable to FKW Sub to effect the Merger, (iii) by the Company if the Merger has not been consummated on or prior to November 30, 1997 due to a failure of any of the conditions to closing applicable to the Company to effect the Merger and (iv) by the Company if News Corp. purports to revoke or withdraw its Guaranty of FKWW's and FKW Sub's obligations under the Merger Agreement or a court finds such Guaranty invalid or unenforceable; provided, however, that in the case of clauses (ii) and (iii) above, the November 30, 1997 date shall be extended for (A) any period that a party is subject to a non-final order, injunction or decree prohibiting consummation of the Merger and (B) the continuation of any banking moratorium or general limitation on the extension of credit by lending institutions in the United States. Upon termination of the Merger Agreement, there shall be no further liabilities or obligations, including monetary liabilities, other than with respect to certain fees and expenses and breaches of confidentiality as to information provided by the Company to FKWW.

     AMENDMENT. The Merger Agreement provides that it may not be amended except by action of the Board of Directors of each of the parties hereto.

     NO LIABILITY FOR BREACHES OF REPRESENTATIONS AND WARRANTIES. The Merger Agreement provides that the respective warranties of the Company, FKWW and FKW Sub contained in the Merger Agreement will expire with, and will be terminated and extinguished at, the Effective Time. Neither the Company, FKWW nor FKW Sub will be under any monetary or other liability with respect to any breach of a representation and warranty contained in the Merger Agreement or other certificates and documents delivered pursuant to the Merger Agreement. The sole consequence of any such breach will be limited to the failure to satisfy a condition to effect the Merger and the termination right, both as described above.

     DELAWARE LAW. The Merger Agreement is governed by the laws of the State of Delaware, without giving effect to the choice of law provisions thereof.

     SPECIFIC PERFORMANCE. Each of the parties shall be entitled to the remedy of specific performance of the other parties' covenants and agreements under the Merger Agreement.

     GUARANTY. News Corp., in a separate agreement, has unconditionally and irrevocably guaranteed to the Company the due and punctual observance, performance and discharge by FKWW of each item, provision, duty, obligation and agreement contained in the Merger Agreement and the due and punctual payment of any amount which FKWW or FKW Sub may be obligated to pay under the Merger Agreement.

                 ESTIMATED FEES AND EXPENSES; SOURCES OF FUNDS

     The total amount of funds required to pay the Merger Consideration (including approximately $545.6 million paid for FKWW's purchase of Common Stock pursuant to the Stock Purchase Agreements (of which $15 million was paid to the Company, representing the exercise price of options held by M.G. and Tim Robertson) but not any cash funds required for the purchase of shares of Class C Stock in the Merger, since such Class C Stock was exchanged, on August 1, 1997, for preferred stock of FKWW pursuant to the Contribution and Exchange Agreement; see "THE MERGER -- Ancillary Agreements"), the consideration to be paid to option holders, and the expenses incident to the Merger Agreement and the consummation of the transactions contemplated thereby, including financial advisory fees and expenses and legal fees and expenses, estimated to be approximately $1.4 billion, will be contributed by FKWW to the Surviving Corporation. FKWW has established, pursuant to a credit agreement dated as of August 1, 1997, a $602 million seven-year Secured Reducing Revolving Credit Facility (the "Tranche A Revolving Credit"), a $400 million seven-year Secured Reducing Revolving Credit Facility (the "Tranche B Revolving Credit") and a $298 million nine-year Secured Term Loan Facility (the "Term Loan" and, together with the Tranche A Revolving Credit and the Tranche B Revolving Credit, the "Facilities") with Citicorp USA, Inc. acting as the administrative agent for a syndicate of financial institutions providing the facility. In addition, FKWW will be loaned approximately $250 million to $350 million from Fox Broadcasting or an affiliate thereof. These funds will come from the working capital of News Corp. or an affiliate thereof.

     The obligations of FKWW under the Merger Agreement are guaranteed by News Corp. FKWW and News Corp. have informed the Company that News Corp. has sufficient cash resources to pay the Merger Consideration, the consideration to be paid to option holders, and the expenses incident to the Merger Agreement and the consummation of the transactions contemplated thereby. Such resources may include cash on hand or a variety of debt financing arrangements, additional contributions, equity capital or a combination of the foregoing. See "CERTAIN INFORMATION REGARDING FKWW, FKW SUB AND NEWS CORP."

     Each party shall pay its own expenses if the Merger is not consummated. See "THE MERGER AGREEMENT -- Costs and Expenses."

                   CERTAIN INFORMATION REGARDING THE COMPANY

INTRODUCTION.

     The Company produces, exhibits, and distributes entertainment and informational programming as well as related products targeted at families worldwide. The Company's principal business is The Family Channel, an advertiser-supported cable television network that provides family-oriented entertainment and informational programming in the United States. In addition, the Company owns MTM, a producer and worldwide distributor of television series and made-for-television movies and the owner of a significant library of television programming. The Company also owns a majority interest in FiT TV, an advertiser-supported health and fitness cable network which operates principally in the United States, and Calvin Gilmore Productions, a producer of live musical variety shows.

     The Family Channel was founded in 1977 as a division of CBN. In 1989, the Company was formed by M.G. Robertson and Tim Robertson to purchase the assets of The Family Channel. In 1990, the Company, in a management-led buyout, acquired The Family Channel from CBN in exchange for an aggregate of $250 million in principal amount of the Convertible Notes plus the assumption of certain liabilities associated with The Family Channel and an agreement to carry certain programming produced by CBN. As part of this transaction, a subsidiary of TCI invested $45 million in the Company by purchasing $22 million of the Company's 10% Convertible Cumulative Preferred Stock, par value $.001 per share (the "Preferred Stock"), from the Company and by acquiring $23 million in principal amount of the Convertible Notes from CBN. TCI subsequently transferred its investment in the Company to LIFE, one of its affiliates and an affiliate of Liberty Media Corporation. M.G. Robertson subsequently transferred all of his shares of Class A Stock, to a charitable remainder trust established by him.

     Prior to the IPO in April 1992, CBN converted $127 million in principal amount of the Convertible Notes into 14,287,500 shares of Class B Stock. In the IPO, the Company sold 4,166,666 shares of Class B Stock and CBN sold 8,333,334 shares. In June 1992, CBN donated the remaining $100 million in principal amount of its Convertible Notes to its affiliate, Regent University.

     In November 1993, the Company entered into an agreement (the "Redemption Agreement") with Regent University and CBN to repurchase from Regent University (the "Regent Repurchase") a portion of the $100 million in principal amount of the Convertible Notes held by Regent University. Under the terms of the Redemption Agreement, the Company agreed to pay Regent University $107,501,000 in cash, plus accrued interest to the date of repurchase, as provided by the terms of the Convertible Notes, to repurchase $55,556,000 in principal amount of the Convertible Notes, and Regent University agreed to convert the remaining portion of its Convertible Notes into 4,999,950 shares of Class B Stock. The Redemption Agreement was consummated in December 1993.

     In order to finance the Regent Repurchase, the Company entered into a $150 million long-term bank credit facility (the "Revolving Credit Facility"). In March 1994, the Revolving Credit Facility was syndicated to a group of banks and the commitment thereunder was increased to $175 million. Initial borrowings of $138 million under the Revolving Credit Facility were used to finance the Regent Repurchase and to refinance the Company's existing bank indebtedness. In December 1995, the Company amended the Revolving Credit

Facility to, among other things, increase the commitment thereunder to $250 million; provide for a reduced rate of interest; and extend final maturity of amounts due thereunder to June 30, 2002.

     In connection with the Regent Repurchase, LIFE, which holds all of the remaining $23 million in principal amount of the Convertible Notes, entered into an agreement with the Company which, among other things, amended the purchase agreement relating to the Convertible Notes and the related security agreement to provide that the security interest in substantially all of the assets of the Company which previously secured payment of the Convertible Notes would thereafter be limited to a security interest in the Company's rights in two satellite transponders. Also, in connection with the Regent Repurchase, the Shareholder Agreement was amended to limit the preemptive rights granted thereunder to provide that in the event of any future offering of capital stock by the Company each of the shareholders party to the Shareholder Agreement would be entitled to purchase such additional shares of capital stock as may be required to maintain its percentage ownership of each class of capital stock, rather than being entitled to acquire all of the capital stock offered in any future offering by the Company. In connection with the execution of the Merger Agreement and the Stock Purchase Agreement, CBN and LIFE executed a waiver of their rights, including rights of first refusal and tag along rights, under the Shareholder Agreement and all parties to the Shareholder Agreement, including certain of the Robertson Sellers, CBN, LIFE and the Company entered into a Termination to Shareholder Agreement dated as of June 11, 1997, which terminated the Shareholder Agreement upon the closing under the Contribution and Exchange Agreement on August 1, 1997. See "THE MERGER -- Ancillary Agreements."

     In December 1995, the Company and LIFE entered into an exchange agreement (the "Exchange Agreement") whereby LIFE exchanged all of its holdings of the Company's Preferred Stock for 5,000,000 shares of the Company's Class B Stock and exchanged an additional 2,088,732 of Class B Stock it then held, along with the aforementioned 5,000,000 shares, for 7,088,732 shares of the Company's Class C Stock. Also in connection with the Exchange Agreement, the terms of the Convertible Notes were amended to provide, among other things, for the conversion of such notes into shares of Class C Stock in lieu of Class B Stock. Additionally, certain terms of the Shareholder Agreement were amended pursuant to the Exchange Agreement.

     On matters submitted to a vote of the Company's shareholders, the Class A Stock has ten votes per share and the Class B Stock has one vote per share. The Class C Stock is non-voting. Each share of Class A Stock and Class C Stock is convertible, at the option of the holder, into one share of Class B Stock. The Company's Class A Stock and Class B Stock vote together as a single class on all matters except that (i) so long as the outstanding Class A Stock represents more than 40% of the total outstanding voting power of all stock entitled to vote, the holders of Class A Stock, voting separately as a class, are entitled to elect a majority of the Company's directors, with the remainder of the directors being elected by the holders of the Class B Stock, voting separately as a class, and (ii) the affirmative vote of a majority of each of the Class A Stock and the Class B Stock is required for the following actions: (A) any merger or consolidation of the Company with and into any other corporation; (B) any dissolution or liquidation of the Company; (C) any sale or other disposition of all or substantially all of the assets of the Company; (D) any amendment to the Certificate of Incorporation increasing the number of authorized shares of capital stock of the Company; or (E) any other action upon which class voting is required by law.

BUSINESS SEGMENTS.

     The Company operates in three business segments: the operation of advertiser-supported cable networks ("Cable Networks"), the production and distribution of entertainment programming ("Production & Distribution"), and the production of live entertainment shows ("Live Entertainment").

     Cable Networks. The Company operates The Family Channel and FiT TV, and, through United Family Communications LLC ("UFC"), has an interest in certain international networks that are planned to be launched in 1997.

          The Family Channel. The Family Channel is one of the largest cable television networks in the United States, reaching approximately 70% of all television households in the United States. Originally launched in 1977, The Family Channel was the first satellite-delivered basic cable television network in the United States. TCI is one of the largest cable television system operators in the United States and, as such, is a major customer of The Family Channel. TCI and its affiliates hold a substantial ownership interest in the Company.

          The Family Channel has positioned itself as a "destination" channel (i.e., a channel with a distinctive programming format designed to attract and retain a particular segment of the cable television viewing audience) for cable viewers who seek high quality television programming that is suitable for the entire family. The Company develops, acquires, and exhibits a variety of dramas, comedies, children's shows, westerns, informational, and other programs on The Family Channel. These programs include original series, specials, and movies produced for The Family Channel, as well as programs originally televised on the major broadcast networks. The Family Channel's programs are transmitted 24 hours a day via satellite from the Company's uplink facilities in Virginia Beach.

          In general, pursuant to The Family Channel's affiliation agreements, each cable system operator or other delivery service distributing The Family Channel agrees to pay the Company a monthly fee per subscriber. The Family Channel's affiliation agreements are generally three, five, or ten years in duration and provide for annual per subscriber rate increases.

          Increases in per subscriber fees and, to a lesser extent, increased household penetration have generated growth in The Family Channel's subscriber fee revenue. Although the Company believes that opportunities to further increase the number of subscribers exist in light of the continued growth in the market penetration of cable television systems and the potential for distribution of The Family Channel via direct broadcast satellite ("DBS") services and other alternative delivery services to customers not presently served by cable systems, management does not anticipate that the number of subscribers will continue to grow at rates comparable to prior periods.

          The Company's advertising revenue is derived primarily from sales of advertising time within programs aired on the Company's cable networks and from program sales. Program sales consist of sales of program-length periods of time for infomercials and for inspirational programs. In keeping with its role as a provider of high quality entertainment that promotes traditional and mainstream family values, The Family Channel does not carry advertisements for alcohol, "R"-rated movies, or certain other products and services that are inconsistent with The Family Channel's programming strategy.

          Over the past decade, cable television has captured an increasing share of advertising expenditures. During this period, the viewing shares for three of the major broadcast networks (ABC, CBS, and NBC) and their local broadcast affiliate stations have declined, while the viewing shares for advertiser-supported cable television programming services have increased. The Company believes that this trend will continue throughout the 1990s. Furthermore, cable advertising revenues have grown significantly faster during this period than those of broadcast networks. The Company believes that The Family Channel has benefited, and will continue to benefit, from this trend. Notwithstanding the foregoing, in the event cable technology advances to the point where substantially more channels are available for delivery by cable system operators, the Company's advertising revenue could be adversely affected as advertisers would have a greater number of options available to them.

          Nielsen Media Research ("Nielsen") provides the Company with audience measurements. Nielsen's estimates are widely accepted by advertisers as a basis for determining the number of impressions that an advertisement makes on the viewing audience. However, Nielsen's estimate of the number of homes in which The Family Channel is available generally exceeds the number of subscribers for which the Company is paid by cable system operators under its affiliation agreements. The difference between Nielsen's estimates of total households reached and billed subscribers is attributable to a variety of factors, including cable service theft and sampling error inherent in projecting estimates. As of December 31, 1996, The Family Channel's billed subscribers totaled approximately 61.9 million, as compared to the Nielsen estimate of approximately 68.1 million subscribers. According to Nielsen's prime-time audience measurements for the year ended December 31, 1996, The Family Channel's ratings averaged approximately 1.2. This signifies that, of the approximately 68.1 million homes in which

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

     Nielsen estimated The Family Channel was available at December 31, 1996, approximately 817,000 homes were tuned in to The Family Channel, on average, during prime time. For purposes of reporting ratings, The Family Channel defines "prime time" as 7:00 p.m. to 10:00 p.m. Monday through Friday, 8:00 p.m. to midnight Saturday, and 7:00 p.m. to 11:00 p.m. Sunday.

          FIT TV. The Company launched FiT TV in October of 1993 as an advertiser-supported cable network that offers viewers fitness, aerobics, lifestyle, and healthy living programming segments. On April 30, 1996, the Company, Liberty CHC, Inc., an affiliate of TCI, and Reebok CHC, Inc., an affiliate of Reebok International, Ltd. ("Reebok International"), formed the FiT TV Partnership to own and operate the FiT TV cable network.

          FiT TV currently telecasts 24 hours per day. In addition, FiT TV programming is carried Monday through Friday on The Family Channel for two and one-half hours each day. The format of the programming on FiT TV consists of a one hour "program wheel" divided into four segments, including aerobics, healthy living, fitness, and a shop-at-home opportunity for health-related equipment and other merchandise.

          FiT TV does not currently charge cable system operators a subscriber fee for carriage of its programming in the United States. One of the reasons FiT TV is able to offer programming without charge is that its cost of programming is significantly lower than that of a traditional cable network such as The Family Channel.

          Currently, FiT TV programming is delivered via analog satellite transmission, which enables the programming to be received by home television receive-only dish owners without subscription. FiT TV intends to begin delivering its programming via digital satellite transmission during 1997. In such event, in order to continue to receive FiT TV programming, home television receive-only dish owners will be required to acquire digital decoding equipment and subscribe to a package of programming services which includes FiT TV. There can be no assurance that such decoding equipment will be available to home consumers or that FiT TV will be offered in such a package of services.

          As of December 31, 1996, FiT TV was available, on a full-time or part-time basis, to approximately 11.7 million households via cable and home television receive-only dishes. In addition, FiT TV programming is seen, on a part-time basis, on The Family Channel. FiT TV intends to broaden the carriage of its program service through, among other things, marketing and promotional activities. However, in light of limited channel capacity and the competitive nature of the marketplace, there can be no assurance that these activities will be successful.

          Pursuant to an agreement entered into between the Company and FiT TV in connection with the formation of the FiT TV Partnership, advertising time on FiT TV is marketed and sold by the Company's domestic advertising sales force. Often, advertising time on FiT TV is sold in conjunction with advertising time on The Family Channel. One of FiT TV's major advertisers is Reebok International, a world-wide designer, marketer and distributor of sports, fitness and casual footwear and apparel. Reebok International has signed an agreement with FiT TV which provides, among other things, for the grant to Reebok International of product category exclusivity and placement, and the grant to FiT TV of certain promotional tie-ins and use of Reebok International's roster of celebrity fitness experts.

             International Networks -- The Family Channel (UK). During 1993, the Company acquired all of the outstanding capital stock of TVS ENTERTAINMENT PLC ("TVS"), an English public limited company which at the time owned, among other things, a significant program library and the UK Studio. The UK Studio provided the Company with production and satellite uplinking capabilities and served as the base of operations for The Family Channel (UK).

             The Company launched The Family Channel (UK) in the United Kingdom in September 1993 through a joint venture in which the Company had a 61% interest and Flextech had a 39% interest. On April 22, 1996, the Company consummated an agreement to sell its 61% interest in The Family Channel
        (UK) to Flextech.

             -- The Family Channel De Las Americas. On July 1, 1995, the Company launched The Family Channel De Las Americas, an advertiser-supported cable network that provided Spanish-language, family-oriented entertainment programming, as well as fitness programming, in Mexico, Central America, and portions of South America. In November 1996, the Company discontinued operations of The Family Channel De Las Americas.

             -- United Family Communications. On November 18, 1996, the Company and a third party formed UFC to operate and distribute satellite-delivered programming services in Mexico, Central America, and South America.

PRODUCTION AND DISTRIBUTION.

     During the first quarter of 1993, the Company acquired all of the outstanding capital stock of TVS, which, at the time, owned MTM. MTM's television programming division has been an independent television production company since 1970, producing such series as The Mary Tyler Moore Show, The Bob Newhart Show, WKRP in Cincinnati, Hill Street Blues, St. Elsewhere, Lou Grant, Remington Steele, Evening Shade, and Newhart. MTM productions have received many honors and awards, including numerous Emmy Awards, as well as several Humanitas Prizes and Peabody Awards.

     MTM's television programming division produces original programming primarily for license to the broadcast networks, syndication to local broadcast stations, distribution in the international marketplace, and license to The Family Channel. The Company intends to make many of MTM's future original programs available for exhibition on The Family Channel, either on a first-run basis or immediately following network airing, or following a period of syndication to local broadcast stations or other cable networks. MTM's distribution division distributes MTM's network and first-run syndicated programming as well as programming produced by others, such as Rescue 911, America's Funniest Home Videos, and Dr. Quinn, Medicine Woman.

  Production.

     Broadcast Network Programming. The Company develops and produces programming for the broadcast networks through MTM's television programming division. This programming is produced by MTM either alone or in conjunction with a joint venture partner. Scripts for potential programs are usually developed in conjunction with one of the domestic broadcast networks. If the network accepts the script, it will typically order production of a pilot, for which it will pay a negotiated, fixed license fee. If the network decides to order episodes of the series, the license agreement generally provides for a minimum number of episodes to be delivered, with the network having certain rights to order additional episodes. The license agreement normally grants the network the right to exhibit the episodes a limited number of times in the United States during the license period. All other ownership and distribution rights are generally retained by the producer.

     Network license fees are normally less than MTM's costs of producing the related programming, resulting in deficits for MTM. MTM attempts to reduce these deficits with revenue generated from the international distribution of this programming. Additionally, MTM has further opportunities to generate revenue related to this programming through domestic syndication (including sales to cable networks) of such programming following the network's license period and through the exploitation of ancillary rights.

     First-Run Syndicated Programming. First-run syndicated television series are produced and sold by MTM directly to television stations without any prior network broadcast. These programs are licensed to individual or groups of television stations, on a market-by-market basis, in contrast to network distribution, which provides centralized access to a national audience.

     In first-run syndication, once-a-week hourly programming is licensed domestically in exchange for advertising time (referred to as "barter"). When programming is licensed on a barter basis, MTM receives a specified amount of advertising time during the broadcast of the programming and subsequently sells this advertising time for cash.

     As compared to programming produced for the broadcast networks, MTM exercises greater control over the creative and production decisions related to its first-run syndicated programming. However, there is much greater financial risk associated with such programming, as there is no third-party to share the production costs. While the license fees paid by a broadcast network for programming are fixed by contract, barter revenue derived from distribution of first-run syndicated programming is not fixed in amount, but varies depending on the ratings success of the programming. Even when a first-run syndicated program is ultimately successful, during the initial years of the program its revenue is often less than the costs of production.

     Programming for The Family Channel. The Company utilizes MTM's production expertise to produce programming for license to The Family Channel. During the 1996-97 season, MTM is producing Home & Family, a daily, two-hour talk show; three original game show series; and several two-hour original movies.

     Development and Production Risks. There are a number of factors outside MTM's control which may affect the timely completion on a cost-effective basis of the development, production, and/or delivery of MTM's programming. These include the availability and relative cost of talent and other resources integral to these processes.

     Distribution. In addition to its production activities, MTM is actively engaged in the worldwide distribution of television programming. MTM's distribution division distributes programming originally produced by it for license to the broadcast networks, first-run syndication, or license to The Family Channel, as well as programming produced by others. This programming is distributed domestically on a cash basis, on a barter basis, or for some combination of both. Internationally, MTM distributes this programming on a cash basis. In the case of programming produced by others, revenue generated by such programming is divided between MTM and the owner of the programming on the basis of a negotiated agreement.

     MTM's distribution activities are enhanced by its film library which consists of over 2,000 episodes of various television series and several made-for-television movies. In the United States, MTM's distribution division distributes most of MTM's library. The library is primarily distributed internationally by MTM International, an affiliate of MTM based in London, England. Substantially all of MTM's library has been or is being distributed by MTM domestically and internationally.

     Demand for American-made television programming in international markets has increased in recent years due to the increase in the number of foreign television stations and cable systems, as well as the continued development of DBS and other alternative delivery systems in those markets. In some territories, the privatization of the local television industry has also contributed to this trend. Typically, MTM begins to earn international television revenue from the television programming it produces for the broadcast networks or for first-run syndication during the same season such programming is originally exhibited domestically, or soon thereafter.

     The success of MTM's television programming business depends, in large part, upon the exhibition of its television series over a sufficient number of years to allow for further domestic exhibition opportunities. This success in achieving multiple years of network or first-run exhibition of programming is dependent upon unpredictable factors such as the viewing public's acceptance of such programming as reflected in ratings and critical reviews, the time and day of the week the programming is exhibited, and the amount of promotion and support offered the programming.

     Expected revenue per episode in the domestic syndication marketplace normally increases for longer-running series. Generally, at least four broadcast seasons of a series are required to successfully market repeat showings of a series in the domestic syndication market. Episodes from a series normally become available for secondary syndication distribution four or five years after the series' initial telecast.

     In recent years, domestic basic cable networks have represented an increasingly significant market for the MTM library, especially the "classic" series such as The Mary Tyler Moore Show, The Bob Newhart Show, Lou Grant, and Hill Street Blues. Cable exhibition has effectively developed as an alternative market, although traditionally a less lucrative one than domestic syndication. Each year, a greater number of relatively successful broadcast network series are being licensed to cable networks in lieu of domestic syndication. Additionally, in some instances, cable networks have purchased rights to short-running television series which do not include sufficient episodes to allow for traditional off-network syndication distribution. The majority of MTM's film library is currently licensed to several major cable networks for domestic exhibition over the next several years, pursuant to contracts providing for cash payments to MTM.

LIVE ENTERTAINMENT.

     Calvin Gilmore Productions produces live musical variety shows featuring new country, patriotic, early rock and roll, gospel, show tunes, and comedy. Calvin Gilmore Productions currently operates in Myrtle Beach, South Carolina and in Charleston, South Carolina. During 1995, the Company also operated the Ice Capades, a touring ice show.

OTHER OPPORTUNITIES.

     IFE has explored and continues to explore various opportunities to develop international versions of The Family Channel's and FiT TV's programming concepts through the acquisition or development of cable networks and other distribution outlets in foreign countries. The Company is also exploring the possibility of acquiring or launching additional domestic cable networks or pay-per-view services, and, from time to time, considers the acquisition of other television programming distribution and production companies, entertainment companies, and film libraries. The Company cannot estimate with any degree of certainty the amount of expenditures it may make in the future in connection with such investments and acquisitions; although, if many of the Company's plans in this regard materialize, such expenditures could be substantial.

COMPETITION.

     There is intense competition for viewers among companies providing programming services via cable television and other video delivery systems. A number of basic and pay television programming services (such as Nickelodeon, Turner Network Television and The Disney Channel) provide programming that targets family audiences. In addition, increased competition for viewers in the cable industry may result from technological advances, such as digital compression technology, which allow cable systems to expand channel capacity; the further deployment of fiber optic cable, which has the capacity to carry a much greater number of channels than coaxial cable; and "multiplexing", in which programming services offer more than one feed of their programming. The increased number of choices available to The Family Channel's family viewing audience as a result of such technological advances may lead to a reduction in the Company's market share.

     The Company competes or expects to compete in the future for advertising revenue with the television programming services described above, as well as with other national and international television programming services, superstations, broadcast television networks, local over-the-air television stations, DBS, multi-channel multi-point distribution services ("MMDS"), radio, print media, as well as other alternative delivery services that now exist or are expected to develop in the future. More generally, the Company competes with various other leisure-time activities such as home videos, movie theaters, personal computers, and other alternative sources of entertainment and information.

     The Company also competes with other cable programming services for carriage by cable operators. The availability of The Family Channel and FiT TV to cable subscribers is dependent upon the maintenance by the Company of satisfactory contractual relations with cable system operators and extensions and renewals of the affiliation agreements providing for program carriage. The business environment for cable programmers, such as the Company, who seek to place programming upon the limited number of cable channels controlled by cable system operators, is highly competitive. The Company and its direct competitors seek affiliation agreements with cable operators who also consider alternative programming supplied by a variety of other well established sources, including the news, public affairs, entertainment, and sports industries.

     MTM competes in a global marketplace. Television production and distribution are highly competitive businesses with many companies competing for the available literary properties, creative personnel, talent, production personnel, distribution channels, and financing which are essential to the acquisition, development, production, and distribution of television programming. MTM's competitors include the major motion picture and television companies as well as a broad range of independent production and distribution companies.

Certain of these organizations are "vertically integrated" (i.e., producing, distributing, and exhibiting their own programming). Moreover, with the repeal of certain governmental regulations which formerly prohibited the broadcast networks from acquiring financial interests in, and syndication rights to, television programming, this trend toward vertical integration, and, accordingly, competition in the industry, is expected to increase. See "Regulation and Legislation." Many of MTM's competitors are larger and have financial and other resources substantially greater than those of the Company.

     In addition to its originally produced programming, MTM faces increased competition in the acquisition of distribution rights to programming produced by others due to industry consolidation and the elimination of the financial interest and syndication rules. See "Regulation and Legislation."

     Licensing television programming to local broadcast stations and cable networks has also become increasingly competitive as new programming continually enters the market and certain of MTM's competitors attempt to develop their own programming production capabilities and/or align themselves with the existing broadcast networks. Additionally, certain movie studios have formed domestic broadcast networks through affiliation with traditionally independent local broadcast television stations. A reduction in the number of independent stations could have a material adverse effect on MTM's ability to syndicate programming.

SATELLITE DISTRIBUTION.

     The Company transmits all programming for The Family Channel and FiT TV from its facilities located in Virginia Beach, Virginia, by means of an earth station transmitting antenna (an "uplink"). The uplink facility transmits The Family Channel's and FiT TV's programming signal to a transponder on an orbiting satellite, which in turn retransmits the signal to cable system operators, DBS services, and other alternative delivery services. The Company transmits The Family Channel's programming using two separate "feeds" (one for the Eastern, Central and certain Mountain time zones and another for all other Mountain time zones and the Pacific time zones), which are transmitted to two different satellite transponders.

     The Family Channel's east coast feed is on a transponder which the Company exercised its option to purchase in November 1993. The Company purchased a transponder on a separate satellite for The Family Channel's west coast feed. The Company also purchased a transponder on a third satellite, which is currently being used by FiT TV. All of the Company's owned transponders have "protected" status. "Protected" status means that should the transponder fail, service will be transferred, subject to availability, to a spare transponder and, if one is not available, then to a transponder with "preemptible" status on the same satellite or on another satellite owned by the same seller or lessor, subject to certain limitations. "Preemptible" status means that the transponder can be preempted in the event of a failure of a "protected" transponder.

     At present, there are a limited number of domestic communications satellites available for the transmission of cable television programming to cable system operators. If satellite transmission is interrupted or terminated due to the failure or unavailability of a transponder, the termination or interruption could have a material adverse effect on the Company. The availability of transponders in the future is dependent on a number of factors over which the Company has no control. These factors include the future authorization of additional domestic satellites, future competition among prospective users for available transponder space, the uncertain status of the United States' space shuttle program (including priority allocation of future shuttle cargo space to military rather than commercial payloads), and the uncertain availability of satellites launching through private entities in the United States and through private or governmental entities in other countries.

REGULATION AND LEGISLATION.

     Certain aspects of the Company's operations are subject, directly or indirectly, to federal, state, and local regulation. At the federal level, the operations of cable television systems, satellite distribution systems, other multichannel distribution systems, broadcast television program distribution companies, and, in some respects, vertically integrated cable programmers are subject to the Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984 (the "1984 Act") the Cable Television Consumer Protection and Competition Act (the "1992 Act"), and the Telecommunications Act of 1996 (the "1996 Act") and
regulations promulgated thereunder by the Federal Communications Commission (the "FCC"). Cable television systems are also subject to regulation at the state and local level.

     The following does not purport to be a summary of all present and proposed federal, state, and local regulations and legislation relating to the cable television industry and other industries involved in the video marketplace. Other existing legislation and regulations, copyright licensing, and, in many jurisdictions, state and local franchise requirements are currently the subject of a variety of judicial proceedings, legislative hearings, and administrative and legislative proposals which could change, in varying degrees, the manner in which the cable television industry and other industries involved in the video marketplace operate.

  Federal Regulation and Legislation

     The 1996 Act. The 1996 Act took effect in February 1996, altering the network of federal, state, and local laws and regulations pertaining to telecommunications providers and services. The following is a summary of certain provisions of the 1996 Act that affect the cable television industry, and particularly the cable and telecommunications services provided by the Company. The FCC is in the process of promulgating rules interpreting and implementing the provisions of the 1996 Act. At this time, it is impossible to state with precision the full impact the 1996 Act will have on the Company.

     The 1996 Act seeks to promote facilities-based competition between telephone companies and cable operators. To this end, it eliminates the cable-telco cross-ownership prohibition, which barred the common ownership of telephone companies and cable systems serving overlapping areas. It also preempts and prohibits state and local regulations that prevent cable operators from providing telephone service, and it requires telephone companies to interconnect with cable operators and other alternative providers of telecommunications service. While telephone companies and cable operators are now permitted to offer competing services, the 1996 Act generally prohibits telephone companies from acquiring existing cable operators in their service areas, and vice versa.

     The 1996 Act eliminates the FCC's rule prohibiting broadcast networks from owning cable systems. It removes the statutory ban on common ownership of broadcast television stations and cable systems in overlapping areas, and it directs the FCC to decide whether or not to retain its rule prohibiting such cross-ownership. The 1996 Act eliminates the previous limit on the number of television stations that broadcasters may own, and it extends to 35% the limit on the percentage of viewers that may be reached nationwide by commonly owned television stations.

     The 1996 Act phases out cable rate regulation, except with respect to the "basic" tier (which must include all local broadcast stations and public, educational, and governmental access channels and must be provided to all subscribers). Rate regulation of all non-basic services (including the "expanded basic" tiers that commonly include satellite-delivered programming networks) will be completely eliminated on March 31, 1999. The 1996 Act eliminated such regulation for small cable operators immediately upon enactment. Even in the interim, the 1996 Act liberalizes the 1992 Act's definition of "effective competition" to expand the circumstances under which rate regulation will cease immediately. The local franchising authorities ("LFAs") remain primarily responsible for regulating the basic tier of cable service. Furthermore, the 1996 Act eliminates the power of an individual subscriber to bring a rate complaint, leaving such authority only in the hands of LFAs. Thus, beyond the basic tier of cable service, which continues to be regulated by the LFAs, rate regulation of other cable services between now and 1999 will only be triggered by a rate complaint by an LFA, and only in an area where no effective competition exists.

     The 1996 Act addresses obscenity, indecency, and violence in connection with telecommunications services in several respects, including the establishment of a television rating code to be created by an FCC advisory committee or, voluntarily, by the industry. In addition, the 1996 Act addresses the need to create wider availability of access to telecommunications services for persons with disabilities. Specifically, the FCC is directed to study and promulgate rules on closed captioning services.

     To the extent the 1996 Act fosters greater competition for the provision of cable services to individual subscribers, the Company should generally be impacted either neutrally or advantageously, as additional providers are additional potential customers for the Company. To the extent, however, that rate deregulation causes a material increase in cable rates, the individual subscriber base could be decreased, and therefore the Company's subscriber revenues could be adversely affected. Further, the Company may be called upon to provide increased closed captioning to assist in complying with rules promulgated under the 1996 Act and may be required to provide assistance or information to determine appropriate ratings for its programming, which in turn could increase the Company's operating expenses.

     The 1992 Act. Rate Regulation. The 1992 Act subjected all cable television operators not subject to "effective competition" to rate regulation. Under the 1992 Act, effective competition was deemed to exist where (i) fewer than 30% of households in the franchise area subscribe to a cable service, (ii) at least 50% of the homes in the franchise area are passed by at least two unaffiliated multichannel video programming distributors, where the penetration of at least one distributor other than the largest is at least 15%, or (iii) a multichannel video programming distributor operated by the LFA for that area passes at least 50% of the households in the franchise area. The 1996 Act expanded this definition by providing that effective competition would also be deemed to exist where a local exchange carrier or its affiliate offers comparable video programming services in the franchise area of an unaffiliated cable operator that is providing cable service in that franchise area.

     The basic tier of cable service is subject to rate regulation by LFAs that certify to the FCC their intention and ability to regulate rates. The basic tier consists, at a minimum, of all local broadcast signals carried by the system, all non-satellite-delivered distant broadcast signals that the system chooses to carry, and all public, education, and governmental access channels. Under the 1992 Act, the rates of "non-basic" programming service tiers (other than per-channel or per-program services) were regulated by the FCC in response to complaints by a subscriber or by an LFA. Under the 1996 Act, however, non-basic rate regulation of small cable operators' systems was eliminated, and non-basic rate regulation of all other systems will terminate on March 31, 1999. In the interim, the FCC will review rates only upon complaint by an LFA, which may only file such a complaint if it receives complaints from subscribers. The 1996 Act thus eliminates the power of one individual subscriber to bring a rate complaint and trigger rate regulation.

     The FCC adopted rules designed to implement the 1992 Act's rate regulation provisions on April 1, 1993, and then significantly amended them upon reconsideration on February 22 and November 10, 1994. The original rules became effective on September 1, 1993; the February 22, 1994 amendments became effective on May 15, 1994; and the November 10, 1994 amendments became effective on January 1, 1995. Additional regulations to implement the provisions of the 1996 Act are anticipated. The FCC's existing regulations contain standards for the regulation of basic tier and non-basic tier cable service rates (other than per-channel or per-program services). The rate regulations adopt a benchmark price cap system for measuring the reasonableness of existing rates and a formula for evaluating future rate increases. Alternatively, cable operators have the opportunity to make cost-of-service showings, which, in some cases, may justify rates above the applicable benchmarks. The rules also require that charges for cable-related equipment (e.g., converter boxes and remote control devices) and installation services be unbundled from the provision of cable service and based upon actual costs plus a reasonable profit. LFAs and/or the FCC are empowered to order a reduction of existing rates that exceed the maximum permitted level for cable services and associated equipment.

     Once a system's rates are initially set, the rules permit subsequent increases that reflect inflation and increases in existing programming costs and certain other costs. The rules thus permit cable operators that carried The Family Channel or FiT TV when their rates were initially regulated to pass through to subscribers any subsequent increases in licensing fees. Systems may also increase rates when they add new channels to regulated tiers, but there is a cap on such increases. Alternatively, systems may create "new product tiers" consisting entirely of services not previously offered on regulated tiers, and these new product tiers will generally not be subject to rate regulations.

     Rate regulation under the 1992 Act resulted in a reduction of rates to some subscribers in some markets. The deregulation under the 1996 Act may, however, result in an immediate increase in rates in some markets. In response to the 1992 Act and the FCC's implementing regulations, many cable systems retiered channels to create an attractively priced basic tier consisting exclusively of broadcast and public, educational, and governmental access channels, while offering satellite-delivered programming services such as The Family Channel or FiT TV on a different service tier or on an a la carte basis. To the extent that such retiering or repricing of the Company's networks induces customers to discontinue their subscriptions, the Company's financial performance could be adversely affected. Deregulation of rates pursuant to the 1996 Act may reverse such tiering and pricing decisions by cable system operators and, correspondingly, reverse or ameliorate any adverse effects of the 1992 Act, although the impact of the 1996 Act and its implementing regulations cannot be predicted at this time.

     Must-Carry and Retransmission Consent. The 1992 Act imposes on cable system operators "must carry" rules requiring them to carry most or all local broadcast stations. It also provides favorable channel positioning rights for broadcasters electing to be carried by cable systems. The 1992 Act also requires cable operators in some instances to compensate local broadcast stations for the retransmission of their programming.

     Regulation of Cable System Operators Affiliated With Video Programming Vendors. The 1992 Act prohibits a cable operator from engaging in unfair methods of competition that prevent or significantly hinder competing multichannel video programming distributors such as MMDS, satellite master antenna televisions ("SMATV") services, and DBS operators from providing cable programming to their subscribers. The stated purpose of this law is to increase competition in the multichannel video programming market. The FCC has adopted regulations to prevent a cable operator that has an "attributable interest" (including voting or non-voting stock ownership of at least 5%) in a programming vendor from exercising improper influence over the programming vendor in the latter's dealings with competitors to cable, and to prevent a programmer in which a cable operator has an "attributable interest" from discriminating between cable operators and their competitors, or among cable operators.

     The FCC's rules may have the effect, in some cases, of requiring vertically integrated programmers to offer their programming to MMDS, SMATV, DBS, and other competitors of cable television, and of prohibiting certain exclusive contracts between such programmers and cable system operators. The rules will also permit multichannel video programming distributors (such as MMDS, SMATV, and DBS operators) to bring complaints before the FCC if they are unable to obtain cable programming on non-discriminatory terms because of "unfair practices" by the programmer. It is unclear whether these rules presently apply to the Company; however, the Company operates its business as if these rules apply.

     Pursuant to the 1992 Act, the FCC set a 40% limit on the number of programming channels on a cable system that may be occupied by video programmers in which the cable operator has an "attributable interest." The Company could be affected by the 1992 Act as a consequence of TCI's ownership interests, through its affiliates such as Liberty, in both cable systems and cable programming services, including, among others, The Family Channel and FiT TV. Channels that are controlled by a single majority stockholder are not "attributable" to cable system operators that hold a minority interest in such channels. Therefore, it is unlikely that the vertical ownership limits will have an effect on carriage of The Family Channel or FiT TV by TCI-affiliated cable systems if the Company is deemed to be controlled by a single majority stockholder as determined in accordance with the 1992 Act. The Company does not expect any immediate impact from these regulations, and following the Effective Time, neither TCI nor any of its affiliates will have any ownership interest in the Company.

     Financial Interest and Syndication Rules. Until recently, under FCC regulations and a 1980 consent decree entered in the United States District Court for the Central District of California, the major broadcast networks (ABC, CBS, and NBC) were severely restricted in the extent to which they could acquire financial interests in non-network produced television programs, as well as their rights to "syndicate" or distribute to local television stations in the United States and abroad the programming they produced. In 1995, the FCC eliminated the last of these rules. Although the lifting of restrictions on the financial interest and syndication rules may create a greater demand by the networks for co-production of programs with independent producers such as MTM, MTM may be adversely affected by the elimination of the rules. Specifically, these changes may materially adversely affect MTM's future syndication revenue if the networks substantially decrease the amount of outside-produced programming they purchase, or if the networks elect to discontinue use of third-party syndicators (like MTM) to distribute their programming. Moreover, the elimination of the rules may result in new levels of competition from the networks in the program production and syndication industries that may have a material adverse affect on MTM's future revenues.

  State and Local Regulation

     Cable television systems are generally constructed and operated under non-exclusive franchises granted by a municipality or other state or local governmental entity. Franchises are granted for fixed terms and are subject to periodic renewal. The 1984 Act places certain limitations on an LFA's ability to control the operations of a cable operator, and the courts from time to time have reviewed the constitutionality of several franchise requirements, often with inconsistent results. The 1992 Act prohibits exclusive franchises, and allows LFAs to exercise greater control over the operation of franchised cable television systems, especially in the areas of customer service and rate regulation. The 1992 Act also allows LFAs to operate their own multichannel video distribution systems without having to obtain franchises. Moreover, LFAs are immunized from monetary damage awards arising from their regulation of cable television systems or their decisions on franchise grants, renewals, transfers, and amendments.

     The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. Cable franchises generally contain provisions governing time limitations on the commencement and completion of construction, and governing conditions of service, including the number of channels, the types of programming (but not the actual cable programming channels to be carried), and the provision of free service to schools and certain other public institutions. The specific terms and conditions of a franchise and the laws and regulations under which it is granted directly affect the profitability of the cable television system, and thus the cable television system's financial ability to carry programming. Local governmental authorities also may certify to regulate basic cable rates. Local rate regulation for a particular system could result in resistance on the part of the cable operator to the amount of subscriber fees charged by the Company for its programming.

     Various proposals have been introduced at the state and local level with regard to the regulation of cable television systems, and a number of states have enacted legislation subjecting cable television systems to the jurisdiction of centralized state governmental agencies.

PATENTS, TRADEMARKS & LICENSES.

     The Company has received United States service mark registration of "The Family Channel," the related design logo, "FAM," and "International Family Entertainment." FiT TV has applied for United States service mark registration of "FiT TV" and the related design logo. MTM has received United States service mark registration of "MTM" and the related design logos, including the MTM cat logo. Calvin Gilmore Productions has received United States trademark registration of "The Great American Music Show" and "Carolina Opry." In addition, the Company or its subsidiaries has received or applied for registration of numerous other marks relating to its entertainment products and services in the United States and various foreign countries. The Company registers, and endeavors to take the necessary actions to protect, the marks created and acquired in its businesses.

     The Company generally obtains copyright protection for each episode of its television programs. Certain of the Company's copyrights, trademarks, and service marks may be considered material to the Company's business.

EMPLOYEES.

     As of December 31, 1996, the Company had 837 employees. Certain of the Company's subsidiaries have entered into collective bargaining agreements with certain entertainment industry guilds with respect to certain personnel hired in connection with the production of programming. The Company believes that its relations with its employees are good.

PROPERTIES.

     In December 1993, the Company consummated the purchase of a facility located in Virginia Beach, Virginia, where it relocated its executive and certain administrative offices, a sales office, and an affiliate relations office during 1994. The Company's master control, satellite uplink, and postproduction facilities are located in a portion of a corporate support building at CBN Center, Virginia Beach, Virginia, which the Company leases from CBN. Prior to 1994, the Company's headquarters were also located at this site.

     In addition, The Family Channel leases from unaffiliated parties office space for its sales offices in New York, Atlanta, Chicago, Detroit, and Los Angeles, and for affiliate relations offices in Atlanta; Boston; Chicago; Dallas; Denver; Newport Beach, California; and Jackson, Mississippi. MTM leases space for its main operations in Los Angeles and for its sales offices in Chicago, New York, and London.

     Calvin Gilmore Productions owns or leases three theaters (two of which have been leased to third parties) and a recording studio in Myrtle Beach, South Carolina, and leases a fourth theater in Charleston, South Carolina.

     The Company's principal physical assets include various television post-production and editing equipment and certain earth station transmitting and receiving facilities. The Company has also acquired satellite transmission and retransmission capacity, including three domestic satellite transponders and an uplink facilities lease agreement with CBN.

LEGAL PROCEEDINGS.

     From time to time the Company is involved in litigation relating to claims arising out of its normal business operations. The Company is not now engaged in any such legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on the Company.

              INFORMATION CONCERNING FKWW, FKW SUB AND NEWS CORP.

     FKWW is a fully integrated global children's television entertainment company which develops, acquires, produces, broadcasts and distributes quality animated and live action children's television programs. FKWW's principal operations are conducted by (i) FCN, which operates the Fox Kids Network -- the top rated children's (ages 2-11) oriented broadcast television network in the United States, and (ii) Saban, whose library of more than 3,700 half hours of children's programming is among the largest in the world. FKWW is the result of the joint venture launched in 1995 by Fox Broadcasting and Saban to match the complementary programming and broadcasting strengths of the Fox Kids Network and the international reach of Fox Broadcasting's parent company, News Corp., with the development, production, distribution and merchandising strengths of Saban. This combination has created a company with the ability to manage children's properties and brands from the initial creative concept through production, broadcast and the merchandising of related consumer products.

     FKWW creates, produces and acquires quality animated and live action children's television programming with brand name characters and elements which are either widely known to children, such as Power Rangers, The Tick, X-Men and Bobby's World, or which or have been developed or acquired due to their likelihood of maturing into popular brands. FKWW produced 13 series in the 1995-1996 broadcast season and produced 16 series for the 1996-1997 broadcast season, including Power Rangers, which since shortly after its launch in 1993 has been the highest rated children's television program in the United States among boys ages 2-11, as well as in most of the international markets in which it broadcasts.

     FKWW operates the Fox Kids Network, the leading U.S. children's broadcast over the air television network, and Saban Kids Network, a recently launched ad hoc syndicated distribution network. Collectively, these outlets broadcasted
26 1/2 hours of children's programming per week during the 1996-1997 broadcast season, more than double the number of hours broadcasted over the air by its nearest competitor, the Walt Disney Company (excluding cable). The Fox Kids Network, launched in 1990, broadcasted 19 hours of children's programs each week during the 1996-1997 broadcast season to 97% of U.S. television households, the broadest reach of any network targeting children. Fox Kids Network was formed by Fox Broadcasting and most of the Fox Television Network member stations to provide children's programming weekday mornings and afternoons, and Saturday mornings. The Fox Kids Network has been the number one rated children's broadcaster for each of the past three seasons, and has the highest viewership among children in its time period during 15 consecutive "sweeps" periods.

     The principal offices of FKWW are located at 10960 Wilshire Boulevard, Los Angeles, California 90024, and the telephone number is (310) 235-5100.

     FKW Sub was organized in May 1997, by FKWW to acquire all the outstanding shares of Common Stock of the Company pursuant to the Merger Agreement, the Contribution and Exchange Agreement and the Stock Purchase Agreements and has not conducted any unrelated activities since its organization. All of the outstanding capital stock of FKW Sub is owned by FKWW.

     The obligations of FKWW under the Merger Agreement are guaranteed by News Corp., which indirectly holds 49.9% of the voting rights of FKWW and has the right to designate 50% of its board of directors. News Corp., a South Australia corporation, is a diversified international communications company principally engaged in the production and distribution of motion pictures and television programming; television, satellite and cable broadcasting; the publication of newspapers, magazines, books and promotional free-standing inserts; the development of digital broadcasting, conditional access and subscription management systems; and the provision of computer information services. During its fiscal year ended June 30, 1996, approximately 69% of News Corp.'s total revenues of A$13.1 billion was generated from operations in the United States, 18% from operations in the United Kingdom and 13% from operations in Australasia. News Corp. is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. Such reports and other information may be inspected and copied or obtained by mail from the Commission and the NYSE as set forth with respect to the Company under "AVAILABLE INFORMATION." News Corp.'s American Depositary Shares are listed on the NYSE.

     Summary financial information with respect to News Corp. for the fiscal years ended June 30, 1994, 1995 and 1996 and the nine months ended March 31, 1997 is set forth on the following page. The selected financial data presented below are set forth in Australian dollars (except as otherwise indicated), and are derived from the Consolidated Financial Statements of News Corp. and its subsidiaries. Certain reclassifications, however, have been made to financial data for fiscal years prior to fiscal 1996 in order to conform with the fiscal 1996 presentation.

     The consolidated financial statements of News Corp. and its subsidiaries have been prepared in accordance with accounting principles generally accepted in Australia ("A-GAAP"). A-GAAP differs significantly in certain respects from accounting principles generally accepted in the United States ("US-GAAP"). A discussion of these differences for each of the fiscal years 1994 through 1996 is contained in Note 18 to the Consolidated Financial Statements of News Corp. and its subsidiaries set forth in News Corp's annual report on Form 20-F for the fiscal year ended June 30, 1996 and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- US-GAAP Reconciliation" in such annual report, available from the Commission or NYSE as set forth above. At June 30 1996, total stockholders equity of News Corp., in accordance with US-GAAP, was approximately A$8.841 billion and net income for the fiscal year ended June 30, 1996 was approximately A$483.0 million.

                     SELECTED FINANCIAL DATA OF NEWS CORP.
                  AMOUNTS IN MILLIONS (EXCEPT PER SHARE DATA)

                                                FISCAL YEAR ENDED JUNE 30,(1)        NINE MONTHS
                                              ----------------------------------        ENDED
                                                1994         1995         1996        MARCH 31,
                                              --------     --------     --------        1997
                                                                                     -----------
                                                                                     (UNAUDITED)
Amounts in Accordance with A-GAAP
Income statement data:
  Revenues..................................  A$11,621     A$12,175     A$13,088      A$ 10,799
  Depreciation and amortization.............       236          248          285            234
  Operating income..........................     1,597        1,660        1,593          1,388
  Equity in net earnings of associated
     companies..............................       394          377          351            301
  Interest expense, net.....................       667          595          605            468
  Other income..............................        40           21           23             12
  Income before abnormal items..............     1,212        1,342        1,263          1,107
  Net income................................     1,335        1,365        1,020          1,020
  Income before abnormal items per
     share(2)...............................      0.42         0.46         0.40           0.33
  Net income per share(2)...................      0.47         0.46         0.32           0.30
Balance sheet data at period end:
  Cash......................................       433        1,212        2,298          3,252
  Total assets..............................    26,946       30,190       30,763         39,476
  Total debt................................     7,905        8,156        8,542         10,850
  Total stockholders' equity................    14,463       16,582       17,166         21,859

---------------

(1) See Note 2 to the Consolidated Financial Statements of News Corp. for information with respect to significant acquisitions and dispositions occurring during fiscal 1994, 1995 and 1996. During the nine months ended March 31, 1997, News Corp. acquired New World Communications Group for approximately A$3.0 billion including the assumption of indebtedness.

(2) Per share data for the fiscal year ended 1994 has been adjusted to reflect the November 21, 1994 issuance of one preferred limited voting ordinary share for each two ordinary shares held by stockholders of News Corp.

     The following table sets forth, for the periods indicated, the average, high, low and period-end Noon Buying Rates in New York City for Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York, expressed in $ per A$1.00.

FISCAL YEAR ENDED JUNE 30,     AVERAGE      HIGH       LOW       PERIOD-END
--------------------------     -------     ------     ------     ----------
           1994                 0.6920     0.7438     0.6450       0.7310
           1995                 0.7420     0.7778     0.7108       0.7108
           1996                 0.7591     0.8026     0.7100       0.7856
           1997                 0.7802     0.8137     0.7455       0.7455

     On March 31, 1997 and August 11, 1997, the Noon Buying Rates were $0.7820 and $0.7368 per A$1.00, respectively.

                SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA

     The selected consolidated financial data presented below for, and, as of the end of, each of the years in the five-year period ended December 31, 1996 are derived from the consolidated financial statements of the Company, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The consolidated financial statements of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, are included herein.

     The selected consolidated financial data presented below for the three-month periods ended March 31, 1997 and 1996 and as of March 31, 1997 are derived from the unaudited consolidated financial statements of the Company included herein. In management's opinion, the unaudited information has been prepared on a basis consistent with the audited consolidated financial statements of the Company. The results of operations for the three months ended March 31, 1997 are not indicative of results which may be expected for the entire year.

                                                 QUARTER ENDED
                                                   MARCH 31,                        YEARS ENDED DECEMBER 31,
                                              -------------------   --------------------------------------------------------
                                                1997       1996       1996       1995       1994       1993         1992
                                              --------   --------   --------   --------   --------   --------   ------------
STATEMENT OF OPERATIONS DATA
Operating Revenues..........................  $ 97,183   $ 74,492   $332,810   $294,858   $242,050   $208,216     $133,301
                                              --------   --------   --------   --------   --------   --------   ------------
Operating Expenses
  Production and programming................    55,820     37,664    178,762    155,685    137,294    112,269       57,393
  Selling and marketing.....................    17,926     15,733     64,544     61,122     49,819     43,281       28,140
  New business development..................       594        488      2,317      9,908      4,991      7,868        2,258
  General and administrative................     7,946      7,588     28,745     27,088     21,967     14,615        6,838
  Amortization of goodwill..................       570        609      2,278      2,657      2,532      1,562            0
                                              --------   --------   --------   --------   --------   --------   ------------
        Total operating expenses............    82,856     62,082    276,646    256,460    216,603    179,595       94,629
                                              --------   --------   --------   --------   --------   --------   ------------
        Operating income....................    14,327     12,410     56,164     38,398     25,447     28,621       38,672
Investment income (loss)....................       105        891      2,843      1,883     (2,522)     8,037        1,219
Interest expense............................    (3,194)    (3,639)   (12,551)   (12,989)   (11,034)   (11,792)     (10,315)
Minority interests in losses................       402      1,028      2,359      4,916      5,277      3,475            0
Gain on disposition of assets...............         0          0     13,685          0          0          0            0
Other income (expense)......................    (3,218)    (2,347)    (5,640)       522      7,789          0            0
Provision for income taxes..................    (3,684)    (3,655)   (24,735)   (14,066)   (10,165)   (11,048)     (11,228)
                                              --------   --------   --------   --------   --------   --------   ------------
    Income before extraordinary item........     4,738      4,688     32,125     18,664     14,792     17,293       18,348
Extraordinary item
    Loss on early extinguishment of debt....         0          0          0          0          0    (52,087)           0
                                              --------   --------   --------   --------   --------   --------   ------------
        Net income (loss)...................     4,738      4,688     32,125     18,664     14,792    (34,794)      18,348
Dividend requirement on Preferred Stock.....         0          0          0          0     (2,200)    (2,197)      (2,203)
Distribution -- exchange of Preferred
  Stock.....................................         0          0          0    (12,163)         0          0            0
                                              --------   --------   --------   --------   --------   --------   ------------
        Net income (loss) available for
          Common Stock......................  $  4,738   $  4,688   $ 32,125   $  6,501   $ 12,592   $(36,991)    $ 16,145
                                              ========   ========   ========   ========   ========   ========   ============
PER SHARE DATA:
Primary earnings (loss) per common share
  Income before extraordinary item..........  $   0.10   $   0.10   $   0.69   $   0.16   $   0.30   $   0.39     $   0.56
  Extraordinary item........................      0.00       0.00       0.00       0.00       0.00      (1.05)        0.00
                                              --------   --------   --------   --------   --------   --------   ------------
                                              $   0.10   $   0.10   $   0.69   $   0.16   $   0.30   $  (0.66)    $   0.56
                                              ========   ========   ========   ========   ========   ========   ============
Fully diluted earnings (loss) per common
  share
  Income before extraordinary item..........  $   0.10   $   0.10   $   0.69   $   0.16   $   0.30   $   0.39     $   0.55
  Extraordinary item........................      0.00       0.00       0.00       0.00       0.00      (1.05)        0.00
                                              --------   --------   --------   --------   --------   --------   ------------
                                              $   0.10   $   0.10   $   0.69   $   0.16   $   0.30   $  (0.66)    $   0.55
                                              ========   ========   ========   ========   ========   ========   ============
OTHER FINANCIAL DATA
Operating income before depreciation and
  amortization of property and equipment,
  goodwill, and other assets................  $ 17,363   $ 15,272   $ 67,434   $ 49,238   $ 35,058   $ 35,855     $ 40,210
Capital expenditures........................     1,869      2,225      9,851     15,562      9,443     11,012       26,493
BALANCE SHEET DATA (AT END OF PERIOD)
Cash and cash equivalents...................  $ 14,961   $ 29,075   $  4,997   $ 32,865   $ 38,716   $ 74,117     $ 32,249
Total assets................................   563,813    492,495    568,683    481,427    468,272    497,416      253,272
Long-term film rights payable...............    37,040     31,119     50,643     32,714     34,530     43,109       19,733
Long-term debt (excluding current
  maturities)...............................   172,745    154,854    171,251    153,752    120,720    146,509       27,282
Convertible Notes...........................    23,000     23,000     23,000     23,000     23,000     23,000      123,000
Stockholders' equity........................   205,574    173,818    201,192    171,303    171,108    153,217       41,674

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     Information regarding the Company's financial condition, changes in financial condition, and results of operations for the fiscal year ended December 31, 1996 and the three months ended March 31, 1997, is set forth under the caption entitled "Management's Discussion and Analysis" on pages F-28 through F-41 and F-50 through F-60, respectively, hereof.

                   PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP
                                 OF MANAGEMENT

     The following table sets forth certain information concerning the ownership of voting Common Stock by each of the directors, the Company's Chief Executive Officer, the Company's officers meeting the criteria set forth in 17 CFR 229.402(a)(3)(the "Named Executive Officers"), all directors and executive officers as a group, and each stockholder who is known by the Company to own beneficially more than 5% of the outstanding Class B Stock, as of August 1, 1997 and reflects the consummation of the Stock Purchase Agreements and the Contribution and Exchange Agreement on August 1, 1997, as a result of which M.G. Robertson, Tim Robertson, CBN, Regent and LIFE no longer beneficially own any shares of voting Common Stock and the only voting Common Stock outstanding is the Class B Stock. Except as otherwise indicated, shares issuable upon exercise of options that are or will become exercisable within 60 days of August 1, 1997, or upon conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership of persons beneficially owning such options or convertible securities, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, each person listed below has informed the Company that he has (i) sole voting and investment power with respect to his shares of stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to his shares of stock.

                                                                     NUMBER OF
                                                                     SHARES OF
                                                                      CLASS B              % OF
                         BENEFICIAL OWNER                           STOCK OWNED           CLASS
------------------------------------------------------------------  -----------           ------
M.G. "Pat" Robertson, individually and as trustee(a)..............          --                --
Timothy B. Robertson, individually and as trustee(a)..............       8,467 (b)           (c)
Louis A. Isakoff(a)...............................................     176,728 (d)           (c)
William L. Armstrong(e)...........................................       1,250
Lowell W. Morse(f)................................................          --                --
Robert M. Wallace(g)..............................................          --                --
Anthony D. Thomopoulos(a).........................................     312,500 (d)           (c)
Richard L. Sirvaitis(a)...........................................      80,625 (d)(h)        (c)
K.J. "Gus" Lucas (a)..............................................      75,000 (d)           (c)
Stephen D. Lentz (a)..............................................     105,276 (d)           (c)
All directors and executive officers as a group (15 persons)......   1,256,088 (d)(h)       3.14
FKWW(i)...........................................................  25,263,659 (i)         51.87
The Capital Group Companies, Inc.(j)..............................   4,835,250 (j)         12.39
SMALLCAP World Fund, Inc.(k)......................................   1,768,750 (k)          4.53
Mario J. Gabelli and affiliated entities(l).......................   9,248,078 (l)         23.69

---------------

(a) The business address of these persons is c/o International Family Entertainment, Inc., 2877 Guardian Lane, Virginia Beach, Virginia 23452.

(b) Shares of Class B Stock held on behalf of Timothy B. Robertson in the Company's 401(k) plan.

(c) Amounts to less than 1%.

(d) The numbers set forth in the table assumes the exercise of options issued pursuant to the terms of the International Family Entertainment, Inc. Stock Incentive Plan (the "Stock Plan") with respect to the following numbers of shares of Class B Stock; for Louis A. Isakoff -- 112,500 shares; Anthony D. Thomopoulos -- 312,500 shares; Richard L. Sirvaitis -- 50,000 shares; K.J. "Gus" Lucas -- 75,000 shares; Stephen D. Lentz -- 105,000 shares; and for all directors and executive officers as a group -- 1,027,750 shares.

(e) The business address for Mr. Armstrong is 1625 Broadway, Suite 780, Denver, Colorado 80202.

(f) The business address for Mr. Morse is 5335 S.W. Meadows Road, Suite 365, Lake Oswego, Oregon 97035.

(g) The business address for Mr. Wallace is 675 N. First Street, 10th Floor, San Jose, California 95112.

(h) Includes shares of Class B Stock issued pursuant to and, in part, subject to forfeiture under the terms of the Stock Plan. Includes shares of Class B Stock held on behalf of the Company's directors and executive officers in the Company's 401(k) plan.

(i) Includes 7,088,732 shares of Class B Stock issuable upon conversion of 7,088,732 shares of Class C Stock, and 2,587,500 shares of Class B Stock issuable upon conversion of 2,587,500 shares of Class C Stock, which Class C Stock is issuable upon conversion of $23 million aggregate principal amount of Convertible Notes.

(j) The number of shares reported in this table is based upon information included in Amendment No. 3 to the Schedule 13G, dated February 12, 1997 (as amended, the "Capital Group Amended Schedule 13G"), filed by The Capital Group Companies, Inc. ("The Capital Group"). As of February 12, 1997, Capital Guardian Trust Company and Capital Research and Management Company ("CRMC"), operating subsidiaries of The Capital Group, exercised investment discretion with respect to 1,504,000 shares and 3,331,250 shares, respectively, which shares were owned by various institutional investors. CRMC is an investment advisor to SMALLCAP World Fund, Inc. ("SMALLCAP"); accordingly, the shares with respect to which CRMC exercises investment discretion include the 1,768,750 shares reported in this table as being beneficially owned by SMALLCAP. The business address for The Capital Group and its affiliates disclosed in the Capital Group Amended Schedule 13G is 333 South Hope Street, Los Angeles, California 90071.

(k) The number of shares reported in this table is based upon information included in the Capital Group Amended Schedule 13G, to which SMALLCAP is a party pursuant to a Joint Filing Agreement, dated as of February 12, 1997, among SMALLCAP, The Capital Group, and CRMC. CRMC is an investment advisor to SMALLCAP; accordingly, the 1,768,750 shares reported in this table as being beneficially owned by SMALLCAP are included in the number of shares reported in this table as being beneficially owned by The Capital Group. The business address for SMALLCAP disclosed in the Capital Group Amended
    Schedule 13G is 333 South Hope Street, Los Angeles, California 90071.

(l) The number of shares reported in this table is based upon information included in Amendment No. 24 to the Schedule 13D, dated as of July 17, 1997 (as amended, the "Gabelli Amended Schedule 13D"), filed by Gabelli Funds, Inc. ("GFI"), GAMCO Investors, Inc. ("GAMCO"), Gabelli Associates Fund ("Associates Fund"), Gabelli Associates Limited ("Associates Ltd"), Gabelli & Company, Inc. ("GCo"), Gabelli & Company, Inc. Profit Sharing Plan ("PSP"), Gabelli Multimedia Partners, L.P. ("Multimedia"), ALCE Partners, L.P. ("ALCE"), Gabelli International II Limited ("GIL II"), Gabelli Performance Partnership L.P. ("GPP"), Gabelli Foundation, Inc. ("Gabelli Foundation"), Gabelli International Limited ("GIL"), Gabelli Securities, Inc. ("GS"), Gabelli Asset Management Company International Advisory Services Ltd. ("Gabelli Asset Management"), and Mario J. Gabelli (each, a "Reporting Person" and collectively, the "Reporting Persons," all of which are party to a Joint Filing Agreement dated as of January 22, 1993). The Gabelli Amended Schedule 13D reports that the Reporting Persons beneficially own the shares reported in this table as follows: GFI (as principal) -- 20,000 shares; GFI (as agent) -- 2,534,125 shares; GAMCO (as principal) -- 50,000 shares; GAMCO (as agent) -- 6,002,253 shares; Associates Fund -- 250,000 shares; Associates Ltd -- 36,000 shares;
    GCo -- 20,000 shares; PSP -- 40,600 shares; Multimedia -- 1,300 shares;
    ALCE -- 23,300 shares; GIL II -- 9,000 shares; GPP -- 143,000 shares; Gabelli Foundation -- 30,000 shares; GIL -- 58,000 shares; GS -- 20,000 shares; Gabelli Asset Management (as agent) -- 10,500 shares; Mario J. Gabelli -- 0 shares. Further, Mario J. Gabelli is deemed to have beneficial ownership of the shares beneficially owned by each Reporting Person and GFI is deemed to have beneficial ownership of the shares reported by each Reporting Person other than Mr. Gabelli. The Gabelli Amended Schedule 13D discloses that each of the Reporting Persons has the sole power to vote or direct the vote and the sole power to dispose or to direct the disposition of the shares reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that GAMCO does not have the authority to vote 141,750 shares of the shares it beneficially owns and the power of Mario J. Gabelli and GFI is indirect with respect to the shares beneficially owned by other Reporting Persons. The business address for GFI, GAMCO, GCo, GS, Associates Fund and Mario J. Gabelli disclosed on the Gabelli Amended Schedule 13D is One Corporate Center, Rye, New York 10580. The business address for GPP disclosed on the Gabelli Amended Schedule 13D is 8 Sound Shore Drive, Greenwich, Connecticut 06830. The business address for Associates Limited and GIL disclosed on the Gabelli Amended Schedule 13D is c/o MeesPierson (Cayman) Limited, British American Centre, Dr. Roy's Drive-Phase 3, George Town, Grand Cayman, British West Indies. The business address for GIL II disclosed on the Gabelli Amended Schedule 13D is c/o Coutts & Company (Cayman) Limited, West Bay Road, Grand Cayman, British West Indies. The business address for Gabelli Asset Management disclosed on the Gabelli Amended
    Schedule 13D is c/o Appleby, Spurling & Kempe, Cedar House, 41 Cedar Avenue, Hamilton, HM12, Bermuda. The business address for Gabelli Foundation disclosed on the Gabelli Amended Schedule 13D is 165 West Liberty Street, Reno, Nevada 89501.

                           MARKET PRICE AND DIVIDENDS

     Class B Stock is quoted and traded on the NYSE under the symbol "FAM." The table below sets forth, for the quarters indicated, the high and low sale prices of Class B Common Stock as reported by NYSE.

                                                                           CLASS B STOCK
                                                                         -----------------
                                                                          HIGH       LOW
                                                                         ------     ------
    Year ended December 31, 1994
      First Quarter....................................................  17.750     13.125
      Second Quarter...................................................  14.000     11.125
      Third Quarter....................................................  13.375     10.875
      Fourth Quarter...................................................  11.375      9.625
    Year ended December 31, 1995
      First Quarter....................................................  12.250      9.875
      Second Quarter...................................................  13.750     11.625
      Third Quarter....................................................  16.500     11.625
      Fourth Quarter...................................................  15.750     13.000
    Year ended December 31, 1996
      First Quarter....................................................  16.875     11.750
      Second Quarter...................................................  19.125     15.000
      Third Quarter....................................................  18.750     15.125
      Fourth Quarter...................................................  18.125     14.875
    Year ended December 31, 1997
      First Quarter....................................................  21.375     15.125
      Second Quarter...................................................  34.625     19.250
      Third Quarter....................................................  34.813     34.375
      (through August 10)

     On June 10, 1997, the last full trading day prior to the public announcement of the Merger Agreement, the high and low sale prices reported for shares of Class B Stock on the NYSE were $32.00 and $30.75, respectively, and the last reported sale price was $30.875. On August 11, 1997, the high and low sales prices reported for shares of Class B Stock on the NYSE were $34.6875 and $34.5625, respectively, and the last reported sale price was $34.5625. No cash dividends have ever been paid on the Company's Common Stock.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports and other information may be inspected and copied or obtained by mail upon payment of the Commission's prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Avenue, 14th Floor, Chicago, Illinois 60661. Certain reports, proxy statements and other information filed by the Company may also be obtained at the Commission's World Wide Web site, located at http://www.sec.gov. The Company also files reports and other information with the NYSE. Such reports and other information may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     This Information Statement includes information required to be disclosed pursuant to Rule 14c-2 under the Exchange Act.

                         INDEX TO FINANCIAL INFORMATION

                                                                                       PAGE
                                                                                       -----
Audited Financial Statements
Consolidated Financial Statements
  Consolidated Balance Sheets........................................................    F-2
  Consolidated Statements of Operations..............................................    F-3
  Consolidated Statements of Cash Flows..............................................    F-4
  Consolidated Statements of Stockholders' Equity....................................    F-5
  Notes to Consolidated Financial Statements.........................................    F-6
Independent Auditors' Report.........................................................   F-25
Quarterly Financial Information......................................................   F-26
Selected Consolidated Financial Data.................................................   F-27
Management's Discussion and Analysis
  General............................................................................   F-28
  Results of Operations..............................................................   F-28
     Cable Networks Segment Information..............................................   F-29
       The Family Channel............................................................   F-29
       FiT TV........................................................................   F-32
       International Networks........................................................   F-34
     Production & Distribution Segment Information...................................   F-35
     Live Entertainment Segment Information..........................................   F-38
     Other Income and Expense Information............................................   F-38
     Use of Estimates................................................................   F-39
  Liquidity and Capital Resources....................................................   F-39
  Inflation..........................................................................   F-41
  Income Taxes.......................................................................   F-41
Financial Statement Schedule
  II -- Valuation and Qualifying Accounts............................................   F-42
  All other schedules are omitted because the required information is not present, or is not present in amounts sufficient to require submission of the schedules, or because the information required is included in the consolidated financial statements and notes thereto.
Independent Auditors' Report on Financial Statement Schedule.........................   F-43
Unaudited Financial Statements
Consolidated Balance Sheets (Unaudited) -- March 31, 1997 and December 31, 1996......   F-44
Consolidated Statements of Operations for the Three Months Ended March 31, 1997 and
  1996 (Unaudited)...................................................................   F-45
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 1997 and
  1996 (Unaudited)...................................................................   F-46
Notes to Consolidated Financial Statements (Unaudited)...............................   F-47
Management's Discussion and Analysis of Financial Condition and Results of Operations
  (Unaudited)........................................................................   F-50

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                     DECEMBER 31
                                                                            -----------------------------
                                                                                1996             1995
                                                                            ------------     ------------
ASSETS
Current assets
  Cash and cash equivalents...............................................  $  4,997,000     $ 32,865,000
  Investment in marketable securities.....................................     9,053,000        8,290,000
  Accounts receivable, net of allowances of $4,662,000 and $5,780,000.....   121,359,000       95,699,000
  Film rights, current portion............................................    97,441,000       56,355,000
  Prepaid expenses and other..............................................     4,401,000       11,511,000
                                                                            ------------     ------------
         Total current assets.............................................   237,251,000      204,720,000
Property and equipment, net...............................................    62,877,000       73,028,000
Film rights...............................................................   144,680,000      105,094,000
Long-term accounts receivable, net of allowances of $126,000 and
  $520,000................................................................    17,530,000       24,754,000
Investment in equity securities -- related party..........................    35,458,000               --
Other investments, net of deferred gain of $2,616,000.....................    14,889,000       16,575,000
Goodwill, net of accumulated amortization of $8,830,000 and $6,552,000....    48,517,000       54,795,000
Deferred tax benefit......................................................     1,076,000               --
Other assets..............................................................     6,405,000        2,461,000
                                                                            ------------     ------------
                                                                            $568,683,000     $481,427,000
                                                                            ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable........................................................  $ 12,874,000     $ 14,598,000
  Accrued liabilities.....................................................    11,756,000       13,121,000
  Accrued participations and residuals....................................    15,613,000       11,615,000
  Current portion of film rights payable..................................    44,050,000       38,161,000
  Current maturities of debt..............................................     1,205,000          181,000
  Income taxes payable....................................................     9,214,000               --
  Current portion of deferred income taxes................................     6,544,000          611,000
  Deferred income.........................................................     7,927,000        5,891,000
                                                                            ------------     ------------
         Total current liabilities........................................   109,183,000       84,178,000
Film rights payable.......................................................    50,643,000       32,714,000
Long-term debt............................................................   171,251,000      153,752,000
Accrued interest -- related party.........................................       273,000          327,000
Convertible Notes -- related party........................................    23,000,000       23,000,000
Other liabilities, including participations and residuals.................    11,079,000       10,347,000
Deferred income taxes.....................................................            --        2,676,000
Commitments and contingencies (Note N)
Minority interests........................................................     2,062,000        3,130,000
Stockholders' equity
  Class A Common Stock, $.01 par value, convertible, 10,000,000 shares
    authorized, 5,000,000 shares issued and outstanding...................       143,000          143,000
  Class B Common Stock, $.01 par value, 100,000,000 shares authorized,
    32,786,538 and 33,039,831 shares issued and outstanding...............   101,456,000      104,886,000
  Class C Common Stock, $.01 par value, convertible, 20,000,000 shares
    authorized, 7,088,732 shares issued and outstanding...................    50,717,000       50,717,000
  Unearned compensation -- Stock Plan.....................................      (562,000)      (1,697,000)
  Cumulative foreign currency translation adjustment......................            --          665,000
  Unrealized gain (loss) on marketable securities.........................       351,000         (373,000)
  Retained earnings.......................................................    49,087,000       16,962,000
                                                                            ------------     ------------
         Total stockholders' equity.......................................   201,192,000      171,303,000
                                                                            ------------     ------------
                                                                            $568,683,000     $481,427,000
                                                                            ============     ============

          See accompanying notes to consolidated financial statements

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                YEARS ENDED DECEMBER 31
                                                       ------------------------------------------
                                                           1996           1995           1994
                                                       ------------   ------------   ------------
Operating revenues...................................  $332,810,000   $294,858,000   $242,050,000
                                                       ------------   ------------   ------------
Operating expenses
  Production and programming.........................   178,762,000    155,685,000    137,294,000
  Selling and marketing..............................    64,544,000     61,122,000     49,819,000
  New business development...........................     2,317,000      9,908,000      4,991,000
  General and administrative.........................    28,745,000     27,088,000     21,967,000
  Amortization of goodwill...........................     2,278,000      2,657,000      2,532,000
                                                       ------------   ------------   ------------
     Total operating expenses........................   276,646,000    256,460,000    216,603,000
                                                       ------------   ------------   ------------
     Operating income................................    56,164,000     38,398,000     25,447,000
                                                       ------------   ------------   ------------
Other income (expense)
  Investment income (loss)...........................     2,843,000      1,883,000     (2,522,000)
  Interest expense -- related parties................    (1,606,000)    (2,134,000)    (1,754,000)
  Interest expense -- other..........................   (10,945,000)   (10,855,000)    (9,280,000)
  Minority interests in losses.......................     2,359,000      4,916,000      5,277,000
  Gain on disposition of assets -- related party.....    13,685,000             --             --
  Other income (expense), net (Note B)...............    (5,640,000)       522,000      7,789,000
                                                       ------------   ------------   ------------
     Total other income (expense)....................       696,000     (5,668,000)      (490,000)
                                                       ------------   ------------   ------------
     Income before income taxes......................    56,860,000     32,730,000     24,957,000
Provision for income taxes...........................   (24,735,000)   (14,066,000)   (10,165,000)
                                                       ------------   ------------   ------------
     Net income......................................    32,125,000     18,664,000     14,792,000
Dividend requirement on Preferred Stock..............            --             --     (2,200,000)
Distribution -- exchange of Preferred Stock..........            --    (12,163,000)            --
                                                       ------------   ------------   ------------
     Net income available for Common Stock...........  $ 32,125,000   $  6,501,000   $ 12,592,000
                                                       ============   ============   ============
Primary and fully diluted earnings per common
  share..............................................  $       0.69   $       0.16   $       0.30
                                                       ============   ============   ============

          See accompanying notes to consolidated financial statements

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       YEARS ENDED DECEMBER 31
                                                           ------------------------------------------------
                                                               1996              1995              1994
                                                           -------------     -------------     ------------
Cash flows from operating activities
  Net income.............................................  $  32,125,000     $  18,664,000     $ 14,792,000
                                                           -------------     -------------     ------------
  Adjustments to reconcile net income to net cash
    provided by operating activities
    Amortization of film rights..........................    145,047,000       120,277,000      103,231,000
    Depreciation and amortization of property and
      equipment, goodwill, and other assets..............     11,270,000        10,840,000        9,611,000
    Write-downs of marketable securities.................             --                --        3,706,000
    Allowances against investments.......................      5,250,000                --               --
    Share of losses of affiliates, net...................        514,000         1,345,000               --
    Minority interests in losses.........................     (2,359,000)       (4,916,000)      (5,277,000)
    Gain on marketable securities........................     (1,924,000)               --               --
    Gain on disposition of assets -- related party.......    (13,685,000)               --               --
    Compensation -- Stock Plan...........................        686,000         1,351,000        1,127,000
    Deferred income tax expense..........................      5,477,000        11,654,000        1,206,000
    Changes in assets and liabilities, net of effect of
      acquisitions and dispositions
      Accounts receivable, net of allowances.............    (23,257,000)      (29,048,000)       1,093,000
      Marketable securities, prepaids, and other.........    (14,264,000)       (5,837,000)       9,020,000
      Accounts payable and accrued liabilities...........      1,440,000        (1,304,000)     (15,211,000)
      Income taxes payable...............................      8,702,000       (10,428,000)       6,202,000
      Deferred income....................................      1,537,000        (6,278,000)       3,451,000
                                                           -------------     -------------     ------------
         Total adjustments...............................    124,434,000        87,656,000      118,159,000
                                                           -------------     -------------     ------------
    Net cash provided by operating activities............    156,559,000       106,320,000      132,951,000
                                                           -------------     -------------     ------------
Cash flows from investing activities
  Acquisitions of original programming...................   (133,527,000)      (57,184,000)     (82,806,000)
  Acquisitions of original programming -- related
    parties..............................................     (2,197,000)       (2,747,000)        (457,000)
  Cash paid for acquisition..............................             --        (3,060,000)              --
  Other investments, including advances..................    (21,506,000)       (6,102,000)              --
  Repayment of advances..................................     17,494,000                --               --
  Purchases of marketable securities.....................             --          (858,000)     (12,217,000)
  Sales of marketable securities.........................      4,954,000         1,089,000        3,689,000
  Additions to property and equipment....................     (9,775,000)      (10,182,000)      (9,443,000)
  Proceeds from sales of property and equipment..........             --                --        2,504,000
                                                           -------------     -------------     ------------
    Net cash used in investing activities................   (144,557,000)      (79,044,000)     (98,730,000)
                                                           -------------     -------------     ------------
Cash flows from financing activities
  Payments on film rights................................    (58,142,000)      (46,167,000)     (42,428,000)
  Proceeds from debt issuances...........................     59,150,000       313,250,000        5,000,000
  Principal payments on debt.............................    (40,703,000)     (285,417,000)     (31,201,000)
  Cash provided by minority partners.....................      3,000,000         4,523,000        2,774,000
  Payment of Preferred Stock dividends...................             --        (1,109,000)      (2,200,000)
  Repurchases of Common Stock............................     (2,981,000)       (4,357,000)      (2,661,000)
  Repurchases of Common Stock -- related parties.........             --       (13,819,000)              --
                                                           -------------     -------------     ------------
    Net cash used in financing activities................    (39,676,000)      (33,096,000)     (70,716,000)
                                                           -------------     -------------     ------------
Effect of foreign currency rate changes..................       (194,000)          (31,000)       1,094,000
                                                           -------------     -------------     ------------
Decrease in cash and cash equivalents....................    (27,868,000)       (5,851,000)     (35,401,000)
Cash and cash equivalents at beginning of year...........     32,865,000        38,716,000       74,117,000
                                                           -------------     -------------     ------------
Cash and cash equivalents at end of year.................  $   4,997,000     $  32,865,000     $ 38,716,000
                                                           =============     =============     ============

          See accompanying notes to consolidated financial statements

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                                               10%                                                               CUMULATIVE
                                           CONVERTIBLE                                                             FOREIGN
                                            CUMULATIVE    CLASS A      CLASS B        CLASS C       UNEARNED      CURRENCY
                                            PREFERRED      COMMON       COMMON        COMMON      COMPENSATION   TRANSLATION
                                              STOCK        STOCK        STOCK          STOCK       STOCK PLAN    ADJUSTMENT
                                           ------------   --------   ------------   -----------   ------------   -----------
BALANCES AT JANUARY 1, 1994..............  $ 21,670,000   $150,000   $146,198,000   $        --   $(1,701,000)    $ (11,000)
Conversion of Class A Common Stock,
 500,000 shares..........................            --    (17,000)        17,000            --            --            --
Issuance of Class B Common Stock under
 the Stock Plan, 140,482 shares..........            --         --      2,258,000            --    (2,257,000)           --
Forfeiture of Class B Common Stock under
 the Stock Plan, 14,000 shares...........            --         --       (148,000)           --       147,000            --
Compensation -- Stock Plan...............            --         --             --            --     1,127,000            --
Repurchase and retirement of Class B
 Common Stock, 176,033 shares............            --         --     (2,661,000)           --            --            --
Increase in deferred tax benefit related
 to initial basis differences (Note K)...            --         --      6,000,000            --            --            --
Foreign currency translation
 adjustment..............................            --         --             --            --            --       989,000
Unrealized loss on marketable
 securities..............................            --         --             --            --            --            --
Net income...............................            --         --             --            --            --            --
Preferred Stock dividends paid...........            --         --             --            --            --            --
                                           ------------   --------   ------------   -----------   -----------     ---------
BALANCES AT DECEMBER 31, 1994............    21,670,000    133,000    151,664,000            --    (2,684,000)      978,000
Exchange of Preferred Stock for Class B
 Common Stock, 4,000,000 shares..........   (21,670,000)        --     21,670,000            --            --            --
Exchange of Class B Common Stock for
 Class C Common Stock, 5,670,986 shares
 (Note H)................................            --         --    (50,703,000)   50,703,000            --            --
Issuance of Class B Common Stock under
 the Stock Plan, 37,637 shares...........            --         --        578,000            --      (578,000)           --
Forfeiture of Class B Common Stock under
 the Stock Plan, 15,280 shares...........            --         --       (214,000)           --       214,000            --
Compensation -- Stock Plan...............            --         --             --            --     1,351,000            --
Repurchase and retirement of Class B
 Common Stock, 1,357,456 shares..........            --         --    (18,176,000)           --            --            --
Five-for-four stock split, including
 $5,000 paid for fractional shares (Note
 I)......................................            --     10,000         67,000        14,000            --            --
Foreign currency translation
 adjustments.............................            --         --             --            --            --      (313,000)
Unrealized loss on marketable
 securities..............................            --         --             --            --            --            --
Net income...............................            --         --             --            --            --            --
Preferred Stock dividends paid...........            --         --             --            --            --            --
                                           ------------   --------   ------------   -----------   -----------     ---------
BALANCES AT DECEMBER 31, 1995............            --    143,000    104,886,000    50,717,000    (1,697,000)      665,000
Issuance of Class B Common Stock under
 the Stock Plan, 812 shares..............            --         --         11,000            --       (11,000)           --
Forfeiture of Class B Common Stock under
 the Stock Plan, 31,936 shares...........            --         --       (460,000)           --       460,000            --
Exercise of options to purchase Class B
 Common Stock under the Stock Plan,
 19,333 shares...........................            --         --        266,000            --            --            --
Compensation -- Stock Plan...............            --         --             --            --       686,000            --
Repurchase and retirement of Class B
 Common Stock, 241,502 shares............            --         --     (3,247,000)           --            --            --
Foreign currency translation
 adjustment..............................            --         --             --            --            --      (665,000)
Unrealized gain on marketable
 securities..............................            --         --             --            --            --            --
Net income...............................            --         --             --            --            --            --
                                           ------------   --------   ------------   -----------   -----------     ---------
BALANCES AT DECEMBER 31, 1996............  $         --   $143,000   $101,456,000   $50,717,000   $  (562,000)    $      --
                                           ============   ========   ============   ===========   ===========     =========

                                           UNREALIZED
                                              GAIN
                                           (LOSS) ON      RETAINED
                                           MARKETABLE     EARNINGS
                                           SECURITIES    (DEFICIT)        TOTAL
                                           ----------   ------------   ------------
BALANCES AT JANUARY 1, 1994..............  $      --    $(13,089,000)  $153,217,000
Conversion of Class A Common Stock,
 500,000 shares..........................         --              --             --
Issuance of Class B Common Stock under
 the Stock Plan, 140,482 shares..........         --              --          1,000
Forfeiture of Class B Common Stock under
 the Stock Plan, 14,000 shares...........         --              --         (1,000)
Compensation -- Stock Plan...............         --              --      1,127,000
Repurchase and retirement of Class B
 Common Stock, 176,033 shares............         --              --     (2,661,000)
Increase in deferred tax benefit related
 to initial basis differences (Note K)...         --              --      6,000,000
Foreign currency translation
 adjustment..............................         --              --        989,000
Unrealized loss on marketable
 securities..............................   (156,000)             --       (156,000)
Net income...............................         --      14,792,000     14,792,000
Preferred Stock dividends paid...........         --      (2,200,000)    (2,200,000)
                                           ---------    ------------   ------------
BALANCES AT DECEMBER 31, 1994............   (156,000)       (497,000)   171,108,000
Exchange of Preferred Stock for Class B
 Common Stock, 4,000,000 shares..........         --              --             --
Exchange of Class B Common Stock for
 Class C Common Stock, 5,670,986 shares
 (Note H)................................         --              --             --
Issuance of Class B Common Stock under
 the Stock Plan, 37,637 shares...........         --              --             --
Forfeiture of Class B Common Stock under
 the Stock Plan, 15,280 shares...........         --              --             --
Compensation -- Stock Plan...............         --              --      1,351,000
Repurchase and retirement of Class B
 Common Stock, 1,357,456 shares..........         --              --    (18,176,000)
Five-for-four stock split, including
 $5,000 paid for fractional shares (Note
 I)......................................         --         (96,000)        (5,000)
Foreign currency translation
 adjustments.............................         --              --       (313,000)
Unrealized loss on marketable
 securities..............................   (217,000)             --       (217,000)
Net income...............................         --      18,664,000     18,664,000
Preferred Stock dividends paid...........         --      (1,109,000)    (1,109,000)
                                           ---------    ------------   ------------
BALANCES AT DECEMBER 31, 1995............   (373,000)     16,962,000    171,303,000
Issuance of Class B Common Stock under
 the Stock Plan, 812 shares..............         --              --             --
Forfeiture of Class B Common Stock under
 the Stock Plan, 31,936 shares...........         --              --             --
Exercise of options to purchase Class B
 Common Stock under the Stock Plan,
 19,333 shares...........................         --              --        266,000
Compensation -- Stock Plan...............         --              --        686,000
Repurchase and retirement of Class B
 Common Stock, 241,502 shares............         --              --     (3,247,000)
Foreign currency translation
 adjustment..............................         --              --       (665,000)
Unrealized gain on marketable
 securities..............................    724,000              --        724,000
Net income...............................         --      32,125,000     32,125,000
                                           ---------    ------------   ------------
BALANCES AT DECEMBER 31, 1996............  $ 351,000    $ 49,087,000   $201,192,000
                                           =========    ============   ============

          See accompanying notes to consolidated financial statements

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Operations

     International Family Entertainment, Inc. (together with its consolidated subsidiaries, "IFE" or the "Company") produces, exhibits, and distributes entertainment and informational programming as well as related products targeted at families worldwide. IFE's principal business is The Family Channel, an advertiser-supported cable television network that provides family-oriented entertainment and informational programming in the United States.

     In addition, IFE owns MTM Entertainment, Inc. ("MTM"), a producer and worldwide distributor of television series and made-for-television movies and the owner of a significant library of television programming; FiT TV, an advertiser-supported health and fitness cable network which operates principally in the United States; and Calvin Gilmore Productions, Inc., a producer of live musical variety shows. IFE also operated The Family Channel (UK), an advertiser-supported network in the United Kingdom, through its disposition on April 22, 1996, and The Family Channel De Las Americas, which provided Spanish-language, family-oriented entertainment programming, as well as fitness programming, to Mexico, Central America, and portions of South America, through the discontinuance of its operations in November 1996. Additionally, in 1995, IFE operated the Ice Capades, a touring ice show.

  Basis of Presentation

     The accompanying consolidated financial statements for the years ended December 31, 1996, 1995, and 1994 include the accounts of the Company and all majority-owned subsidiaries (including joint ventures). All significant intercompany accounts and transactions have been eliminated in consolidation.

  Cash Equivalents

     All highly-liquid debt instruments purchased with original maturities of three months or less are classified as cash equivalents.

  Marketable Securities

     Marketable securities consist of investments in U.S. Government bonds and notes and other marketable debt or equity securities. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading" securities and reported at fair value, with unrealized gains and losses included in the determination of net income. Gains and losses on transactions involving futures contracts or other derivative securities are also included in the determination of net income. Debt and equity securities not classified as trading securities are classified as "available-for-sale" securities and reported at fair value, with unrealized gains and losses excluded from the determination of net income (unless an other-than-temporary impairment shall have occurred) and reported, net of related tax effect, as a separate component of stockholders' equity. The cost of securities sold is determined using the specific identification method.

  Property and Equipment

     Property and equipment is stated at cost. Buildings and equipment under capital leases are stated at the present value of minimum lease payments. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets: buildings and building improvements -- 20 to 40 years; satellite transponders -- 12 years; broadcasting and production equipment -- 3 to 5 years; and furniture and other equipment -- 3 to 10 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease terms or estimated useful lives of the assets.

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

  Film Rights

     Film rights include exhibition and exploitation rights acquired under license agreements for the Company's own use on its cable networks and for relicensing to others. Also included in film rights are costs of programming, including films-in-progress, produced for exhibition by the Company on its cable networks or produced for others. These costs, including allocated overhead, are capitalized as incurred. Rights acquired under license agreements, along with the related obligations, are recorded at the face amount of the contract at the time the programming is made available.

     Film rights, other than films-in-progress (which are stated at cost), are stated at the lower of cost, less related amortization, or net realizable value. Exhibition rights are amortized on a straight-line basis over the estimated number of airings. Production and exploitation costs related to programs produced for others are amortized based on the percentage that current year revenues bear to estimated future revenues on a program-by-program basis. Estimates of future airings and revenues are periodically reviewed by management and revised when warranted by changing conditions, such as changes in expected usage of a program on the Company's cable networks or changes in the distribution marketplace.

     The current portion of film rights is based upon the estimated portion of these assets which is expected to be amortized over the next year.

  Other Investments

     Other investments in which the Company's voting interest is less than 20% are carried at cost.

     Investments in affiliates in which the Company's voting interest is 20% to 50% are accounted for under the equity method. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's share of the net earnings or losses of the affiliates as they occur. The excess of the cost of the stock of those affiliates over the Company's share of net assets at the acquisition date is amortized on a straight-line basis over the expected period to be benefited, generally 25 years.

  Goodwill

     Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is amortized on a straight-line basis over the expected period to be benefited, generally 25 years. At each balance sheet date, the Company evaluates the realizability of goodwill based upon expectations of nondiscounted future operating cash flows for each subsidiary having a material goodwill balance. The evaluation of goodwill will be impacted if estimated future operating cash flows are not achieved. Based upon its most recent analysis, the Company believes that no material impairment of goodwill existed at December 31, 1996.

  Foreign Currency Translation

     All balance sheet accounts of foreign investments were translated at the current exchange rate as of the end of the accounting period. The resulting translation adjustment was recorded as a separate component of stockholders' equity. Income statement items are translated at average currency exchange rates.

  Revenue Recognition

     Advertising revenue is recognized in the period in which the advertising commercials or programs are telecast. Subscriber fees are recognized in the period during which the network services are provided to a cable system operator or other distributor.

     Production and distribution revenues are recognized in the period in which programming becomes available for telecast by others. Long-term receivables arising from distribution arrangements are recorded at their net present values when revenue is recognized. Amounts received in advance of recognition of revenue

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

are recorded as deferred income. Costs of profit participations and residual payments are accrued, based upon amounts expected to be payable, at the time revenue is recognized.

  Income Taxes

     The Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applicable to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

  Stock Options

     Prior to January 1, 1996, the Company accounted for stock options in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25. Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

  Earnings Per Share

     The Convertible Notes, as described in Note F, are considered to be common stock equivalents and, accordingly, the computations of primary and fully diluted earnings per share assume conversion of the Convertible Notes if the effect of such conversion is dilutive. Stock options are also included in the computations of primary and fully diluted earnings per share if their effect is dilutive.

     For the year ended December 31, 1996, primary and fully diluted earnings per common share were computed by increasing net income available for Common Stock by the interest on the Convertible Notes, net of the related tax effect, and dividing the result by the average number of common shares (48,022,327) outstanding during 1996.

     For the years ended December 31, 1995 and 1994, primary and fully diluted earnings per common share were computed by dividing net income available for Common Stock by the average number of common shares (40,754,635 and 41,820,072, respectively) outstanding during such years. In 1995, the impact of the Exchange Agreement, as described in Note H, on earnings per common share was a reduction of $0.24 per common share.

  Use of Estimates

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

  Reclassifications

     Certain amounts have been reclassified for comparability with the 1996 financial statement presentation.

NOTE B -- ACQUISITIONS AND OTHER INVESTMENTS

  Body By Jake Enterprises

     In July 1995, the Company acquired a 20% interest in Body By Jake Enterprises, LLC ("BBJE"), a fitness licensing and television production company, for $4,000,000 in cash.

  China Entertainment Television Broadcast Limited

     In June 1995, the Company acquired a 33 1/3% interest in an entity which held convertible demand notes, which were convertible into an 80% equity interest in China Entertainment Television Broadcast Limited. This entity recorded a valuation allowance in 1995 of which the Company's share was approximately $1,500,000, which is reflected in the determination of other income and expense in the 1995 Consolidated Statement of Operations. In November 1996, these convertible demand notes were sold to a third party for approximately 77.5% of their face value.

  Ice Capades

     In February 1995, the Company acquired the assets of the Ice Capades for consideration, consisting principally of assumed liabilities, amounting to approximately $10,200,000. The liabilities assumed in the transaction included $6,728,000 of cash advances by IFE prior to closing.

     On December 31, 1995, the Company sold its interest in the Ice Capades to a certain sports marketing enterprise in exchange for 7 1/2% convertible notes, due in 2005, in the principal amount of $10,200,000 and the assumption of cash advances due to the Company amounting to $4,090,000 at December 31, 1995. These notes will be convertible, beginning in 1998, at the option of the Company, into a majority interest in the acquiring entity. Accordingly, the gain on this transaction amounting to $2,616,000 was deferred. In addition, on this same date, the Company and the acquiring entity entered into a revolving credit agreement whereby the Company agreed to advance the acquiring entity up to $12,000,000 (including the aforementioned $4,090,000 in cash advances). During 1996, this revolving credit agreement was replaced by a bank credit facility which is guaranteed by IFE. In 1996, the Company recorded a valuation allowance in connection with its investment in the aforementioned 7 1/2% convertible notes. Such valuation allowance, which amounted to $5,300,000, is reflected in the determination of other income and expense in the 1996 Consolidated Statement of Operations.

  TVS ENTERTAINMENT PLC

     During 1993, the Company acquired all of the outstanding capital stock of TVS ENTERTAINMENT PLC ("TVS"), which was the parent company of MTM at that time. Upon consummation of the acquisition of TVS, several contingencies existed and the amounts related thereto were included in the allocation of the purchase price, based upon management estimates utilizing the best available information. Such estimates are periodically reviewed by management and revised when warranted. Generally, after the first twelve months following an acquisition, changes in estimates are included in the determination of net income. Accordingly, the effects of the final resolution in 1995 and 1994 of certain pre-acquisition contingencies recorded in the acquisition of TVS were included in the determination of net income. Such effects, which amounted to $2,521,000 and $7,291,000, were included in the determination of other income and expense in the 1995 and 1994 Consolidated Statements of Operations, respectively.

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

  United Family Communications

     In November 1996, the Company and a third party formed United Family Communications, LLC ("UFC") to operate and distribute satellite-delivered television programming services in Mexico, Central America, and South America. The Company has agreed to make an initial cash contribution of $5,200,000 and has contributed certain assets of The Family Channel De Las Americas (subject to the joint venture's assumption of related liabilities) in exchange for a 50% interest in UFC. It is the current intent of UFC to launch one or more advertiser-supported, satellite-delivered television programming services in 1997.

NOTE C -- MARKETABLE SECURITIES

     Marketable securities consist of the following:

                                                                     DECEMBER 31
                                                              -------------------------
                                                                 1996           1995
                                                              ----------     ----------
        Available-for-sale securities, at fair value........  $4,072,000     $6,271,000
        Trading securities, at fair value...................   4,981,000      2,019,000
                                                              ----------     ----------
                                                              $9,053,000     $8,290,000
                                                              ==========     ==========

     Available-for-sale securities, consisting primarily of equity securities, had an amortized cost of $3,477,000 and $6,904,000 at December 31, 1996 and 1995, respectively. As of December 31, 1996, the unrealized gain related to securities classified as available-for-sale amounted to $595,000 ($351,000 after related tax effect). As of December 31, 1995, the unrealized loss related to securities classified as available-for-sale amounted to $633,000 ($373,000 after related tax effect). For the years ended December 31, 1996 and 1995, proceeds from the disposition of available-for-sale securities amounted to $4,954,000 and $1,089,000, respectively, and gross realized gains and losses were $1,093,000 and $(22,000) in 1996, and $29,000 and $(119,000) in 1995.

     As of December 31, 1996, the unrealized gain related to trading securities (with a cost of $4,129,000) amounted to $852,000, which amount is included in the determination of investment income. For the year ended December 31, 1996, proceeds from the disposition of trading securities amounted to $952,000, and gross realized gains and losses were $164,000 and $(49,000) in 1996.

     The Company recognized a $3,691,000 loss in 1994 on the impairment of certain equity securities classified as available-for-sale securities. This loss for 1994 was accounted for as a realized loss in the determination of investment income. Also included in the determination of investment income for 1994 were realized losses aggregating $2,338,000 on transactions which involved futures contracts or other derivative securities.

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

NOTE D -- PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                    DECEMBER 31
                                                            ---------------------------
                                                               1996            1995
                                                            -----------     -----------
        Land and buildings................................  $14,156,000     $21,010,000
        Satellite transponders............................   36,415,000      36,415,000
        Broadcasting and production equipment.............   12,248,000      16,857,000
        Furniture and other equipment.....................   24,494,000      16,584,000
        Leasehold and building improvements...............    5,424,000       5,993,000
                                                            -----------     -----------
                                                             92,737,000      96,859,000
        Less accumulated depreciation and amortization....   29,860,000      23,831,000
                                                            -----------     -----------
                                                            $62,877,000     $73,028,000
                                                            ===========     ===========

NOTE E -- LONG-TERM DEBT

     Long-term debt, other than the Convertible Notes described in Note F, consists of the following:

                                                                   DECEMBER 31
                                                          -----------------------------
                                                              1996             1995
                                                          ------------     ------------
        Revolving Credit Facility.......................  $150,500,000     $133,000,000
        Subsidiary Credit Agreement.....................    10,000,000        8,850,000
        6% notes payable, subordinated..................     6,720,000        6,720,000
        Capital lease obligations.......................     5,236,000        5,363,000
                                                          ------------     ------------
                                                           172,456,000      153,933,000
        Less current maturities.........................     1,205,000          181,000
                                                          ------------     ------------
                                                          $171,251,000     $153,752,000
                                                          ============     ============

  Revolving Credit Facility

     The Company has a long-term bank credit facility (the "Revolving Credit Facility") with a group of banks with a maximum loan commitment thereunder of $250,000,000. The Revolving Credit Facility provides for semi-annual reductions of one-tenth of the loan commitment, beginning in December 1997, with a final expiration in June 2002. Interest on borrowings under the Revolving Credit Facility is payable quarterly at the prime rate or, at the option of the Company, at a Eurodollar-based interest rate (5 9/16% at December 31, 1996), plus a margin of 7/8% to 1 3/8%, depending on the Company's overall leverage. In addition, the Company pays a fee of 1/4% to 3/8% per annum, depending on leverage, on the average unborrowed portion of the total amount available for borrowings. The Revolving Credit Facility contains (i) a negative pledge of substantially all of the Company's assets and (ii) various restrictive covenants which, among other things, obligate the Company to maintain certain financial ratios and limit the ability of the Company to incur additional indebtedness, liens, and guarantees. Under the terms of the Revolving Credit Facility, the aggregate amount of future dividends on, and future redemptions of, the Company's common stock cannot exceed approximately $50,000,000 as of December 31, 1996.

  Interest Rate Exchange Agreement

     In August 1996, the Company entered into an interest rate exchange agreement pursuant to which it will make payments based upon a fixed rate of interest (5 7/8% per annum) on a notional amount of $25,000,000

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

and, in exchange, receive payments based upon a variable rate of interest using a Eurodollar-based interest rate determined on a quarterly basis. The initial term of this agreement is two years, with an additional term of one year at the option of the counterparty. Although the Company does not anticipate nonperformance by the counterparty, the Company is exposed to credit losses for the periodic settlement of amounts due under this interest rate exchange agreement in the event of such party's nonperformance.

  Subsidiary Credit Agreement

     In January 1995, a subsidiary of the Company entered into a $10,000,000 credit agreement with a certain bank (the "Subsidiary Credit Agreement"). The terms of the Subsidiary Credit Agreement are substantially the same as those of the Revolving Credit Facility.

  Future Minimum Payments

     The December 31, 1996 balance of long-term debt, other than the Convertible Notes, is payable as follows:

                            REVOLVING     SUBSIDIARY        6%         CAPITAL
    YEARS ENDED DECEMBER      CREDIT        CREDIT        NOTES         LEASE
             31              FACILITY      AGREEMENT     PAYABLE     OBLIGATIONS        TOTAL
    ---------------------  ------------   -----------   ----------   -----------     ------------
    1997.................  $         --   $ 1,000,000   $       --   $   581,000     $  1,581,000
    1998.................            --     2,000,000           --       450,000        2,450,000
    1999.................    25,500,000     2,000,000    1,680,000       425,000       29,605,000
    2000.................    50,000,000     2,000,000    1,680,000       435,000       54,115,000
    2001.................    50,000,000     2,000,000    1,680,000       480,000       54,160,000
    Thereafter...........    25,000,000     1,000,000    1,680,000     8,283,000       35,963,000
    Less amounts
      representing
      interest on capital
      lease
      obligations........            --            --           --    (5,418,000)      (5,418,000)
                           ------------   -----------   ----------   -----------     ------------
                           $150,500,000   $10,000,000   $6,720,000   $ 5,236,000     $172,456,000
                           ============   ===========   ==========   ===========     ============

NOTE F -- CONVERTIBLE NOTES

     The Company's 6% Convertible Secured Notes due 2004 (the "Convertible Notes") were issued to a related party. The Convertible Notes provide for a security interest in the Company's rights in two satellite transponders, and contain restrictive covenants which, among other things, require the Company to maintain certain financial ratios and limit the ability of the Company to incur additional indebtedness. In addition, no dividends may be declared or paid on any shares of the Company's capital stock (other than dividends payable solely in shares of the capital stock of the Company) at any time when payments of principal, interest or other amounts are past due under the Convertible Notes or while any event of default is continuing under the Convertible Notes or would result from such dividend.

     The $23,000,000 in principal amount of the Convertible Notes is payable in five equal annual installments beginning December 31, 2000. The Convertible Notes are subordinated to borrowings under the Revolving Credit Facility described in Note E. Each $1,000 in principal amount of the Convertible Notes may be converted into 112 1/2 shares of Class C Common Stock. Each share of Class C Common Stock is convertible, at the option of the holder, into one share of Class B Common Stock. Accordingly, the Company has reserved 2,587,500 shares of Class C Common Stock for potential future conversion of the Convertible Notes (and, in addition, 2,587,500 shares of Class B Common Stock for potential future conversion of the resulting Class C Common Stock).

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

NOTE G -- MINORITY INTERESTS

  The Family Channel (UK)

     Prior to April 22, 1996, minority interests were primarily attributable to a minority partner's 39% interest in The Family Channel (UK) which was operated as a joint venture. IFE and Flextech plc, the holder of the minority 39% interest, funded the operations of The Family Channel (UK) through capital investments and loans. On April 22, 1996, the Company consummated the sale of its 61% interest in The Family Channel (UK) to Flextech, as described in Note P.

     The minority partner's 39% share of the net loss resulting from the operations of The Family Channel (UK), through the date of sale, amounted to $1,419,000 for 1996. The minority partner's 39% share of the net loss of this joint venture amounted to $4,954,000 and $5,107,000 for the years ended December 31, 1995 and 1994, respectively.

  FiT TV

     On April 30, 1996, the Company, an affiliate of Liberty Media Corporation ("Liberty Media"), and an affiliate of Reebok International Limited ("Reebok") entered into a definitive partnership agreement (the "FiT TV Partnership Agreement") forming a partnership (the "FiT TV Partnership"), effective January 1, 1996, to own and operate the FiT TV cable network. FiT TV had previously been owned and operated by Cable Health TV, Inc. ("CHTV"), a 90%-owned subsidiary of IFE. Another affiliate of Liberty Media is the holder of the Convertible Notes and all of the Company's outstanding Class C Common Stock. Liberty Media is an affiliate of Tele-Communications, Inc. ("TCI"), one of the largest cable television system operators in the United States and, as such, a major provider of carriage for FiT TV.

     In accordance with the terms of the FiT TV Partnership Agreement, CHTV contributed all of the assets and liabilities of FiT TV to the FiT TV Partnership in exchange for an 80% partnership interest and functions as the FiT TV Partnership's managing partner. Reebok contributed cash of $2,000,000 and other consideration agreed upon by the parties in exchange for a 10% partnership interest. Liberty Media contributed cash of $1,000,000 and other consideration agreed upon by the parties in exchange for a 10% partnership interest.

     In conjunction with this transaction, CHTV and Liberty Media entered into an agreement whereby Liberty Media was granted a five-year option to purchase an additional 10% partnership interest from CHTV. The exercise price for this option varies (up to a maximum of $5,000,000) depending on the number of domestic subscribers receiving FiT TV from delivery systems owned or managed by Liberty Media or an affiliate of Liberty Media (including TCI) at the time of exercise.

     The minority partners' combined 20% share of the net loss resulting from the operations of the FiT TV Partnership, since its formation on April 30, 1996, is reflected in the 1996 Consolidated Statement of Operations. The minority partners' combined 20% share of the net loss of FiT TV amounted to $938,000 for the year ended December 31, 1996.

NOTE H -- EXCHANGE OF PREFERRED STOCK

     On December 15, 1995, the Company and Liberty IFE, Inc., an affiliate of Liberty Media, the then holder of the 10% Convertible Cumulative Preferred Stock (the "Preferred Stock"), and holder of the Convertible Notes, entered into an exchange agreement (the "Exchange Agreement") whereby Liberty IFE (i) exchanged its holdings of all of the Preferred Stock for shares of Class B Common Stock,
(ii) exchanged all of its holdings of Class B Common Stock (including the shares of Class B Common Stock received in exchange for the Preferred Stock) for an equal number of shares of non-voting Class C Common Stock, (iii) amended the terms of the Convertible Notes to provide, among other things, for conversion of such notes into shares of non-voting Class C Common Stock in lieu of shares of Class B Common Stock and for the

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

elimination of provisions which required the Company to issue Class C Common Stock in the event of the occurrence of certain payment defaults, and (iv) amended the terms of certain other agreements, including the shareholder agreement among the Company and certain of its principal shareholders.

     The Exchange Agreement had no impact on the determination of net income for the year ended December 31, 1995. However, net income available for Common Stock for the year ended December 31, 1995 has been reduced by a distribution of $12,163,000 (or $0.30 per common share), which amount represents the excess of
(i) the fair value of the shares of Class B Common Stock which were transferred in the transaction by the Company to the former holder of the Preferred Stock over (ii) the fair value of the Class B Common Stock which was issuable pursuant to the original conversion terms. The amount of this distribution approximates the present value of the dividend payments for 1995 and future years that would have been required on the Preferred Stock. Excluding the effect of the dividend which would have been required for 1995, the impact of the Exchange Agreement on earnings per common share was a reduction of $0.24 per common share for the year ended December 31, 1995.

NOTE I -- CAPITAL STOCK

  Preferred Stock

     Prior to the consummation of the Exchange Agreement described in Note H, the Preferred Stock was entitled to a dividend at an annual rate of 10% of the $22,000,000 original liquidation preference, payable semiannually in January and July. The liquidation preference was increased by cumulative dividends, whether or not they were declared. At December 31, 1994, undeclared dividends totaled $1,109,000, which was the amount of the dividend declared and paid in January 1995.

  Common Stock

     The Company has two classes of voting common stock. The Class A Common Stock has ten votes per share and the Class B Common Stock has one vote per share. Each share of Class A Common Stock is convertible, at the option of the holder, into one share of Class B Common Stock. Each share of Class C Common Stock is non-voting and is convertible, at the option of the holder, into one share of Class B Common Stock.

     The Class A Common Stock and Class B Common Stock vote together as a single class on all matters except that (i) so long as the outstanding Class A Common Stock has more than 40% of the total outstanding voting power of all common stock entitled to vote, the holders of Class A Common Stock, voting separately as a class, are entitled to elect a majority of the Company's directors, with the remainder of the directors being elected by the holders of the Class B Common Stock, voting separately as a class, and (ii) the approval of a majority of each of the Class A Common Stock and the Class B Common Stock is required for certain extraordinary corporate actions.

  Stock Split

     On November 16, 1995, the Company's Board of Directors approved a five-for-four stock split which was effected in the form of a 25% stock dividend and payable on January 5, 1996 to the shareholders of record at the close of business on December 15, 1995. In connection with the stock split, all classes of common stock were credited and retained earnings was charged for the aggregate par value of the shares that were issued. A total of 1,000,000 shares of Class A Common Stock, 6,607,657 shares of Class B Common Stock, and 1,417,746 shares of Class C Common Stock were issued in connection with the stock split.

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

  Shareholder Agreement

     Pursuant to the amended shareholder agreement (the "Shareholder Agreement") among the Company and certain of its principal stockholders, each of the parties to the Shareholder Agreement will, in the event of any future offering of capital stock by the Company, be entitled to purchase additional shares of such capital stock in order to maintain its percentage ownership of each class of capital stock. The Shareholder Agreement also provides that, under certain circumstances, Liberty IFE has a right of first refusal with respect to certain sales, conversions or transfers of Class A Common Stock.

NOTE J -- SUPPLEMENTAL CASH FLOW INFORMATION

     Total interest costs paid during the years ended December 31, 1996, 1995, and 1994 were $12,045,000, $12,087,000, and $9,172,000, respectively. Income taxes paid during the years ended December 31, 1996, 1995, and 1994 amounted to $10,018,000, $13,397,000, and $2,757,000, respectively.

     Non-cash investing and financing activities included the acquisition of film rights under license agreements which aggregated approximately $73,893,000, $37,221,000, and $30,343,000 for the years ended December 31, 1996, 1995, and
1994, respectively.

     As described in Note P, on April 22, 1996, the Company consummated the sale of its television production studio in Maidstone, England and its 61% interest in The Family Channel (UK) to a related party. This sale was primarily a non-cash transaction in which the Company received equity securities. Cash received in the transaction amounting to approximately $4,600,000 was offset by the cash balances of the businesses sold (which were transferred to the buyer) and cash outlays for expenses of the sale.

     Non-cash investing and financing activities for the year ended December 31, 1995 included approximately $7,140,000 of liabilities assumed in the acquisition of the Ice Capades. Non-cash purchases of property and equipment under capital leases amounted to $76,000 and $5,380,000 for the years ended December 31, 1996 and 1995, respectively. The exchange of Preferred Stock for Common Stock with a related party during the year ended December 31, 1995 was a non-cash transaction. Non-cash investing and financing activities also included the sale of the Ice Capades in December 1995, in exchange for $10,200,000 in notes receivable and other consideration, as described in Note B.

NOTE K -- INCOME TAXES

     In January 1990, the Company acquired the assets of The Family Channel from The Christian Broadcasting Network, Inc. ("CBN"). For income tax purposes, the Company established the basis of the assets it acquired from CBN at the respective fair market values of the assets as determined by the negotiated sales price and an independent appraisal. IFE and CBN are considered to be related parties for financial reporting purposes and, accordingly, the net assets acquired were recorded at CBN's book value at the date of acquisition. Therefore, the tax basis of the assets acquired exceeds the amount reflected in the accompanying consolidated financial statements. This initial basis difference reduces the amount of the Company's income subject to income taxes to the extent that it is amortizable for income tax purposes.

     The Company's income tax return for 1990, the year in which the Company acquired the assets of The Family Channel from CBN, is currently under examination by the Internal Revenue Service ("IRS"). As discussed in the preceding paragraph, this acquisition gave rise to the initial difference between the basis of the assets acquired from CBN for financial statement purposes and the basis of those assets for tax purposes. In May 1994, the Company and the IRS entered into a closing agreement (the "Closing Agreement") settling all outstanding issues regarding the method and amounts of amortization in respect of the assets acquired from CBN. These amounts had previously been estimated by the Company. As a result of the Closing Agreement, the amount of deferred tax benefit recorded by the Company was increased in 1994 by $6,000,000 with a

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

corresponding increase in stockholders' equity. The Company's reported earnings were not affected by the Closing Agreement.

     Income before income taxes, as shown in the Consolidated Statements of Operations, is summarized as follows:

                                                        YEARS ENDED DECEMBER 31
                                              -------------------------------------------
                                                 1996            1995            1994
                                              -----------     -----------     -----------
        Domestic............................  $63,882,000     $36,737,000     $20,120,000
        Foreign.............................   (7,022,000)     (4,007,000)      4,837,000
                                              -----------     -----------     -----------
                                              $56,860,000     $32,730,000     $24,957,000
                                              ===========     ===========     ===========

     The provision for income taxes consists of the following:

                                                        YEARS ENDED DECEMBER 31
                                              -------------------------------------------
                                                 1996            1995            1994
                                              -----------     -----------     -----------
        Current
          Federal...........................  $14,969,000     $ 2,775,000     $ 4,593,000
          State.............................    3,564,000         668,000       1,064,000
          Foreign...........................      926,000        (752,000)      3,302,000
                                              -----------     -----------     -----------
                                               19,459,000       2,691,000       8,959,000
                                              -----------     -----------     -----------
        Deferred
          Federal...........................    4,261,000       6,032,000        (410,000)
          State.............................    1,015,000       1,691,000         (70,000)
          Foreign...........................           --       3,652,000       1,686,000
                                              -----------     -----------     -----------
                                                5,276,000      11,375,000       1,206,000
                                              -----------     -----------     -----------
                                              $24,735,000     $14,066,000     $10,165,000
                                              ===========     ===========     ===========

     Domestic and foreign income before income taxes include all income derived from operations in the respective U.S. and foreign geographic areas, whereas provisions for taxes on income include all income taxes payable to U.S., foreign, and other governments, as applicable, regardless of the location in which the taxable income is generated.

     The actual provision for income taxes differs from the expected tax expense (computed by applying the U.S. Federal corporate tax rate of 35% to income before income taxes) as follows:

                                                        YEARS ENDED DECEMBER 31
                                              -------------------------------------------
                                                 1996            1995            1994
                                              -----------     -----------     -----------
        Computed expected income tax
          expense...........................  $19,901,000     $11,456,000     $ 8,735,000
        State income taxes, net of Federal
          benefit...........................    2,967,000       1,637,000         646,000
        Effect of amortization of
          nondeductible goodwill............      588,000         744,000         677,000
        Effect of liquidation of foreign
          subsidiary........................           --              --         800,000
        Other, net..........................    1,279,000         229,000        (693,000)
                                              -----------     -----------     -----------
                                              $24,735,000     $14,066,000     $10,165,000
                                              ===========     ===========     ===========

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                   DECEMBER 31
                                                          -----------------------------
                                                              1996             1995
                                                          ------------     ------------
        Deferred tax assets
          Initial basis differences.....................  $  5,800,000     $  9,821,000
          Accrued liabilities, participations, and
             residuals..................................    12,131,000        7,199,000
          Film rights...................................    13,434,000       18,372,000
          Other.........................................     7,006,000        7,527,000
                                                           -----------      -----------
                  Total gross deferred tax assets.......    38,371,000       42,919,000
          Less valuation allowance......................    (9,408,000)      (9,599,000)
                                                           -----------      -----------
                  Net deferred tax assets...............    28,963,000       33,320,000
                                                           -----------      -----------
        Deferred tax liabilities
          Accounts receivable, principally due to
             differences in revenue recognition.........   (24,779,000)     (27,735,000)
          Property and equipment, principally due to
             differences in depreciation and capitalized
             interest...................................    (7,991,000)      (7,203,000)
          Other.........................................    (1,661,000)      (1,669,000)
                                                           -----------      -----------
                  Total deferred tax liabilities........   (34,431,000)     (36,607,000)
                                                           -----------      -----------
                  Net deferred tax liability............  $ (5,468,000)    $ (3,287,000)
                                                           ===========      ===========

     Based on the Company's historical levels of income before income taxes and its anticipated future levels of income before income taxes, management considers it more likely than not that the Company will have sufficient taxable income to realize the full amount of its net deferred tax assets at December 31, 1996, although realization is not assured.

NOTE L--RELATED PARTY TRANSACTIONS

     The Chairman of the Company is also the Chairman of the Board of CBN. During the year ended December 31, 1995, the Company repurchased shares of Class B Common Stock in transactions with CBN and an affiliate of CBN for an aggregate consideration of $13,819,000. Also, in December 1995, the Company and Liberty IFE entered into an exchange agreement whereby Liberty IFE exchanged its holdings of all of the Preferred Stock for shares of Common Stock, as described in Note H.

     The Company provides specified program time to CBN at charges equal to the Company's cost, pursuant to an agreement which extends through 2004 and automatically renews at CBN's option. Also, the Company leases certain office space and other operational facilities from CBN and, from time to time, enters into various other transactions with CBN and its subsidiaries.

     The Company holds a 20% interest in BBJE. BBJE provides certain services, including television production, for FiT TV and pays an annual dividend to the Company. Cash dividends received from BBJE amounted to $125,000 and $343,000 in 1996 and 1995, respectively.

     The Company and TCI have entered into a cable affiliation agreement, extending to 2006, with respect to The Family Channel. Under the terms of the agreement, the Company has granted TCI and its affiliates the right to carry The Family Channel on certain cable television systems in exchange for subscriber fees. The Company has also entered into a long-term agreement granting TCI and its affiliates the right to carry FiT TV.

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

     The Company subleased a transponder for The Family Channel (UK), until its disposition on April 22, 1996, from Flextech. On such date, the Company sold its 61% interest in The Family Channel (UK) to Flextech, as described in Note P.

     Related party transactions and balances, not otherwise disclosed, are summarized as follows:

                                                        YEARS ENDED DECEMBER 31
                                              -------------------------------------------
                                                 1996            1995            1994
                                              -----------     -----------     -----------
        Operating revenues..................  $23,176,000     $17,863,000     $15,662,000
                                              ===========     ===========     ===========
        Operating expenses..................  $ 5,191,000     $ 8,028,000     $ 6,402,000
                                              ===========     ===========     ===========
        Accounts receivable.................  $12,114,000     $ 4,632,000     $ 3,798,000
                                              ===========     ===========     ===========
        Accounts payable....................  $ 1,195,000     $   588,000     $   855,000
                                              ===========     ===========     ===========

NOTE M--EMPLOYEE BENEFIT PLANS

  Stock Plan

     The Company has a stock incentive plan (the "Stock Plan") covering 6,200,000 shares of Class B Common Stock. There were 569,100 shares and 142,226 shares available for grant as of December 31, 1996 and 1995, respectively. Prior to May 1996, awards could be made separately or in any combination of stock options and restricted stock. Beginning May 1996, awards under the Stock Plan may only be made in the form of stock options. The number of awards granted under the Stock Plan to individual employees is determined by a committee of the Company's Board of Directors.

     Issuances and forfeitures of restricted stock under the Stock Plan are reflected in the accompanying Consolidated Statements of Stockholders' Equity. The shares of restricted stock issued during the years ended December 31, 1996, 1995, and 1994 were sold to the employees at the par value of $.01 per share. The difference between the market value and the amount paid for restricted stock is reflected as a reduction of stockholders' equity. This unearned compensation is recognized as expense over a five-year vesting period. At December 31, 1996, 126,794 shares of restricted stock were subject to forfeiture under the Stock Plan.

     Stock options may be granted for the purchase of Class B Common Stock at a price not less than fair market value on the date of grant. The 1994 option awards were granted at an exercise price higher than the fair market value on the date of grant. The options are generally exercisable after one or more years and expire no later than 10 years from the date of grant.

     The Company has elected to continue to use the intrinsic value-based method to account for all of its employee stock-based compensation plans. Under APB Opinion No. 25, Accounting for Stock Issued to Employees, the Company has recorded no compensation costs related to its stock option plans for the years ended December 31, 1996, 1995, and 1994 because the exercise price of each option equals or exceeds the fair value of the underlying common stock as of the grant date for each stock option.

     Pursuant to SFAS No. 123, Accounting for Stock-Based Compensation, the Company is required to disclose the pro forma effects on net income and earnings per share data as if the Company had elected to use the fair value approach to account for all its employee stock-based compensation plans. If compensation cost for the Company's plans had been determined consistent with the fair value approach set forth in SFAS

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

No. 123, the Company's pro forma net income and pro forma earnings per share for the years ended December 31, 1996 and 1995 would have been decreased as follows:

                                                              YEARS ENDED DECEMBER 31
                                                            ---------------------------
                                                               1996            1995
                                                            -----------     -----------
        Net income
          As reported.....................................  $32,125,000     $18,664,000
                                                            ===========     ===========
          Pro forma.......................................  $30,486,000     $18,002,000
                                                            ===========     ===========
        Primary and fully diluted earnings per common
          share
          As reported.....................................  $      0.69     $      0.16
                                                            ===========     ===========
          Pro forma.......................................  $      0.66     $      0.14
                                                            ===========     ===========

     Pro forma net income reflects only options granted in 1996 and 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented above because compensation cost is reflected over the options' vesting periods and compensation cost for options granted prior to January 1, 1995 is not considered.

     The fair value of options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1996 and 1995, respectively: risk-free interest rates of 5.96% and 6.23%; expected lives of 4.6 years and 5.8 years; expected volatility of 34.5% and 31.0%; and no dividends.

     A summary of stock options to purchase Class B Common Stock, as of December 31, 1996, 1995, and 1994, and changes during the years then ended, is presented below:

                                                 1996                    1995                   1994
                                         ---------------------   ---------------------   -------------------
                                                     WEIGHTED-               WEIGHTED-             WEIGHTED-
                                                      AVERAGE                 AVERAGE               AVERAGE
                                                     EXERCISE                EXERCISE              EXERCISE
                                          SHARES       PRICE      SHARES       PRICE     SHARES      PRICE
                                         ---------   ---------   ---------   ---------   -------   ---------
    Options at beginning of year.......  2,106,250    $ 12.44      350,000    $ 14.30    166,250    $ 16.70
    Granted............................    298,000    $ 15.70    1,812,500    $ 12.14    183,750    $ 12.13
    Exercised..........................    (19,333)   $ 15.16           --                    --
    Forfeited..........................    (49,417)   $ 15.50      (56,250)   $ 14.30         --
                                         ---------               ---------               -------
    Options at end of year.............  2,335,500    $ 12.81    2,106,250    $ 12.44    350,000    $ 14.30
                                         =========               =========               =======
    Options exercisable at year-end....    653,560    $ 12.61      114,250    $ 14.48     36,250    $ 16.70
                                         =========               =========               =======
    Weighted-average estimated fair
      value of options granted during
      the year.........................      $6.08                   $5.11
                                         =========               =========

     The following table summarizes information about stock options to purchase Class B Common Stock which are outstanding at December 31, 1996:

                                        OPTIONS OUTSTANDING                       OPTIONS EXERCISABLE
                          ------------------------------------------------     -------------------------
                                         WEIGHTED AVE.       WEIGHTED AVE.                 WEIGHTED AVE.
          RANGE OF                         REMAINING           EXERCISE                      EXERCISE
      EXERCISE PRICES      SHARES       CONTRACTUAL LIFE         PRICE         SHARES          PRICE
    --------------------  ---------     ----------------     -------------     -------     -------------
    $12.00 to $13.10....  1,918,750         8.9 years           $ 12.11        582,810        $ 12.11
    $15.00 to $17.75....    416,750         9.2 years           $ 15.99         70,750        $ 16.70
                          ---------                                            -------
    $12.00 to $17.75....  2,335,500         9.0 years           $ 12.81        653,560        $ 12.61
                          ---------                                            -------

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

  Subsidiary Stock Option Plan

     The Company has adopted a separate stock option plan for a certain subsidiary. This stock option plan was created as a means of attracting and retaining employees and to stimulate the personal and active interest of such individuals in the Company's (and such subsidiary's) development and financial success.

     During 1995, this subsidiary granted an employee an option to purchase shares of its common stock. The effect of this option has been included in the calculation of pro forma net income and pro forma primary and fully diluted earnings per common share.

  401(k) Plan

     The Company has a 401(k) retirement savings plan (the "401(k) Plan") which covers the majority of its employees. Subject to certain limitations, employees may contribute up to 15% of their compensation to the 401(k) Plan. The Company's contribution to the 401(k) Plan is discretionary as determined annually by the Company's Board of Directors. The Company contributed $629,000, $486,000, and $405,000 to the 401(k) Plan for the years ended December 31, 1996, 1995, and 1994, respectively.

  Employment Agreements

     The Company has employment agreements with its Chairman, its President & Chief Executive Officer, and most other members of its senior management.

NOTE N -- COMMITMENTS AND CONTINGENCIES

     The unpaid balance under program contracts for film rights related to the production, exhibition, or distribution of programming that was available as of the end of the year is reflected as a liability in the 1996 Consolidated Balance Sheet. The balance due as of December 31, 1996 is payable as follows:
$44,050,000 in 1997; $32,692,000 in 1998; $13,721,000 in 1999; $2,551,000 in
2000; $265,000 in 2001; and $1,414,000 thereafter.

     The Company has commitments under various program contracts for film rights related to the production, exhibition, or distribution of programming which was not available as of December 31, 1996. The commitments under these program contracts as well as commitments under program development agreements and employment agreements totaled approximately $93,000,000 as of December 31, 1996. Subsequent to December 31, 1996, the Company made additional commitments under long-term program contracts, for the exhibition rights to certain television series and movies, totaling approximately $75,000,000.

     Aggregate future estimated payments of accrued participations and residuals as of December 31, 1996 are as follows: $15,613,000 in 1997; $6,731,000 in 1998;
$1,704,000 in 1999; $499,000 in 2000; and $844,000 in 2001.

     The Company leases office facilities and certain other property and equipment under noncancelable operating leases with future minimum lease payments as follows: $3,275,000 in 1997; $2,917,000 in 1998; $2,825,000 in 1999;
$2,449,000 in 2000; $2,275,000 in 2001; and $22,765,000 thereafter. Total rent expense under operating leases amounted to approximately $5,193,000, $8,942,000, and $7,770,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

     The Company has guaranteed a $12,000,000 bank credit facility for the entity that purchased the Ice Capades from the Company, as described in Note B. In addition, the Company has contingent liabilities related to legal proceedings and other matters arising from the normal course of operations. Management does not expect that amounts, if any, which may be required to satisfy such contingencies will be material in relation to the accompanying consolidated financial statements.

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

NOTE O -- DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

  Investment in Equity Securities -- Related Party

     As described in Note P, on April 22, 1996, the Company received 5,792,008 shares of Flextech's convertible redeemable non-voting common stock. This common stock is convertible, under certain circumstances, into Flextech's voting common stock which is listed on the London Stock Exchange. Based upon the market value of the underlying voting common stock (and the applicable foreign currency exchange rate), as of December 31, 1996, and after applying the same rate of discount as was determined by an independent valuation when the shares were received, the estimated fair value of the Company's investment in Flextech is $53,750,000.

  Film Rights Payable

     The amount reflected as film rights payable at December 31, 1996 represents future payments to be made under program contract agreements. The fair value of film rights payable is the present value of these future payments. At December 31, 1996, the present value of these future payments is approximately $85,000,000.

  Revolving Credit Facility and Subsidiary Credit Agreement

     The Company's borrowings under the Revolving Credit Facility and Subsidiary Credit Agreement are at floating rates of interest. Since the cost of carrying this indebtedness fluctuates with current market conditions, it is assumed that the carrying values would approximate fair value.

  Convertible Notes

     The Company has $23,000,000 in principal amount of Convertible Notes outstanding. These notes are convertible into 2,587,500 shares of non-voting Class C Common Stock, which Class C Common Stock is convertible, at the option of the holder, into Class B Common Stock, on a share-for-share basis, as described in Note F. The Company estimates that the fair value of the Convertible Notes approximates the trading value of the underlying shares. Accordingly, based on the average closing price of the Class B Common Stock for December 1996, the estimated fair value of the Convertible Notes is $39,783,000.

  Limitations

     Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

NOTE P -- GAIN ON DISPOSITION OF ASSETS -- RELATED PARTY

     On April 22, 1996, the Company consummated the sale of its television production studio in Maidstone, England and its 61% interest in The Family Channel (UK) to Flextech pursuant to agreements dated as of March 20, 1996. Flextech previously owned a 39% interest in The Family Channel (UK). Flextech's majority owner is Tele-Communications International, Inc. ("TCI International"), a majority-owned subsidiary of TCI. Another affiliate of TCI is the holder of the Convertible Notes and all of the Company's outstanding Class C Common Stock.

     As consideration for this transaction, the Company received Pound Stering 3,000,000 (approximately $4,600,000) in cash and 5,792,008 shares of Flextech's convertible redeemable non-voting common stock. This common stock is convertible, under certain circumstances, into Flextech's voting common stock which is listed on the London Stock Exchange. The market value of the underlying voting common stock as of the date of the

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

aforementioned agreements was $46,100,000. The shares were recorded, for financial statement purposes, at approximately Pound Sterling 23,000,000 ($35,458,000 based on the applicable foreign currency exchange rate on the date of closing), which reflects a discount determined by an independent valuation to allow for the lack of marketability during the required holding period.

     The Company received the right to "put" its holdings of Flextech's non-voting stock to TCI International, beginning in June 1997 (if the shares do not first become convertible). Upon exercise of the put, TCI International has the option of redeeming the stock for cash at the then-market value of Flextech's voting common stock. If the shares are not redeemed for cash, the Company has the option of either (i) converting 50% of the shares on a share-for-share basis into Flextech's voting common stock and 50% of the shares into common stock of the same value of TCI International, or (ii) converting 100% of the shares into common stock of the same value of TCI International.

NOTE Q -- INDUSTRY SEGMENT AND GEOGRAPHIC INFORMATION

     The Company operates in three business segments: the operation of advertiser-supported cable networks ("Cable Networks"), the production and distribution of entertainment programming ("Production & Distribution"), and the production of live entertainment shows ("Live Entertainment").

     Within the Cable Networks business segment, the Company operates The Family Channel, an advertiser-supported cable television network that provides family-oriented entertainment and informational programming in the United States and FiT TV, an advertiser-supported health and fitness cable network which operates principally in the United States. IFE also operated The Family Channel
(UK), an advertiser-supported network in the United Kingdom, through its disposition on April 22, 1996, and The Family Channel De Las Americas, launched on July 1, 1995, which provided Spanish-language, family-oriented entertainment programming, as well as fitness programming, to Mexico, Central America, and portions of South America, through the discontinuance of its operations in November 1996.

     Within the Production & Distribution business segment, the Company produces and distributes television programming in the United States and throughout many other parts of the world ("MTM Operations"), co-produced a motion picture through Family Channel Pictures, and operated a television production studio in Maidstone, England (the "UK Studio") until its disposition on April 22, 1996.

     Within the Live Entertainment business segment, the Company produces live musical variety shows and, in 1995, operated the Ice Capades, a touring ice show.

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

     The following table sets forth comparative information regarding operating revenues, operating income or loss, total assets, depreciation and amortization, and capital expenditures by business segment.

                                                          YEARS ENDED DECEMBER 31
                                               ----------------------------------------------
                                                   1996             1995             1994
                                               ------------     ------------     ------------
    Operating Revenues
      Cable Networks.........................  $249,620,000     $213,775,000     $178,746,000
      Production & Distribution..............   104,519,000       86,990,000       70,340,000
      Live Entertainment.....................     7,751,000       10,481,000        8,951,000
      Intersegment Eliminations..............   (29,080,000)     (16,388,000)     (15,987,000)
                                               ------------     ------------     ------------
                                               $332,810,000     $294,858,000     $242,050,000
                                               ============     ============     ============
    Operating Income (Loss)
      Cable Networks.........................  $ 77,635,000     $ 42,899,000     $ 31,482,000
      Production & Distribution..............   (19,029,000)       1,155,000       (1,066,000)
      Live Entertainment.....................    (2,782,000)      (5,012,000)      (1,880,000)
      Intersegment Eliminations..............       340,000         (644,000)      (3,089,000)
                                               ------------     ------------     ------------
                                               $ 56,164,000     $ 38,398,000     $ 25,447,000
                                               ============     ============     ============
    Total Assets
      Cable Networks.........................  $338,188,000     $286,738,000     $276,875,000
      Production & Distribution..............   211,402,000      171,892,000      174,078,000
      Live Entertainment.....................    26,392,000       27,783,000       22,305,000
      Intersegment Eliminations..............    (7,299,000)      (4,986,000)      (4,986,000)
                                               ------------     ------------     ------------
                                               $568,683,000     $481,427,000     $468,272,000
                                               ============     ============     ============
    Depreciation and Amortization
      Cable Networks.........................  $ 83,415,000     $ 79,313,000     $ 74,044,000
      Production & Distribution..............   100,885,000       63,367,000       48,832,000
      Live Entertainment.....................     1,488,000        1,772,000        1,035,000
      Intersegment Eliminations..............   (29,471,000)     (13,335,000)     (11,069,000)
                                               ------------     ------------     ------------
                                               $156,317,000     $131,117,000     $112,842,000
                                               ============     ============     ============
    Capital Expenditures
      Cable Networks.........................  $  7,622,000     $  7,418,000     $  7,049,000
      Production & Distribution..............     1,808,000        2,037,000        1,962,000
      Live Entertainment.....................       421,000        6,107,000          432,000
                                               ------------     ------------     ------------
                                               $  9,851,000     $ 15,562,000     $  9,443,000
                                               ============     ============     ============

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

     The following table sets forth comparative information regarding operating revenues, operating income or loss, total assets, depreciation and amortization, and capital expenditures by geographic area.

                                                          YEARS ENDED DECEMBER 31
                                               ----------------------------------------------
                                                   1996             1995             1994
                                               ------------     ------------     ------------
    Operating Revenues
      Domestic...............................  $327,415,000     $281,143,000     $229,848,000
      International..........................     6,070,000       16,285,000       13,771,000
      Interarea Eliminations.................      (675,000)      (2,570,000)      (1,569,000)
                                               ------------     ------------     ------------
                                               $332,810,000     $294,858,000     $242,050,000
                                               ============     ============     ============
    Operating Income (Loss)
      Domestic...............................  $ 65,047,000     $ 53,045,000     $ 39,982,000
      International..........................    (9,042,000)     (14,268,000)     (14,495,000)
      Interarea Eliminations.................       159,000         (379,000)         (40,000)
                                               ------------     ------------     ------------
                                               $ 56,164,000     $ 38,398,000     $ 25,447,000
                                               ============     ============     ============
    Total Assets
      Domestic...............................  $532,305,000     $438,843,000     $419,051,000
      International..........................    36,378,000       43,735,000       49,547,000
      Interarea Eliminations.................            --       (1,151,000)        (326,000)
                                               ------------     ------------     ------------
                                               $568,683,000     $481,427,000     $468,272,000
                                               ============     ============     ============
    Depreciation and Amortization
      Domestic...............................  $152,312,000     $126,452,000     $109,350,000
      International..........................     4,797,000        6,551,000        5,021,000
      Interarea Eliminations.................      (792,000)      (1,886,000)      (1,529,000)
                                               ------------     ------------     ------------
                                               $156,317,000     $131,117,000     $112,842,000
                                               ============     ============     ============
    Capital Expenditures
      Domestic...............................  $  9,810,000     $ 14,890,000     $  7,883,000
      International..........................        41,000          672,000        1,560,000
                                               ------------     ------------     ------------
                                               $  9,851,000     $ 15,562,000     $  9,443,000
                                               ============     ============     ============

     Included in domestic operating revenues are export sales of $15,355,000, $18,091,000, and $15,320,000 for the years ended December 31, 1996, 1995, and
1994, respectively.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
International Family Entertainment, Inc.:

     We have audited the accompanying consolidated balance sheets of International Family Entertainment, Inc. and subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Family Entertainment, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP
                                          --------------------------
                                          KPMG PEAT MARWICK LLP

Norfolk, Virginia
March 17, 1997

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                        QUARTERLY FINANCIAL INFORMATION
                                  (UNAUDITED)

                                                                            1996
                                                           --------------------------------------
                                                            FIRST    SECOND     THIRD     FOURTH
                                                           QUARTER   QUARTER   QUARTER   QUARTER
                                                           -------   -------   -------   --------
                                                               (DOLLAR AMOUNTS IN THOUSANDS,
                                                                   EXCEPT PER SHARE DATA)
Operating revenues.......................................  $74,492   $75,473   $78,661   $104,184
                                                           =======   =======   =======   ========
Operating income.........................................  $12,410   $15,758   $15,769   $ 12,227
                                                           =======   =======   =======   ========
Net income...............................................  $ 4,688   $14,475   $ 7,227   $  5,735
                                                           =======   =======   =======   ========
Primary and fully diluted earnings per common share......  $  0.10   $  0.31   $  0.15   $   0.12
                                                           =======   =======   =======   ========
Market prices of Class B Common Stock
  High...................................................  16 7/8    19 1/8    18 3/4     18 1/8
  Low....................................................  11 3/4    15        15 1/8     14 7/8

                                                                            1996
                                                            -------------------------------------
                                                             FIRST    SECOND     THIRD    FOURTH
                                                            QUARTER   QUARTER   QUARTER   QUARTER
                                                            -------   -------   -------   -------
                                                                (DOLLAR AMOUNTS IN THOUSANDS,
                                                                   EXCEPT PER SHARE DATA)
Operating revenues........................................  $62,474   $62,389   $77,962   $92,033
                                                            =======   =======   =======   =======
Operating income..........................................  $ 7,626   $ 8,831   $11,777   $10,164
                                                            =======   =======   =======   =======
Net income................................................  $ 3,114   $ 4,014   $ 6,230   $ 5,306
                                                            =======   =======   =======   =======
Primary and fully diluted earnings (loss) per common
  share...................................................  $  0.06   $  0.09   $  0.14   $ (0.13)
                                                            =======   =======   =======   =======
Market prices of Class B Common Stock
  High....................................................  12 1/4    13 3/4    16 1/2    15 3/4
  Low.....................................................   9 7/8    11 5/8    11 5/8    13

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data presented below as of December 31, 1996, 1995, 1994, 1993, and 1992, and for each of the years in the five-year period ended December 31, 1996, are derived from the consolidated financial statements of the Company, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants.

     The consolidated financial statements of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, are included herein.

                                                                               YEARS ENDED DECEMBER 31
                                                             ------------------------------------------------------------
                                                               1996         1995         1994         1993         1992
                                                             --------     --------     --------     --------     --------
                                                                 (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
Operating revenues.........................................  $332,810     $294,858     $242,050     $208,216     $133,301
                                                             --------     --------     --------     --------     --------
Operating expenses
  Production and programming...............................   178,762      155,685      137,294      112,269       57,393
  Selling and marketing....................................    64,544       61,122       49,819       43,281       28,140
  New business development.................................     2,317        9,908        4,991        7,868        2,258
  General and administrative...............................    28,745       27,088       21,967       14,615        6,838
  Amortization of goodwill.................................     2,278        2,657        2,532        1,562           --
                                                             --------     --------     --------     --------     --------
        Total operating expenses...........................   276,646      256,460      216,603      179,595       94,629
                                                             --------     --------     --------     --------     --------
        Operating income...................................    56,164       38,398       25,447       28,621       38,672
Investment income (loss)...................................     2,843        1,883       (2,522)       8,037        1,219
Interest expense...........................................   (12,551)     (12,989)     (11,034)     (11,792)     (10,315)
Minority interests in losses...............................     2,359        4,916        5,277        3,475           --
Gain on disposition of assets..............................    13,685           --           --           --           --
Other income (expense).....................................    (5,640)         522        7,789           --           --
Provision for income taxes.................................   (24,735)     (14,066)     (10,165)     (11,048)     (11,228)
                                                             --------     --------     --------     --------     --------
  Income before extraordinary item.........................    32,125       18,664       14,792       17,293       18,348
Extraordinary item --
  Loss on early extinguishment of debt.....................        --           --           --      (52,087)          --
                                                             --------     --------     --------     --------     --------
        Net income (loss)..................................    32,125       18,664       14,792      (34,794)      18,348
Dividend requirement on Preferred Stock....................        --           --       (2,200)      (2,197)      (2,203)
Distribution -- exchange of Preferred Stock................        --      (12,163)          --           --           --
                                                             --------     --------     --------     --------     --------
        Net income (loss) available for Common Stock.......  $ 32,125     $  6,501     $ 12,592     $(36,991)    $ 16,145
                                                             ========     ========     ========     ========     ========
Primary earnings (loss) per common share
  Income before extraordinary item.........................  $   0.69     $   0.16     $   0.30     $   0.39     $   0.56
  Extraordinary item.......................................        --           --           --        (1.05)          --
                                                             --------     --------     --------     --------     --------
                                                             $   0.69     $   0.16     $   0.30     $  (0.66)    $   0.56
                                                             ========     ========     ========     ========     ========
Fully diluted earnings (loss) per common share
  Income before extraordinary item.........................  $   0.69     $   0.16     $   0.30     $   0.39     $   0.55
  Extraordinary item.......................................        --           --           --        (1.05)          --
                                                             --------     --------     --------     --------     --------
                                                             $   0.69     $   0.16     $   0.30     $  (0.66)    $   0.55
                                                             ========     ========     ========     ========     ========
Average common and common equivalent shares
  Primary..................................................    48,022       40,755       41,820       49,168       39,587
                                                             ========     ========     ========     ========     ========
  Fully diluted............................................    48,022       40,755       41,820       49,168       43,712
                                                             ========     ========     ========     ========     ========
OTHER FINANCIAL DATA
Operating income before depreciation and amortization of
  property and equipment, goodwill, and other assets.......  $ 67,434     $ 49,238     $ 35,058     $ 35,855     $ 40,210
Capital expenditures.......................................     9,851       15,562        9,443       11,012       26,493
BALANCE SHEET DATA (AT END OF YEAR)
Cash and cash equivalents..................................  $  4,997     $ 32,865     $ 38,716     $ 74,117     $ 32,249
Total assets...............................................   568,683      481,427      468,272      497,416      253,272
Long-term film rights payable..............................    50,643       32,714       34,530       43,109       19,733
Long-term debt (excluding current maturities)..............   171,251      153,752      120,720      146,509       27,282
Convertible Notes..........................................    23,000       23,000       23,000       23,000      123,000
Stockholders' equity.......................................   201,192      171,303      171,108      153,217       41,674

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

     As described in Note Q of Notes to Consolidated Financial Statements, the Company operates in three business segments: Cable Networks, Production & Distribution, and Live Entertainment.

     In addition to historical information, this report contains forward-looking statements which are subject to risks and uncertainties, including those that are discussed throughout this report. Accordingly, the Company's actual results of operations and prospects could differ materially from those anticipated in the forward-looking statements contained in this report. Undue reliance should not be placed on these forward-looking statements, which reflect management's analysis only as of the date hereof.

RESULTS OF OPERATIONS

     The following table sets forth operating revenues, operating income or loss, and depreciation and amortization by business segment.

                                                              YEARS ENDED DECEMBER 31
                                                   ----------------------------------------------
                                                       1996             1995             1994
                                                   ------------     ------------     ------------
Operating Revenues
  Cable Networks
     The Family Channel..........................  $241,124,000     $198,448,000     $169,961,000
     FiT TV......................................     4,283,000        3,300,000        1,247,000
     International Networks......................     5,045,000       12,705,000        7,538,000
     Intrasegment Eliminations...................      (832,000)        (678,000)              --
                                                   ------------     ------------     ------------
                                                    249,620,000      213,775,000      178,746,000
  Production & Distribution......................   104,519,000       86,990,000       70,340,000
  Live Entertainment.............................     7,751,000       10,481,000        8,951,000
  Intersegment Eliminations......................   (29,080,000)     (16,388,000)     (15,987,000)
                                                   ------------     ------------     ------------
                                                   $332,810,000     $294,858,000     $242,050,000
                                                   ============     ============     ============
Operating Income (Loss)
  Cable Networks
     The Family Channel..........................  $ 92,141,000     $ 62,816,000     $ 49,927,000
     FiT TV......................................    (5,452,000)      (5,790,000)      (5,101,000)
     International Networks......................    (9,054,000)     (14,127,000)     (13,344,000)
                                                   ------------     ------------     ------------
                                                     77,635,000       42,899,000       31,482,000
  Production & Distribution......................   (19,029,000)       1,155,000       (1,066,000)
  Live Entertainment.............................    (2,782,000)      (5,012,000)      (1,880,000)
  Intersegment Eliminations......................       340,000         (644,000)      (3,089,000)
                                                   ------------     ------------     ------------
                                                   $ 56,164,000     $ 38,398,000     $ 25,447,000
                                                   ============     ============     ============

                                                              YEARS ENDED DECEMBER 31
                                                       1996             1995             1994
                                                   ------------     ------------     ------------
Depreciation and Amortization
  Cable Networks
     The Family Channel..........................  $ 77,218,000     $ 71,201,000     $ 68,016,000
     FiT TV......................................     1,509,000        1,373,000        1,059,000
     International Networks......................     4,688,000        6,739,000        4,969,000
                                                   ------------     ------------     ------------
                                                     83,415,000       79,313,000       74,044,000
  Production & Distribution......................   100,885,000       63,367,000       48,832,000
  Live Entertainment.............................     1,488,000        1,772,000        1,035,000
  Intersegment Eliminations......................   (29,471,000)     (13,335,000)     (11,069,000)
                                                   ------------     ------------     ------------
                                                   $156,317,000     $131,117,000     $112,842,000
                                                   ============     ============     ============

CABLE NETWORKS SEGMENT INFORMATION

  The Family Channel

     The following table sets forth comparative information relating to the operations of The Family Channel.

                                                              YEARS ENDED DECEMBER 31
                                                   ----------------------------------------------
                                                       1996             1995             1994
                                                   ------------     ------------     ------------
Operating revenues
  Advertising revenue............................  $139,925,000     $115,417,000     $ 95,953,000
  Subscriber fees................................   100,613,000       82,261,000       71,007,000
  Other revenue..................................       586,000          770,000        3,001,000
                                                   ------------     ------------     ------------
          Total revenues.........................   241,124,000      198,448,000      169,961,000
                                                   ------------     ------------     ------------
Operating expenses*
  Production and programming.....................    85,321,000       75,733,000       71,473,000
  Selling and marketing..........................    48,991,000       43,287,000       33,408,000
  New business development.......................            --        3,521,000        4,307,000
  General and administrative.....................    14,671,000       13,091,000       10,846,000
                                                   ------------     ------------     ------------
          Total operating expenses...............   148,983,000      135,632,000      120,034,000
                                                   ------------     ------------     ------------
          Operating income.......................  $ 92,141,000     $ 62,816,000     $ 49,927,000
                                                   ============     ============     ============

---------------
* Includes depreciation and amortization:

    Amortization of film rights
      License agreements.........................  $ 36,400,000     $ 31,426,000     $ 26,457,000
      Original programming.......................    33,586,000       33,538,000       35,643,000
                                                   ------------     ------------     ------------
                                                     69,986,000       64,964,000       62,100,000
    Depreciation and amortization of property and
      equipment and other assets.................     7,232,000        6,237,000        5,916,000
                                                   ------------     ------------     ------------
                                                   $ 77,218,000     $ 71,201,000     $ 68,016,000
                                                   ============     ============     ============

  Operating Revenues

     Advertising revenue increased $24,508,000 (or 21.2%) in 1996 as compared to 1995. Advertising revenue increased $19,464,000 (or 20.3%) in 1995 as compared to 1994. The increase in 1996 is attributable to increases in advertising rates, households reached, and ratings in 1996 as compared to 1995. The increase in 1995 was due primarily to a relatively stronger advertising climate in 1995 than in 1994 as well as improved ratings and, to a lesser extent, the continuing growth in total subscribers. In addition, in 1994, advertising revenue was negatively affected by the inclusion of a program block centered around interactive game shows (the "Game Block") on The Family Channel. The interactive elements of the Game Block resulted in $1,503,000 of revenue in 1994 (included in other revenue) which was generated by charges for telephone calls from viewer response to the interactive elements. The interactive elements of the Game Block were discontinued at the beginning of 1995.

     Subscriber fees increased $18,352,000 (or 22.3%) in 1996 over 1995. Subscriber fees increased $11,254,000 (or 15.8%) in 1995 over 1994. These increases are primarily due to subscriber fee rate increases resulting from renewals of affiliation agreements (including the renewal of a long-term contract with a major cable operator at the beginning of 1996), rate increases in existing contracts, and the continuing growth of total subscribers. During 1996, the average number of U.S. households reached by The Family Channel increased 6.0% to 65.7 million and, during 1995, increased 4.7% to 62.0 million from 59.2 million during 1994. The average number of billed subscribers, including subscribers to direct broadcast satellite and other alternative delivery services, increased 5.6% to 62.4 million for 1996 and, for 1995, increased 6.7% to 59.1 million from 55.4 million for 1994. The difference between total households reached and billed subscribers is attributable to a variety of factors, including cable service theft and sampling error inherent in projecting estimates.

     The Family Channel currently reaches approximately 70% of all television households in the United States. The Company expects that cable television system penetration will continue to grow as cable operators construct new systems and extend existing cable television distribution facilities to new service areas. Further, the Company expects that direct broadcast satellite and other alternative delivery services will continue to develop. These developments may afford the Company additional opportunities to increase carriage of The Family Channel on cable systems or otherwise to increase the number of subscribers to The Family Channel, and thus have an impact on advertising and subscriber fee revenues. There can be no assurance, however, that these technological advances will be effected or that, if effected, they will have the anticipated beneficial impact on future results of operations. In addition, certain of these trends also have the potential to benefit competitors of the Company. Industry regulation may also have an impact on such trends.

  Production and Programming Expense

     Production and programming expense includes the amortization of film rights, the use of satellite transponders, and costs associated with engineering and technical support services. Production and programming expense increased $9,588,000 (or 12.7%) in 1996 as compared to 1995 and increased $4,260,000 (or
6.0%) for 1995 as compared to 1994. The increase in 1996 is primarily attributable to an increase in the amortization of film rights. The increase for 1995 includes a $1,035,000 settlement of certain disputed sales and use tax deficiencies assessed against the Company relating to costs associated with certain productions of original programming. As a percentage of The Family Channel's total revenues, production and programming expense amounted to 35.4%, 38.2%, and 42.1% for 1996, 1995, and 1994, respectively.

  Selling and Marketing Expense

     Selling and marketing expense includes costs associated with the sale of advertising time, the marketing of The Family Channel to cable operators, and advertising and promotion. Selling and marketing expense increased $5,704,000 (or 13.2%) in 1996 as compared to 1995. Selling and marketing expense increased $9,879,000 (or 29.6%) for 1995 as compared to 1994. The increase in 1996 is primarily attributable to increased advertising and personnel costs. The increase in 1995 was substantially attributable to costs associated with a new image campaign and increased personnel costs. As a percentage of The Family Channel's total revenues, selling and marketing expense amounted to 20.3%, 21.8%, and 19.7% for 1996, 1995, and 1994, respectively.

  New Business Development

     New business development expense in 1995 and 1994 was due to costs associated with the development of the Game Block, which has since been discontinued. Expense for new business development decreased $786,000 (or 18.2%) for 1995 as compared to 1994. This decrease was primarily attributable to reduced expenses related to the Game Block. As a percentage of The Family Channel's total revenues, new business development expense amounted to 1.8% and 2.5% for 1995 and 1994, respectively.

  General and Administrative Expense

     General and administrative expense includes costs associated with the corporate, legal, finance, information services, and human resources divisions. General and administrative expense increased $1,580,000 (or 12.1%) in 1996 as compared to 1995. General and administrative expense increased $2,245,000 (or 20.7%) for 1995 as compared to 1994. The increase in 1996 is primarily attributable to increased personnel costs and depreciation expense. During 1995, the Company experienced non-recurring expenses of approximately $541,000 associated with certain state and local tax assessments. The remainder of the increase during 1995 is primarily attributable to the implementation of a process reengineering program, increased professional and other fees, and increased salaries and other benefits. As a percentage of The Family Channel's total revenues, general and administrative expense amounted to 6.1%, 6.6%, and 6.4% for 1996, 1995, and 1994, respectively.

  Operating Income

     Operating income increased $29,325,000 (or 46.7%) in 1996 as compared to 1995 and increased $12,889,000 (or 25.8%) for 1995 over 1994. As a percentage of The Family Channel's total revenues, operating income amounted to 38.2%, 31.7%, and 29.4% for 1996, 1995, and 1994, respectively.

     Operating income before depreciation and amortization of property and equipment and other assets increased $30,320,000 (or 43.9%) in 1996 as compared to 1995 and increased $13,210,000 (or 23.7%) for 1995 over 1994. As a percentage of The Family Channel's total revenues, operating income before depreciation and amortization of property and equipment and other assets was 41.2%, 34.8%, and 32.9% for 1996, 1995, and 1994, respectively.

  FiT TV

     The following table sets forth comparative information relating to the operations of FiT TV.

                                                                YEARS ENDED DECEMBER 31
                                                      -------------------------------------------
                                                         1996            1995            1994
                                                      -----------     -----------     -----------
Operating revenues
  Advertising revenue...............................  $ 2,574,000     $ 1,769,000     $ 1,018,000
  Merchandise revenue...............................    1,709,000       1,531,000         229,000
                                                      -----------     -----------     -----------
          Total revenues............................    4,283,000       3,300,000       1,247,000
                                                      -----------     -----------     -----------
Operating expenses*
  Production and programming........................    3,686,000       3,516,000       3,069,000
  Selling and marketing.............................    3,859,000       3,682,000       1,784,000
  New business development..........................      185,000          91,000           4,000
  General and administrative........................    2,005,000       1,801,000       1,491,000
                                                      -----------     -----------     -----------
          Total operating expenses..................    9,735,000       9,090,000       6,348,000
                                                      -----------     -----------     -----------
          Operating loss............................  $(5,452,000)    $(5,790,000)    $(5,101,000)
                                                      ===========     ===========     ===========

---------------
* Includes depreciation and amortization:

    Amortization of film rights
      License agreements............................  $        --     $        --     $        --
      Original programming..........................    1,476,000       1,361,000       1,057,000
                                                      -----------     -----------     -----------
                                                        1,476,000       1,361,000       1,057,000
    Depreciation and amortization of property and
      equipment and other assets....................       33,000          12,000           2,000
                                                      -----------     -----------     -----------
                                                      $ 1,509,000     $ 1,373,000     $ 1,059,000
                                                      ===========     ===========     ===========

---------------
Note -- Beginning April 30, 1996, the Company records a minority interest representing the minority partners' combined 20% share of the net loss of FiT TV. See "Other Income and Expense Information".

     The FiT TV cable network was launched in October 1993. As of December 31, 1996, FiT TV was available, on a full-time or part-time basis, via local cable systems and home television receive-only satellite dishes, to approximately 11.7 million households as compared to approximately 9.6 million households as of December 31, 1995, and approximately 4.6 million households as of December 31, 1994. The operations of FiT TV have generated operating losses and could continue to generate operating losses for a significant period of time. The Company intends to broaden the carriage of FiT TV through, among other things, increased marketing and promotional activities. However, in light of the number of new cable programming services and the existence of limited channel capacity, there can be no assurance that these activities will be successful, that subscriber levels can be maintained, or that the FiT TV cable network will ever become profitable in the future.

     The Company expects cable system penetration will continue to grow as cable operators construct new systems, enhance existing systems to increase channel capacity and extend existing cable television distribution facilities to new service areas. Furthermore, certain technological advances that are anticipated to expand the channel capacity of cable television systems (including the development of digital compression technology and the deployment of fiber optic cable) or to provide the potential for reaching new subscribers (such as direct broadcast satellite and other alternative delivery services) may afford the Company additional opportunities to increase carriage of FiT TV on cable systems or otherwise to increase the number of subscribers to FiT TV and thus have an impact on advertising and merchandise revenues. There can be no assurance, however, that these technological advances will be effected or that, if effected, they will have the anticipated beneficial impact on future results of operations. In addition, certain of these trends also have the potential to benefit competitors of the Company. Industry regulation may also have an impact on such trends.

     Total revenues increased $983,000 (or 29.8%) during 1996 as compared to 1995 and increased $2,053,000 (or 164.6%) for 1995 over 1994. These increases are due to higher advertising rates, growth in total subscribers, and an increase in merchandise sales.

     Production and programming expense includes the amortization of film rights and an intercompany charge for transponder usage (at the rate of $1,800,000 per annum). Production and programming expense increased $170,000 (or 4.8%) during 1996 as compared to 1995 and increased $447,000 (or 14.6%) for 1995 over 1994.

     Selling and marketing expense increased $177,000 (or 4.8%) during 1996 as compared to 1995 and increased $1,898,000 (or 106.4%) in 1995 as compared to 1994. The increase in 1996 is primarily due to increased consulting fees. The increase in 1995 was primarily due to expenses incurred to support the launch of FiT TV on cable systems in addition to expenses incurred to change the name of the network to FiT TV from Cable Health Club. The Company expects to increase its expenditures related to FiT TV's marketing and promotional activities.

     General and administrative expense includes, among other things, intercompany charges for services and support provided to FiT TV. General and administrative expense increased $204,000 (or 11.3%) during 1996 as compared to 1995 and increased $310,000 (or 20.8%) for 1995 over 1994. These increases are primarily due to increases in personnel costs.

     As described in Note G of Notes to Consolidated Financial Statements, on April 30, 1996, the Company, Liberty Media, and Reebok formed the FiT TV Partnership to own and operate the FiT TV cable network. FiT TV had previously been owned and operated by CHTV.

     In accordance with the terms of the FiT TV Partnership Agreement, CHTV contributed all of the assets and liabilities of the FiT TV cable network to the FiT TV Partnership in exchange for an 80% partnership interest and functions as the FiT TV Partnership's managing partner. Reebok contributed cash of $2,000,000 and other consideration agreed upon by the parties in exchange for a 10% partnership interest. Liberty Media contributed cash of $1,000,000 and other consideration agreed upon by the parties in exchange for a 10% partnership interest. Reebok and Liberty Media have no further obligations to make capital contributions to the FiT TV Partnership. Although the Company similarly has no contractual obligation to make additional capital contributions, since the formation of the FiT TV Partnership, the Company has made loans to the partnership to fund its operations and currently intends to continue to fund such operations in the future.

  INTERNATIONAL NETWORKS

     The following table sets forth comparative information relating to the operations of The Family Channel (UK) and The Family Channel De Las Americas, as well as international new business development costs.

                                                               YEARS ENDED DECEMBER 31
                                                    ---------------------------------------------
                                                       1996             1995             1994
                                                    -----------     ------------     ------------
Operating revenues................................  $ 5,045,000     $ 12,705,000     $  7,538,000
                                                    -----------     ------------     ------------
Operating expenses*
  Production and programming......................    8,501,000       16,291,000       13,935,000
  Selling and marketing...........................    1,842,000        5,875,000        3,767,000
  New business development........................    2,169,000        1,646,000          629,000
  General and administrative......................    1,587,000        3,020,000        2,551,000
                                                    -----------     ------------     ------------
          Total operating expenses................   14,099,000       26,832,000       20,882,000
                                                    -----------     ------------     ------------
          Operating loss..........................  $(9,054,000)    $(14,127,000)    $(13,344,000)
                                                    ===========     ============     ============
The Family Channel (UK)...........................  $(2,871,000)    $(10,836,000)    $(12,715,000)
The Family Channel De Las Americas................   (4,014,000)      (1,645,000)              --
New business development..........................   (2,169,000)      (1,646,000)        (629,000)
                                                    -----------     ------------     ------------
          Operating loss..........................  $(9,054,000)    $(14,127,000)    $(13,344,000)
                                                    ===========     ============     ============

---------------
* Includes depreciation and amortization:

    Amortization of film rights
      License agreements..........................  $ 4,416,000     $  5,832,000     $  4,049,000
      Original programming........................      244,000          830,000          846,000
                                                     ----------       ----------       ----------
                                                      4,660,000        6,662,000        4,895,000
    Depreciation and amortization of property and
      equipment and other assets..................       28,000           77,000           74,000
                                                     ----------       ----------       ----------
                                                    $ 4,688,000     $  6,739,000     $  4,969,000
                                                     ==========       ==========       ==========

     As previously discussed in Note P of Notes to Consolidated Financial Statements, on April 22, 1996, the Company sold its 61% interest in The Family Channel (UK).

     The operations of The Family Channel De Las Americas were discontinued in November 1996. Certain assets of this network have been contributed to UFC, as described in Note B of Notes to Consolidated Financial Statements.

     Expenses for new business development include costs incurred in connection with the Company's exploration of opportunities for international expansion. New business development expenses increased $523,000 in 1996 as compared to 1995, and increased $1,017,000 in 1995 as compared to 1994. These increases are primarily attributable to increased personnel costs.

  PRODUCTION & DISTRIBUTION SEGMENT INFORMATION

     The following table sets forth comparative information relating to the domestic and international operations of the Company's Production & Distribution business segment.

                                                               YEARS ENDED DECEMBER 31
                                                     --------------------------------------------
                                                         1996            1995            1994
                                                     ------------     -----------     -----------
Operating revenues
  MTM Operations...................................  $102,958,000     $82,138,000     $65,117,000
  UK Studio........................................     1,561,000       4,852,000       5,223,000
                                                     ------------     -----------     -----------
          Total revenues...........................   104,519,000      86,990,000      70,340,000
                                                     ------------     -----------     -----------
Operating expenses*
  Production and programming.......................   105,863,000      70,227,000      55,175,000
  Selling and marketing............................     9,551,000       8,099,000      10,203,000
  General and administrative.......................     6,454,000       5,649,000       4,094,000
  Amortization of goodwill.........................     1,680,000       1,860,000       1,934,000
                                                     ------------     -----------     -----------
          Total operating expenses.................   123,548,000      85,835,000      71,406,000
                                                     ------------     -----------     -----------
          Operating income (loss)..................  $(19,029,000)    $ 1,155,000     $(1,066,000)
                                                     ============     ===========     ===========
MTM Operations.....................................  $(16,517,000)    $ 1,772,000     $  (606,000)
Family Channel Pictures............................    (2,372,000)        (30,000)             --
UK Studio..........................................      (140,000)       (587,000)       (460,000)
                                                     ------------     -----------     -----------
          Operating income (loss)..................  $(19,029,000)    $ 1,155,000     $(1,066,000)
                                                     ============     ===========     ===========

---------------
* Includes depreciation and amortization:

    Amortization of film rights
      License agreements...........................  $ 19,821,000     $20,378,000     $ 5,687,000
      Original programming.........................    78,575,000      40,247,000      40,561,000
                                                     ------------     -----------     -----------
                                                       98,396,000      60,625,000      46,248,000
                                                     ============     ===========     ===========
    Depreciation and amortization of property and
      equipment, goodwill, and other assets
      MTM Operations...............................     2,257,000       2,052,000       2,037,000
      UK Studio....................................       232,000         690,000         547,000
                                                     ------------     -----------     -----------
                                                        2,489,000       2,742,000       2,584,000
                                                     ------------     -----------     -----------
                                                     $100,885,000     $63,367,000     $48,832,000
                                                     ============     ===========     ===========

     Operating revenue for MTM Operations increased $20,820,000 (or 25.3%) in 1996 as compared to 1995 and increased $17,021,000 (or 26.1%) in 1995 as compared to 1994.

     Operating revenues in 1996 were derived primarily from (i) license fees from the broadcast networks for series such as The Pretender, Sparks, and Bailey Kipper's POV, (ii) the domestic syndication of The Cape, America's Funniest Home Videos, Dr. Quinn, Medicine Woman, and Rescue 911, (iii) the international distribution of programs produced for the broadcast networks, The Family Channel, and others, and (iv) sales of series and made-for-television movies to The Family Channel and other cable networks, including Home & Family, Newhart, Apollo 11, Night of the Twisters, Panic in the Skies, and various game shows.

     Operating revenues in 1995 were derived primarily from (i) license fees from the broadcast networks for the series Christy and the made-for-television movie Face on the Milk Carton, (ii) the domestic syndication of America's Funniest Home Videos and Rescue 911,(iii) the international distribution of programs produced for the broadcast networks, The Family Channel, and others, and (iv) sales of series and made-for-television movies to The Family Channel and other cable networks, including St. Elsewhere, Hill Street Blues, and Stolen Memories: Secrets from the Rose Garden.

     Operating revenues in 1994 were derived primarily from (i) license fees from the broadcast networks for the series Christy and the made-for-television movie Gift of Love, (ii) the domestic syndication of Rescue 911, (iii) the international distribution of programs produced for the broadcast networks, The Family Channel, and others, and (iv) sales of series and made-for-television movies to The Family Channel and other cable networks, including Lou Grant, Remington Steele, and Evening Shade.

     With respect to programming sold on a cash basis, revenue is recognized when such programming becomes available for telecast by others. With respect to programs sold on a barter basis, revenue is recognized upon sales of the advertising time within such programs as they air. As a result, significant fluctuations in revenue and income may occur from period to period depending on the availability dates of programs and whether such programs were sold on a cash or barter basis. Accordingly, period-to-period comparisons may not be meaningful. While programs distributed internationally and programs delivered to broadcast and cable networks are sold on a cash basis, programs distributed through domestic syndication may be sold on a cash or barter basis, or both. In 1996, The Cape was sold on a barter basis; Dr. Quinn, Medicine Woman and Rescue 911 were sold on a cash and barter basis; and America's Funniest Home Videos was sold on a cash basis. In 1995, Rescue 911 was sold on a cash and barter basis and America's Funniest Home Videos was sold on a cash basis. In 1994, Rescue 911 was sold on a cash basis as well as on a cash and barter basis.

     Production and programming expense increased $35,636,000 (or 50.7%) in 1996 as compared to 1995 and increased $15,052,000 (or 27.3%) in 1995 as compared to 1994. These increases were primarily attributable to the amortization of film rights of the programs discussed above.

     Selling and marketing expense increased $1,452,000 (or 17.9%) in 1996 over 1995 and decreased $2,104,000 (or 20.6%) in 1995 as compared to 1994. The increase in 1996 is primarily attributable to increased sales bonuses and increased marketing costs related to domestic syndication. During 1994, a licensee associated with one of MTM's productions failed to fully meet its obligation to provide advertising to television stations airing that program. As a result, in order to fulfill the obligation to the stations, MTM Operations purchased advertising time on these stations at a cost of approximately $1,600,000.

     General and administrative expense increased $805,000 (or 14.3%) in 1996 as compared to 1995 and increased $1,555,000 (or 38.0%) in 1995 as compared to 1994. These increases are due to expenses incurred by Family Channel Pictures and increased personnel and related costs, as well as the creation in 1996 of the music publishing and consumer products divisions.

     In 1996, MTM began production of four original programming series for license to the broadcast networks, syndication to domestic television stations, and distribution in the international marketplace. In contrast, MTM had a limited production slate in 1995. As a result of this increase in production, MTM incurred substantially increased development and overhead costs in addition to the direct costs of production. These costs represent a substantial investment and have exceeded revenue in the first year of production. Recoverability of this investment is dependent upon, among other factors, receiving orders for additional episodes as well as the ratings success of the programs.

     The success of MTM's television programming business depends, in large part, upon the exhibition of its television series over a sufficient number of years to allow for further domestic exhibition opportunities. During the initial years of a one-hour network television series, network and international license fees normally approximate the production costs of the series and, accordingly, MTM recognizes only minimal profit or loss during this period. With respect to first-run domestic syndication programming and half-hour network programming, the production costs can substantially exceed the combination of barter advertising revenues or network license fees, as applicable, and international license fees and, accordingly, MTM recognizes losses during this period. However, if a sufficient number of episodes of a series are produced, MTM is reasonably assured that international license fees will increase and that it will also be able to further exploit the series domestically.

     During 1996, The Cape experienced lower than expected ratings, and MTM recognized losses from the episodes of The Cape delivered to the first-run syndication market. Losses were also recognized in connection with the episodes delivered of Sparks, the half-hour network situation comedy. In addition, MTM incurred substantial development and overhead costs relating to its increased production activity.

     Also, in 1996, revenue recognized from cash sales, relating to the domestic syndication of America's Funniest Home Videos and the sale of Newhart, St. Elsewhere, and Hill Street Blues from MTM's existing library, decreased approximately $17,200,000 as compared to 1995.

     As a result of these and other factors, MTM Operations generated an operating loss of $16,517,000 in 1996. Based upon the expected delivery of additional episodes of Sparks and The Cape as well as anticipated new programs, the Company believes that MTM Operations will continue to generate significant operating losses in 1997.

     In 1995, the operating income of MTM Operations amounted to $1,772,000, which more than offset the operating losses of $30,000 and $587,000 generated by Family Channel Pictures and the UK Studio, respectively, and operating income
(loss) before depreciation and amortization of property and equipment, goodwill, and other assets for MTM Operations, Family Channel Pictures, and the UK Studio was $3,824,000, $(30,000), and $103,000, respectively, for a total of
$3,897,000. In 1994, MTM Operations and the UK Studio experienced operating losses of $606,000 and $460,000, respectively, for a total operating loss of $1,066,000, and operating income before depreciation and amortization of property and equipment, goodwill, and other assets of $1,431,000 and $87,000, respectively, for a total of $1,518,000.

     Family Channel Pictures has co-produced a motion picture which has not been released. The Company's share of the production costs of this film amounted to approximately $6,000,000 in exchange for which the Company received the domestic distribution rights. Recoverability of the aggregate costs of this motion picture will be dependent upon a variety of factors, including the domestic box office receipts, if any, as well as revenues generated from other sources, including licensing to The Family Channel. Unless it secures an appropriate joint venture partner, the Company does not intend to produce and release additional theatrical motion pictures.

     As previously discussed in Note P of Notes to Consolidated Financial Statements, on April 22, 1996, the Company sold the UK Studio.

     Future results of operations of the Company's Production & Distribution business are primarily dependent upon the Company's ability to profitably distribute programming (i) obtained in the acquisition of film libraries, (ii) produced for licensing to the broadcast networks and others, (iii) produced for The Family Channel, and (iv) acquired under license agreements or otherwise.

     As discussed above, the success of MTM's television programming business depends, in large part, upon the exhibition of its television series over a sufficient number of years to allow for further domestic exhibition opportunities. In addition, the production of these television series over a number of years enhances MTM's existing library of television programming. Although the Company believes that the rewards associated with producing popular original programming are worth the associated risks, there can be no assurance that MTM will be able to profitably produce and distribute its programming.

  LIVE ENTERTAINMENT SEGMENT INFORMATION

     The following table sets forth comparative information relating to the operations of the Company's Live Entertainment business segment.

                                                                YEARS ENDED DECEMBER 31
                                                      -------------------------------------------
                                                         1996            1995            1994
                                                      -----------     -----------     -----------
Operating revenues..................................  $ 7,751,000     $10,481,000     $ 8,951,000
                                                      -----------     -----------     -----------
Operating expenses*
  Production and programming........................    7,878,000       8,527,000       7,748,000
  Selling and marketing.............................    1,158,000       1,102,000       1,089,000
  New business development..........................           --       4,143,000              --
  General and administrative........................      899,000         924,000       1,396,000
  Amortization of goodwill..........................      598,000         797,000         598,000
                                                      -----------     -----------     -----------
          Total operating expenses..................   10,533,000      15,493,000      10,831,000
                                                      -----------     -----------     -----------
          Operating loss............................  $(2,782,000)    $(5,012,000)    $(1,880,000)
                                                      -----------     -----------     -----------
Calvin Gilmore Productions..........................  $(2,782,000)    $(2,626,000)    $(1,880,000)
Ice Capades.........................................           --      (2,386,000)             --
                                                      -----------     -----------     -----------
          Operating loss............................  $(2,782,000)    $(5,012,000)    $(1,880,000)
                                                      -----------     -----------     -----------

---------------
* Includes depreciation and amortization:

    Depreciation and amortization of property and
      equipment, goodwill, and other assets.........  $ 1,488,000     $ 1,772,000     $ 1,035,000
                                                       ==========      ==========      ==========

     The results of the Company's Live Entertainment business are subject to seasonal fluctuations. Operating revenues and, accordingly, operating income are usually higher during the summer months and during holiday vacation periods, such as Christmas.

     New business development in 1995 related to expenses associated with the operation of the Ice Capades. As described in Note B of Notes to Consolidated Financial Statements, the Company sold its interest in the Ice Capades on December 31, 1995.

     In December 1993, the Company acquired a majority interest in Calvin Gilmore Productions which, at the time, produced three musical variety shows in Myrtle Beach, South Carolina. Two of these shows were discontinued during 1995 and the related theaters were subsequently leased to third parties. The remaining show, The Carolina Opry, has generated operating income before depreciation and amortization of property and equipment, goodwill, and other assets.

     In September, 1995, the Company opened a new musical venue, located in Charleston, South Carolina. For the year ended December 31, 1996, the operating loss of Calvin Gilmore Productions was primarily attributable to the operating loss of the Charleston theater. As a start-up operation, this new venue could continue to generate losses for an extended period of time.

     Future results of operations of the Company's Live Entertainment business are primarily dependent upon, among other factors, (i) achieving increased levels of attendance, (ii) raising ticket prices without adversely affecting attendance, (iii) securing talent at a reasonable cost, and (iv) competition in the Myrtle Beach and Charleston markets. There can be no assurance that the Company's Live Entertainment business will become profitable in the future.

  OTHER INCOME AND EXPENSE INFORMATION

     Investment income increased to $2,843,000 for 1996 from $1,883,000 for 1995, an increase of $960,000. Investment income increased to $1,883,000 for 1995 from an investment loss of $2,522,000 for 1994, an increase of $4,405,000. The increase in 1996 is due primarily to an increase in net realized and unrealized gains on marketable securities partially offset by a decrease in interest earned on cash and cash equivalents. The investment loss for 1994 included a loss of $3,691,000 related to the Company's investment in a certain media enterprise. This investment was classified as an available-for-sale security. Accordingly, the Company recognized an impairment related to this investment because its market value had declined and such decline had been sustained for more than six months. The investment loss for 1994 also included net trading losses amounting to $2,338,000 on transactions involving futures contracts and other derivative securities.

     Total interest expense decreased to $12,551,000 for 1996 from $12,989,000 for 1995, a decrease of $438,000 (or 3.4%). Total interest expense increased to $12,989,000 for 1995 from $11,034,000 for 1994, an increase of $1,955,000 (or
17.7%). The increase in 1995 was attributable to increased borrowings and higher interest rates in 1995 as compared to 1994.

     Prior to April 22, 1996, minority interests were primarily attributable to a minority partner's 39% interest in The Family Channel (UK) which was operated as a joint venture. On April 22, 1996, the Company consummated the sale of its 61% interest in The Family Channel (UK). The minority partner's 39% share of the net loss resulting from the operations of The Family Channel (UK), through the date of sale, amounted to $1,419,000 for 1996. The minority partner's 39% share of the net loss of this joint venture amounted to $4,954,000 and $5,107,000 for 1995 and 1994, respectively.

     As described in Note G of Notes to Consolidated Financial Statements, on April 30, 1996, the Company, Liberty Media, and Reebok formed the FiT TV Partnership to own and operate the FiT TV cable network. The minority partners' combined 20% share of the net loss resulting from the operations of the FiT TV Partnership, since its formation on April 30, 1996, amounted to $938,000.

     As previously discussed in Note P of Notes to Consolidated Financial Statements, on April 22, 1996, the Company consummated the sale of its television production studio in Maidstone, England and its 61% interest in The Family Channel (UK) to a related party. This sale resulted in a pre-tax gain on disposition of assets amounting to $13,685,000 for 1996.

     Other investments include investments in and advances to affiliates and others. Management of the Company periodically reviews the recoverability of these investments and records allowances against their carrying value, as appropriate, based on the operations of the entities and other factors. The determination of other income and expense includes such adjustments, including a valuation allowance of $5,300,000 in 1996 relating to the Company's investment in 7 1/2% convertible notes receivable from the entity that purchased the Ice Capades from the Company, as described in Note B of Notes to Consolidated Financial Statements, and a share of loss of $1,500,000 in 1995 relating to the Company's investment in China Entertainment Television Broadcast Limited. The determination of other income and expense also included income of $2,521,000 and $7,291,000 in 1995 and 1994, respectively, resulting from the effects of the final resolution of certain preacquisition contingencies recorded in the acquisition of TVS, as described in Note B of Notes to Consolidated Financial Statements.

USE OF ESTIMATES

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     Management periodically reviews and revises its estimates of future airings and revenues for film rights, as necessary, which may result in revised amortization rates for film rights and, when applicable, write-downs to net realizable value. Net income in future periods is affected by the Company's amortization of its film rights and may be significantly affected by the periodic adjustments in such amortization.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has financed its growth primarily through internally generated funds, borrowings, and the sale of shares of Class B Common Stock. In December 1993, the Company entered into the Revolving Credit

Facility. In December 1995, the Company refinanced the Revolving Credit Facility and increased the commitment thereunder to $250,000,000 from $175,000,000. In January 1995, a subsidiary of the Company entered into the $10,000,000 Subsidiary Credit Agreement which has terms substantially the same as those of the Revolving Credit Facility. The Revolving Credit Facility provides for semi-annual reductions of one-tenth of the loan commitment, beginning in December 1997, with a final expiration date in June 2002. The Revolving Credit Facility contains (i) a negative pledge of substantially all of the Company's assets and (ii) various restrictive covenants which, among other things, obligate the Company to maintain certain financial ratios and limit the ability of the Company to incur additional indebtedness, liens, and guarantees. Under the terms of the Revolving Credit Facility, the aggregate amount of future dividends on, and future redemptions of, the Company's common stock cannot exceed approximately $50,000,000 as of December 31, 1996.

     The Company produces, acquires, and distributes a variety of programs, including original series, specials, and movies, as well as syndicated programs originally broadcast by others, to be aired on the Company's cable networks or to be licensed to others. Film rights (including the current portion) were $242,121,000 at December 31, 1996, as compared to $161,449,000 at December 31,
1995, an increase of $80,672,000. This increase is primarily attributable to (i) the acquisition of domestic distribution rights to Dr. Quinn, Medicine Woman,
(ii) production of programs, such as The Pretender, for the broadcast networks and international distribution, (iii) production of The Cape for domestic syndication and international distribution, and (iv) programming produced for The Family Channel.

     During the year ended December 31, 1996, the Company spent $135,724,000 for originally-produced programming and $58,142,000 for various rights to programs produced by others. The Company expects that the total amount to be spent on programming in 1997 will not be less than the total amount for 1996. A significant portion of the Company's film rights are currently acquired from others and there can be no assurance that the Company will be able to acquire such rights at a comparable cost in the future.

     The Company's total debt (including current maturities), other than the Convertible Notes, increased to $172,456,000 at December 31, 1996 from $153,933,000 at December 31, 1995, an increase of $18,523,000. This increase in borrowings is primarily attributable to the Company's increased production of original programming.

     The Company has guaranteed a $12,000,000 bank credit facility for the entity that purchased the Ice Capades from the Company, as described in Note B of Notes to Consolidated Financial Statements. If the Company becomes obligated under this guarantee, it is expected that any such obligation will be funded from available cash and cash equivalents or from bank borrowings.

     As of December 31, 1996, the Company had cash and cash equivalents of $4,997,000 and borrowings available from banks of $99,500,000. The Company believes that funds from operations, borrowings available from banks, and existing cash balances and investments will provide adequate sources of short-term and long-term liquidity for its current operations; however, the Company may pursue additional capital-raising activities if it believes that market conditions or acquisition opportunities warrant such activities.

     The Company has explored and continues to explore opportunities to develop international versions of The Family Channel's or FiT TV's programming concepts through the acquisition or development of cable networks and other distribution outlets in foreign countries. The Company is also exploring the possibility of launching additional domestic cable networks or pay-per-view services, and, from time to time, considers the acquisition of other television programming distribution and production companies, entertainment companies, and film libraries. The Company cannot estimate with any degree of certainty the amount of expenditures it may make in the future in connection with such investments and acquisitions; although, if many of the Company's plans in this regard materialize, such expenditures could be substantial. The Company anticipates funding such investments and acquisitions from internally generated cash flow, additional borrowings, or additional issuances of Class B Common Stock.

INFLATION

     Management believes that the effect of inflation has not been material to the Company. However, inflation in personnel, programming and certain other costs could significantly affect the Company's future operations.

INCOME TAXES

     The Company's income tax return for 1990, the year in which the Company acquired the assets of The Family Channel from CBN, is currently under examination by the IRS. As discussed in Note K of Notes to Consolidated Financial Statements, this acquisition gave rise to an initial difference between the basis of the assets acquired from CBN for financial statement purposes and the basis of those assets for tax purposes. In May 1994, the Company and the IRS entered into the Closing Agreement settling certain issues relating to the Company's income tax return for 1990.

     Pursuant to the Closing Agreement, all outstanding issues regarding the method and amounts of amortization in respect of the assets acquired from CBN have been resolved. These amounts had previously been estimated by the Company. As a result of the Closing Agreement, the amount of deferred tax benefit recorded by the Company was increased in 1994 by $6,000,000 with a corresponding increase in stockholders' equity. The Company's reported earnings were not affected by the Closing Agreement.

                                                                     SCHEDULE II

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                       VALUATION AND QUALIFYING ACCOUNTS
             FOR THE YEARS ENDED DECEMBER 31, 1996, 1995, AND 1994

                              BALANCE AT      ADDITIONS             DEDUCTIONS
                               BEGINNING      CHARGED TO     -------------------------     BALANCE AT
        DESCRIPTION             OF YEAR        EXPENSE       WRITE-OFFS      OTHER(1)      END OF YEAR
----------------------------  -----------     ----------     ----------     ----------     -----------
Allowance for doubtful
  accounts receivable
  For the year ended
     December 31, 1996......  $ 6,300,000      $551,000      $  908,000     $1,155,000     $ 4,788,000
                              ===========      ========      ==========     ==========      ==========
  For the year ended
     December 31, 1995......  $ 9,400,000      $107,000      $3,207,000     $       --     $ 6,300,000
                              ===========      ========      ==========     ==========      ==========
  For the year ended
     December 31, 1994......  $13,200,000      $  9,000      $3,809,000     $       --     $ 9,400,000
                              ===========      ========      ==========     ==========      ==========

---------------
Note (1): Represents deductions resulting from dispositions.

                          INDEPENDENT AUDITORS' REPORT
                        ON FINANCIAL STATEMENT SCHEDULE

THE BOARD OF DIRECTORS AND STOCKHOLDERS
INTERNATIONAL FAMILY ENTERTAINMENT, INC.:

     Under date of March 17, 1997, we reported on the consolidated balance sheets of International Family Entertainment, Inc. and subsidiaries (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1996, which are included herein. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule shown in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

     In our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          /s/ KPMG Peat Marwick LLP
                                          ---------------------------
                                          KPMG Peat Marwick LLP

Norfolk, Virginia
March 17, 1997

PART I -- FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS.

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                              MARCH 31       DECEMBER 31
                                                                                1997             1996
                                                                            ------------     ------------
ASSETS
Current assets
  Cash and cash equivalents...............................................  $ 14,961,000     $  4,997,000
  Investment in marketable securities.....................................     7,886,000        9,053,000
  Accounts receivable, net of allowances of $4,689,000 and $4,662,000.....   119,919,000      121,359,000
  Film rights, current portion............................................    89,901,000       97,441,000
  Prepaid expenses and other..............................................    11,005,000        7,005,000
                                                                            ------------     ------------
         Total current assets.............................................   243,672,000      239,855,000
Property and equipment, net of accumulated depreciation and amortization
  of $32,102,000 and $29,860,000..........................................    62,044,000       62,877,000
Film rights...............................................................   135,554,000      144,680,000
Long-term accounts receivable, net of allowances of $144,000 and
  $126,000................................................................    16,959,000       17,530,000
Investment in equity securities -- related party..........................    35,458,000       35,458,000
Other investments, net of deferred gain of $2,616,000.....................    16,846,000       14,889,000
Goodwill, net of accumulated amortization of $9,400,000 and $8,830,000....    47,947,000       48,517,000
Deferred tax benefit......................................................     1,076,000        1,076,000
Other assets..............................................................     4,257,000        3,801,000
                                                                            ------------     ------------
                                                                            $563,813,000     $568,683,000
                                                                            ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable........................................................  $ 10,895,000     $ 12,874,000
  Accrued liabilities.....................................................    13,955,000       11,756,000
  Accrued participations and residuals....................................    14,707,000       15,613,000
  Current portion of film rights payable..................................    48,684,000       44,050,000
  Current maturities of debt..............................................     1,158,000        1,205,000
  Income taxes payable....................................................     6,002,000        9,214,000
  Current portion of deferred income taxes................................     7,645,000        6,544,000
  Deferred income.........................................................     9,955,000        7,927,000
                                                                            ------------     ------------
         Total current liabilities........................................   113,001,000      109,183,000
Film rights payable.......................................................    37,040,000       50,643,000
Long-term debt............................................................   172,745,000      171,251,000
Accrued interest -- related party.........................................       259,000          273,000
Convertible Notes -- related party........................................    23,000,000       23,000,000
Other liabilities, including participations and residuals.................    10,534,000       11,079,000
Commitments and contingencies (Note E)
Minority interests........................................................     1,660,000        2,062,000
Stockholders' equity
  Class A Common Stock, $.01 par value, convertible, 10,000,000 shares
    authorized, 5,000,000 shares issued and outstanding...................       143,000          143,000
  Class B Common Stock, $.01 par value, 100,000,000 shares authorized,
    32,782,120 and 32,786,538 shares issued and outstanding...............   101,375,000      101,456,000
  Class C Common Stock, $.01 par value, convertible, 20,000,000 shares
    authorized, 7,088,732 shares issued and outstanding...................    50,717,000       50,717,000
  Unearned compensation -- Stock Plan.....................................      (439,000)        (562,000)
  Unrealized gain (loss) on marketable securities.........................       (47,000)         351,000
  Retained earnings.......................................................    53,825,000       49,087,000
                                                                            ------------     ------------
         Total stockholders' equity.......................................   205,574,000      201,192,000
                                                                            ------------     ------------
                                                                            $563,813,000     $568,683,000
                                                                            ============     ============

          See accompanying notes to consolidated financial statements

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                    THREE MONTHS ENDED MARCH 31
                                                                    ---------------------------
                                                                       1997            1996
                                                                    -----------     -----------
Operating revenues................................................  $97,183,000     $74,492,000
                                                                    -----------     -----------
Operating expenses
  Production and programming......................................   55,820,000      37,664,000
  Selling and marketing...........................................   17,926,000      15,733,000
  New business development........................................      594,000         488,000
  General and administrative......................................    7,946,000       7,588,000
  Amortization of goodwill........................................      570,000         609,000
                                                                    -----------     -----------
          Total operating expenses................................   82,856,000      62,082,000
                                                                    -----------     -----------
          Operating income........................................   14,327,000      12,410,000
                                                                    -----------     -----------
Other income (expense)
  Investment income...............................................      105,000         891,000
  Interest expense -- related parties.............................     (328,000)       (537,000)
  Interest expense -- other.......................................   (2,866,000)     (3,102,000)
  Minority interests in losses....................................      402,000       1,028,000
  Other expense, net..............................................   (3,218,000)     (2,347,000)
                                                                    -----------     -----------
          Total other (expense)...................................   (5,905,000)     (4,067,000)
                                                                    -----------     -----------
          Income before income taxes..............................    8,422,000       8,343,000
Provision for income taxes........................................   (3,684,000)     (3,655,000)
                                                                    -----------     -----------
          Net income..............................................  $ 4,738,000     $ 4,688,000
                                                                    ===========     ===========
Primary and fully diluted earnings per common share...............  $      0.10     $      0.10
                                                                    ===========     ===========
Primary and fully diluted average common and common equivalent
  shares..........................................................   48,193,720      47,559,442
                                                                    ===========     ===========

          See accompanying notes to consolidated financial statements

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                   THREE MONTHS ENDED MARCH 31
                                                                  -----------------------------
                                                                      1997             1996
                                                                  ------------     ------------
Cash flows from operating activities
  Net income....................................................  $  4,738,000     $  4,688,000
                                                                  ------------     ------------
  Adjustments to reconcile net income to net cash provided by operating activities
     Amortization of film rights................................    49,385,000       27,434,000
     Depreciation and amortization of property and equipment,
       goodwill, and other assets...............................     3,036,000        2,862,000
     Allowances against investments.............................     2,800,000        1,000,000
     Share of losses of affiliates, net.........................       418,000          333,000
     Minority interests in losses...............................      (402,000)      (1,028,000)
     Compensation -- Stock Plan.................................       116,000          209,000
     Deferred income tax expense................................     1,842,000        1,710,000
     Changes in assets and liabilities..........................      (288,000)      (2,931,000)
                                                                  ------------     ------------
          Total adjustments.....................................    56,907,000       29,589,000
                                                                  ------------     ------------
     Net cash provided by operating activities..................    61,645,000       34,277,000
                                                                  ------------     ------------
Cash flows from investing activities
  Acquisitions of original programming..........................   (32,234,000)     (10,671,000)
  Other investments, including advances.........................    (5,180,000)      (7,181,000)
  Sales of marketable securities................................       517,000               --
  Additions to property and equipment...........................    (1,869,000)      (2,225,000)
                                                                  ------------     ------------
     Net cash used in investing activities......................   (38,766,000)     (20,077,000)
                                                                  ------------     ------------
Cash flows from financing activities
  Payments on film rights.......................................   (14,288,000)     (16,422,000)
  Proceeds from debt issuances..................................    15,000,000        5,650,000
  Principal payments on debt....................................   (13,553,000)      (4,544,000)
  Repurchases of Common Stock...................................       (74,000)      (2,627,000)
                                                                  ------------     ------------
     Net cash used in financing activities......................   (12,915,000)     (17,943,000)
                                                                  ------------     ------------
Effect of foreign currency rate changes.........................            --          (47,000)
                                                                  ------------     ------------
Increase (decrease) in cash and cash equivalents................     9,964,000       (3,790,000)
Cash and cash equivalents at beginning of period................     4,997,000       32,865,000
                                                                  ------------     ------------
Cash and cash equivalents at end of period......................  $ 14,961,000     $ 29,075,000
                                                                  ============     ============

          See accompanying notes to consolidated financial statements

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1997
                                  (UNAUDITED)

NOTE A -- PRESENTATION OF INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited consolidated financial statements of International Family Entertainment, Inc. (together with its consolidated subsidiaries "IFE" or the "Company") have been prepared by the Company pursuant to the instructions for Form 10-Q and, accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted where permitted by regulation. In management's opinion, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the consolidated results of operations for the interim periods presented. The consolidated results of operations for such interim periods are not necessarily indicative of the results that may be expected for future interim periods or for the year ended December 31, 1997. These interim consolidated financial statements and the notes thereto should be read in conjunction with the audited consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996. Certain amounts have been reclassified for comparability with the 1997 financial statement presentation.

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these interim consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

NOTE B -- EARNINGS PER SHARE

     The 6% Convertible Secured Notes due 2004 (the "Convertible Notes") are considered to be common stock equivalents and, accordingly, the computations of primary and fully diluted earnings per share assume conversion of the Convertible Notes if the effect of such conversion is dilutive. Stock options are also included in the computations of primary and fully diluted earnings per share if their effect is dilutive.

     For the three months ended March 31, 1997 and 1996, primary and fully diluted earnings per common share were computed by increasing net income by the interest on the Convertible Notes, net of related tax effect, and dividing the result by the average number of common and common equivalent shares outstanding during such periods.

NOTE C -- MINORITY INTERESTS

  The Family Channel (UK)

     Prior to April 22, 1996, minority interests were primarily attributable to a minority partner's 39% interest in The Family Channel (UK) which was operated as a joint venture. IFE and Flextech plc, the holder of the minority 39% interest, funded the operations of The Family Channel (UK) through capital investments and loans. The minority partner's share of the net loss resulting from the operations of The Family Channel (UK) amounted to $1,026,000 for the three months ended March 31, 1996. On April 22, 1996, the Company consummated the sale of its 61% interest in The Family Channel (UK) to Flextech. As consideration for this transaction, the Company received approximately $4,600,000 in cash and 5,792,008 shares of Flextech's convertible redeemable non-voting common stock. Subsequent to March 31, 1997, this common stock was converted on a share-for-share basis into Flextech voting common stock which is listed on the London Stock Exchange.

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                                 MARCH 31, 1997
                                  (UNAUDITED)

  FiT TV

     On April 30, 1996, the Company, an affiliate of Liberty Media Corporation ("Liberty Media"), and an affiliate of Reebok International Limited ("Reebok") entered into a definitive partnership agreement forming a partnership (the "FiT TV Partnership"), effective January 1, 1996, to own and operate the FiT TV cable network. FiT TV had previously been owned and operated by Cable Health TV, Inc. ("CHTV"), a 90%-owned subsidiary of IFE. Another affiliate of Liberty Media is the holder of the Convertible Notes and all of the Company's outstanding Class C Common Stock. Liberty Media is an affiliate of Tele-Communications, Inc., one of the largest cable television system operators in the United States and, as such, a major provider of carriage for FiT TV.

     The minority partners' combined 20% share of the net loss resulting from the operations of the FiT TV Partnership, since its formation on April 30, 1996, is reflected in the accompanying Consolidated Statements of Operations. The minority partners' combined 20% share of the net loss of FiT TV amounted to $402,000 for the three month period ended March 31, 1997.

NOTE D -- SUPPLEMENTAL CASH FLOW INFORMATION

     Total interest costs paid were $3,406,000 and $3,221,000 during the three months ended March 31, 1997 and 1996, respectively. Income taxes paid during the three months ended March 31, 1997 and 1996 were approximately $5,657,000 and $1,001,000, respectively.

     Non-cash investing and financing included the acquisition of film rights under license agreements which aggregated approximately $5,026,000 and $19,700,000 for the three months ended March 31, 1997 and 1996, respectively.

NOTE E -- COMMITMENTS AND CONTINGENCIES

     The Company has commitments under program contracts for film rights related to the production, exhibition, or distribution of programming which was not available as of March 31, 1997. The unpaid balance under program contracts for film rights (as well as the aggregate future estimated payments of accrued participations and residuals) related to the production, exhibition, or distribution of programming that was available as of March 31, 1997 is reflected as a liability in the accompanying consolidated financial statements.

     The Company has guaranteed a $12,000,000 bank credit facility for a certain promotion and marketing enterprise in which the Company holds convertible notes. These notes will be convertible, beginning in 1998, at the option of the Company, into a majority interest in such enterprise (which purchased the Ice Capades from the Company in December 1995). The Company has a valuation allowance in connection with its investment in the aforementioned convertible notes. Such valuation allowance, which amounted to $2,800,000 and $1,000,000 for the three months ended March 31, 1997 and 1996, respectively, is reflected in the determination of other income and expense in the accompanying Consolidated Statements of Operations.

     In November 1996, the Company and a third party formed United Family Communications, LLC ("UFC") to operate and distribute satellite-delivered television programming services in Mexico, Central America, and South America. The Company has agreed to make an initial cash contribution of $5,200,000 and has contributed certain assets of The Family Channel De Las Americas (subject to the joint venture's assumption of related liabilities) in exchange for a 50% interest in UFC. It is the current intent of UFC to launch one or more advertiser-supported, satellite-delivered television programming services in 1997.

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                                 MARCH 31, 1997
                                  (UNAUDITED)

     The Company leases office facilities and certain other property and equipment under non-cancellable operating leases.

     In addition, the Company has contingent liabilities related to legal proceedings and other matters arising from the normal course of operations. Management does not expect that amounts, if any, which may be required to satisfy such contingencies will be material in relation to the accompanying consolidated financial statements.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     In addition to historical information, this report contains forward-looking statements which are subject to risks and uncertainties. Accordingly, the Company's actual results could differ materially from those anticipated in these forward-looking statements. Undue reliance should not be placed on these forward-looking statements, which reflect management's analysis only as of the date hereof.

     The following discussion and analysis should be read in conjunction with the Management's Discussion and Analysis included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

MATERIAL CHANGES IN FINANCIAL CONDITION

  Film Rights

     The Company produces, acquires, and distributes a variety of programs, including original series, specials, and movies, as well as syndicated programs originally broadcast by others, to be aired on the Company's cable networks or to be licensed to others. Film rights (including the current portion) were $225,455,000 at March 31, 1997, as compared to $242,121,000 at December 31,
1996.

     During the year ended December 31, 1996, the Company spent $135,724,000 for originally-produced programming and $58,142,000 for various rights to programs produced by others. The Company expects that the total amount to be spent on programming in 1997 will not be less than the total amount for 1996. A significant portion of the Company's film rights are currently acquired from others and there can be no assurance that the Company will be able to acquire such rights at a comparable cost in the future.

  Guarantees

     The Company has guaranteed a $12,000,000 bank credit facility for a certain promotion and marketing enterprise in which the Company holds convertible notes. If the Company becomes obligated under this guarantee, it is expected that any such obligation will be funded from available cash and cash equivalents or from bank borrowings.

  Liquidity

     The Company has financed its growth primarily through internally generated funds, borrowings, and the sale of shares of Class B Common Stock. As of March 31, 1997, the Company had cash, cash equivalents, and marketable securities of $22,847,000 and borrowings available from banks of $98,000,000. In addition, the Company holds 5,792,008 shares of Flextech's voting common stock with a market value of approximately $59,000,000 as of May 2, 1997.

     The Company believes that funds from operations, borrowings available from banks, and existing cash balances and investments will provide adequate sources of short-term and long-term liquidity for its current operations; however, the Company may pursue additional capital-raising activities if it believes that market conditions or acquisition opportunities warrant such activities.

  Future Opportunities

     The Company has explored and continues to explore opportunities to develop international versions of The Family Channel's or FiT TV's programming concepts through the acquisition or development of cable networks and other distribution outlets in foreign countries. The Company is also exploring the possibility of launching additional domestic cable networks or pay-per-view services, and, from time to time, considers the acquisition of other television programming distribution and production companies, entertainment companies, and film libraries.

     The Company cannot estimate with any degree of certainty the amount of expenditures it may make in the future in connection with such investments and acquisitions; although, if many of the Company's plans in this regard materialize, such expenditures could be substantial. The Company anticipates funding such investments and acquisitions from internally generated cash flow, additional borrowings, or additional issuances of Class B Common Stock.

MATERIAL CHANGES IN RESULTS OF OPERATIONS

  General

     The Company operates in three business segments: the operation of advertiser-supported cable networks ("Cable Networks"), the production and distribution of entertainment programming ("Production & Distribution"), and the production of live entertainment shows ("Live Entertainment").

     Within the Cable Networks business segment, the Company operates The Family Channel, an advertiser-supported cable television network that provides family-oriented entertainment and informational programming in the United States, and FiT TV, an advertiser-supported health and fitness cable network which operates principally in the United States. IFE also operated The Family Channel (UK), an advertiser-supported network in the United Kingdom, until its disposition on April 22, 1996, and The Family Channel De Las Americas, launched on July 1, 1995, which provided Spanish-language, family-oriented entertainment programming, as well as fitness programming, to Mexico, Central America, and portions of South America, until the discontinuance of its operations on November 8, 1996.

     Within the Production & Distribution business segment, the Company produces and distributes television programming in the United States and throughout many other parts of the world ("MTM Operations"), co-produced a motion picture through Family Channel Pictures, and operated a television production studio in Maidstone, England (the "UK Studio") until its disposition on April 22, 1996.

     Within the Live Entertainment business segment, the Company produces live musical variety shows.

     The following table sets forth operating revenues, operating income or loss, and depreciation and amortization by business segment.

                                                                   THREE MONTHS ENDED MARCH 31
                                                                   ----------------------------
                                                                       1997            1996
                                                                   ------------     -----------
Operating Revenues
  Cable Networks
     The Family Channel..........................................  $ 69,716,000     $57,164,000
     FiT TV......................................................     1,001,000       1,230,000
     International Networks......................................            --       3,764,000
     Intrasegment Eliminations...................................      (194,000)       (242,000)
                                                                    -----------     -----------
                                                                     70,523,000      61,916,000
  Production & Distribution......................................    35,136,000      14,271,000
  Live Entertainment.............................................     1,294,000       1,043,000
  Intersegment Eliminations......................................    (9,770,000)     (2,738,000)
                                                                    -----------     -----------
                                                                   $ 97,183,000     $74,492,000
                                                                    ===========     ===========
Operating Income (Loss)
  Cable Networks
     The Family Channel..........................................  $ 27,691,000     $21,989,000
     FiT TV......................................................    (1,629,000)     (1,255,000)
     International Networks......................................      (465,000)     (3,621,000)
                                                                    -----------     -----------
                                                                     25,597,000      17,113,000
  Production & Distribution......................................   (10,531,000)     (3,580,000)
  Live Entertainment.............................................      (825,000)     (1,531,000)
  Intersegment Eliminations......................................        86,000         408,000
                                                                    -----------     -----------
                                                                   $ 14,327,000     $12,410,000
                                                                    ===========     ===========

                                                                   THREE MONTHS ENDED MARCH 31
                                                                   ----------------------------
                                                                       1997            1996
                                                                   -----------      -----------
Depreciation and Amortization
  Cable Networks
     The Family Channel..........................................  $ 23,145,000     $18,823,000
     FiT TV......................................................       400,000         261,000
     International Networks......................................            --       2,421,000
                                                                    -----------     -----------
                                                                     23,545,000      21,505,000
  Production & Distribution......................................    38,531,000      11,089,000
  Live Entertainment.............................................       372,000         381,000
  Intersegment Eliminations......................................   (10,027,000)     (2,679,000)
                                                                    -----------     -----------
                                                                   $ 52,421,000     $30,296,000
                                                                    ===========     ===========

CABLE NETWORKS SEGMENT INFORMATION

  THE FAMILY CHANNEL

     The following table contains comparative information relating to the operations of The Family Channel.

                                                                    THREE MONTHS ENDED MARCH 31
                                                                    ---------------------------
                                                                       1997            1996
                                                                    -----------     -----------
Operating revenues
  Advertising revenue.............................................  $40,314,000     $32,722,000
  Subscriber fees.................................................   27,914,000      24,296,000
  Other revenue...................................................    1,488,000         146,000
                                                                    -----------     -----------
          Total revenues..........................................   69,716,000      57,164,000
                                                                    -----------     -----------
Operating expenses*
  Production and programming......................................   25,127,000      20,735,000
  Selling and marketing...........................................   13,139,000      11,045,000
  General and administrative......................................    3,759,000       3,395,000
                                                                    -----------     -----------
          Total operating expenses................................   42,025,000      35,175,000
                                                                    -----------     -----------
          Operating income........................................  $27,691,000     $21,989,000
                                                                    ===========     ===========

---------------
* Includes depreciation and amortization:

    Amortization of film rights
      Original programming........................................  $12,469,000     $ 7,168,000
      License agreements..........................................    8,650,000       9,943,000
                                                                    -----------     -----------
                                                                     21,119,000      17,111,000
    Depreciation and amortization of property and equipment and
      other assets................................................    2,026,000       1,712,000
                                                                    -----------     -----------
                                                                    $23,145,000     $18,823,000
                                                                    ===========     ===========

  Operating Revenues

     Advertising revenue increased $7,592,000 (or 23.2%) for the first quarter of 1997 as compared to the first quarter of 1996. This increase in advertising revenue is attributable to increased advertising rates, as well as the increase in the average number of U.S. households reached described below.

     Subscriber fees increased $3,618,000 (or 14.9%) for the first quarter of 1997 over the first quarter of 1996. During the first three months of 1997, the average number of U.S. households reached by The Family

Channel increased 6.2% to 68.6 million from 64.6 million for the first three months of 1996. The number of billed subscribers, including subscribers to direct broadcast satellite and other alternative delivery services, increased 5.7% to 64.7 million for the first three months of 1997 from 61.2 million for the first three months of 1996. The difference between total households reached and billed subscribers is attributable to a variety of factors, including cable service theft and sampling error inherent in projecting estimates.

     The Family Channel currently reaches approximately 71% of all television households in the United States. The Company expects that cable television system penetration will continue to grow as cable operators construct new systems and extend existing cable television distribution facilities to new service areas. Further, the Company expects that direct broadcast satellite and other alternative delivery services will continue to develop. These developments may afford the Company additional opportunities to increase the number of subscribers to The Family Channel, and thus to have an impact on advertising and subscriber fee revenues. There can be no assurance, however, that these technological advances will be effected or that, if effected, they will have the anticipated beneficial impact on future results of operations. In addition, certain of these trends also have the potential to benefit competitors of the Company. Industry regulation may also have an impact on such trends.

  Production and Programming Expense

     Production and programming expense includes the amortization of film rights, the use of satellite transponders, and costs associated with engineering and technical support services. Production and programming expense increased $4,392,000 (or 21.2%) for the first quarter of 1997 as compared to the first quarter of 1996. This increase is primarily attributable to an increase in the amortization of film rights. As a percentage of The Family Channel's total revenues, production and programming expense amounted to 36.0% for the three month period ended March 31, 1997 as compared with 36.3% for the corresponding period of the prior year.

  Selling and Marketing Expense

     Selling and marketing expense includes costs associated with the sale of advertising time, the marketing of The Family Channel to cable operators, and advertising and promotion. Selling and marketing expense increased $2,094,000 (or 19.0%) for the first quarter of 1997 as compared to the first quarter of 1996. This increase resulted from, among other things, increased expenditures for consumer advertising. As a percentage of The Family Channel's total revenues, selling and marketing expense amounted to 18.8% for the three month period ended March 31, 1997 as compared with 19.3% for the corresponding period of the prior year.

  General and Administrative Expense

     General and administrative expense includes costs associated with the corporate, legal, finance, information services, and human resources divisions. General and administrative expense increased $364,000 (or 10.7%) for the first quarter of 1997 as compared to the first quarter of 1996. As a percentage of The Family Channel's total revenues, general and administrative expense amounted to 5.4% for the three month period ended March 31, 1997 as compared to 5.9% for the corresponding period of the prior year.

  Operating Income

     Operating income increased $5,702,000 (or 25.9%) for the first quarter of 1997 as compared to the first quarter of 1996. As a percentage of The Family Channel's total revenues, operating income was 39.7% for the three month period ended March 31, 1997 as compared with 38.5% for the corresponding period of the prior year.

     Operating income before depreciation and amortization of property and equipment and other assets increased $6,016,000 (or 25.4%) for the first quarter of 1997 as compared to the first quarter of 1996. As a percentage of The Family Channel's total revenues, operating income before depreciation and amortization of property and equipment and other assets for the three month period ended March 31, 1997 was 42.6% as compared to 41.5% for the corresponding period in 1996.

  FIT TV

     The following table sets forth comparative information relating to the operations of FiT TV.

                                                                    THREE MONTHS ENDED MARCH 31
                                                                    ---------------------------
                                                                       1997            1996
                                                                    -----------     -----------
Operating revenues
  Advertising revenue.............................................  $   736,000     $   617,000
  Merchandise revenue.............................................      265,000         613,000
                                                                    -----------     -----------
          Total revenues..........................................    1,001,000       1,230,000
                                                                    -----------     -----------
Operating expenses*
  Production and programming......................................      937,000         809,000
  Selling and marketing...........................................      972,000       1,088,000
  New business development........................................      138,000          68,000
  General and administrative......................................      583,000         520,000
                                                                    -----------     -----------
          Total operating expenses................................    2,630,000       2,485,000
                                                                    -----------     -----------
          Operating loss..........................................  $(1,629,000)    $(1,255,000)
                                                                    ===========     ===========

---------------
* Includes depreciation and amortization:

    Amortization of film rights
      Original programming........................................  $   389,000     $   256,000
      License agreements..........................................           --              --
                                                                       --------        --------
                                                                        389,000         256,000
    Depreciation and amortization of property and equipment and
      other assets................................................       11,000           5,000
                                                                       --------        --------
                                                                    $   400,000     $   261,000
                                                                       ========        ========

---------------
Note -- Beginning April 30, 1996, the Company records a minority interest representing the minority partners' combined 20% share of the net loss of FiT TV. See "Other Income and Expense Information".

     The FiT TV cable network was launched in October 1993. On April 30, 1996, the Company, Liberty Media, and Reebok formed the FiT TV Partnership to own and operate FiT TV cable network. FiT TV had previously been owned and operated by CHTV. As of March 31, 1997, FiT TV was available, on a full-time or part-time basis, via local cable systems and home television receive-only satellite dishes, to approximately 12.0 million households as compared to approximately
10.9 million households as of March 31, 1996. However, carriage on a part-time basis constituted a greater portion of the subscriber base as of March 31, 1997 as compared to March 31, 1996. In addition, FiT TV programming is currently seen, on a part-time basis, on The Family Channel and was also seen, through August 1996, on the Prime network.

     The FiT TV cable network is not currently carried by any direct broadcast satellite service, although the Company is negotiating for such carriage with the three major providers of such service. There can be no assurance that these negotiations will be successful.

     Currently, FiT TV programming is delivered via C-band analog satellite transmission, which enables the programming to be received by home television receive-only dish owners without subscription. FiT TV intends to begin delivering its programming via digital satellite transmission during 1997. In such event, in order to continue to receive FiT TV programming, C-band home television receive-only dish owners will be required to acquire digital decoding equipment and subscribe to a package of programming services which includes FiT TV. There can be no assurance that FiT TV will be bought in such a package of services. As of March 31,

1997, these C-band home television dish owners represent approximately one-third of FiT TV's subscriber base.

     The Company expects cable system penetration will continue to grow as cable operators construct new systems, enhance existing systems to increase channel capacity and extend existing cable television distribution facilities to new service areas. Furthermore, certain technological advances that are anticipated to expand the channel capacity of cable television systems (including the development of digital compression technology and the deployment of fiber optic cable) or to provide the potential for reaching new subscribers (such as direct broadcast satellite and other alternative delivery services) may afford the Company additional opportunities to increase carriage of FiT TV on cable systems or otherwise to increase the number of subscribers to FiT TV and thus have an impact on advertising and merchandise revenues. There can be no assurance, however, that these technological advances will be effected or that, if effected, they will have the anticipated beneficial impact on future results of operations. In addition, certain of these trends also have the potential to benefit competitors of FiT TV. Industry regulation may also have an impact on such trends.

     Merchandise revenue decreased $348,000 (or 56.8%) for the first quarter of 1997 as compared to the first quarter of 1996. This decrease is attributable to a variety of factors, including a decrease in the number of popular fitness products in the marketplace as well as a decrease in the number of full-time subscribers and the discontinuance of FiT TV programming on the Prime network.

     Production and programming expense includes the amortization of film rights and an intercompany charge for transponder usage (at the rate of $150,000 per month). Production and programming expense increased $128,000 (or 15.8%) for the first quarter of 1997 as compared to the first quarter of 1996.

     Expenses for new business development include costs incurred in connection with the Company's exploration of opportunities for the international expansion of FiT TV. New business development expense increased $70,000 for the first quarter of 1997 as compared to the first quarter of 1996.

     General and administrative expense includes, among other things, intercompany charges for services and support provided to FiT TV. General and administrative expense increased $63,000 (or 12.1%) for the first quarter of 1997 as compared to the first quarter of 1996.

     The operations of FiT TV have generated operating losses and could continue to generate operating losses for a significant period of time. The Company intends to broaden the carriage of FiT TV through, among other things, increased marketing and promotional activities. However, in light of the number of new cable programming services and the existence of limited channel capacity, there can be no assurance that these activities will be successful, that subscriber levels can be maintained, or that the FiT TV cable network will ever become profitable in the future.

     Reebok and Liberty Media have no further obligations to make capital contributions to the FiT TV Partnership. Although the Company similarly has no contractual obligations to make additional capital contributions, since the formation of the FiT TV Partnership, the Company has made loans to the partnership to fund its operations and currently intends to continue to fund such operations in the future.

  INTERNATIONAL NETWORKS

     The following table sets forth comparative information relating to international new business development costs as well as the operations of The Family Channel (UK) and The Family Channel De Las Americas in 1996.

                                                                     THREE MONTHS ENDED MARCH
                                                                                31
                                                                     -------------------------
                                                                       1997           1996
                                                                     ---------     -----------
Operating revenues.................................................  $      --     $ 3,764,000
                                                                     ---------     -----------
Operating expenses*
  Production and programming.......................................         --       4,962,000
  Selling and marketing............................................         --       1,300,000
  New business development.........................................    465,000         429,000
  General and administrative.......................................         --         694,000
                                                                     ---------     -----------
          Total operating expenses.................................    465,000       7,385,000
                                                                     ---------     -----------
          Operating loss...........................................  $(465,000)    $(3,621,000)
                                                                     =========     ===========
The Family Channel (UK)............................................  $      --     $(2,068,000)
The Family Channel De Las Americas.................................         --      (1,124,000)
New business development...........................................   (465,000)       (429,000)
                                                                     ---------     -----------
          Operating loss...........................................  $(465,000)    $(3,621,000)
                                                                     =========     ===========

---------------
* Includes depreciation and amortization:

    Amortization of film rights
      Original programming.........................................  $      --     $    97,000
      License agreements...........................................         --       2,306,000
                                                                            --
                                                                                    ----------
                                                                            --       2,403,000
    Depreciation and amortization of property and equipment and
      other assets.................................................         --          18,000
                                                                            --
                                                                                    ----------
                                                                     $      --     $ 2,421,000
                                                                            ==      ==========

     As previously discussed, on April 22, 1996, the Company sold its 61% interest in The Family Channel (UK). The operations of The Family Channel De Las Americas were discontinued in November 1996.

     Expenses for new business development include costs incurred in connection with the Company's exploration of opportunities for international expansion. New business development expenses increased $36,000 for the first quarter of 1997 as compared to the first quarter of 1996.

     In November 1996, the Company and a third party formed United Family Communications, LLC ("UFC") as described in Note E of Notes to Consolidated Financial Statements. The Company made a cash contribution and contributed certain assets of The Family Channel De Las Americas (subject to the joint venture's assumption of related liabilities) in exchange for a 50% interest in UFC. The Company's share of losses of this venture during the first quarter of 1997 was approximately $452,000, which amount is reflected in the determination of other income and expense.

  PRODUCTION & DISTRIBUTION SEGMENT INFORMATION

     The following table sets forth comparative information relating to the domestic and international operations of the Company's Production & Distribution business segment.

                                                                   THREE MONTHS ENDED MARCH 31
                                                                   ----------------------------
                                                                       1997            1996
                                                                   ------------     -----------
Operating revenues
  MTM Operations.................................................  $ 35,136,000     $13,048,000
  UK Studio......................................................            --       1,223,000
                                                                   ------------     -----------
          Total revenues.........................................    35,136,000      14,271,000
                                                                   ------------     -----------
Operating expenses*
  Production and programming.....................................    38,767,000      13,241,000
  Selling and marketing..........................................     3,822,000       2,255,000
  General and administrative.....................................     2,658,000       1,896,000
  Amortization of goodwill.......................................       420,000         459,000
                                                                   ------------     -----------
          Total operating expenses...............................    45,667,000      17,851,000
                                                                   ------------     -----------
          Operating loss.........................................  $(10,531,000)    $(3,580,000)
                                                                   ============     ===========
MTM Operations...................................................  $ (9,822,000)    $(3,396,000)
Family Channel Pictures..........................................      (709,000)       (137,000)
UK Studio........................................................            --         (47,000)
                                                                   ------------     -----------
          Operating loss.........................................  $(10,531,000)    $(3,580,000)
                                                                   ============     ===========

---------------
* Includes depreciation and amortization:

    Amortization of film rights
      Original programming........................................  $34,900,000     $ 3,241,000
      License agreements..........................................    3,004,000       7,102,000
                                                                    -----------     -----------
                                                                     37,904,000      10,343,000
                                                                    -----------     -----------
    Depreciation and amortization of property and equipment,
      goodwill, and other assets
      MTM Operations..............................................      627,000         571,000
      UK Studio...................................................           --         175,000
                                                                    -----------     -----------
                                                                        627,000         746,000
                                                                    -----------     -----------
                                                                    $38,531,000     $11,089,000
                                                                    ===========     ===========

     Operating revenue for MTM Operations increased $22,088,000 (or 169.3%) for the first quarter of 1997 as compared to the first quarter of 1996.

     Operating revenues for the first quarter of 1997 were derived primarily from (i) license fees from the broadcast networks for series such as The Pretender and Sparks, (ii) the domestic syndication of The Cape and Dr. Quinn, Medicine Woman, (iii) the international distribution of programs produced for the broadcast networks, The Family Channel, and others, and (iv) sales of series and made-for-television movies to The Family Channel and other cable networks, including Home & Family, Ditchdigger's Daughters, Dog's Best Friend, and various game shows.

     Operating revenues for the first quarter of 1996 were derived primarily from (i) the domestic syndication of America's Funniest Home Videos and Rescue 911, (ii) the international distribution of programs produced for The Family Channel and others, and (iii) sales of made-for-television movies, such as Night of the Twisters, to The Family Channel.

     With respect to programming sold on a cash basis, revenue is recognized when such programming becomes available for telecast by others. With respect to programs sold on a barter basis, revenue is recognized upon sales of the advertising time within such programs as they air. As a result, significant fluctuations in revenue and income may occur from period to period depending on the availability dates of programs and whether such programs were sold on a cash or barter basis. Accordingly, period-to-period comparisons may not be meaningful. While programs distributed internationally and programs delivered to broadcast and cable networks are sold on a cash basis, programs distributed through domestic syndication may be sold on a cash or barter basis, or both. The Cape was sold on a barter basis; Dr. Quinn, Medicine Woman and Rescue 911 were sold on a cash and barter basis; and America's Funniest Home Videos was sold on a cash basis.

     Production and programming expense increased $25,526,000 (or 192.8%) for the first quarter of 1997 as compared to the corresponding period of the prior year. This increase is primarily attributable to the amortization of film rights of the programs discussed above.

     Selling and marketing expense increased $1,567,000 (or 69.5%) for the first quarter of 1997 as compared to the corresponding period of the prior year. This increase is primarily attributable to certain severance arrangements arising in the first quarter of 1997 in connection with a reduction in the domestic syndication sales force.

     General and administrative expense increased $762,000 (or 40.2%) for the first quarter of 1997 as compared to the corresponding period of the prior year. This increase is primarily due to increased personnel and related costs (including certain severance costs) incurred by Family Channel Pictures.

     In mid-1996, MTM began production of four original programming series for license to the broadcast networks, syndication to domestic television stations, and distribution in the international marketplace. As a result of this increase in production, MTM incurred substantially increased development and overhead costs in addition to the direct costs of production. These costs represent a substantial investment and have exceeded revenue in the first year of production. Recoverability of this investment is dependent upon, among other factors, receiving orders for additional episodes as well as the ratings success of the programs. The Company does not expect to receive orders for or to renew at least two of the aforementioned four original programming series.

     The success of MTM's television programming business depends, in large part, upon the exhibition of its television series over a sufficient number of years to allow for further domestic exhibition opportunities. During the initial years of a one-hour network television series, network and international license fees normally approximate the production costs of the series and, accordingly, MTM recognizes only minimal profit or loss during this period. With respect to first-run domestic syndication programming and half-hour network programming, the production costs can substantially exceed the combination of barter advertising revenues or network license fees, as applicable, and international license fees and, accordingly, MTM recognizes losses during this period. However, if a sufficient number of episodes of a series are produced, MTM is reasonably assured that international license fees will increase and that it will also be able to further exploit the series domestically.

     During the fall of 1996, The Cape experienced lower than expected ratings, and MTM recognized losses from the episodes of The Cape delivered to the first-run syndication market. Losses were also recognized in connection with the episodes delivered of Sparks, the half-hour network situation comedy. During the first quarter of 1997, MTM delivered additional episodes of Sparks and The Cape and, as a result, MTM continued to recognize losses in connection with these programs. In addition, MTM incurred substantial development and overhead costs relating to its increased production activity.

     As a result of these and other factors, MTM Operations generated an operating loss of $9,822,000 for the first quarter of 1997. However, significant fluctuations in revenue and income may occur from period to period depending on the availability dates of programs. Accordingly, year-to-year comparisons of quarterly results may not be meaningful, and quarterly operating results during the course of a fiscal year may not be indicative of results that may be expected for the entire fiscal year. Based upon the delivery of four additional episodes of Sparks and the final three episodes of The Cape in the second quarter of 1997, as well as the anticipated delivery of additional episodes of currently produced series and any new programs for the 1997-98 television season, the Company believes that MTM Operations will continue to generate significant operating losses in 1997.

     Family Channel Pictures has co-produced a motion picture which has not been released. The Company's share of the production costs of this film amounted to approximately $6,000,000 in exchange for which the Company received the domestic distribution rights. Recoverability of the aggregate costs of this motion picture will be dependent upon a variety of factors, including the domestic box office receipts, if any, as well as revenues generated from other sources, including licensing to The Family Channel. Unless it secures an appropriate joint venture partner, the Company does not intend to produce and release additional theatrical motion pictures.

     As previously discussed, on April 22, 1996, the Company sold the UK Studio.

     Future results of operations of the Company's Production & Distribution business are primarily dependent upon the Company's ability to profitably distribute programming (i) obtained in the acquisition of film libraries, (ii) produced for licensing to the broadcast networks and others, (iii) produced for The Family Channel, and (iv) acquired under license agreements or otherwise.

     As discussed above, the success of MTM's television programming business depends, in large part, upon the exhibition of its television series over a sufficient number of years to allow for further domestic exhibition opportunities. In addition, the production of these television series over a number of years enhances MTM's existing library of television programming. Although the Company believes that the rewards associated with producing popular original programming are worth the associated risks, there can be no assurance that MTM will be able to profitably produce and distribute its programming.

  LIVE ENTERTAINMENT SEGMENT INFORMATION

     The following table sets forth comparative information relating to the operations of the Company's Live Entertainment business segment.

                                                              THREE MONTHS ENDED MARCH
                                                                         31
                                                             --------------------------
                                                                1997           1996
                                                             ----------     -----------
        Operating revenues.................................  $1,294,000     $ 1,043,000
                                                             ----------     -----------
        Operating expenses*
          Production and programming.......................   1,577,000       1,862,000
          Selling and marketing............................     214,000         243,000
          General and administrative.......................     178,000         319,000
          Amortization of goodwill.........................     150,000         150,000
                                                             ----------     -----------
                  Total operating expenses.................   2,119,000       2,574,000
                                                             ----------     -----------
                  Operating loss...........................  $ (825,000)    $(1,531,000)
                                                             ==========     ===========

---------------
* Includes depreciation and amortization:

        Depreciation and amortization of property and
          equipment, goodwill, and other assets............  $  372,000     $   381,000
                                                               ========        ========

     The results of the Company's Live Entertainment business are subject to seasonal fluctuations. Operating revenues and, accordingly, operating income are usually higher during the summer and during holiday vacation periods, such as Christmas.

     Future results of operations of the Company's Live Entertainment business are primarily dependent upon, among other factors, (i) achieving increased levels of attendance, (ii) raising ticket prices without adversely affecting attendance, (iii) securing talent at a reasonable cost, and (iv) competition in the Myrtle Beach and

Charleston markets. There can be no assurance that the Company's Live Entertainment business will become profitable in the future.

  OTHER INCOME AND EXPENSE INFORMATION

     Investment income decreased $786,000 for the first quarter of 1997 as compared to the first quarter of 1996. Investment income in the first quarter of 1996 included approximately $500,000 of realized and unrealized gains on trading securities.

     Prior to April 22, 1996, minority interests were primarily attributable to a minority partner's 39% interest in The Family Channel (UK) which was operated as a joint venture. On April 22, 1996, the Company consummated the sale of its 61% interest in The Family Channel (UK). The minority partner's 39% share of the net loss resulting from the operations of The Family Channel (UK), amounted to $1,026,000 for the first quarter of 1996.

     On April 30, 1996, the Company, Liberty Media, and Reebok formed the FiT TV Partnership to own and operate the FiT TV cable network. The minority partners' combined 20% share of the net loss resulting from the operations of the FiT TV Partnership amounted to $402,000 for the first quarter of 1997.

     Other investments include investments in and advances to affiliates and others. Management of the Company periodically reviews the recoverability of these investments and records allowances against their carrying value, as appropriate, based on the operations of the entities and other factors. The determination of other income and expense includes such adjustments, including a valuation allowance of $2,800,000 and $1,000,000 for the first quarter of 1997 and 1996, respectively, relating to the Company's investment in convertible notes receivable from the entity that purchased the Ice Capades from the Company. Other expense for the first quarter of 1996 also included an adjustment of $1,350,000 relating to the Company's investment in China Entertainment Television Broadcast Limited (which was sold in November 1996).

USE OF ESTIMATES

     Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these interim consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

     Management periodically reviews and revises its estimates of future airings and revenues for film rights, as necessary, which may result in revised amortization rates for film rights and, when applicable, write-downs to net realizable value. Net income in future periods is affected by the Company's amortization of its film rights and may be significantly affected by the periodic adjustments in such amortization.

INFLATION

     Management believes that the effect of inflation has not been material to the Company. However, inflation in personnel, programming, and certain other costs could significantly affect the Company's future operations.

RECENT ACCOUNTING PRONOUNCEMENTS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings Per Share, which revised the calculation of earnings per share for publicly held companies in certain situations. SFAS No. 128 is effective for fiscal years ending after December 15, 1997. In the opinion of management, SFAS No. 128 is not expected to have a material impact on the Company's calculation of earnings per share.

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of June 11, 1997, is by and among FOX KIDS WORLDWIDE, INC., a Delaware corporation ("FKWW"), FOX KIDS MERGER CORPORATION, a Delaware corporation and wholly-owned subsidiary of FKWW ("FKW Sub"), and INTERNATIONAL FAMILY ENTERTAINMENT, INC., a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, it is the intention of the parties that FKW Sub merge with and into the Company, upon the terms and subject to the conditions set forth herein (the "Merger"), with the Company surviving as a wholly owned subsidiary of FKWW;

     WHEREAS,

     (a) M.G. "Pat" Robertson, individually and as trustee of each of the Robertson Charitable Remainder Unitrust, u/t/a dated January 22, 1990 (the "PR Charitable Trust"), the Gordon P. Robertson Irrevocable Trust, u/t/a dated December 18, 1996, the Elizabeth F. Robinson Irrevocable Trust, u/t/a dated December 18, 1996, and the Ann R. Lablanc Irrevocable Trust, u/t/a dated December 18, 1996 (the Gordon P. Robertson Irrevocable Trust, the Elizabeth F. Robinson Irrevocable Trust and the Ann R. Lablanc Irrevocable Trust, together, the "Irrevocable Trusts"), Lisa N. Robertson and Timothy B. Robertson ("Tim Robertson") as joint tenants, and Tim Robertson, individually, as trustee of each of the Timothy and Lisa Robertson Children's Trust, u/t/a dated September 18, 1995 (the "TR Family Trust") and the Timothy
         B. Robertson Charitable Trust, u/t/a dated December 30, 1996 (the "TR Charitable Trust"), and as custodian to and for each of Abigail H. Robertson, Laura N. Robertson, Elizabeth C. Robertson, Willis H. Robertson and Caroline S. Robertson under the Virginia Uniform Transfers to Minors Act (Pat Robertson, the PR Charitable Trust, the Irrevocable Trusts, Lisa N. Robertson, Tim Robertson, the TR Family Trust and the TR Charitable Trust being sometimes collectively referred to herein as the "Robertson Sellers"), have agreed to sell to FKWW, all of the outstanding shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Stock"), in the form of Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Stock") issuable upon conversion thereof, and the shares of Class B Stock owned by them or issuable to them upon exercise of outstanding stock options, pursuant to that certain Stock Purchase Agreement, dated of even date herewith, by and among FKWW, on the one hand, and each of the Robertson Sellers, on the other hand (as amended from time to time in accordance with its terms, the "Robertson Purchase Agreement");

     (b) The Christian Broadcasting Network, Inc., a Virginia corporation ("CBN"), has agreed to sell to FKWW, all of the Class B Stock owned by it, pursuant to the terms of that certain Stock Purchase Agreement, dated of even date herewith, by and between FKWW and CBN (as amended from time to time in accordance with its terms, the "CBN Purchase Agreement");

     (c) Regent University, a Virginia corporation ("Regent"), has agreed to sell to FKWW all of the Class B Stock owned by it, pursuant to the terms of that certain Stock Purchase Agreement, dated of even date herewith, by and between FKWW and Regent (as amended from time to time in accordance with its terms, the "Regent Purchase Agreement," and, collectively with the Robertson Purchase Agreement and the CBN Purchase Agreement, the "Stock Purchase Agreements");

     (d) Liberty IFE, Inc., a Colorado corporation ("LIFE"), has agreed to contribute to FKWW all of the shares of Class C Common Stock, par value $0.01 per share, of the Company (the "Class C Stock," and together with the Class A Stock and the Class B Stock, the "Company Stock"), and $23 million principal amount of 6% Convertible Secured Notes due 2004 of the Company (the "Convertible

         Notes"), in exchange for shares of Series A Preferred Stock, par value $0.01 per share, of FKWW pursuant to that certain Contribution and Exchange Agreement, dated of even date herewith, by and among LIFE, Liberty Media Corporation, a Delaware corporation, and FKWW (as amended from time to time in accordance with its terms, the "Contribution Agreement," and together with the Stock Purchase Agreements, the "Other Transaction Agreements"); and

     WHEREAS, the respective Boards of Directors of FKWW, FKW Sub and the Company have each unanimously approved the Merger, in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), and the Board of Directors of the Company has recommended the Merger to the Company's stockholders;

     WHEREAS, this Agreement and the Merger shall be approved by the stockholders of the Company for purposes of the DGCL at such time as the Company is in receipt of written consents approving this Agreement and the Merger executed by the holders of that number of shares of Class A Stock and Class B Stock (voting as a single class) representing the right to cast a majority of the votes entitled to be cast at a meeting to consider the Agreement and the Merger;

     WHEREAS, immediately following execution of this Agreement by the Company and concurrently with the execution of this Agreement by FKWW and FKW Sub, the Robertson Sellers, CBN and Regent (which holders hold of record a number of shares of Class A Stock and Class B Stock representing a majority of the votes entitled to be cast at a meeting to consider the Agreement and the Merger) are delivering their written consent (the "Consent") approving this Agreement and the Merger (a copy of which is being provided to FKWW and FKW Sub), which consent constitutes the only action necessary by stockholders of the Company required in order to authorize this Agreement and the Merger under the Company's Amended and Restated Certificate of Incorporation and the DGCL; and

     WHEREAS, The News Corporation Limited ("Guarantor") has guaranteed the obligations of FKWW and FKW Sub under each of this Agreement and the Stock Purchase Agreements by separate Guaranty Agreements (the Guaranty Agreement delivered in connection with this Agreement, being referred to herein as the "Guaranty") delivered to the Company, the Robertson Sellers, CBN and Regent.

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties and covenants herein contained, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, FKWW, FKW Sub and the Company hereby agree as set forth below. An index of defined terms used throughout this Agreement appears at Section 9.16 hereof.

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3 hereof), in accordance with this Agreement and the DGCL, FKW Sub shall be merged with and into the Company, the separate existence of FKW Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Company and FKW Sub are sometimes referred to herein as the "Constituent Corporations."

     1.2 Effect of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and FKW Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and FKW Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.3 Consummation of the Merger. On the later of (i) two business days after the satisfaction or waiver of the conditions set forth in Article VII hereof or (ii) the 20th calendar day after the Information Statement is first sent or given to the Company's stockholders, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL and take all such further actions as may be required by law to make the Merger effective (the "Merger Filing"). The Merger shall become effective at the time of day on the date that the certificate of merger is filed with the Secretary of State of the State of Delaware or such later time as may be mutually agreed to by the parties hereto and specified in the Merger Filing (the "Effective Time").

     1.4 Certificate of Incorporation and Bylaws. The Amended and Restated Certificate of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation. The By-Laws of FKW Sub in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation.

     1.5 Directors and Officers. The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their successors are duly elected and qualified.

     1.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of FKW Sub, the Company, the Surviving Corporation or the holder of any outstanding share of the Class A Stock, Class B Stock or Class C Stock (each, a "Share" and collectively, the "Shares"):

          (a) Each Share which is issued and outstanding immediately prior to the Effective Time (other than Shares held by FKWW, FKW Sub or the Company or by any Subsidiary of FKWW, FKW Sub or the Company) shall be canceled and extinguished and be converted into and become a right to receive (i) in the case of all such Shares other than Dissenting Shares, a cash payment equal to $35.00 per Share (subject to adjustment as provided for in Section 1.6(d) below), without interest (the "Merger Consideration"), and (ii) in the case of Dissenting Shares, the consideration set forth in Section 1.7 hereof;

          (b) Each Share which is issued and outstanding immediately prior to the Effective Time and held by FKWW, FKW Sub, or the Company or by any Subsidiary of FKWW, FKW Sub, or the Company shall be canceled and extinguished and no consideration shall be paid therefor;

          (c) Each share of capital stock of FKW Sub, par value $0.001 per share, outstanding immediately prior to the Effective Time shall be converted into and become one share of Class B Common Stock, par value $0.001 per share, of the Surviving Corporation; and

          (d) The Merger Consideration shall be increased to an amount which equals (if greater than the Merger Consideration provided for herein) the per share amount actually paid, directly or indirectly, by FKWW or any of its Affiliates, with respect to the purchase of, or agreement to purchase, Company Stock, or securities convertible into Company Stock, which purchase is effected or agreement is entered into after the date hereof and through the Effective Time (x) from (i) any of the Robertson Sellers, (ii) LIFE,
     (iii) CBN, (iv) Regent, (v) any holder or "group" (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) that owns, or has the right to dispose of, or to direct the disposition of, 2-1/2% or more of any class of common stock of the Company, (vi) any of the Affiliates of the entities referred to in clauses (i), (ii), (iii), (iv) or (v) above, or (y) in any transaction, or series of related or unrelated transactions (excluding for purposes of this clause (y), any transaction referred to in clauses (x)(i),
     (ii), (iii), (iv) and (vi)), after the date hereof and through the Effective Time, involving, in the aggregate, 5% or more of the outstanding shares of any class of common stock of the Company. For these purposes, it is acknowledged and agreed that (x) the $3.5 million to be paid to LIFE under the Contribution Agreement with respect to forfeited interest income on the Convertible Notes, and (y) amounts to be paid with respect to any "tax gross up" with respect to the Exchange Rights under the Contribution Agreement, shall not constitute an amount paid, directly or indirectly, with respect to the purchase of Company Stock. Further, the Merger Consideration shall not be adjusted as a result of the provisions of the preceding sentence with respect to any purchase effected under any of the Contribution Agreement, the Robertson Purchase Agreement, CBN Purchase Agreement or the Regent Purchase Agreement unless the applicable agreement has been amended after the date hereof so as to increase the consideration to be paid by FKWW or any of its Affiliates, directly or indirectly, with respect to the Company Stock or securities convertible into Company Stock. FKWW shall promptly provide notice to the Company of any agreement or amendment to an existing agreement entered into by FKWW or any of its Affiliates with a Robertson Seller, CBN or Regent, or any amendment to an Other Transaction Agreement to which LIFE or any of its Affiliates is a party, from and after the date hereof and through the Effective Time.

     1.7  Dissenting Shares.

          (a) Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such Shares in favor of the Merger or consented thereto in writing, who shall have delivered a written demand for appraisal of such Shares in the manner provided in the DGCL and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 1.6 hereof, but the holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such Shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that
     (i) if any such holder of Dissenting Shares shall have failed to establish his entitlement to appraisal rights as provided in Section 262 of the DGCL, or (ii) if any such holder of Dissenting Shares shall have effectively withdrawn his demand for appraisal of such Shares or lost his right to appraisal and payment of his Shares under Section 262 of the DGCL, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such Shares, and each such Share shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Merger Consideration, without interest thereon, as provided in Section 1.6 hereof.

          (b) Prior to the Effective Time, the Company shall give FKW Sub (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any petitions served pursuant to Section 262 of the DGCL received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under
     Section 262 of the DGCL. The Company shall not, except with the prior written consent of FKW Sub, voluntarily make any payment with respect to any demands for appraisal or offers to settle or settle any such demands.

     1.8  Stock Options and Other Plans.

          (a) Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and use its reasonable good faith efforts to take all other actions necessary to provide for the cancellation, effective at the Effective Time, subject to the payment provided for in the next sentence being made, of all the outstanding stock options, warrants or rights to purchase Shares heretofore granted (collectively, the "Options") under any outstanding stock option plan or pursuant to any outstanding warrant agreement or any other outstanding plan, program or arrangement of the Company providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Subsidiary of the Company (collectively, the "Stock Plans") such that, immediately prior to the Effective Time, (i) each Option, whether or not then vested or exercisable, shall no longer be exercisable for the purchase of Shares, but shall entitle each holder thereof, in cancellation and settlement therefor, to payments in cash (subject to any applicable withholding taxes, the "Cash Payment"), at the Effective Time, equal to the product of (x) the total number of Shares subject to such Option, whether or not then vested or exercisable, and (y) the excess of the Merger Consideration over the exercise price per Share subject to such Option, each such Cash Payment to be paid to each holder of an outstanding Option at the Effective Time; provided, however, that with respect to any Person subject to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), any such amount shall be paid, without interest, as soon as practicable after the first date payment can be made without liability to such Person under Section 16(b) of the Exchange Act, and (ii) each Share previously issued in the form of grants of restricted stock or grants of contingent shares shall fully vest in accordance with their respective terms. Any then outstanding stock appreciation rights or limited stock appreciation rights shall be canceled immediately prior to the Effective Time without any payment therefor. The Company will use its reasonable good faith efforts to ensure that, at the Effective Time, neither the Company nor any of its Subsidiaries is or will be bound by any Options or Stock Plans which would entitle any Person to acquire or hold any capital stock of the Surviving Corporation or any of its Subsidiaries or to receive any payment in respect thereof other than as set forth in this Agreement or the MTM Stock Plan, providing for the issuance to employees of MTM Entertainment, Inc., a Delaware corporation ("MTM"), a wholly owned Subsidiary of the Company, of shares of common stock of MTM, all as, and other than as, disclosed in the Company Disclosure Letter, including using its reasonable good faith efforts to obtain all necessary consents and releases to ensure that after the Effective Time, the only rights of the holders of Options will be to receive the Cash Payment in cancellation and settlement thereof. Notwithstanding any other provision of this Section 1.8 to the contrary, the Cash Payment may be withheld with respect to any Option until necessary consents and releases are obtained.

     (b) All provisions in any Stock Plan providing for the future issuance or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall terminate or be amended as of the Effective Time to provide no continuing rights to acquire or be issued or granted any capital stock or any interest in any capital stock (including, but not limited to Options) of the Company or the Surviving Corporation (other than in respect of capital stock or interests in capital stock (including, but not limited to, Options) granted prior to the Effective Time, which are governed by the provisions of Section 1.8(a) above).

     1.9  Exchange of Certificates.

     (a) From and after the Effective Time, a bank or trust company to be designated by FKW Sub and reasonably acceptable to the Company (the "Exchange Agent") shall act as exchange agent in effecting the exchange of the Merger Consideration for certificates representing Shares entitled to payment pursuant to Section 1.6 (the "Certificates"). At or prior to the Effective Time, FKW Sub shall deposit with the Exchange Agent the amount necessary to enable the Exchange Agent to exchange the Merger Consideration for Certificates received by the Exchange Agent.

     (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in surrendering Certificates and receiving the Merger Consideration therefor. Upon the surrender of each Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificate, and such Certificate shall be canceled. Until so surrendered and exchanged, each such Certificate shall represent solely the right to receive an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificate. No interest shall be paid or accrue on the Merger Consideration payable upon the surrender of the Certificates. If any Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, such Certificate shall be accompanied by all documents required to evidence and effect such transfer, and it shall be a condition to such exchange that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or such Person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

     (c) Promptly following the date which is 180 days after the Effective Time, the Exchange Agent's duties shall terminate, and any funds deposited with the Exchange Agent that remain unclaimed by holders of

Certificates shall be paid to the Surviving Corporation upon demand. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation along with the applicable letter of transmittal and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificate, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation.

     (d) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the applicable Merger Consideration, as provided in this Article I, subject to applicable law in the case of Dissenting Shares.

     1.10 Taking of Necessary Action: Further Action. If, at any time after the Effective Time, any reasonable and lawful further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of such corporations are fully authorized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF FKWW

     As an inducement to the Company to enter into this Agreement, FKWW hereby makes the following representations and warranties:

     2.1 Organization. Etc. of FKWW. FKWW is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted. FKWW is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the businesses conducted by it makes such qualification necessary and where the failure to be so qualified would be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of FKWW and its Subsidiaries taken as a whole. FKWW has obtained from appropriate governmental regulatory authorities, domestic or foreign (each a "Governmental Entity") all approvals, permits and licenses necessary for the conduct of its business and operations as currently conducted, which approvals, permits and licenses are valid and in full force and effect, except where the failure to have obtained such approvals, permits or licenses or the failure of such approvals, permits or licenses to be valid and in full force and effect would not be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of FKWW and its Subsidiaries taken as a whole. Other than FKW Sub, FKWW has no Subsidiaries. As used in this Agreement, "Subsidiary" of a specified Person means (i) any corporation of which equity securities possessing a majority of the ordinary voting power in electing the board of directors are, at the time as of which such determination is being made, owned or controlled by such specified Person either directly or indirectly or in combination with one or more Subsidiaries of such specified Person, or (ii) any Person (other than a corporation) in which such specified Person either directly or indirectly through or in combination with one or more Subsidiaries, at the time as of which such determination is being made, (x) is a general partner, or (y) owns or controls more than a 50% ownership interest and has the right to elect a majority of the members of the governing authority of such specified Person.

     2.2 Organization. Etc. of the Guarantor. The Guarantor is a corporation organized and existing under the laws of South Australia, Australia, with adequate corporate power and authority to own its properties and carry on its business as presently conducted. The Guarantor has the corporate power and authority to enter into, execute and deliver the Guaranty and to guarantee the obligations of FKWW hereunder pursuant to such Guaranty.

     2.3 Authorization. This Agreement and the consummation of the transactions contemplated hereby have been unanimously approved by the Board of Directors of FKWW and have been duly authorized by all other necessary corporate action on the part of FKWW. This Agreement has been duly executed and delivered by a duly authorized officer of FKWW and (assuming the same to be valid and binding obligations of the other parties hereto) constitutes the valid and binding agreement of FKWW, enforceable against FKWW in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. FKWW has delivered to the Company true and correct copies of resolutions adopted by the Board of Directors of FKWW approving this Agreement.

     2.4 Execution. Delivery and Performance by the Guarantor. The execution, delivery and performance of the Guaranty and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of the Guarantor, and the Guarantor has taken all other actions required by law and its organizational documents in order to consummate the transactions contemplated by the Guaranty. The Guaranty constitutes the valid and binding obligations of the Guarantor and is enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

     2.5 No Consents. The execution and delivery of this Agreement by FKWW or by the Guarantor of the Guaranty, do not, and the performance of FKWW's obligations under this Agreement and the Guarantor of its obligations under the Guaranty, and the consummation of the transactions contemplated hereby or thereby by FKWW and the Guarantor, respectively, will not require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity, except (i) for (A) applicable requirements of the Exchange Act, the Securities Act of 1933, as amended and the rules and regulations thereunder (the "Securities Act"), and state securities or "blue sky" laws or state anti-takeover laws ("Blue Sky Laws"), (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations thereunder (the "HSR Act"), and (C) the Merger Filing, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not, individually or in the aggregate, reasonably be expected to prevent consummation of the Merger, or otherwise prevent FKWW or the Guarantor from performing their respective obligations under this Agreement or the Guaranty in any material respect, and (y) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of FKWW and its Subsidiaries taken as a whole.

     2.6 Brokers and Finders. FKWW has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission payable after the date hereof in connection with this Agreement or the Merger.

     2.7 Compliance with Other Instruments. Etc. As of the date hereof, FKWW is not in violation of any term of (a) its charter, by-laws or other organizational documents, (b) any material agreement or instrument including any such related to Indebtedness, (c) any applicable law, ordinance, rule or regulation of any Governmental Entity, or (d) any applicable order, judgement or decree of any court, arbitrator or Governmental Entity, the consequences of which violation, whether individually or in the aggregate, would be reasonably expected to have a material adverse effect on (i) the business, results of operations or financial condition of FKWW or (ii) the ability of FKWW to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by FKWW will not result in any violation of or conflict with, constitute a default under, or require any consent under any term of the charter, bylaws or other organizational document of FKWW or any such agreement, instrument, law, ordinance, rule, regulation, order, judgement or decree or result in the creation of (or impose any obligation on FKWW to create) any Lien upon any of the properties or assets of FKWW pursuant to any such term, except where such violation, conflict or default, or the failure to obtain such consent, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on (i) the business, results of operations or financial condition of FKWW and its Subsidiaries taken as a whole or (ii) the ability of FKWW to perform its obligations under this Agreement. For purposes of this Agreement, "Lien" means any mortgage, pledge, lien, security interest or other encumbrance of any kind or nature.

     2.8 Litigation. As of the date hereof, there are no actions, suits, investigations or proceedings (adjudicatory or rulemaking) pending or, to the knowledge of FKWW, threatened against FKWW or any of its respective properties in any court or before any arbitrator of any kind or before or by any Governmental Entity, except actions, suits, investigations or proceedings which, in the aggregate, would not be reasonably expected to have a material adverse effect on the ability of FKWW to perform its obligations under this Agreement.

     2.9 Information True and Correct. None of the information supplied or to be supplied by FKWW for inclusion in the Information Statement will, at the date the definitive Information Statement is first sent or given to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by FKWW with respect to any information supplied by the Company or any of its Affiliates for inclusion in the Information Statement.

     2.10 Transaction Agreements. This Agreement, the Other Transaction Agreements and the other agreements listed in the recitals above, are the only agreements existing as of the date hereof between FKWW, on the one hand, and the respective counterparties to such agreements and any Affiliates of such parties, on the other hand, with respect to the acquisition of Class A Stock, Class B Stock, Class C Stock or Convertible Notes.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF FKW SUB

     As an inducement to the Company to enter into this Agreement, FKW Sub hereby makes the following representations and warranties:

     3.1 Organization. Etc. FKW Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted. FKW Sub is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the businesses conducted by it makes such qualification necessary and where the failure to be so qualified would be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of FKW Sub and its Subsidiaries taken as a whole. FKW Sub has obtained from the appropriate Government Entities all approvals, permits and licenses necessary for the conduct of its business and operations as currently conducted, which approvals, permits and licenses are valid and in full force and effect, except where the failure to have obtained such approvals, permits or licenses or the failure of such approvals, permits or licenses to be valid and in full force and effect would not be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of FKW Sub and its Subsidiaries taken as a whole. At the date of this Agreement, FKW Sub has no Subsidiaries.

     3.2 Authorization. This Agreement and the consummation of the transactions contemplated hereby have been unanimously approved by the Board of Directors of FKW Sub and have been duly authorized by all other necessary corporate action on the part of FKW Sub. This Agreement has been duly executed and delivered by a duly authorized officer of FKW Sub and (assuming the same to be valid and binding obligations of the other parties hereto) constitutes the valid and binding agreement of FKW Sub, enforceable against FKW Sub in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles.

     3.3 No Consents. The execution and delivery of this Agreement by FKW Sub do not, and the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby by FKW Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity, except (i) for (A) applicable requirements of the Exchange Act, the Securities Act, and the Blue Sky Laws, (B) the pre-merger notification requirements of the HSR Act, and (C) the Merger Filing, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not, individually or in the aggregate, be reasonably expected to prevent consummation of the Merger, or otherwise prevent FKW Sub from performing its obligations under this Agreement in any material respect, and (y) would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, results of operations or financial conditions of FKWW and its Subsidiaries taken as a whole.

     3.4 Brokers and Finders. FKW Sub has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission payable after the date hereof in connection with the Merger.

     3.5 Compliance with Other Instruments, Etc. As of the date hereof, FKW Sub is not in violation of any term of (a) its charter, by-laws or other organizational documents, (b) any material agreement or instrument including any such related to Indebtedness, (c) any applicable law, ordinance, rule or regulation of any Governmental Entity, or (d) any applicable order,judgement or decree of any court, arbitrator or Governmental Entity, the consequences of which violation, whether individually or in the aggregate, would be reasonably expected to have a material adverse effect on (i) the business, results of operations or financial condition of FKWW and its Subsidiaries taken as whole, or (ii) the ability of FKW Sub to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by FKW Sub will not result in any violation of or conflict with, constitute a default under, or require any consent under any term of the charter, bylaws or other organizational document of FKW Sub or any such agreement, instrument, law, ordinance, rule, regulation, order, judgement or decree or result in the creation of (or impose any obligation on FKW Sub to create) any Lien upon any of the properties or assets of FKW Sub pursuant to any such term, except where such violation, conflict or default, or the failure to obtain such consent, individually or in the aggregate, would not be reasonably expected to have a material adverse effect on (i) the business, results of operations or financial condition of FKWW and its Subsidiaries taken as a whole, or (ii) the ability of FKW Sub to perform its obligations under this Agreement.

     3.6 Litigation. As of the date hereof, there are no actions, suits, investigations or proceedings (adjudicatory or rulemaking) pending or, to the knowledge of FKW Sub, threatened against FKW Sub or any of its respective properties in any court or before any arbitrator of any kind or before or by any Governmental Entity, except actions, suits, investigations or proceedings which, in the aggregate, would not be reasonably expected to have a material adverse effect on the ability of FKW Sub to perform its obligations under this Agreement.

     3.7 Information True and Correct. None of the information supplied or to be supplied by FKW Sub for inclusion in the Information Statement will, at the date the definitive Information Statement is first sent or given to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by FKW Sub with respect to any information supplied by the Company or any of its Affiliates for inclusion in the Information Statement.

     3.8 Fraudulent Transfer Laws. Assuming the Company is not Insolvent immediately prior to the Effective Time, and further assuming the representations and warranties of the Company contained in this Agreement are true and accurate in all material respects immediately prior to the Effective Time, the Surviving Corporation will not be Insolvent immediately after the Effective Time (taking into account changes in assets and liabilities of the Surviving Corporation as a result of the Merger). For purposes hereof, an entity will be deemed to be Insolvent if (i) such entity's financial condition is such that either the sum of its debts is greater than the fair value of its assets or the fair saleable value of its assets is less than the amount required to pay its probable liability on existing debts as they mature, (ii) such entity has unreasonably small capital with which to engage in its business or (iii) such entity has incurred liabilities beyond its ability to pay as they become due.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As an inducement to FKWW and FKW Sub to enter into this Agreement, the Company hereby makes the following representations and warranties. Whether or not specifically referred to therein, such representations and warranties contain exceptions set forth in a written disclosure letter (the "Company Disclosure Letter") delivered to FKWW and FKW Sub concurrently with the execution hereof, which is numbered to correspond to the various sections of this Agreement and which also sets forth certain other information called for by this Agreement.

     4.1 Organization. Etc., of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted. The Company is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the businesses conducted by it makes such qualification necessary and where the failure to be so qualified would be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole. As of the date hereof, the Company has obtained from the appropriate Government Entities all approvals, permits and licenses necessary for the conduct of its business and operations as currently conducted, which approvals, permits and licenses are, as of the date hereof, valid and in full force and effect, except where the failure to have obtained such approvals, permits or licenses or the failure of such approvals, permits or licenses to be valid and in full force and effect would not be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

     4.2 Operations of Subsidiaries. Each Subsidiary of the Company (a) is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other organizational power and authority to own its properties and assets and conduct its business and operations as currently conducted, except where the failure to be duly organized, validly existing and in good standing would not be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, (b) is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, and (c) has, as of the date hereof, obtained from the appropriate Government Entities all approvals, permits and licenses necessary for the conduct of its business and operations, as currently conducted, which approvals, permits and licenses are, as of the date hereof, valid and remain in full force and effect, except where the failure to have obtained such approvals, permits and licenses or the failure of such approvals, permits or licenses to be valid and in full force and effect would not be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole. The Company Disclosure Letter sets forth a true and correct list of each Subsidiary of the Company as of the date hereof. All of the outstanding capital stock of each such Subsidiary is owned entirely by the Company or by a Subsidiary of the Company, as the case may be, as of the date hereof, free and clear of all Liens and Restrictions, except for such restrictions on transfer as are imposed by state and federal securities laws and except for Liens and Restriction as will not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole. For purposes of this Agreement, "Restriction," means, when used with respect to any specified security, any shareholders or other trust agreement, option, warrant, escrow, proxy, buy-sell agreement, power of attorney or other contract, agreement or arrangement which (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of, such specified security or any interest therein, or (ii) restricts the transfer of, or the exercise of any rights or the enjoyment of any benefits arising by reason of, the ownership of such specified security. All such shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable. There are no agreements, understandings or undertakings governing the rights and duties of the Company or any Subsidiary of the Company as a stockholder of any Subsidiary (other than a Subsidiary wholly owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company) under which the Company or any Subsidiary is or may become obligated, directly or indirectly, to acquire or dispose of any equity interest in, make any capital contribution or extend credit to, or act as guarantor, surety or indemnitor for any liability of any Subsidiary (other than a Subsidiary wholly owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company). Other than Subsidiaries of the Company, the Company has no interest in any corporation, joint venture, limited liability company, limited liability partnership, or other business enterprise of any nature, other than investments in marketable securities acquired in the ordinary course of business.

     4.3 Authorization. This Agreement and the consummation of the transactions contemplated hereby have been approved by the Board of Directors of the Company and upon execution of the Consent, this Agreement and the Merger shall have been duly authorized by all other necessary corporate action on the part of the Company, including any required stockholder action. This Agreement, upon execution and delivery thereof, will be duly executed and delivered by a duly authorized officer of the Company and (assuming the same to be valid and binding obligations of the other parties hereto) this Agreement constitutes the valid and binding Agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The Company has delivered to FKWW and FKW Sub true and correct copies of resolutions adopted by the Board of Directors.

     4.4 Fairness Opinion: Approval by Board of Directors. On or prior to the date hereof, the Board of Directors of the Company (i) approved the terms of this Agreement and the Merger, (ii) determined that the Merger is fair to and in the best interests of the holders of the Shares (other than FKWW, FKW Sub, the Company, and their respective Affiliates), and (iii) has recommended this Agreement and the Merger to the Company's stockholders. The Board of Directors of the Company has received an oral opinion, as of the date hereof, of (x) Bear, Stearns & Co. Inc. to the effect that the consideration to be received by the holders of the Shares (other than FKWW, FKW Sub, the Company, and their respective Affiliates) pursuant to this Agreement is fair to such holders from a financial point of view, and (y) Goldman Sachs & Co. to the effect that the consideration to be received by the holders of the Shares (other than FKWW, FKW Sub, the Company and their respective Affiliates) pursuant to this Agreement is fair to such holders. At the date hereof, such opinions (which, when confirmed in writing, will be provided to FKWW and FKW Sub) have not been withdrawn, revoked or modified. It is agreed and understood that such opinions are for the use of the Board of Directors of the Company in considering this Agreement and the Merger and may not be relied upon by FKWW or FKW Sub. Based on such opinions, and such other factors as it deemed relevant, the Board of Directors of the Company has taken all of the actions set forth in clauses (i) and (ii) above and has directed that this Agreement be submitted to the stockholders of the Company for their approval.

     4.5  Capital Stock.

     (a) The authorized capital stock of the Company consists of (i) 10,000,000 shares of Class A Stock, of which 5,000,000 shares are outstanding as of the date hereof, (ii) 100,000,000 shares of Class B Stock, of which 32,781,795 shares are outstanding as of the date hereof, (iii) 20,000,000 shares of Class C Stock, of which 7,088,732 shares are outstanding as of the date hereof, and (iv) 400,000 shares of 10% Convertible Cumulative Preferred Stock, par value $0.001 per share, of which none are issued and outstanding as of the date hereof. All outstanding Shares are duly authorized, validly issued, fully paid and nonassessable.

     (b) As of the date hereof, there are (i) no options, warrants, calls, subscriptions, convertible securities or other rights (including preemptive rights), agreements, understandings, arrangements or commitments of any character obligating the Company now or at any time in the future to issue or sell any of its capital stock or other equity interests in the Company or any of its Subsidiaries, (ii) there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of the Company or any of its Subsidiaries, (iii) there are no outstanding bonds, debentures, notes or other obligations of the Company or any of its Subsidiaries, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the holders of the Class A Stock and the Class B Stock on any matter, (iv) there are no obligations, contingent or otherwise, guaranteeing the value of any of the Shares or the capital stock of any of its Subsidiaries either now or at any time in the future, and (v) there are no voting trusts, proxies or other agreements or understandings to which the Company is a party or is bound with respect to the voting of any capital stock or other equity interests of the Company or any of its Subsidiaries. None of the Shares or any other equity interest of the Company or any other securities convertible into or exchangeable for Shares or any other equity interests of the Company, or options to acquire Shares or securities convertible into Shares or equity interests of the Company are held by any of the Company's Subsidiaries.

     4.6 Consents. The execution and delivery of this Agreement by the Company do not, and the performance of its obligations under this Agreement and the consummation of the Merger by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity, except (i) for (A) applicable requirements of the Exchange Act, the Securities Act, and the Blue Sky Laws, (B) the pre-merger notification requirements of the HSR Act, and (C) the Merger Filing, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (x) would not, individually or in the aggregate, be reasonably expected to prevent the consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and (y) with respect to any such requirement in effect on the date hereof, would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

     4.7 SEC Reports and Financial Statements. Since January 1, 1994 up to and including the date hereof, the Company has filed with the SEC all forms, reports, schedules, registration statements, proxy statements and other documents (collectively, "Company SEC Reports") required to be filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act, Exchange Act, and the rules and regulations thereunder. As of their respective dates, or in the case of registration statements, as of their respective effective dates, all of the Company SEC Reports, including all exhibits and schedules thereto and all documents incorporated by reference therein, (i) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act applicable thereto, and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The consolidated financial statements of the Company and its Subsidiaries included in such reports complied as of the respective dates thereof as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("GAAP") as in effect on their respective dates applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-Q of the SEC) and fairly presented (subject, in the case of the unaudited interim financial statements, to normal, year-end audit adjustments) the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1996, and up to and including the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, which would be required by GAAP, as of the date hereof, to be set forth on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto except liabilities, obligations or contingencies (a) which are disclosed, reflected or reserved for on the unaudited balance sheets of the Company and its Subsidiaries as of March 31, 1997 (including the notes thereto) or in this Agreement or the Company Disclosure Letter or (b) which (i) were incurred in the ordinary course of business after December 31, 1996, and consistent with past practices, or (ii) are disclosed or reflected or reserved for in the Company SEC Reports filed after December 31, 1996, or (iii) would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, or (c) which were incurred as a result of actions taken or refrained from being taken (i) in furtherance of the transactions contemplated by this Agreement, or (ii) at the request of FKWW and FKW Sub. Since December 31, 1996, there has been no change in any of the significant accounting (including tax accounting) policies, practices or procedures of the Company or any of its Subsidiaries except as required by GAAP or applicable law.

     4.8 Absence of Certain Changes or Events. Since December 31, 1996 and up to and including the date hereof, except as disclosed in the Company Disclosure Letter or the Company SEC Reports, (A) the Company has not declared or paid any dividend or made any distribution on or with respect to its capital stock; redeemed, purchased or otherwise acquired any of its capital stock; granted any options, warrants or other rights to purchase shares of, or any other securities which may be convertible into or exchangeable for, its capital stock; or issued any shares of its capital stock; (B) there has been no increase in the compensation or benefits (including but not limited to any bonus, severance or option plan, program, arrangements or understanding) payable or to become payable to any officer or director of the Company or any of the 25 most highly compensated (based on cash compensation paid in or with respect to services rendered in calendar 1996) employees of the Company and its Subsidiaries (including officers and directors of the Company, as applicable) (collectively, including officers and directors of the Company, Highly Compensated Persons"), other than increases in the ordinary course of business and consistent with past practice; (C) there has been no pledge, disposition, encumbrance, hypothecation, sale or other transfer of any material portion of the properties or assets of the Company and its Subsidiaries taken as a whole (whether tangible or intangible), except in the ordinary course of business and consistent with past practice; and (D) there has been no agreement binding upon the Company or any of its Subsidiaries to do any of the foregoing. Since December 31, 1996 and up to and including the date of this Agreement, other than as disclosed in the Company Disclosure Letter or the Company SEC Reports or as contemplated by this Agreement, the Company and each of its Subsidiaries have conducted their respective businesses in the ordinary course and there has been no change in the condition (financial or otherwise), business, properties, assets or liabilities of the Company and its Subsidiaries taken as a whole, except such failures to so conduct their businesses and such changes, which, when considered as a whole, have not had a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

     4.9 Service Mark. The Company and its Subsidiaries own or have adequate rights, including the underlying intellectual property rights, with respect to the mark, "The Family Channel," in the United States.

     4.10  DGCL Section 203.  The Company is not subject to the provisions of
Section 203 of the DGCL.

     4.11 Material Contracts and Commitments. None of M.G. "Pat" Robertson, Timothy B. Robertson, Anthony D. Thomopoulos, Richard L. Sirvaitis, K.J. "Gus" Lucas, Stephen D. Lentz, or Louis A. Isakoff (collectively, the "Responsible Officers") has, as of the date hereof, Actual Knowledge that the Company or any other party to any of the Company's contracts or agreements is in breach of any of their respective obligations under such contracts or agreements other than breaches which, individually or in the aggregate, would not reasonably be expected to have a material adverse affect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

     4.12 Agreements with Related Parties. Other than as set forth in the Company SEC Reports or the Company Disclosure Letter, as of the date hereof, none of Pat Robertson, Tim Robertson, the officers and directors of the Company, LIFE, CBN, Regent or their respective Affiliates (except Affiliates controlled by the Company) (collectively, "Related Parties") is a party to any agreement with the Company or any of its Subsidiaries providing for the payment of an amount or amounts in excess of $250,000 in the aggregate, or has any interest in any property (real, personal or mixed, tangible or intangible) used in or pertaining to the business of the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries taken as a whole, except this Agreement (the "Related Party Agreements"). No Person shall be deemed to have any agreement or interest referred to in this Section 4.12 solely because such Person holds an equity interest in a Person (who is not an Affiliate of such Person) which is party to such agreement or has such interest. None of the Related Party Agreements, in the form previously delivered to FKWW, has been modified or amended in any material respect through the date hereof except as contemplated by this Agreement, the Stock Purchase Agreements or the Contribution Agreement.

     4.13 Affiliation Agreements. The Company Disclosure Letter includes a true and complete list as of the date hereof of the contracts between the Company and the top 25 cable carriers relating to carriage of The Family Channel (determined by reference to subscriber count as of the most recent practicable dates) (the "Affiliation Agreements"). At the date hereof, to the Actual Knowledge of the Responsible Officers, the Company has not received any notice (written or oral) that any such cable carrier (a) has canceled or terminated, or has a specific intention to cancel or terminate, any Affiliation Agreement, which cancellations or terminations would involve, in the aggregate, the loss of more than 1,000,000 subscribers, or (b) has a specific intention to effect a planned reduction in the number of subscribers covered by such Affiliation Agreement other than reductions which would not reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

     4.14 Brokers and Finders. Except for the fees and expenses payable to Goldman, Sachs & Co. and Bear, Stearns & Co. Inc., which fees shall be paid by the Surviving Corporation, the Company has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission payable after the date hereof in connection with this Agreement or the Merger contemplated hereby.

     4.15 Information Statement. None of the information supplied or to be supplied by the Company for inclusion in the definitive Information Statement to be filed with the SEC relating to the Merger as required by the Exchange Act (the "Information Statement"), will, at the date such Information Statement is first sent or given to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement will, when first sent or given to stockholders of the Company, comply as to form in all material respects with the requirements of the Exchange Act. No representation is made by Company with respect to any information supplied by FKWW or FKW Sub expressly for inclusion in the Information Statement.

                                   ARTICLE V

                              CONDUCT OF BUSINESS

     5.1 Conduct of Business of the Company. Prior to the earlier of the Effective Time of the Merger or the termination of this Agreement pursuant to its terms, unless FKWW and FKW Sub shall otherwise consent in writing or unless otherwise set forth in the Company Disclosure Letter:

          (i) except as otherwise contemplated by this Agreement, the Company shall, and shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (ii) except as required or permitted by this Agreement and except as required by any existing agreement of the Company or any of its Subsidiaries or in order to comply with the legal requirements of the jurisdiction of incorporation of any Subsidiary, the Company shall not and shall not propose to, nor shall it permit any of its Subsidiaries to or propose to (A) sell or pledge or agree to sell or pledge any capital stock owned by it (or any of its Subsidiaries) in any of its Subsidiaries, (B) amend its Certificate of Incorporation or By-Laws, (C) split, combine, reclassify or amend the terms of its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock of the Company, or declare, set aside or make any dividend or other distribution payable in cash, stock or property, or (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of the capital stock of the Company or any options or rights to purchase any shares of capital stock except as required by this Agreement;

          (iii) except as required by any existing agreement of the Company or any Subsidiary or in order to comply with the legal requirements of the jurisdiction of incorporation of any Subsidiary, the Company shall not, nor shall it permit any of its Subsidiaries to, except as required by this Agreement, authorize, issue, deliver, pledge, encumber or sell or agree to authorize, issue, deliver, pledge, encumber or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock;

          (iv) except as otherwise contemplated by this Agreement, the Company shall not, and shall cause its Subsidiaries not to: (A) adopt any material employee benefit plan or (B) amend any material employee benefit plan in a manner that significantly increases the benefits thereunder or (C) adopt, extend or amend any employment agreement (including any severance agreement) for senior management employees of the Company or (D) make any increase in the compensation of any Highly Compensated Person, whether now or hereafter payable, other than in the ordinary course of business consistent with past practice (except that no such increase shall be effected pursuant to any option, stock purchase, or other plan, arrangement, contract or commitment providing for the issuance of capital stock of the Company or any option or other right to acquire capital stock of the Company), or (E) hire any new employee of the Company or any Subsidiary at a cash compensation (including salary and anticipated bonus) in excess of $100,000 per annum other than any replacement for a departing employee pursuant to substantially equivalent compensation arrangements, which replacements shall be made, if at all, only after consulting with FKWW;

          (v) the Company shall not and shall cause its Subsidiaries to not, take or agree to take any action with the intent and knowledge that such action would cause a breach of any of the representations or warranties of the Company contained in this Agreement in any material respect or prevent the Company from performing or cause the Company not to perform any of its covenants hereunder in any material respect;

          (vi) the Company shall not submit any matters to the stockholders of the Company for a vote prior to the Effective Date other than the Merger;

          (vii) the Company shall not, and shall cause its Subsidiaries to not, sell, pledge, dispose of, encumber or hypothecate any material portion of the assets of the Company and its Subsidiaries taken as a whole, except in the ordinary course of business and consistent with past practice;

          (viii) the Company shall not, and shall cause its Subsidiaries to not, acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or any other business organization or division thereof, or any material interest therein other than marketable securities purchased in the ordinary course of business consistent with past practice;

          (ix) the Company shall not, and shall cause its Subsidiaries to not, incur any liability in respect of (i) borrowed money, (ii) capitalized lease obligations, (iii) the deferred purchase price of property or services (other than trade payables in the ordinary course of business),
     (iv) reimbursement obligations in respect of letters of credit and (v) guarantees of any of the foregoing incurred by any Person other than the Company and its direct or indirect wholly owned Subsidiaries (collectively, "Indebtedness") except (x) to the extent of such liabilities as of the date hereof, including any replacements, refinancings or renewals thereof on terms not materially more onerous to the Company, or (y) under revolving credit facilities existing on the date hereof or (z) other obligations which do not exceed $1 million individually or in the aggregate;

          (x) the Company shall not, and shall cause its Subsidiaries to not, authorize any capital expenditures or the purchase of any fixed assets other than (i) expenditures or purchases which are included in the capital budget of the Company previously delivered by the Company to FKWW and FKW Sub or, if not included in such capital budget, do not exceed $10 million individually or in the aggregate, or (ii) expenditures necessary to continue to operate the technical facility of the Company following the occurrence of any emergency in order to continue to telecast the Family Channel (subject in the case of (ii) above, to the receipt of approval of FKWW, which approval shall not be unreasonably withheld and shall be deemed given, if not previously given or reasonably withheld, upon the expiration of 24 hours following confirmed, actual delivery of notice, however delivered, to any of Chase Carey, Jay Itzkowitz, Larry Jacobson, Haim Saban, Margaret Loesch or Mel Woods, which notice identifies the emergency, provides an estimate of the expenditures to be incurred and expressly refers to the requirement that notice of approval or the withholding of approval be delivered to the Company within 24 hours. The provisions of
     Section 9.2 hereof expressly do not apply to this Section 5.1(x);

          (xi) the Company shall not, and shall cause its Subsidiaries to not, authorize any expenditure for television or motion picture productions or programming other than expenditures or purchases which are included in the programming budget of the Company previously delivered by the Company to FKWW and FKW Sub or, if not included in such capital budget, do not exceed $10 million individually or in the aggregate;

          (xii) the Company shall not, and shall cause its Subsidiaries to not, enter into any transaction or incur or make any payment to any Related Party of the Company except for goods or services provided in the ordinary course of business consistent with past practice and except for payments incurred or made or other transactions effected pursuant to any agreements existing on the date hereof;

          (xiii) the Company shall not, and shall cause its Subsidiaries to not, take any action to change any of the significant accounting (including tax accounting) policies, practices or procedures of the Company or any of its Subsidiaries other than as required in order to comply with GAAP or applicable law;

          (xiv) the Company shall not, and shall cause its Subsidiaries to not, enter into any agreement with any Person other than FKWW or FKW Sub granting such other Person the right to program any block of time on The Family Channel other than arrangements which (i) terminate on or prior to September 1, 1998, or (ii) which are terminable by the Company on not more than 30 days notice without any payment with respect thereto other than reimbursement of any advance payments;

          (xv) the Company shall not, and shall cause its Subsidiaries to not, to launch a new cable channel without first consulting with FKWW;

          (xvi) the Company shall not and shall cause its Subsidiaries to not, cancel, revoke or fail to renew any of the Affiliation Agreements or take any action with the intent and knowledge that such action would cause a material breach or violation of any Affiliation Agreement; and

          (xvii) the Company shall not, and shall cause its Subsidiaries to not enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing subsections.

     5.2 Conduct of Business of FKW Sub. Prior to the earlier of the Effective Time of the Merger or the termination of this Agreement pursuant to its terms, FKW Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1 Preparation of Information Statement. The Company shall, as promptly as practicable, prepare and file a preliminary Information Statement with the SEC and shall use its reasonable good faith efforts to respond to any comments of the SEC and to cause the Information Statement to be mailed to the Company's stockholders at the earliest practicable time. Each of the parties hereto shall supply such information reasonably requested by the Company (or in the case of the Company, as is necessary) in its possession for inclusion in the Information Statement. The Company will notify FKWW and FKW Sub promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Information Statement or for additional information and will supply FKWW and FKW Sub with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Information Statement or the Merger.

     6.2 Filings and Other Actions. As promptly as practicable after the execution of this Agreement, but in any event within 5 business days, FKWW, FKW Sub and the Company shall file notification reports under the HSR Act and shall request early termination of the waiting period under the HSR Act and use their

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

reasonable good faith efforts to obtain clearance or authorization under the HSR Act of the Merger and the other transactions contemplated by this Agreement at the earliest practicable time.

     6.3 Fees and Expenses. Except as set forth in Section 9.11, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     6.4  Further Assurances.

     (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable good faith efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, but not limited to, using reasonable good faith efforts (a) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts; (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulation; (c) to defend all lawsuits or other legal proceedings challenging this Agreement or the transactions contemplated hereby; (d) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (e) to effect all necessary filings with respect to the transactions contemplated hereby, including, but not limited to, filings under the HSR Act and submissions of information requested by Government Entities; and (f) to fulfill all conditions to this Agreement. Notwithstanding the foregoing, nothing contained herein shall require any party to waive any of the conditions to the Merger or other transactions contemplated by this Agreement.

     (b) FKWW and FKW Sub hereby agree, while this Agreement is in effect, and except as contemplated hereby, not to take any action with the intention and knowledge that such action would make any of their representations or warranties contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling them from performing their obligations under this Agreement. FKWW and FKW Sub shall not enter into, permit or give any consent to, any amendment, supplement or other modification of, or give any consent or waiver or otherwise take any action (including agreeing to a delayed closing date) under, any of the Other Transaction Agreements (or any of the agreements related thereto) (collectively, a "Modification") which could reasonably be expected to delay the Effective Time, and shall not in any event waive, amend, modify or terminate the condition set forth in Section 8.6 of the Contribution Agreement, or terminate any of the Other Transaction Agreements (or any of the agreements related thereto), without the prior written consent of the Company (subject to Section 6.8, if applicable). Notwithstanding the foregoing, FKWW and FKW Sub may effect any Modification to the Other Transaction Agreements (or any of the agreements related thereto) which they determine in good faith to be reasonably necessary to effect the transactions contemplated thereby, provided they use their reasonable good faith efforts to cause the closing thereunder to occur as soon as practicable and provided further that such Modification will not delay the Effective Time beyond November 30, 1997.

     6.5 Notification of Certain Matters. The Company shall use reasonable good faith efforts to promptly give written notice to FKWW and FKW Sub, and FKWW and FKW Sub shall use reasonable good faith efforts to promptly give written notice to the Company, upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Agreement and use its reasonable good faith efforts to prevent or promptly remedy the same.

     6.6 Access and Information. From the date hereof to the Effective Time, the Company shall, and shall cause its Subsidiaries and its and their respective officers, directors, employees and agents to, afford the officers, employees and agents of FKWW and FKW Sub and their respective affiliates reasonable access during normal business hours (or at such other times as FKWW or FKW Sub and the Company may mutually agree) to its properties, books, contracts, commitments and records and shall furnish FKWW and FKW Sub and their respective affiliates all financial, operating and other data and information as FKWW or FKW Sub or any of their respective affiliates, through their respective officers, employees or agents, may reasonably request. All information disclosed pursuant to this
Section 6.6, shall be subject to those certain

Confidentiality Agreements entered into by and between FKWW and the Company as of May 2, 1996, December 17, 1996, and December 31, 1996 (the "Confidentiality Agreements").

     6.7 Acquisition Proposals. Prior to the Effective Time, the Company agrees (a) that neither it nor any of its Subsidiaries shall authorize or permit any of its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 6.7; and (c) that it will notify FKWW and FKW Sub immediately if any such inquiries or proposals are received by, any such information is received from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 6.7 shall prohibit the Board of Directors of the Company from (i) furnishing information to or entering into discussions or negotiations with, any Person or entity that makes an unsolicited bona fide proposal to acquire the Company pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that (A) the Board of Directors determines in good faith, based as to legal matters on advice of outside legal counsel, that the failure to take such action would involve a substantial risk of breach of fiduciary duty to the Company's shareholders imposed by applicable law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person or entity, the Company provides notice to FKWW and FKW Sub to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person or entity, and (C) subject to any confidentiality agreement with such Person or entity (which the Company executed after determining in good faith, based as to legal matters on advice of outside counsel, that the failure to take such action would involve a substantial risk of breach of the Board of Directors' fiduciary duty to stockholders imposed by applicable law), the Company keeps FKWW and FKW Sub informed of the status (not the terms) of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 6.7 shall (x) permit any party to terminate this Agreement (except as specifically provided in Section 8.1 hereof), (y) permit any party to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no party shall enter into any agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of any party under this Agreement.

     6.8 Board of Directors. In the event FKWW and the other parties thereto consummate the purchase of the Company Stock from the Robertson Sellers pursuant to the Robertson Purchase Agreement prior to the Closing of the Merger, FKWW shall, from and after such closing, be entitled to designate, at its option, upon notice to the Company, up to that number of directors, rounded to the nearest whole number, of the Company's Board of Directors, subject to compliance with Section 14(f) of the Exchange Act, as will make the percentage of the Company's directors designated by FKWW equal to the aggregate voting power of the Shares of Company Stock held by FKWW or any of its Subsidiaries (after giving effect to the conversion of the Class A Stock to Class B Stock and the conversion of any Class C Stock and any Convertible Notes then held by FKWW or its Subsidiaries into Class B Stock); provided, however, that the Company shall not be obligated and need not appoint any designee or designees to the Board of Directors of the Company who, in the Board's good faith judgment, are not fit to be Directors of the Company; and provided, further, that in the event that FKWW designees are elected to the Board of Directors of the Company, such Board of Directors shall have, until the Effective Time, at least two directors who are Class B Directors on the date of this Agreement (the "Continuing Directors"), and provided, further that, in such event, if the number of

Continuing Directors shall be reduced below two for any reason whatsoever, the remaining Continuing Directors shall be permitted to designate an individual to fill such vacancy who would be an "independent director" under the rules of the New York Stock Exchange (such designee to be deemed to be a Continuing Director for purposes of this Agreement) or, if no Continuing Directors then remain, the other directors shall designate two individuals to fill such vacancies who shall not be officers, directors, employees or Affiliates of FKWW or any of its Affiliates and shall otherwise be "independent directors" under the rules of the New York Stock Exchange (each designee to be deemed to be a Continuing Director for purposes of this Agreement). To the fullest extent permitted by applicable law, the Company shall take all actions requested by FKWW which are reasonably necessary to effect the election of any such designee or designees, including the inclusion in the Information Statement, or a separate mailing, of the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the making of such mailing as part of the Information Statement or otherwise, as requested by FKWW (provided that FKWW shall have provided to the Company on a timely basis all information required to be included with respect to FKWW designees). In connection with the foregoing, the Company will promptly either increase the size of the Company's Board of Directors and/or obtain the resignation of such number of its current directors as is necessary to enable FKWW designees to be elected or appointed to the Company's Board of Directors as provided above. Following the election or appointment of FKWW's designees pursuant to this Section 6.8 and prior to the Effective Time, any amendment, or waiver of any term or condition, of this Agreement or the Amended and Restated Certificate of Incorporation or Restated By-Laws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of FKWW or FKW Sub or waiver or assertion of any of the Company's rights hereunder, or any other consents or actions by the Board of Directors with respect to this Agreement or the Guaranty, will require, and will require only, the concurrence of a majority of the Continuing Directors, except to the extent that applicable law requires that such action be acted upon by the full Board of Directors, in which case such action will require the concurrence of a majority of the Directors, which majority shall include each of the Continuing Directors, and no other action by the Company shall be required for purposes of this Agreement. After the date of this Agreement, until the earlier of (i) the Effective Time, and (ii) the termination of this Agreement, FKWW will not exercise any rights it may have as a stockholder of the Company to effect a change in the composition of the Board of Directors of the Company, except as provided for in this Section 6.8.

     6.9 Indemnification and Insurance. FKWW shall cause all rights to indemnification or exculpation now existing in favor of the past and present directors or officers of the Company as provided in the Company's Amended and Restated Certificate of Incorporation or Restated By-Laws with respect to claims arising from service as officers or directors prior to the Effective Time to survive the merger and continue in full force and effect for a period of not less than six years from the Effective Time (or with respect to claims arising from service as officers or directors prior to the Effective Time which have not been resolved prior to such sixth anniversary, until the time such matters are finally resolved). FKWW shall cause the Surviving Corporation to maintain in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company as of the date hereof (provided that the Surviving Corporation may substitute therefor policies of at least the same amount of coverage (covering known or unknown claims as of the Effective Time) containing terms and conditions which are not less advantageous), copies of which has been previously made available to FKWW, with respect to matters occurring prior to the Effective Time, to the extent available; provided, however, that the Surviving Corporation shall not be required to maintain such insurance to the extent the annual premium therefor exceeds 200% of the annual premiums currently paid by the Company in respect of the current policy or policies (the "Maximum Amount") but in such case shall purchase as much comparable coverage as available for the Maximum Amount.

     6.10 Officer's Certificate. The Company, at the request of FKWW, shall deliver a certificate to FKWW executed by an executive officer of the Company in the form and with respect to the matters referred to in the attached Exhibit A, dated as of the date of the closing of the purchase of the Control Stock (as defined in the Robertson Purchase Agreement) by FKWW pursuant to terms of the Robertson Purchase

Agreement, or, alternatively, inform FKWW that it is unable to give such certificate because of the inaccuracy of any of the matters referred to therein.

                                  ARTICLE VII

                                   CONDITION

     7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

          (a) no temporary or permanent order, injunction or decree shall be entered or enforced by or before any court, arbitrator or Governmental Entity that would prohibit the consummation of the Merger;

          (b) there shall not have occurred and be continuing any declaration of any banking moratorium or suspension of payments by banks in the United States or any general limitation on the extension of credit by lending institutions in the United States;

          (c) all required waiting periods under the HSR Act applicable to the transactions contemplated hereunder shall have expired or terminated;

          (d) the Company shall have obtained all consents and approvals of Governmental Entities which are legally required to be obtained by the Company prior to consummation of the Merger, which if not obtained would have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole; and

          (e) there shall not have been any statute, rule, regulation or order promulgated, enacted, issued or deemed applicable to the Merger by any Governmental Entity or court of competent jurisdiction which would make the consummation of the Merger illegal;

provided, however, that upon the closing of the purchase of the Control Stock pursuant to the Robertson Purchase Agreement, the conditions in subparagraphs
(c) and (d) of this Section 7.1 above shall, to the extent then applicable, no longer be applicable.

     7.2 Additional Conditions to the Company's Obligation to Effect the Merger. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions: (a) the representations and warranties of FKWW and FKW Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though made on and as of such time (except for those made as of a specified date (including "as of the date hereof") which shall be true and correct as of such date), and (b) FKWW and FKW Sub shall have performed in all material respects their respective obligations hereunder required to be performed on or before the Effective Time; provided, however, upon the closing of the purchase of the Control Stock pursuant to the terms of the Robertson Purchase Agreement, the conditions set forth in clause (a) of this Section 7.2 shall no longer be applicable.

     7.3  Additional Conditions to FKW Sub's Obligation to Effect the
Merger. The obligation of FKW Sub to effect the Merger is also subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions: (a) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though made on and as of such time (except for those made as of a specified date (including "as of the date hereof"), which shall be true and correct as of such date), except (i) for changes in circumstances expressly permitted or contemplated by this Agreement or (ii) where the failure would not be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, the Company shall have performed in all material respects its obligations hereunder required to be performed on or before the Effective Time, and (c) except as set forth in the Company Disclosure Letter or as expressly provided for herein, (x) immediately prior to the Effective Time, the representation and warranty contained in Section 4.5 (a) of shall be true and correct (other than such changes resulting from the exercise of Options or the conversions of convertible securities which are outstanding as of the date hereof and disclosed in the Company Disclosure Letter), and (y) immediately following the Effective Time, other than as provided for in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is or will be bound by any options, warrants, rights or agreements which would entitle any Person, other than FKWW or its Subsidiaries, to own any capital stock of the Surviving Corporation or to receive any payment in respect thereof; provided, however, upon the closing of the purchase of the Control Stock pursuant to the provisions of the Robertson Purchase Agreement, the conditions set forth in clauses (a) and (b) of this Section 7.3 shall no longer be applicable.

                                  ARTICLE VIII

                  TERMINATION, AMENDMENT, WAIVER AND LIABILITY

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval of the Merger by the stockholders of the Company:

          (a) by mutual written consent of FKW Sub, FKWW and the Company, or

          (b) by FKW Sub or FKWW, if the Effective Time shall not have occurred on or prior to November 30, 1997, due to a failure of any of the conditions to the obligations of FKW Sub to effect the Merger, to the extent then applicable, set forth in Sections 7.1 or 7.3, or

          (c) by the Company, if the Effective Time shall not have occurred on or prior to November 30, 1997, due to a failure of any of the conditions to the obligations of the Company to effect the Merger, to the extent then applicable, set forth in Sections 7.1 or 7.2, or

          (d) by the Company, if after the date hereof and before the Effective Time, the Guarantor attempts or purports to revoke or withdraw the Guaranty or a court of competent jurisdiction finally determines that the Guaranty is unenforceable or invalid;

provided that any action by the Company shall be subject to Section 6.8 if then applicable; and provided, further, that the November 30, 1997 date shall be extended for (i) any period that a party is subject to a non-final order, injunction or decree prohibiting consummation of the Merger and (ii) the continuation of any event set forth in Section 7.1(b).

     8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company or FKW Sub or FKWW or any of their Affiliates except as Set forth in Sections 6.3 and
9.11 (with respect to fees and expenses) or Section 6.6 (with respect to confidentiality). In the event of a termination of this Agreement as provided in
Section 8.1, the parties will not be excused for any liability owing the others for a prior breach of this Agreement, subject to the provisions of Sections 8.5 and 9.3.

     8.3 Amendment. This Agreement may not be amended except by action of the Board of Directors of each of the parties hereto (and subject, in the case of the Company, to Section 6.8), which Amendment is set forth in an instrument in writing signed on behalf of each of the parties hereto. No amendment following approval of the stockholders shall require the approval of the stockholders unless specifically required by the DGCL.

     8.4 Waiver. At any time prior to the Effective Time, whether before or after the stockholder approval, any party hereto, by action taken by its Board of Directors (and subject, in the case of the Company, to Section 6.8), may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) subject to the second sentence of Section 8.3, waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

     8.5 Limitation on Liability. The liability of the Company for any breach by the Company of this Agreement shall be limited to the actual damages suffered by FKWW and FKW Sub under this Agreement and the Company shall not be liable for any consequential or other damages of FKWW or FKW Sub, including any damages arising in connection with any Other Transaction Agreement.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Publicity. The initial press release relating to this Agreement shall be a joint press release in the form attached hereto as Exhibit B, and FKWW and the Company shall, subject to their respective legal obligations of public companies, use reasonable good faith efforts to agree upon the text of any other press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

     9.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

        (a) If to FKWW or FKW Sub:

          Fox Kids Worldwide, Inc. or
          Fox Kids Merger Corporation
          10960 Wilshire Boulevard
          Los Angeles, California 90024
          Attn: Mel Woods
          Fax: 310-235-5552

          with a copy to:

          Fox, Inc.
          10201 West Pico Boulevard
          Los Angeles, California 90035
          Attn: President
          Fax: 310-369-1203

          and a copy to:

          The News Corporation Limited
          c/o News America Publishing Incorporated
          1211 Avenue of the Americas
          New York, New York 10036
          Attn: Arthur M. Siskind, Esq.
          Fax: 212-768-2029

          and a copy to:

          Troop Meisinger Steuber & Pasich, LLP
          10940 Wilshire Boulevard
          Los Angeles, California 90024
          Attn: C.N. Franklin Reddick, III, Esq.
          Fax: 310-443-8512
          and a copy to:

          Squadron, Ellenoff, Plesent & Sheinfeld, LLP
          551 Fifth Avenue
          New York, New York 10176
          Attn: Jeffrey W. Rubin, Esq.
          Fax: 212-697-6686

        (b) If to the Company:

           International Family Entertainment, Inc.
           2877 Guardian Lane
           Virginia Beach, Virginia 23450
           Attn: Tim Robertson
           Fax: 757-459-6422

           with a copy to:

           International Family Entertainment, Inc.
           2877 Guardian Lane
           Virginia Beach, Virginia 23450
           Attn: Louis A. Isakoff, Esq.
           Fax: 757-459-6422

           and a copy to:

           Latham & Watkins
           53rd at Third, Suite 1000
           885 Third Avenue
           New York, New York 10022-4802
           Attn: Erica H. Steinberger, Esq.
           Fax: 212-751-4864

           and a copy to:

           Paul, Weiss, Rifkind, Wharton & Garrison
           1285 Avenue of the Americas
           New York, New York 10019-6064
           Attn: James M. Dubin, Esq.
           Fax: 212-757-3990

and shall for all purposes of this Agreement be treated as being effective or having been given when delivered if delivered personally, or, if sent by mail or facsimile, upon receipt.

     9.3 Representations and Warranties. The respective representations and warranties of the Company, FKWW and FKW Sub contained herein shall expire with, and be terminated and extinguished at the Effective Time. Neither the Company, FKWW nor FKW Sub shall be under any monetary or other liability whatsoever with respect to any breach of a representation or warranty contained herein or in or with respect to any certificate or other document delivered pursuant hereto, and the sole consequence of any such breach shall be limited to the failure to satisfy a condition set forth in Section 7.2 or 7.3 hereof, as applicable, and the termination right provided for in Section 8.1 hereof, in each case to the extent applicable according to such Section's express terms.

     9.4 Titles and Gender. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Whenever used herein, the singular member includes the plural, the plural includes the singular, and the use of either gender shall include both genders.

     9.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no party hereto shall assign any of its rights, interests or obligations hereunder without the prior written consent of the other parties.

     9.6 Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns, and other than as expressly provided for in Section 6.8 and 6.9 hereof, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     9.8 Severability. Should any Section or any part of a Section of this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section of this Agreement.

     9.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED BOTH AS TO VALIDITY AND PERFORMANCE AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     9.10 No Adverse Construction. The rule that a contract is to be construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or any provisions hereof.

     9.11 Costs and Attorneys' Fees. In the event that any action, suit, or other proceeding is brought or instituted, to enforce or to seek damages for breach of this Agreement, the prevailing party shall recover all of such party's costs, and reasonable attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom.

     9.12 Entire Agreement. This Agreement, the attached Exhibits and Company Disclosure Letter, the Confidentiality Agreements and the Guaranty contain the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein.

     9.13  Jurisdiction: Consent to Service of Process: No Jury
Trial. (a) Except as provided in the next paragraph, the parties hereto agree that any dispute between or among them arising out of, connected with, related to, or incidental to the relationship established among them pursuant to this Agreement, and whether arising in contract, tort, equity, or otherwise, may be resolved by state or federal courts located in Delaware. Each of the parties hereto waives in any such dispute any objection that it may have to such Delaware courts considering the dispute including, without limitation, any objection to the laying of venue or based on the ground of forum non conveniens.

     (b) Each of the parties hereto agrees that the other parties to this Agreement shall have the right, to the extent permitted by applicable law, to proceed against it or its property in a court in any location reasonably selected in good faith to enable such other parties to realize on such property, or to enforce a judgment or other court order entered in favor of any such other party. Each of the parties hereto waives any objection that it may have to the location of the court in which any other party to this Agreement has commenced a proceeding described in this paragraph including, without limitation, any objection to the laying of venue or based on the ground of forum non conveniens.

     (c) The parties hereto each waives any right to have a jury participate in resolving any dispute whether sounding in contract, tort, or otherwise arising out of, connected with, related to or incidental to the relationship established between them pursuant to this Agreement. Instead, any disputes resolved in court will be resolved in a bench trial without a jury.

     (d) Each party hereto hereby irrevocably designates CT Corporation System as its designee, appointee and agent to receive, for and on behalf of it, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement or any document related thereto. It is understood that a copy of such process serviced on such agent will be promptly forwarded by mail to it at its address set forth in Section 9.2 hereof, but the failure to receive such copy shall not affect in any way the service of such process. Each of the parties hereto further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its said address, such service to become effective upon confirmed delivery.

     (e) Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

     9.14  Affiliate: Control, Controlled By and Under Common Control With:
Person: Actual Knowledge. For purposes of this Agreement:

          (a) "Affiliate" shall mean, when used with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such specified Person and, in the case of individuals, a Person's spouse, parents, children, siblings, mothers and fathers in law, sons and daughters in law, and brothers and sisters in law. For purposes of this definition, control (including controlled by and under common control with), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, (i) neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of FKWW, FKW Sub or any of their respective Affiliates, (ii) each of the holders of the Class A Stock, Liberty, CBN, Regent and their respective Affiliates shall be deemed to be an Affiliate of the Company, and (iii) the Guarantor, Fox, Inc. and Saban Entertainment, Inc., and their respective Affiliates, shall each be deemed to be an Affiliate of FKWW and FKW Sub.

          (b) "Person" means any individual, corporation, general or limited partnership, limited liability company, limited liability partnership, trust, joint venture, association or unincorporated entity of any kind.

          (c) "Actual Knowledge" of a specified Person means the actual knowledge of such Person without independent investigation or inquiry.

     9.15 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party or parties shall, without the posting of bond or other security, be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, in addition to any other remedy to which it or they may be entitled, at law or in equity.

     9.16 Definitions. The following terms are defined on the page numbers indicated below:

DEFINITION                                                                           SECTION
---------------------------------------------------------------------------------  -----------
Acquisition Proposal.............................................................  6.7
Actual Knowledge.................................................................  9.14
Affiliate........................................................................  9.14
Affiliation Agreements...........................................................  4.13
Agreement........................................................................  Preamble
Blue Sky Laws....................................................................  2.3
Cash Payment.....................................................................  1.8
CBN..............................................................................  Recitals
CBN Purchase Agreement...........................................................  Recitals
Certificates.....................................................................  1.9

DEFINITION                                                                           SECTION
---------------------------------------------------------------------------------  -----------
Class A Stock....................................................................  Recitals
Class B Stock....................................................................  Recitals
Class C Stock....................................................................  Recitals
Company..........................................................................  Recitals
Company Disclosure Letter........................................................  Article IV
Company SEC Reports..............................................................  4.7
Company Stock....................................................................  Recitals
Confidentiality Agreements.......................................................  6.6
Consent..........................................................................  Recitals
Constituent Corporations.........................................................  1.1
Continuing Directors.............................................................  6.8
Contribution Agreement...........................................................  Recitals
Convertible Notes................................................................  Recitals
DGCL.............................................................................  Recitals
Dissenting Shares................................................................  1.7
Effective Time...................................................................  1.3
Exchange Act.....................................................................  1.8
Exchange Agent...................................................................  1.9
FKW Sub..........................................................................  Recitals
FKWW.............................................................................  Recitals
GAAP.............................................................................  4.7
Governmental Entity..............................................................  2.1
Guarantor........................................................................  Recitals
Guaranty.........................................................................  Recitals
Highly Compensated Persons.......................................................  4.8
HSR ACT..........................................................................  2.3
Information Statement............................................................  4.15
Irrevocable Trusts...............................................................  Recitals
Lien.............................................................................  2.5
LIFE.............................................................................  Recitals
Maximum Amount...................................................................  6.9
Merger...........................................................................  Recitals
Merger Consideration.............................................................  1.6
Merger Filing....................................................................  1.3
Modification.....................................................................  6.4
MTM..............................................................................  1.8
Options..........................................................................  1.8
Other Transaction Agreements.....................................................  Recitals
Person...........................................................................  9.14
PR Charitable Trust..............................................................  Recitals
Regent...........................................................................  Recitals
Regent Purchase Agreement........................................................  Recitals
Related Parties..................................................................  4.12
Related Party Agreements.........................................................  4.12
Responsible Officers.............................................................  4.11
Restriction......................................................................  4.2
Robertson Purchase Agreement.....................................................  Recitals
The Robertson Sellers............................................................  Recitals

DEFINITION                                                                           SECTION
---------------------------------------------------------------------------------  -----------
SEC..............................................................................  4.7
Securities Act...................................................................  2.3
Share............................................................................  1.6
Stock Plans......................................................................  1.8
Stock Purchase Agreements........................................................  Recitals
Subsidiary.......................................................................  2.1
Surviving Corporation............................................................  1.11
The Family Channel...............................................................  4.9
Tim Robertson....................................................................  Recitals
TR Charitable Trust..............................................................  Recitals
TR Family Trust..................................................................  Recitals

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, FKWW, FKW Sub and the Company have caused this Agreement to be executed as of the date first written above by their duly authorized respective officers.

                                          FOX KIDS WORLDWIDE, INC.

                                          By /s/ MEL WOODS
                                            ------------------------------------
                                          Name: Mel Woods
                                          Title: President

                                          FOX KIDS MERGER CORPORATION

                                          By /s/ MEL WOODS
                                            ------------------------------------
                                          Name: Mel Woods
                                          Title: President

                                          INTERNATIONAL FAMILY
                                            ENTERTAINMENT, INC.

                                          By: /s/ M. G. ROBERTSON
                                            ------------------------------------
                                          Name: M. G. Robertson
                                          Title: Chairman of the Board

                                    EXHIBITS

Exhibit A  --   Officer's Certificates
Exhibit B  --   Press Release

                                                                       EXHIBIT A

                                  CERTIFICATE

     This Certificate is issued to Fox Kids Worldwide, Inc., a Delaware corporation ("FKWW") pursuant to Section 6.10 of that certain Agreement and Plan
of Merger (the "Merger Agreement"), dated as of             , 1997, by and among
FKWW, Fox Kids Merger Corporation, a Delaware corporation and a wholly owned subsidiary of FKWW, and International Family Entertainment, a Delaware corporation, (the "Company"). Capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Merger Agreement.

     In connection therewith, the Company hereby certifies, to the Actual Knowledge of the Responsible Officers, as of the date hereof:

          1. No temporary or permanent order, injunction, or decree has been entered or enforced by or before any court, arbitrator or Governmental Entity against the Company that would prohibit the consummation of the Merger by the Company; and

          2. The Company has obtained all consents and approvals of any Governmental Entity which are legally required to be obtained by the Company prior to the consummation of the Merger, and which if not obtained would have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

     This certificate is being delivered by the undersigned in his capacity as an officer of the Company and the undersigned shall have no personal liability with respect to the matters set forth above. This certificate is for informational purposes only and the accuracy of the information included herein is not, and shall not be deemed to be, a condition to the Merger. Sections 7.1,
7.2 and 7.3 of the Merger Agreement include a complete list of the conditions to the Merger. Further, this Certificate shall not form the basis of any claim or assertion of liability on the part of the Company or any other Person irrespective of whether the Merger occurs.

     IN WITNESS WHEREOF, the undersigned has executed this certificate and
caused it to be delivered this           , day of           , 1997.

                                          International Family Entertainment,
                                          Inc.

                                          By:
                                          --------------------------------------
                                          Its:
                                          --------------------------------------

Acknowledged and (as to
the penultimate paragraph) agreed,

Fox Kids Worldwide, Inc.

By:
----------------------------------------------------
Its:
----------------------------------------------------

Fox Kids Merger Corporation

By:
----------------------------------------------------
Its:
----------------------------------------------------

                                                                       EXHIBIT B

                       INTERNATIONAL FAMILY ENTERTAINMENT

FOR IMMEDIATE RELEASE

Contacts:

Fox Kids Worldwide, Inc.
Mel Woods, 310/235-5555

The News Corporation Limited
Press Inquiries: Jim Platt, 212/852-7083
Investors: Reed Nolte, 212/852-7092
                                        International Family Entertainment, Inc.
                                             Press Inquiries: Diane Linen Powell
                                                                    757/459-6155
                                                        Investors: Dave Humphrey
                                                                    757/459-6110

               INTERNATIONAL FAMILY ENTERTAINMENT TO BE ACQUIRED
                      BY FOX KIDS WORLDWIDE IN CASH MERGER
                      VALUED AT APPROXIMATELY $1.9 BILLION

             $35 PER SHARE TRANSACTION APPROVED BY IFE STOCKHOLDERS
                     HOLDING A MAJORITY OF THE VOTING POWER

Virginia Beach, VA and Los Angeles, CA (June 11,1997) -- International Family Entertainment, Inc. ("IFE") (NYSE:FAM) and Fox Kids Worldwide, Inc. ("FKW") today announced the execution of an Agreement and Plan of Merger in which a subsidiary of FKW will merge with and into IFE, with IFE as the surviving corporation, in a transaction valued at approximately $1.9 billion, including outstanding debt. Holders of IFE Common Stock will receive $35 per share in cash. IFE's Board of Directors has determined that the merger is fair to, and in the best interests of, the Company and its stockholders. Stockholders holding a majority of the outstanding voting power of IFE's Common Stock have executed written consents approving the merger. Consummation of the merger is subject to the satisfaction of certain conditions and, in any event, will not occur until the expiration of 20 days from the date a definitive information statement is sent to IFE's stockholders.

     Pat Robertson, IFE's Chairman, Tim Robertson, IFE's President and Chief Executive Officer, and trusts controlled by them have agreed to sell all shares of IFE's Class A Common Stock (in the form of Class B Common Stock into which such shares are convertible) and Class B Common Stock held by them, and each of The Christian Broadcasting Network, Inc. and Regent University have agreed to sell all their shares of Class B Common Stock, to FKW for $35 per share in cash, pursuant to separate Stock Purchase Agreements, and each of such stockholders has executed a consent approving the merger.

     Liberty IFE, Inc., a subsidiary of Liberty Media Corporation (Nasdaq/NM:LBTYA), which holds non-voting Class C Common Stock of IFE and $23 million of 6% Convertible Secured Notes due 2004, convertible into Class C Common Stock, has agreed to contribute its Class C Common Stock and Convertible Notes to FKW, in a transaction intended to be a tax free exchange, in exchange for a new series of nonconvertible 8.5% preferred stock of FKW. The FKW preferred stock will have a liquidation preference equivalent to $35 per Class C share, plus an amount designed to compensate Liberty for foregoing interest on the Convertible Notes and for certain tax consequences.

     The merger and each of the stock purchase agreements and the Liberty IFE contribution agreement are subject to the satisfaction of certain conditions, including expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. It is anticipated that the transactions contemplated by the contribution agreement and the stock purchase agreements will be

FAM To Be Acquired By Fox Kids Worldwide
Page 2
June 11, 1997
consummated upon such termination or expiration and prior to the merger. However, consummation of such transactions is not a condition to the merger.

     Fox Kids Worldwide is a fully integrated global children's television entertainment company which develops, produces, broadcasts and distributes quality animated and live-action children's television programming through its operating entities Fox Children's Network ("FCN") and Saban Entertainment. FCN is the top-rated children's (ages 2-11) oriented broadcast television network in the United States, providing 19 hours per week and reaching 97% of U.S. television households. The Fox Kids brand is expanding globally, with networks in the United Kingdom, Australia and Latin America.

     Pat Robertson, IFE's Chairman, said, "We are very enthusiastic about the merger of IFE with Fox Kids Worldwide. This transaction soundly demonstrates the stockholder value created by our efforts to provide exciting, meaningful entertainment that can be enjoyed by the whole family. In addition, the transaction clearly validates the multi-year strategy we have consistently implemented. We expect to continue to benefit from The Family Channel's established position as a destination channel in an increasingly crowded cable environment and from its growing family entertainment franchise."

     Rupert Murdoch, Chairman and Chief Executive of News Corporation, commented, "We are delighted that Fox Kids Worldwide is acquiring The Family Channel, one of the premiere brands in family entertainment. We expect the future combination of high quality programming from the Fox Kids Network and The Family Channel will create a new force in worldwide family entertainment."

     Haim Saban, Chief Executive Officer of Fox Kids Worldwide, added, "The Robertsons have built a tremendous business with IFE and we look forward to working with them to strengthen and expand it. FKW and our partners at Fox and News Corporation plan to bring our collective assets together to build IFE to the next level -- our franchises and libraries in kids, film and television at Saban and Fox, together with the worldwide distribution system of News Corporation. Our goal will be to make IFE into a world class, worldwide entertainment channel."

     It is anticipated that Pat Robertson will be Co Chairman of IFE and Tim Robertson will continue as President and Chief Executive Officer. Corporate headquarters will remain in Virginia Beach, Virginia.

     Bear, Stearns & Co, Inc. and Goldman, Sachs & Co. acted as advisors to IFE on this transaction.

     Fox Kids Worldwide, Inc. is owned equally by The News Corporation Limited (NYSE:NWS) and Saban Entertainment. The News Corporation Limited is one of the world's largest media companies with total assets as of March 31, 1997 of $30.9 billion and total annual revenues of $10 billion.

     International Family Entertainment, Inc. owns and operates an array of entertainment assets. IFE's cable television networks provide high-quality entertainment and information programming that emphasizes traditional values and can be enjoyed by the entire family. The Family Channel is one of the nation's largest advertiser-supported basic cable television networks, currently reaching over 69 million television households. FiT TV is the only 24-hour cable network dedicated to health and fitness. MTM Entertainment, Inc. is engaged in the development, production and distribution of television series and other programs throughout the world.

                                                                       ANNEX II:

                               SECTION 262 OF THE
                         GENERAL CORPORATION LAW OF THE
                               STATE OF DELAWARE

     262 APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to subsection (g) of Section 251), 252, 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 349, L. '96, eff. 7-1-96.)

                                                                       ANNEX III

letterhead

PERSONAL AND CONFIDENTIAL

June 11, 1997

Board of Directors
International Family Entertainment, Inc.
2877 Guardian Lane
Virginia Beach, Virginia 23452

Gentlemen:

     You have requested our opinion as to the fairness to the holders (other than Buyer (as defined below) or any of its affiliates) of the outstanding shares of Class A Common Stock, par value $0.01 per share (the "Class A Shares"), Class B Common Stock, par value $0.01 per share (the "Class B Shares"), and Class C Common Stock, par value $0.01 per share (the "Class C Shares" and together with the Class A Shares and the Class B Shares, the "Shares"), of International Family Entertainment, Inc. (the "Company") of the Merger Consideration (as defined below) to be received by such holders in the Merger (as defined below) pursuant to the Agreement and Plan of Merger dated as of June 11, 1997 among Fox Kids Worldwide, Inc. ("Buyer"), Fox Kids Merger Corporation, a wholly-owned subsidiary of Buyer ("Buyer Sub"), and the Company (the "Agreement").

     Pursuant to the Agreement, Buyer Sub will be merged (the "Merger") with and into the Company and each issued and outstanding Share that is not owned by Buyer or the Company (other than Dissenting Shares (as defined in the Agreement)) will be converted into and become a right to receive a cash payment equal to $35, subject to adjustment as provided for in Section 1.6(d) of the Agreement (the "Merger Consideration").

     You have informed us that, pursuant to the Stock Purchase Agreements (as defined in the Agreement) and the Contribution Agreement (as defined in the Agreement), the parties to such agreements (such parties, excluding Buyer and its affiliates, the "Major Stockholders") have each agreed to sell or contribute to Buyer, as the case may be, the Shares owned by each of them (the sale and contribution transactions referred to in this paragraph and any related transactions being hereinafter collectively referred to as the "Major Stockholder Transactions").

     It is understood that we are not opining as to the fairness of the Major Stockholder Transactions or the consideration to be paid to the Major Stockholders thereunder. In addition, certain rights held by and obligations of certain of the Major Stockholders may have had an impact on the sale process. Our opinion is directed only to the fairness of the Merger Consideration to be received by the holders of the Shares in the Merger pursuant to the Agreement and our opinion does not address the relative merits of the Merger as compared to any alternative business transactions that might be available to the Company.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with the Agreement. We also have provided certain investment banking services to the Company from time to time. We also have provided certain investment banking services to affiliates of the Buyer from time to time, including acting as underwriter in the offering of public securities issued by certain of Buyer's affiliates, and may provide investment banking services to Buyer and its affiliates in the future.

                                      III-1

International Family Entertainment, Inc.
June 11, 1997
Page Two

     In connection with this opinion, we have reviewed, among other things, the Agreement; the Stock Purchase Agreements; the Contribution Agreement; the Amended and Restated Certificate of Incorporation of the Company; the Restated By-laws of the Company; the Shareholders Agreement, dated as of September 1, 1995, among the Company and certain of the Major Stockholders; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 1996; certain interim reports to stockholders and Quarterly Reports on Form 10-Q; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management. We also have held discussions with members of the senior management of the Company regarding its past and current business operations, financial condition and future prospects. In addition, we have reviewed the reported price and trading activity for the Class B Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the cable programming industry specifically and performed such other studies and analyses as we considered appropriate.

     We have relied on the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Merger Consideration to be received by the holders (other than Buyer or any of its affiliates) of Shares pursuant to the Agreement is fair to such holders.

                                          Very truly yours,

                                          /s/ Goldman, Sachs & Co.

                                          GOLDMAN, SACHS & CO.

                                      III-2

                                                                        ANNEX IV

letterhead

                                                                 245 PARK AVENUE
                                                        NEW YORK, NEW YORK 10167
                                                                  (212) 272-2000
                                                             FAX: (212) 272-3092

                                                                ATLANTA - BOSTON
                                                  CHICAGO - DALLAS - LOS ANGELES
                                                        NEW YORK - SAN FRANCISCO

                                             SAO PAULO - LONDON - PARIS - GENEVA
                                          BEIJING - HONG KONG - SHANGHAI - TOKYO

June 11, 1997

Board of Directors
International Family Entertainment, Inc.
2877 Guardian Lane
Virginia Beach, VA 23452

Gentlemen:

     We understand that Fox Kids Merger Corporation ("FKW Sub"), a wholly-owned subsidiary of Fox Kids Worldwide, Inc. ("FKWW"), intends to merge with and into International Family Entertainment, Inc. ("IFE" or the "Company"), with IFE continuing as the surviving corporation (the "Merger"). In the Merger, each issued and outstanding share of the Company's Class A Common Stock, par value $.01 per share (the "Class A Stock"), Class B Common Stock, par value $.01 per share (the "Class B Stock") and Class C Common Stock, par value $.01 per share (the "Class C Stock" and, together with the Class A Stock and the Class B Stock, the "Common Stock"), other than shares held by FKWW, FKW Sub, the Company or any subsidiary of FKWW, FKW Sub or the Company or any holder of shares of Common Stock who perfects appraisal rights under applicable law, will be converted into the right to receive a cash payment equal to $35.00 per share (the "Merger Consideration"). You have provided us with the Agreement and Plan of Merger among FKWW, FKW Sub and IFE in substantially final form (the "Merger Agreement").

     You have asked us to render our opinion as to whether the Merger Consideration is fair, from a financial point of view, to the stockholders of IFE.

     In the course of performing our reviews and analyses for rendering this opinion, we have:

          1. reviewed the Merger Agreement;

          2. reviewed drafts of the Stock Purchase Agreements and Contribution and Exchange Agreement among FKWW and certain stockholders of the Company (the "Other Transaction Agreements") pursuant to which, among other things, such stockholders have agreed to sell or contribute to FKWW Class B Stock and securities convertible into Class B Stock representing a majority of the outstanding voting securities of the Company;

          3. reviewed drafts of certain other agreements proposed to be executed by the parties to the Merger Agreement, the Other Transaction Agreements and their respective affiliates in connection with the transactions contemplated by the Merger Agreement and the Other Transaction Agreements (collectively, the "Ancillary Agreements");

          4. reviewed the Company's Annual Report to Shareholders and Annual Report on Form 10-K for the year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the period ended March 31, 1997;

          5. reviewed certain operating and financial information, including estimates and projections, provided to us by the senior management of IFE, relating to IFE's business and prospects;

          6. met with certain members of IFE's senior management to discuss the Company's operations, historical financial statements and future prospects;

          7. reviewed the historical price, trading volume and valuation parameters of the Common Stock;

          8. reviewed publicly available financial data, stock market performance data and valuation parameters of companies which we deemed generally comparable to IFE;

          9. reviewed the terms of recent mergers and acquisitions involving companies which we deemed generally comparable to IFE; and

          10. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In the course of our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to us by IFE. With respect to IFE's projected financial results, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of IFE as to the expected future performance of IFE. We have not assumed any responsibility for the independent verification of any such information or of the projections provided to us and we have further relied upon the assurances of the senior management of IFE that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities of IFE, nor have we been furnished with such appraisals. This letter does not address IFE's underlying business decision to pursue the Merger. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

     This opinion does not address the relative merits of the Merger and any other proposals or offers discussed or considered by the Board of Directors and the holders of Class A Stock as alternatives to the Merger or the decisions by the Board of Directors and the holders of Class A Stock with respect to the Merger. Further, this opinion does not address the fairness of the terms of the Other Transaction Agreements and Ancillary Agreements to the stockholders of IFE or the positive or negative impact of such agreements on the terms of the Merger.

     We have acted as a financial advisor to IFE in connection with the Merger and will receive a fee for such services, payment of which is contingent upon the consummation of the Merger.

     It is understood that this letter is intended for the benefit and use of the Board of Directors of IFE and does not constitute a recommendation to any holder of shares of Common Stock. This letter is not to be used for any other purpose, or reproduced, disseminated, quoted or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any information statement to be distributed to the holders of Common Stock in connection with the Merger.

     Based on the foregoing, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the stockholders of IFE.

                                          Very truly yours,

                                          BEAR, STEARNS & CO. INC.

                                          /s/ Alan Mnuchin
                                          -------------------------
                                          Senior Managing Director

                                      IV-2